As filed with the Securities and Exchange Commission on March 17, 2009.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HSBC Holdings plc
(Exact name of Registrant as specified in its charter)

England	98-0209906
(Jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

8 Canada Square
London E14 5HQ
England
Tel. No.: (011-44-20) 7991-8888
(Address and telephone number of Registrant’s principal executive offices)

Janet Burak
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Tel. No.: (212) 525 5000
(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Ashar Qureshi, Esq.	Richard J.B. Price, Esq.
Cleary Gottlieb Steen & Hamilton LLP	Shearman & Sterling LLP
55 Basinghall Street	9 Appold Street
London EC2V 5EH	London, EC2A 2AP
England	England

Approximate date of commencement of proposed sale to the public:  20 March 2009.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered(1)	Registered	per Unit(2)	Offering Price(2)	Registration Fee
Ordinary shares, $0.50 par value per share(3)	598,472,524	$3.60	$2,154,501,086.40	$120,221.16
Rights to purchase ordinary shares	(4)	None	None	None

(1)	American depositary receipts evidencing American depositary shares issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-103419).

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

(3)	Such number represents an assumed number of ordinary shares to be offered in the United States to holders of American depositary receipts representing American depositary shares and an assumed number of ordinary shares to be offered to shareholders with registered addresses in the United States, or held through nominees, plus a number of ordinary shares that may be resold to the United States from time to time during the distribution thereof.

(4)	Includes rights issued upon exchange of rights to purchase American Depositary Shares. No separate consideration will be received for the rights offered hereby.

PROSPECTUS

HSBC Holdings plc

5,060,239,065 Ordinary Shares

HSBC is offering its shareholders the right to acquire HSBC ordinary shares, or new ordinary shares, and its ADS holders the right to acquire HSBC ADSs, or new ADSs. Up to 5,060,239,065 new ordinary shares are being offered in the form of ordinary shares or ADSs. One new ADS will represent five new ordinary shares.

The ADS Rights

If you own ADSs, you will receive 5 non-transferable ADS rights for every 12 ADSs you owned on 13 March 2009. One ADS right allows you to acquire one new ADS. If you decide to acquire new ADSs, you must deposit US$19.53, or the ADS deposit amount, per new ADS subscribed, which represents 110% of the estimated new ADS subscription price of US$17.75 per new ADS, to account for (i) possible exchange rate fluctuations, (ii) applicable UK stamp duty reserve tax, and (iii) any currency conversion expenses. The estimated new ADS subscription price is the US dollar equivalent of the share subscription price using an exchange rate of £0.7153 per US dollar (as published by Bloomberg at approximately 3.00 p.m. (London time) on 13 March 2009), multiplied by five to reflect that each ADS represents five ordinary shares. The ADS rights agent will refund any excess amount to the subscribing ADS holder. Subscribing ADS holders must pay any shortfall to the ADS rights agent. The ADS rights will expire at 5.00 p.m. (New York City time) on 31 March 2009. If you decide not to acquire any new ADSs and therefore not exercise your ADS rights, you may instruct the ADS rights agent by no later than 5.00 p.m. (New York City time) on 30 March 2009 to attempt to sell the share rights underlying the ADS rights for you, or you may surrender your ADS rights by no later than 5.00 p.m. (New York City time) on 30 March 2009, receive delivery of the underlying share rights and attempt to sell or exercise them yourself. If you do not do either of those things, the joint global coordinators will attempt to arrange subscribers for you, by no later than 4.30 p.m. (London time) on 8 April 2009, for all (or as many as possible) of the new ordinary shares underlying the share rights that were not exercised.

Share Rights

If you own ordinary shares, you will receive 5 share rights for every 12 ordinary shares you owned on 13 March 2009. One share right allows you to acquire one new ordinary share. The share subscription price for holders of ordinary shares on the UK principal register is £2.54 (254 pence) per new ordinary share (equivalent to US$3.55 using an exchange rate of £0.7153 per US dollar (as published by Bloomberg at approximately 3.00 p.m. (London time) on 13 March 2009)). The share rights will expire at 11.00 a.m. (London time) on 3 April 2009. If you decide not to acquire any new ordinary shares and therefore do not exercise your share rights, the joint global coordinators will attempt to arrange subscribers for you, by no later than 4.30 p.m. (London time) on 8 April 2009, for the new shares underlying share rights that were not exercised.

The ADS rights are not transferable and will not be admitted to trading on the New York Stock Exchange or any other exchange. Dealings on the London Stock Exchange in the share rights are expected to commence on 20 March 2009 and continue until 3 April 2009.

Outstanding HSBC ADSs are listed on the New York Stock Exchange under the symbol “HBC”. Outstanding HSBC ordinary shares are traded on the London Stock Exchange under the symbol “HSBA” and other stock exchanges in Hong Kong, Paris and Bermuda. Listing of the new ADSs on the New York Stock Exchange is expected on or about 6 April 2009. Dealings on the London Stock Exchange in the new ordinary shares are expected to commence on 6 April 2009.

Investing in the ADSs or ordinary shares involves certain risks. See “Risk Factors” beginning on Page W-24 hereof and on page 5 of the accompanying UK prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

If and to the extent that the joint global coordinators are unable to procure subscribers for any new ordinary shares, whether in the form of ordinary shares or ADSs, that are not subscribed for pursuant to the exercise of the share rights or ADS rights the underwriters have severally agreed, subject to certain conditions, to procure subscribers or themselves subscribe for such remaining new ordinary shares. See “Underwriting.” HSBC’s estimated net proceeds from the rights offering, after deducting the commission payable to the underwriters and the joint global coordinators and other expenses of an aggregate of approximately £0.4 billion (US$0.5 billion) (exclusive of value added tax), will be approximately £12.5 billion (approximately US$17.7 billion), or approximately £2.47 (US$3.51) per new ordinary share. The pound sterling aggregate proceeds for the rights offering assumes amounts raised in HK dollars are converted into pounds sterling at an exchange rate of HK$11.0236 per pound sterling and amounts raised in US dollars are converted into pounds sterling at an exchange rate of US$1.42145 per pound sterling. US dollar amounts for commission and net proceeds are based on an exchange rate of £0.7035 per US dollar (as published by Bloomberg at approximately 3.00 p.m. (London time) on 27 February 2009).

HSBC expects the new ADSs to be delivered on or about 6 April 2009 and to be listed on the New York Stock Exchange on or about 6 April 2009. HSBC expects the share certificates for the fully paid new ordinary shares to be dispatched on or about 14 April 2009. The new ordinary shares are expected to be admitted to listing and trading on the London Stock Exchange on 6 April 2009 and uncertificated holders will have their CREST stock accounts credited on that date.

HSBC Bank plc	Goldman Sachs International	J.P. Morgan Cazenove

Corporate Broker, Joint Global Coordinator and Joint Bookrunner	Sponsor and Corporate Broker, Joint Global Coordinator and Joint Bookrunner	Joint Global Coordinator and Joint Bookrunner

The date of this prospectus is 17 March 2009

Prospectus Wrap

UK Prospectus

You should only rely on the information contained or incorporated by reference in this prospectus. Neither HSBC nor any of the joint global coordinators or the underwriters has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. HSBC is not, and the underwriters are not, making an offer to sell the ordinary shares or ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information HSBC has previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of each document. In case there are any differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information with the latest date. HSBC’s business, financial condition, results of operations and prospects may have changed since that date.

The distribution of this prospectus and the offering of ordinary shares and ADSs in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or an invitation on HSBC’s behalf or on behalf of the joint global coordinators or the underwriters or any of them, to acquire any of the ordinary shares and ADSs, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

There are certain restrictions on the distribution of this prospectus as set out in “Underwriting.”

ABOUT THIS PROSPECTUS

This prospectus comprises this document and the accompanying UK prospectus. The accompanying UK prospectus is identical to the final UK prospectus relating to HSBC made under Section 85 of the UK Financial Services and Markets Act 2000 in connection with the offering of new ordinary shares and their admission to the Official List of the UK Listing Authority, to listing on the London Stock Exchange’s main market for listed securities as well as to listing on the Main Board of the Hong Kong Stock Exchange, Paris Euronext and Bermuda Stock Exchange, except that the accompanying UK prospectus does not incorporate any document by reference and does not include the following sections and certain other portions from the final UK prospectus:

•	Part XIII — Financial Information Relating to the HSBC Group;

•	Part XIV — Operating and Financial Review;

•	Part XVII — Documents Incorporated by Reference; and

•	Part XIX — Documents Registered with the Registrar of Companies in Hong Kong.

The contents of the referenced final UK prospectus as filed with the UK Financial Services Authority do not form part of, nor are they incorporated by reference into, this prospectus.

It is important that you read this prospectus in its entirety before making an investment decision.

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL AND OTHER DATA

Definitions

As used in this prospectus, the terms “HSBC,” “we,” “us” and “our” refer to HSBC Holdings plc. “HSBC Group” means HSBC together with its subsidiary undertakings. Certain capitalized terms used in this prospectus are defined on pages 113 to 119 of the accompanying UK prospectus. Certain terms used in the UK prospectus differ from the corresponding terms used in this prospectus for applicable market practice reasons.

Presentation of Financial Information

HSBC’s consolidated Group financial statements and the separate financial statements of HSBC have been prepared in accordance with IFRSs, as endorsed by the EU. EU-endorsed IFRSs may differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs have not been endorsed by the EU. At 31 December 2008, there were no unendorsed standards effective for the year ended 31 December 2008 affecting these consolidated and separate financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended 31 December 2008 are prepared in accordance with IFRSs as issued by the IASB.

The information presented in this document has been prepared in accordance with IFRSs. See “Where You Can Obtain More Information About HSBC.” HSBC uses the US dollar as its presentation currency because the US dollar and currencies linked to it form the major currency bloc in which HSBC transacts its business.

Currency

In this prospectus, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the participating Member States in the Third Stage of the European Economic and Monetary Union of the Treaty Establishing the European Community, as amended by the Treaty on European Union, (iii) “sterling,” “pounds sterling,” “£” or “pence” are to the lawful currency of the United Kingdom, (iv) “Hong Kong dollars,” “HK dollars” or “HK$” are to the lawful currency of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), (v) CAD is to the lawful currency of Canada and (vi) BRL is to the lawful currency of the Federative Republic of Brazil.

Unless otherwise stated, US dollar amounts converted from sterling amounts are converted at an exchange rate of £0.7035 per US dollar (as published by Bloomberg at approximately 3.00 p.m. (London time) on 27 February 2009).

LIMITATIONS ON ENFORCEMENT OF US LAWS AGAINST HSBC,
HSBC’S MANAGEMENT AND OTHERS

HSBC is an English public limited company. Most of HSBC’s directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of HSBC’s assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or HSBC in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. HSBC has been advised by its English solicitors, Norton Rose LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in question at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as believes, expects, estimate, may, intends, plan, will, should, envisages or anticipates or the negative thereof or similar expressions, or by discussions of strategy. HSBC has based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about HSBC. You are cautioned that a number of factors could cause actual results to differ, in some instances materially, from those anticipated or implied in any forward-looking statement. These factors include, among others:

Changes in general economic conditions in the markets in which HSBC operates, such as:

•	continuing or deepening recessions and fluctuations in employment;

•	changes in foreign exchange rates, in both market exchange rates (for example, between the US dollar and pound sterling) and government-established exchange rates (for example, between the Hong Kong dollar and US dollar);

•	volatility in interest rates;

•	volatility in equity markets, including in the smaller and less liquid trading markets in Asia and Latin America;

•	lack of liquidity in wholesale funding markets;

•	illiquidity and downward price pressure in national real estate markets, particularly consumer-owned real estate markets;

•	the length and severity of current market turmoil;

•	the impact of lower than expected investment returns on the funding of private and public sector defined benefit pensions;

•	the effect of unexpected changes in actuarial assumptions on longevity which would influence the funding of private and public sector defined benefit pensions; and

•	consumer perception as to the continuing availability of credit, and price competition in the market segments served by HSBC.

Changes in government policy and regulation, including:

•	the monetary, interest rate and other policies of central banks and other regulatory authorities, including the UK Financial Services Authority, the Bank of England, the Hong Kong Monetary Authority, the US Federal Reserve, the SEC, the US Office of the Comptroller of the Currency, the European Central Bank, the People’s Bank of China and the central banks of other leading economies and markets where HSBC operates;

•	expropriation, nationalization, confiscation of assets and changes in legislation relating to foreign ownership;

•	initiatives by local, state and national regulatory agencies or legislative bodies to revise the practices, pricing or responsibilities of financial institutions serving their consumer markets;

•	changes in bankruptcy legislation in the principal markets in which HSBC operates and the consequences thereof;

•	general changes in government policy that may significantly influence investor decisions, in particular in markets in which HSBC operates;

•	extraordinary government actions as a result of current market turmoil;

•	other unfavorable political or diplomatic developments producing social instability or legal uncertainty which in turn may affect demand for HSBC’s products and services;

•	the costs, effects and outcomes of regulatory reviews, actions or litigation, including any additional compliance requirements; and

•	the effects of competition in the markets where HSBC operates including increased competition from non-bank financial services companies, including securities firms and financial institutions newly taken into state ownership on a full or partial basis.

Factors specific to HSBC:

•	the success of HSBC in adequately identifying the risks it faces, such as the incidence of loan losses or delinquency, and managing those risks (through account management, hedging and other techniques). Effective risk management depends on, among other things, HSBC’s ability through stress testing and other techniques to prepare for events that cannot be captured by the statistical models it uses; and

•	the success of HSBC in addressing operational, legal and regulatory and litigation challenges.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. HSBC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN OBTAIN MORE INFORMATION ABOUT HSBC

HSBC files with the SEC annual reports and special reports, proxy statements and other information. You may read and copy any document HSBC files at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at +1 (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

HSBC is “incorporating by reference” in this prospectus the information in certain documents that HSBC files with the SEC, which means HSBC can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. HSBC incorporates by reference in this prospectus its Annual Report on Form 20-F for the year ended 31 December 2008.

In addition, all documents filed by HSBC with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent expressly stated therein, certain Reports on Form 6-K furnished by HSBC after the date of this prospectus shall also be deemed to be incorporated by reference in this prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning HSBC at either of the following addresses or telephone numbers:

Group Company Secretary
HSBC Holdings plc
8 Canada Square
London E14 5HQ
England
Tel: +44-20-7991-8888

HSBC Holdings plc
c/o HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York, 10018
Attn: Investor Affairs
Tel: +1-212-525-5000

Alternatively, you may request a copy of these documents at no cost to you by writing or telephoning the US Information Agent at the following address or telephone number:

BNY Mellon Shareowner Services
480 Washington Blvd.
Jersey City, NJ 07310
1-866-208-3310

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

1. What is a rights offering?
A rights offering is a way for companies to raise additional money. Companies do this by giving their existing shareholders a right to acquire further shares in proportion to their existing shareholdings. HSBC is raising approximately £12.5 billion (US$17.7 billion) of new capital (net of expenses) through the rights offering.

2. Why is HSBC undertaking the rights offering?	A full description of the background to and reasons for the rights offering is set out under “Part VI — Letter from the Chairman of HSBC” in the accompanying UK prospectus.
ADS Rights
3. What is being offered to ADS holders?
Each holder of HSBC ADSs is being offered the opportunity to acquire 5 new ADSs for every 12 ADSs that it held on 13 March 2009 (the “record date”) at an estimated price of US$17.75 (excluding applicable tax and any currency conversion expenses) per new ADS. If you decide to acquire new ADSs, you must deposit US$19.53, or the ADS deposit amount, per new ADS subscribed, which represents 110% of the estimated new ADS subscription price of US$17.75 per new ADS, to account for (i) possible exchange rate fluctuations, (ii) applicable UK stamp duty reserve tax, and (iii) any currency conversion expenses. The actual ADS subscription price (excluding applicable tax and any currency conversion expenses) per new ADS will be the US dollar equivalent, based on the exchange rate published by Bloomberg at approximately 3.00 p.m. (London time) on 1 April 2009, of the share subscription price of 254 pence, multiplied by five to reflect that each HSBC ADS represents five HSBC ordinary shares.

ADS rights are not transferable and may not be exercised by, or sold or assigned to, third parties. However, you may direct the ADS depositary to attempt to sell your ADS rights for you; or you may surrender your ADS rights for delivery of share rights, all as described below.

The subscription period runs from 9.00 a.m. (New York City time) on 20 March 2009 to 5.00 p.m. (New York City time) on 31 March 2009.
The new ADSs are being offered at a discount to the ADS price on 27 February 2009, the last business day before the announcement of the rights offering on 2 March 2009.
The estimated ADS subscription price of US$17.75 per new ADS represents a discount of approximately 48.2% to the closing price on the New York Exchange of US$34.80 per ADS on 27 February 2009, the last business day before the announcement of the rights offering and a discount of approximately 39.7% to the theoretical ex-rights price based on that closing price, in each case adjusted for the fact that the new ordinary shares underlying the new ADSs will not rank for the fourth interim dividend in respect of the financial year ended 31 December 2008 of US$0.10 per ordinary share. Because of this discount and while the market value of the existing ADSs exceeds the estimated ADS subscription price, the right to acquire the new ADSs is potentially valuable.

4. How do I know whether I am entitled to ADS rights?
Each eligible registered holder of ADSs will be sent a subscription form showing its ADS rights entitlement and instructions relating to the exercise of those ADS rights, instructing the ADS depositary to sell the share rights, and surrendering the ADS rights for delivery of underlying share rights. Each eligible beneficial owner of ADSs will receive a book-entry credit of ADS rights in its DTC participant account and instructions relating to the exercise of the ADS rights, instructing the ADS depositary to sell the share rights, and surrendering the ADS rights for delivery of underlying share rights.

5. How many new ADSs am I entitled to acquire for my ADS rights?
The number of new ADSs that you are entitled to acquire is shown on the ADS subscription form you will receive. That number was determined by dividing the number of ADSs you held on 13 March 2009 by 2.4 (on the basis of 5 new ADSs for every 12 ADSs held by you on that date), then rounding down to the nearest whole number.

For example, if you held 500 ADSs on the record date, you would be entitled to acquire 208 new ADSs at the estimated ADS subscription price of US$17.75 per new ADS. Your aggregate deposit amount would be US$4,062.24

Fractions of ADS rights will not be issued and, as such, any entitlement to receive a fraction of an ADS right will be rounded down to the nearest whole number of ADS rights. However, you may receive a payment in lieu of any fractional ADS entitlement if and to the extent the ADS depositary is successful in selling all or part of the aggregate of share rights underlying the aggregate fractional ADS entitlements for an amount that exceeds its expenses.

6. What options do I have with respect to my ADS rights?
You can choose one of 3 options:

Option 1 — Exercise your ADS rights:  Each holder or beneficial owner of ADS rights may exercise all or only part of its ADS rights. Subscriptions must be received by the ADS rights agent prior to 5.00 p.m. (New York City time) on 31 March 2009.

Option 2 — Sale by the ADS depositary:  If you decide not to acquire any new ADSs and therefore do not exercise your ADS rights, you may direct the ADS depositary by no later than 5.00 p.m. (New York City time) on 30 March 2009 to attempt to sell the share rights underlying your ADS rights for you. Please be aware that the market price for the share rights is different from the subscription price for the ADSs and the ordinary shares under the rights offering. See Questions 8 and 18.

Option 3 — Surrender of ADS rights for delivery of share rights: If you wish to surrender any of your ADS rights and receive the underlying share rights, you must instruct the ADS rights agent to cancel your ADS rights before 5.00 p.m. (New York City time) on 30 March 2009.

If you do none of those things, then such ADS rights will be deemed to have been declined and will lapse. The joint global coordinators will use reasonable endeavors to procure subscribers, by not later than 4.30 p.m. (London time) on 8 April 2009, for all (or as many as possible) of the new ordinary shares underlying the share rights that were not exercised if a premium over the total of the share subscription price (in pounds sterling) and the expenses of procuring such acquirers can be obtained. You will receive compensation for unexercised rights only if and to the extent a premium over the share subscription price, after deducting the joint global coordinators’ expenses of procuring such subscribers (including any applicable brokerage and commissions and amounts in respect of UK value added tax which are not recoverable, the fee of the ADS depositary, applicable taxes and any currency conversion expenses), can be obtained for the ordinary shares underlying the share rights that are not exercised.

7. Can I transfer my ADS rights?	The ADS rights are not transferable and will not be admitted to trading on the NYSE or any other exchange.
Listing of the new ADSs on the New York Stock Exchange is expected on or about 6 April 2009. Outstanding ADSs are listed on the New York Stock Exchange under the symbol “HBC.”
8. What happens if I decide to sell the share rights underlying my ADS rights?
The ADS depositary will, to the extent practicable, attempt to sell share rights underlying ADS rights on the London Stock Exchange beginning on the trading day following the day on which the instruction to sell is received until 11.00 a.m. (London Time) on 3 April 2009 for those ADS holders from whom it receives such instruction. The ADS rights agent will distribute the proceeds, after accounting for the ADS depositary’s fees of up to $0.02 per ADS underlying each ADS right in respect of which such instruction was given and expenses, any applicable taxes and any other applicable fees and expenses of the ADS depositary as provided under the deposit agreement, pro rata to the holders of ADS rights by whom it has been directed to make such sales by 30 March 2009.

It is possible that you will receive little or no proceeds from the sale of some or all of the share rights underlying your ADS rights. It is also possible that the ADS depositary will not be able to sell the share rights underlying your ADS rights, depending on market conditions. If the share rights underlying your ADS rights are not sold, your ADS rights will lapse on 3 April 2009. If possible, the new ordinary shares underlying your rights will be sold to other people on your behalf, and any premium obtained over the share subscription price and the expenses of the sale will be paid to you by check. There is no guarantee that it will be possible to find other people to acquire the new ordinary shares underlying the new ADSs which your ADS rights entitled you to acquire at a price which results in a payment to you.

9. Delivery of new ADSs	The new ADSs are expected to be delivered to each ADS subscriber (by credit to its book-entry account at the financial intermediary through which it holds the ADS rights or by direct registration on an uncertificated basis if it is a holder registered directly with the ADS depositary) as soon as practicable on or after 6 April 2009.

10. Will I be better off selling the share rights underlying my ADS rights or letting my ADS rights lapse instead of taking up my ADS rights?	This is your own investment decision. The amount (if any) you will receive if you sell the share rights underlying your ADS rights or allow your ADS rights to lapse will depend on the market price at the relevant time. Neither HSBC nor BNY Mellon Shareowner Services can advise you in relation to the rights offering. If you would like advice on how to deal with your ADS rights, please contact your broker or other duly authorized independent financial adviser.
Share Rights
11. What is being offered to holders of HSBC ordinary shares?
Each holder of HSBC’s ordinary shares on the UK principal register is being offered the opportunity to acquire 5 new ordinary shares for every 12 ordinary shares that it held on the record date at a price of 254 pence per new ordinary share (equivalent to US $3.55 using an exchange rate of £0.7153 per US dollar as published by Bloomberg at approximately 3.00 p.m. on 13 March 2009).

The new ordinary shares are being offered at a discount to the share price on 27 February 2009, the last business day before the announcement of the rights offering on 2 March 2009.

The subscription price of 254 pence per new ordinary share represents a discount of approximately 47.5% to the closing middle-market price quotation as derived from the London Stock Exchange’s Daily Official List of 484.21 pence per ordinary share on 27 February 2009, the last business day before the announcement of the rights offering and a discount of approximately 39% to the theoretical ex-rights price based on that closing price, in each case adjusted for the fact that the new ordinary shares will not rank for the fourth interim dividend in respect of the financial year ended 31 December 2008 of US$0.10 per ordinary share. Because of this discount and while the market value of the existing ordinary shares exceeds the subscription price, the right to acquire the new ordinary shares is potentially valuable.

12. What are “share rights”?
Each share right allotted to you is a right to acquire a new ordinary share under the rights offering. If you are entitled to acquire 10 new ordinary shares, you have been allotted 10 rights. The maximum number of rights which you may take up, or exercise, is shown in Box B on page 1 of your provisional allotment letter (PAL). A share right in respect of which no payment has been made is a nil paid right and a share right in respect of which payment in full has been made is a fully paid right.

13. How do I know whether I am entitled to share rights?
If you have received a PAL in your name, unless you sold all of your ordinary shares (other than ex-rights) shown in Box A on page 1 of your PAL prior to the share ex-rights date, you are entitled to acquire new ordinary shares. You have been sent a PAL because, as at the record date, you were an owner of HSBC ordinary shares.

If you hold your ordinary shares in uncertificated form in CREST, please also refer to the accompanying UK prospectus and the CREST Manual.
If you hold your ordinary shares in uncertificated form in CCASS, please contact your broker for further details. All activities under CCASS are subject to the General Rules of CCASS and CCASS Operational Procedures in effect from time to time.

14. How many new ordinary shares am I entitled to acquire for my share rights?
The number of new ordinary shares that you are entitled to acquire is shown in Box B on page 1 of your PAL. That number was determined by dividing the number of ordinary shares you held on 13 March 2009 by 2.4 (on the basis of 5 new ordinary shares for every 12 existing ordinary shares held by you on that date), then rounding down to the nearest whole number.

For example, if you held 500 ordinary shares on the record date, you would be entitled to acquire 208 new ordinary shares at 254 pence each. This would cost a total of £528.32 (or US$750.88). The amount you need to pay if you want to exercise your right to acquire all the new ordinary shares provisionally allotted to you is shown in Box C on page 1 of your PAL.

Fractions of rights representing new ordinary shares have not been allotted to shareholders holding rights, but will be aggregated and, if possible, sold to the market, with the net proceeds (after deduction of expenses), accruing to HSBC.

15. What currency and form of payment can I use to exercise my share rights?	Full instructions on how payments are to be made are set out in your PAL and are summarized in Annex A.

•  Payments to exercise share rights must be made in pounds sterling. Checks or banker’s drafts must be drawn on an account at a branch (which must be in the United Kingdom, the Channel Islands or the Isle of Man) of a bank or building society which is either a settlement member of the Cheque and Credit Clearing Company Limited or the CHAPS Clearing Company Limited or which has arranged for its checks and banker’s drafts to be cleared through facilities provided by either of those companies. Third party checks will not be accepted (subject to limited exceptions).

• Shareholders may also exercise some of their share rights by means of “cashless take up.”
• Payments in cash or by electronic transfer will not be accepted.
16. Will I have to pay any charges under any of the share right exercise options?
There will be no charge for taking up your share rights. If you sell some or all of your share rights, you may be charged a fee by whoever arranges the sale for you. If you take your PAL to a broker and have the broker arrange the sale, that broker may charge you a fee, in accordance with the terms you agree with the broker.

Alternatively, you may instruct Computershare Investor Services PLC to sell some of your share rights and use the proceeds to exercise the remainder, referred to as cashless take up (PAL Option 2 as set out in Annex A hereto) or to sell all of your share rights (PAL Option 3 as set out in Annex A hereto) by ticking the relevant box on page 1 of your PAL. Computershare Investor Services PLC will charge you a £5.00 fee for either of these services. You will only be charged if the trade can be completed within the relevant timeframe.

17. What happens if my payment for taking up my rights fails?
If your check is returned by the banking system and payment cannot be made on first presentation of your check, your subscription for new ordinary shares may be treated as invalid, and you may not be allotted new ordinary shares. In this case, your share rights may be treated in the same way as if they had lapsed (see Question 25 below).

18. If I decide to sell my share rights, how much money will I receive?	The price you receive for your share rights will depend on the market price for share rights at the relevant time. Please be aware that the market price for share rights is different from the subscription price of the new ordinary shares under the rights offering. The market price for share rights reflects the value the market places on the share rights.

For example:

•  If the market price of the ordinary shares is 350 pence, the value of each share right may theoretically be somewhere in the region of 96 pence, reflecting the difference between the subscription price of a new ordinary share (of 254 pence) and the market price of an ordinary share.

• If the market price of an ordinary share is less than 254 pence, the share rights are unlikely to have any value and you may not be able to find a buyer for them.

It is possible that you will receive little or no proceeds from the sale of some or all of your share rights, whether you sell them through Computershare Investor Services PLC or through a broker. It is also possible that, depending on market conditions, Computershare Investor Services PLC or a broker will not be able to sell your share rights. If your share rights are not sold, they will lapse on 3 April 2009.

If possible, the new ordinary shares that your share rights entitled you to acquire will be offered for sale and any premium obtained over the issue price and the expenses of the sale will be paid to you by check (provided that the amount exceeds £5.00). There is no guarantee that it will be possible to find other people to acquire the new ordinary shares which your share rights entitled you to acquire at a price which results in a payment to you.

If you instruct Computershare Investor Services PLC to sell your share rights on your behalf, Computershare Investor Services PLC may combine your share rights with the share rights of other shareholders and sell them all together. This may result in a more or less favorable price than if your share rights had been sold separately.

You may receive a different amount by selling through Computershare Investor Services PLC than selling through a broker.
If you sell your share rights through your broker, your broker will pay the proceeds to you (net of expenses) in accordance with the terms you agree with your broker.
19. If I decide to sell my rights to new shares, when will I receive the proceeds?
If you instruct Computershare Investor Services PLC under PAL Option 3 as set out in Annex A hereto to sell all your share rights, Computershare Investor Services PLC will (if it is able to sell your share rights) send you a check for the proceeds (less Computershare Investor Services PLC’s £5.00 charge) on or around 14 April 2009. If Computershare Investor Services PLC cannot sell your share rights then your share rights will lapse. Please note the deadline for instructing Computershare Investor Services PLC in this regard (3.00 p.m. (London time) on 27 March 2009), and see Question 30 below.

If you sell your share rights through your broker, your broker will pay the proceeds to you (net of expenses) in accordance with the terms you agree with your broker.
If your share rights lapse, the new ordinary shares that your share rights entitled you to acquire will be offered for sale and any premium obtained over the share subscription price and the expenses of the sale will be paid to you by check (provided that the amount exceeds £5.00). There is no guarantee that it will be possible to find other people to acquire the new ordinary shares which your share rights entitled you to acquire at a price which results in a payment to you.

20. Can I transfer my share rights?
Subject to compliance with relevant securities laws, the share rights are freely transferable and are expected to trade on the London Stock Exchange under the symbol “HSBN” from 20 March 2009 to 3 April 2009. However, the transfer of share rights into a jurisdiction other than the United Kingdom, Hong Kong or Bermuda may be restricted by law.

21. How do I transfer my share rights into the CREST system?
Your share rights may be deposited into CREST. If you wish to transfer all of your share rights into CREST, you should complete Form X and the CREST Deposit Form on page 2 of your PAL. You may only transfer all of your share rights into CREST. If you wish to only transfer some of your share rights into CREST, you must first apply to split your PAL (PAL Option 5 as set out in Annex A hereto). Once share rights are deposited into CREST, all renunciations, transfers and exercise of share rights must be effected through CREST. You are recommended to refer to the CREST Manual for details of CREST procedures. Please ensure that you allow sufficient time to transfer your share rights into CREST. Please call the shareholder helpline for further information.

22. When will I receive my new ordinary shares?
If you exercise some or all of your share rights (under PAL Options 1, 2 or 4 as set out in Annex A hereto), share certificates representing your new ordinary shares are expected to be dispatched by 14 April 2009. See Annex A for further detail on your options and instructions on completing your PAL.

23. Will I be better off selling my share rights or letting them lapse instead of taking them up?	This is your own investment decision. The amount (if any) you will receive if you sell your share rights yourself or allow them to lapse will depend on the market price at the relevant time. Neither HSBC nor Computershare Investor Services PLC can advise you in relation to the rights offering. If you would like advice on how to deal with your share rights, please contact your broker or other duly authorized independent financial adviser.
Questions Applicable to Share Rights and ADS Rights
24. What does “take up” mean?	To “take up” means to exercise a right to acquire a new ADS or new ordinary share at the designated subscription prices under the rights offering.
25. What does “lapse” mean?
To “lapse” means to expire. If you do not return a properly completed ADS subscription form or PAL by the applicable deadline, your rights to new ADS and/or new ordinary shares, as applicable, will lapse, or expire, and you will no longer be entitled to exercise or otherwise deal with your ADS or share rights or sell your share rights. The new ordinary shares that your rights entitled you to acquire will be offered for sale and any premium obtained over the share subscription price and the expenses of the sale will be paid to you by check (provided that, in the case of lapsed share rights only, the amount exceeds £5.00). There is no guarantee that it will be possible to find other people to acquire the new ordinary shares which your rights entitled you to acquire at a price which results in a payment to you.

26. Will I be entitled to the 2008 fourth interim dividend in respect of my new ADSs or new ordinary shares?	No. Because the record date for the fourth interim dividend for the financial year ended 31 December 2008 of US$0.10 per ordinary share announced by HSBC on 2 March 2009 is 20 March 2009, which is before the date for issue of the new ADSs and new ordinary shares on 6 April 2009, holders of new ADSs and new ordinary shares will not be entitled to receive this dividend in respect of those shares.

27. Will the rights offering affect the future dividends HSBC pays?
HSBC’s board of directors intends to continue to pay quarterly interim dividends on the ordinary shares, with a pattern of three equal interim dividends and a variable fourth interim dividend. The level of dividends per ordinary share in the future while reflecting the long-term growth of HSBC’s business will depend upon, among other things, expected future earnings, prevailing business conditions and capital requirements. It is envisaged that the first interim dividend in respect of 2009 will be US$0.08 per ordinary share. The board has rebased the envisaged dividend per ordinary share for the first three interim dividends in respect of 2009 to reflect the impact of the foregoing factors and the impact of the enlarged ordinary share capital resulting from the rights offering.

28. What do I need to do next?
If you are an ADS holder, once you have decided what to do with your ADS rights (i.e., which option you wish to take), you should refer to the instructions accompanying the ADS rights subscription form for help completing your subscription form. You can also telephone the ADS information agent at 1-866-208-3310. Unless you wish to let your ADS rights lapse, you must complete and return the subscription form to the ADS rights agent before the relevant deadline. Please note that different options have different deadlines. Please read and complete your subscription form carefully and please ensure that you mail your subscription form in plenty of time to meet the relevant deadline.

If you are a holder of ordinary shares, once you have decided what to do with your share rights (i.e., which option you wish to take), you should refer to Annex A for help completing your PAL. You can also telephone the shareholder helpline at +44 870 702 0137. Unless you wish to let your share rights lapse, you must complete and return the PAL by mail or deliver it in person to Computershare Investor Services PLC before the relevant deadline. A reply-paid envelope has been provided to shareholders for this purpose. Please note that different options have different deadlines. Please read and complete your PAL carefully and please ensure that you mail or deliver your completed PAL in plenty of time to meet the relevant deadline. A reply-paid envelope is enclosed with your PAL for you to use when returning your completed PAL.

29. What should I do if I think my ADS holding stated in my ADS subscription form or my shareholding stated in Box A on my PAL is incorrect?
If you have bought or sold ADSs or ordinary shares shortly before 13 March 2009, your transaction might not have been entered on the relevant register in time to appear on the register on the record date. If you are concerned that your holding of ADSs shown in your subscription form or ordinary shares shown Box A on page 1 of your PAL may be incorrect, please call the ADS holder helpline or shareholder helpline (as applicable).

Please be aware that, for legal reasons, the US information agent and the shareholder helpline will only be able to provide information contained in the prospectus and information relating to HSBC’s register of members and will not be able to give advice on the merits of the rights offering or to provide financial, tax, legal or investment advice.

30. What happens if I don’t return my ADS subscription form or my PAL and payment (if applicable) in time?
The rights offering process must run according to a strict timetable. If your completed ADS subscription form or PAL (as applicable) and payment (if applicable) is received after the relevant deadline, your election will not be processed and your share rights will lapse. If you are mailing your ADS subscription form or PAL and payment (if applicable), you must allow sufficient time for your PAL or subscription form and payment (if applicable) to arrive before the relevant deadline.

Please note that all items sent to, by, from or on behalf of a shareholder or ADS holder, as applicable, are sent entirely at the shareholder’s or ADS holder’s own risk.
31. Are there any tax implications I need to consider?
If you have any questions on the tax implications of your options under the rights offering, you should contact your duly authorized independent financial/taxation adviser. HSBC cannot provide any tax or other investment advice in relation to the rights offering.

32. Where can I find out further information?
If you are an ADS holder and have any questions on the offering of ADS rights or would like a copy of the prospectus, please telephone BNY Mellon Shareowner Services, which is acting as information agent for the ADS rights offering, at 1-866-208-3310. This helpline is available from 9.00 a.m. to 6.00 p.m. (New York City time) Monday to Friday. Please note that, for legal reasons, the helpline will only be able to provide you with information contained in the prospectus, and will not be able to give advice on the merits of the ADS rights offering or to provide financial, tax, legal or investment advice.

If you are a holder of ordinary shares and need further information or help in completing your PAL, please telephone the shareholder helpline at +44 870 702 0137. Please be aware that, for legal reasons, the shareholder helpline will only be able to provide information contained in the accompanying UK prospectus and information relating to HSBC’s register of members, and will not be able to give advice on the merits of the rights offering or to provide financial, tax, legal or investment advice.

33. What if I change my mind?	Any exercise of ADS rights or instructions will be irrevocable upon exercise and may not be cancelled or modified after such exercise or instruction.

Similarly, once you have sent your PAL together with your payment, you cannot withdraw your application or change the number of new ordinary shares that you have applied for, except in the very limited circumstances set out in the accompanying UK prospectus.

34. What happens if I have authorized an attorney to carry out my instructions?	Any forms completed and returned on your behalf by an attorney must be accompanied by a copy of the power of attorney certified by a solicitor or a notary public.
35. What if I am a beneficial owner of ADSs or ordinary shares but not a registered holder?	If you were a beneficial owner of ADSs or ordinary shares on the record date, please contact your broker or other duly authorized independent financial adviser for advice on what your rights are and how to exercise them.

SUMMARY OF THE RIGHTS OFFERING

The following summary highlights information related to the rights offering contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus, including the financial statements and related notes incorporated by reference herein, before making an investment decision. For information on the purpose of and the use of proceeds derived from the rights offering, see “Part VI — Letter from the Chairman of HSBC” in the accompanying UK prospectus.

Holders of ADSs

ADS rights offering	Each holder of HSBC ADSs will receive 5 non-transferable ADS rights for every 12 ADSs it holds on the ADS record date. Each ADS right entitles the holder thereof to subscribe for one new ADS at the ADS subscription price. Fractions of ADS rights will not be issued and, as such, any entitlement to receive a fraction of an ADS right is rounded down to the nearest whole number of ADS rights. However, you may receive a payment in lieu of any fractional ADS entitlement if and to the extent the ADS depositary is successful in selling all or part of the aggregate of share rights underlying the aggregate fractional ADS entitlements for an amount that exceeds its expenses. See “The Rights Offering — Fractional Entitlements.”

To the extent you were a registered holder of ADSs on the ADS record date, HSBC has arranged for its ADS depositary, The Bank of New York Mellon, which is acting as ADS rights agent in connection with the rights offering, to send you an ADS subscription form showing your entitlement to subscribe for new ADSs.

ADS rights agent	The Bank of New York Mellon.

Transfer of ADS rights	ADS rights are not transferable and may not be exercised by, or sold or assigned to, third parties. However, you may direct the ADS depositary to attempt to sell the share rights underlying your ADS rights for you; or you may surrender your ADS rights for delivery of the underlying share rights, all as described below.

The ADS rights will not be listed on the New York Stock Exchange or any other stock exchange.

ADS record date	The ADS record date is the close of business on 13 March 2009. The ADS rights will be credited to the book-entry system of The Depository Trust Company, or DTC, for further credit to the accounts of persons who held ADSs on the ADS record date and registered ADS holders will be sent their ADS subscription forms via first class mail as promptly as practicable after approval of this offering by the General Meeting.

ADS subscription period	From 9.00 a.m. (New York City time) on 20 March 2009 to 5.00 p.m. (New York City time) on 31 March 2009.

ADS subscription price	The estimated ADS subscription price is US$17.75 per new ADS subscribed. The actual ADS subscription price per new ADS will be the ADS rights agent’s cost of the share subscription price of 254 pence in US dollars on or about 1 April 2009, multiplied by five to reflect that each ADS represents five ordinary shares.

The estimated ADS subscription price is the US dollar equivalent of the share subscription price, using an exchange rate of £0.7153 per US dollar (as published by Bloomberg at approximately 3.00 p.m. (London time) on 13 March 2009), multiplied by five to reflect that each ADS represents five HSBC ordinary shares. A subscriber of the new ADSs must deposit US$19.53, or the ADS deposit amount, per new ADS subscribed, which represents 110% of the estimated ADS subscription price, upon the exercise of each ADS right. This additional amount over and above the estimated ADS subscription price is to increase the likelihood that the ADS rights agent will have sufficient funds to pay the final ADS subscription price in light of a possible appreciation of the pound sterling against the US dollar between the date hereof and the end of the ADS subscription period, and to pay applicable UK stamp duty reserve tax of 1.5% of the underlying share subscription price and any currency conversion expenses.

If the actual US dollar price (equal to the sterling share subscription price multiplied by five and converted into US dollars on or about 1 April 2009) plus applicable UK stamp duty reserve tax and any currency conversion expenses is less than the ADS deposit amount, the ADS rights agent will refund such excess to the subscribing ADS rights holder without interest. However, if the actual US dollar price plus applicable UK stamp duty reserve tax and any currency conversion expenses exceeds the ADS deposit amount, the ADS rights agent will not deliver the new ADSs to such subscribing ADS rights holder until it has received payment of the deficiency from the subscriber. The ADS rights agent may sell a portion of the new ADSs that is sufficient to pay any shortfall that is not paid within 14 days of notice of the deficiency. In addition, to the extent that the shortfall of the ADS deposit amount below the actual US dollar price multiplied by five plus the applicable UK stamp duty reserve tax and any currency conversion expenses exceeds 20%, the ADS rights agent may reduce pro rata the amount of new shares for which it subscribes, which will reduce the number of new ADSs that will be available for delivery to subscribing ADS rights holders.

Exercise of ADSs	Each holder or beneficial owner of ADS rights may exercise all or only part of its ADS rights. Subscriptions must be received by the ADS rights agent prior to 5.00 p.m. (New York City time) on 31 March 2009.

Each beneficial owner of ADS rights who wishes to exercise its ADS rights should consult with the financial intermediary through which it holds its ADSs and ADS rights as to the manner, timing and form of exercise documentation, method of payment of the ADS deposit amount and other related matters required to effect such exercise. The financial intermediary with whom the subscription is made may require any person exercising rights to pay or block the ADS deposit amount for the new ADSs being subscribed for in a deposit account as a condition to accepting the relevant subscription. You are urged to consult your financial intermediary without delay in case your financial intermediary is unable to act immediately.

Please see “The Rights Offering” for further details on how to exercise ADS rights.

Exercise of ADS rights and instructions irrevocable	Any exercise of ADS rights or instructions to the ADS rights agent will be irrevocable upon exercise and may not be cancelled or modified after such exercise or instructions.

Delivery of new ADSs	The new ADSs are expected to be delivered to each ADS subscriber (by credit to its book-entry account at the financial intermediary through which it holds the ADS rights or by direct registration on an uncertificated basis if it is a holder registered directly with the ADS depositary) as soon as practicable on or after 6 April 2009.

Sales of ADS rights by the ADS depositary	You may direct the ADS depositary by no later than 5.00 p.m. (New York City time) on 30 March 2009 to attempt to sell the share rights underlying your ADS rights for you. The ADS depositary will, to the extent practicable, attempt to sell the share rights underlying the ADS rights on the London Stock Exchange beginning on the trading day following the day on which the instruction to sell is received until 11.00 a.m. on 3 April 2009 for those ADS holders from whom it receives such instruction. The ADS rights agent will distribute the proceeds, after accounting for the ADS depositary’s fees of up to $0.02 per ADS underlying each ADS right in respect of which such instruction was given and expenses, any applicable taxes and any other applicable fees and expenses of the ADS depositary as provided under the deposit agreement, pro rata to the holders of ADS rights by whom it has been directed to make such sales by March 30, 2009.

Surrender of ADS rights for delivery of share rights	If you wish to surrender any ADS rights and receive the underlying share rights, you must instruct the ADS rights agent to cancel your ADS rights before 5.00 p.m. (New York City time) on 30 March 2009. Upon payment of any taxes or charges, such as stamp taxes and stock transfer taxes or fees, The Bank of New York Mellon will deliver the underlying share rights to an account you specify.

Unexercised ADS rights	Any ADS rights not exercised in accordance with the procedures laid down for acceptance and payment or instructed to be sold by the ADS depositary or surrendered for delivery of share rights, those ADS rights will be deemed to have been declined and will lapse. If possible, the new ordinary shares ultimately underlying your ADS rights will be sold to other people on your behalf, and any net proceeds of the sale in excess of the amount of the share subscription price plus the expenses of such sale will be sent to you by check, after deduction of the ADS depositary’s fees, applicable taxes and any currency conversion expenses. There is no guarantee that it will be possible to find other people to acquire the new ordinary shares underlying the new ADSs which your ADS rights entitled you to acquire at a price which results in a payment to you. You will receive compensation for unexercised ADS rights only if and to the extent a premium over the share subscription price, after deducting the joint global coordinators’ expenses of procuring such subscribers (including any applicable brokerage and commissions and amounts in respect of UK value added tax which are not recoverable), can be obtained.

US information agent	BNY Mellon Shareowner Services.

ADS Timetable

The timetable below lists certain important dates relating to the rights offering, some of which are subject to change. All time references are to New York City time:

2009

Announcement of rights offering	2 March
ADS record date	5.00 p.m. on 13 March
General Meeting	6.00 a.m. on 19 March
ADS subscription period commences	9.00 a.m. on 20 March
Notice to ADS holders of ADS rights to which they are entitled	After 20 March
Notice to brokers/dealers of terms of ADS rights offering	After 20 March
Notice to ADS holders of terms of ADS rights offering	After 20 March
ADS rights agent sale election expires	5.00 p.m. on 30 March
Latest day to surrender ADS rights for delivery of share rights	5.00 p.m. on 30 March
ADS subscription period ends	5.00 p.m. on 31 March
ADS rights agent subscribes into the rights offering	2 April
Expected date for issuance and delivery of the new ADSs	On or around 6 April

Other than dates prior to the date hereof, all dates are provisional and subject to change. No assurance can be given that the issuance and delivery of the new ADSs will not be delayed.

Holders of Ordinary Shares

Share rights	Subject to certain exceptions, each holder of HSBC ordinary shares will receive 5 share rights for every 12 ordinary shares that they hold on the share record date. Each share right entitles the holder thereof to subscribe for one new ordinary share at the share subscription price. Fractions of share rights will not be issued and, as such, any entitlement to receive a fraction of a share right is rounded down to the nearest whole number of share rights.

If you have received a provisional allotment letter (PAL) in your name, unless you have sold all your ordinary shares shown in Box A on page 1 of your PAL (other than ex-rights) prior to the share ex-rights date, you are entitled to acquire new ordinary shares. You have been sent a PAL because, as at the record date, you were an owner of HSBC ordinary shares.

To the extent you were a registered holder of ordinary shares on the share record date, HSBC has arranged to send you, unless you have sold all your ordinary shares shown in Box A on page 1 of your PAL (other than ex-rights) prior to the share ex-rights date, a PAL showing the entitlement to subscribe for new ordinary shares.

If you hold your ordinary shares in uncertificated form in CCASS, please contact your broker for further details. All activities under CCASS are subject to the General Rules of CCASS and CCASS Operational Procedures in effect from time to time.

Transfer of and trading in share rights	Subject to compliance with relevant securities laws, the share rights are freely transferable and are expected to trade on the London Stock Exchange under the symbol ‘‘HSBN” on 20 March 2009 to 3 April 2009.

Share record date	5.00 p.m. (London time) on 13 March 2009

Share ex-rights date	8.00 a.m. (London time) on 20 March 2009

Share subscription period	From 8.00 a.m. (London time) on 20 March 2009 to 11.00 a.m. (London time) on 3 April 2009.

Share subscription price	254 pence (£2.54) per new ordinary share (equivalent to US$3.55 on 13 March 2009 using an exchange rate of £0.7153 per US dollar (as published by Bloomberg at approximately 3.00 p.m. (London time) on that date)).

Exercise of share rights	Each holder of share rights may exercise all or only part of its share rights. The share rights will expire at 11.00 a.m. (London time) on 3 April 2009.

Unexercised share rights	Any share rights not exercised in accordance with the procedures laid down for acceptance and payment or instructed to be sold on your behalf will be deemed to have been declined and will lapse. If possible, the new ordinary shares underlying your share rights will be sold to other people on your behalf, and any net proceeds in excess of the amount of the share subscription price plus the expenses of such sale will be sent to you by check (provided that the amount exceeds £5.00). There is no guarantee that it will be possible to find other people to buy the new ordinary shares underlying your lapsed share rights at a price which results in a payment to you. You will receive compensation for unexercised share rights only if and to the extent a premium over the share subscription price, after deducting the joint global coordinators’

expenses of procuring such subscribers (including any applicable brokerage and commissions and amounts in respect of UK value added tax which are not recoverable), can be obtained.

Delivery of and start of trading in new ordinary shares	HSBC expects the share certificates for the fully paid new ordinary shares in certificated form to be dispatched on or about 14 April 2009. The new ordinary shares are expected to be admitted to listing and trading on the London Stock Exchange on 6 April 2009 and uncertificated holders will have their CREST stock accounts credited on that date.

Shareholder helpline	+44 870 702 0137.

Ordinary Share Timetable

The timetables below list certain important dates relating to the rights offering, some of which are subject to change. Other than dates prior to the date hereof, all dates are provisional and subject to change. No assurance can be given that the issuance and delivery of the offered new ordinary shares will not be delayed.

Expected Timetable of Principal Events in the UK

All Time References are to
London Time
2009

Suspension of removals of ordinary shares from the UK principal register to a branch register begins	8.00 a.m. on 2 March
UK record date for entitlements under the rights offering	5:00 p.m. on 13 March
Date of publication of the UK prospectus	17 March
Latest time and date for receipt of forms of proxy for the General Meeting	10.00 a.m. on 17 March
“Ex” date for ordinary shares in respect of the fourth interim dividend	8.00 a.m. on 18 March
General Meeting	10.00 a.m. on 19 March
Dispatch of Provisional Allotment Letters (to Qualifying Non-CREST Shareholders only)	19 March
UK Admission and start of offer period in the UK	8.00 a.m. on 20 March
Ordinary shares marked “ex-rights” by the London Stock Exchange	8.00 a.m. on 20 March
Nil Paid Rights credited to stock accounts in CREST (Qualifying CREST Shareholders only)	8.00 a.m. on 20 March
Nil Paid Rights and Fully Paid Rights enabled in CREST	8.00 a.m. on 20 March
Dealings in new ordinary shares, nil paid, commence on the London Stock Exchange	8.00 a.m. on 20 March
Suspension of removals of ordinary shares from the UK principal register to a branch register ends	8.00 a.m. on 20 March
Record date in respect of the fourth interim dividend	5.00 p.m. on 20 March
Latest time and date for cashless take up or sale of your rights using Computershare Investor Services PLC dealing facility	3.00 p.m. on 27 March
Recommended latest time and date for requesting withdrawal of Nil Paid Rights or Fully Paid Rights from CREST (that is, if your Nil Paid Rights or Fully Paid Rights are in CREST and you wish to convert them into certificated form)
4.30 p.m. on 27 March
Recommended latest time and date for depositing renounced Provisional Allotment Letters, nil paid or fully paid, into CREST or for dematerializing Nil Paid Rights or Fully Paid Rights into a CREST stock account (that is, if your Nil Paid Rights or Fully Paid Rights are represented by a Provisional Allotment Letter and you wish to convert them into uncertificated form)
3.00 p.m. on 30 March

All Time References are to
London Time
2009

Latest time and date for splitting Provisional Allotment Letters, nil paid or fully paid, for rights traded on the London Stock Exchange	3.00 p.m. on 1 April
Latest time and date in the UK for acceptance, payment in full and registration of renounced Provisional Allotment Letters	11.00 a.m. on 3 April
New ordinary shares credited to stock accounts in CREST (uncertificated holders only)	8.00 a.m. on 6 April
Dealings in new ordinary shares, fully paid, commence on the London Stock Exchange	8.00 a.m. on 6 April
Announcement of results of the rights offering	by 8 April
Expected date of dispatch of definitive share certificates for new ordinary shares in certificated form (certificated holders only)	by 14 April

Expected Timetable of Principal Events in Hong Kong

All Time References are to
Hong Kong Time
2009

Suspension of removals of ordinary shares from the Hong Kong branch register to the UK principal register or the Bermuda branch register begins	9.30 a.m. on 2 March
Ordinary shares marked “ex-rights” by the Hong Kong Stock Exchange	9.30 a.m. on 12 March
HK record date for entitlements under the rights offering	4.30 p.m. on 13 March
Latest time and date for which transfers of ordinary shares are accepted for registration on the Hong Kong branch register for participation in the rights offering	4.30 p.m. on 13 March
Latest time and date for receipt of forms of proxy for the General Meeting	6.00 p.m. on 17 March
“Ex” date for ordinary shares in respect of the fourth interim dividend	9.30 a.m. on 18 March
General Meeting (held in the UK)	6.00 p.m. on 19 March
Dispatch of Provisional Allotment Letters (to Qualifying Non-CCASS Shareholders only)	19 March
HK Admission and start of offer period in Hong Kong	9.30 a.m. on 20 March
Record date in respect of the forth interim dividend (see note (v) below)	4.30 p.m. on 20 March
Suspension of removals of ordinary shares from the Hong Kong branch register to the UK principal register or the Bermuda branch register ends	4.30 p.m. on 23 March
Nil Paid Rights credited to stock accounts in CCASS (Qualifying CCASS Shareholders only)	9:30 a.m. on 23 March
Dealings in new ordinary shares, nil paid, commence on the Hong Kong Stock Exchange	9.30 a.m. on 23 March
Latest time and date for splitting Provisional Allotment Letters, for rights traded on the Hong Kong Stock Exchange	4.30 p.m. on 26 March
Last day of dealings in new ordinary shares, nil paid	31 March
Latest time and date in Hong Kong for acceptance, payment in full and registration of Provisional Allotment Letters	4.00 p.m. on 3 April
Announcement of results of the rights offering	by 8 April
Expected date of dispatch of definitive share certificates for new ordinary shares in certificated form (certificated holders only)	by 8 April
New ordinary shares credited to stock accounts in CCASS (uncertificated holders only)	9.30 a.m. on 9 April

All Time References are to
Hong Kong Time
2009

Dealings in new ordinary shares, fully paid, commence on the Hong Kong Stock Exchange	9.30 a.m. on 9 April

Expected Timetable of Principal Events in Bermuda

All Time References are to
Bermuda Time
2009

Suspension of removals of ordinary shares from the Bermuda branch register to the UK principal register or the Hong Kong branch register begins	9.00 a.m. on 2 March
Ordinary shares marked “ex-rights” by the Bermuda Stock Exchange	9.00 a.m. on 11 March
Bermuda Record Date for entitlements under the rights offering	5.00 p.m. on 13 March
Latest time and date for receipt of forms of proxy for the General Meeting	7.00 a.m. on 17 March
“Ex” date for ordinary shares in respect of the fourth interim dividend	9.00 a.m. on 18 March
General Meeting (held in the UK)	7.00 a.m. on 19 March
Dispatch of Provisional Allotment Letters to Qualifying Bermuda Shareholders	19 March
Start of offer period in Bermuda	9.00 a.m. on 20 March
Suspension of removals of ordinary shares from the Bermuda branch register to the UK principal register or the Hong Kong branch register ends	9.00 a.m. on 20 March
Record date in respect of the fourth interim dividend	5.00 p.m. on 20 March
Latest time and date for splitting Provisional Allotment Letters	3.00 p.m. on 1 April
Latest time and date in Bermuda for acceptance, payment in full and registration of Provisional Allotment Letters	11.00 a.m. on 3 April
Dealings in new ordinary shares, fully paid, commence on the Bermuda Stock Exchange	9.00 a.m. on 6 April
Announcement of results of the rights offering	by 8 April

Notes to the preceding timetables:

(1)	Each of the times and dates set out in the above timetables and mentioned in this document and in any other document issued in connection with the rights offering is subject to change by HSBC (with the agreement of the joint global coordinators), in which event details of the new times and dates will be notified to the UK Listing Authority, the Hong Kong Stock Exchange, the Bermuda Stock Exchange, the New York Stock Exchange and Euronext Paris and, where appropriate, to shareholders.

(2)	If there is a tropical cyclone warning signal number 8 or above or a “black” rainstorm warning signal in force in Hong Kong at any time:

(a)	before 12.00 noon (Hong Kong time) but no longer in force after 12.00 noon (Hong Kong time) on the latest date for acceptance and payment in Hong Kong, the latest time for acceptance of and payment for the new ordinary shares will be extended to 5.00 p.m. (Hong Kong time) on the same date; or

(b)	between 12.00 noon and 4.00 p.m. (Hong Kong time) on the latest date for acceptance and payment in Hong Kong, the latest time for acceptance of and payment for the new ordinary shares will be postponed to 4.00 p.m. (Hong Kong time) on the following HK Business Day.

(3)	If the latest time for acceptance of and payment for the new ordinary shares does not take place on 3 April 2009, the dates mentioned in the preceding timetables may be affected. HSBC will notify shareholders by way of announcement of any change to the expected timetables as soon as practicable.

(4)	If you hold your ordinary shares through a nominee, depending on the arrangements made on your behalf by that nominee, the latest time and date for giving instructions to that nominee may be set earlier. If you hold your ordinary shares through an Admitted Institution of Euroclear France, your Admitted Institution may set an earlier deadline for subscription in order to permit the Admitted Institution to communicate acceptances to the French Subscription Agent in a timely manner.

(5)	As the record date for the fourth interim dividend for the financial year ended 31 December 2008 is on 20 March 2009, the Hong Kong branch register will be closed on 20 March 2009.

(6)	Subject to the granting of listing of, and permission to deal in, the new ordinary shares in their nil paid and fully paid forms on the Main Board of the Hong Kong Stock Exchange as well as compliance with the stock admission requirements of HKSCC, the new ordinary shares in their nil paid and fully paid forms will be accepted as eligible securities by HKSCC for deposit, clearance and settlement in CCASS with effect from the respective commencement dates of dealings in the new ordinary shares in their nil paid and fully paid forms or such other dates as determined by HKSCC. Settlement of transactions between participants of the Hong Kong Stock Exchange on any trading day is required to take place in CCASS on the second trading day thereafter. All activities under CCASS are subject to the General Rules of CCASS and CCASS Operational Procedures in effect from time to time.

Underwriting	Pursuant to the underwriting agreement, if and to the extent that the joint global coordinators are unable to procure subscribers for any new ordinary shares, whether in the form of ordinary shares or ADSs, that are not subscribed for pursuant to the exercise of the share rights or ADS rights, the underwriters have severally agreed, subject to certain conditions, to procure subscribers or themselves subscribe for such remaining new ordinary shares at the share subscription price per new ordinary share. See “Underwriting.”

Risk Factors	Investing in HSBC ordinary shares or ADSs involves risks. See “Risk Factors” beginning on page W-24.

Dilution	If you do not exercise your ADS rights or share rights, as applicable, the value of your holding in HSBC will be diluted. See “Dilution.”

Lock-up	HSBC has agreed that, subject to certain exceptions, HSBC will not, without the prior written consent of Goldman Sachs International, J.P. Morgan Cazenove Limited and J.P. Morgan Securities Ltd., offer or sell any of its ordinary shares (including in the form of ADSs) and securities that are substantially similar to HSBC’s ordinary shares, including any shares that are convertible into or exercisable or exchangeable for HSBC’s ordinary shares, for a period from the date of the underwriting agreement to the expiration of 90 days after the date of settlement of the rights offering. See “Underwriting.”

RISK FACTORS

You should carefully consider the risks relating to HSBC’s business, and the risks relating to investment in HSBC ADSs and HSBC ordinary shares described below, as well as the other information included or incorporated by reference into this prospectus, before making a decision to invest in the ADSs or ordinary shares.

Risks Related to HSBC and its Business

Current economic and market conditions may adversely affect HSBC’s results

The global economy has entered the most severe downturn for 80 years, with the financial services industry facing extraordinary turbulence. A shortage of liquidity, lack of funding, pressure on capital and extreme price volatility across a wide range of asset classes are putting financial institutions under considerable pressure. This is leading governments and central banks to undertake unprecedented intervention designed to stabilize the global and domestic financial systems, to stimulate new lending and to support systemically important institutions at risk of failing. Many developed economies have entered recession and growth has slowed in many emerging countries, with serious adverse consequences for asset values, employment, consumer confidence and levels of economic activity. Commodity prices have significantly retrenched, in many cases from recent historical highs, interest rate yield curves have flattened, interest rates have fallen in absolute terms and trade flows have contracted. Global equity markets have experienced severe declines and various currencies, including sterling, have depreciated significantly against the US dollar. Emerging markets have suffered as portfolio investments have been repatriated and cross-border inter-bank funding has been withdrawn. Numerous governments and central banks have responded by proposing programmes to make substantial funds and guarantees available to boost liquidity and confidence in their financial systems, as well as cutting taxes and lowering interest rates. It is not known whether these responses will be effective in addressing the severe economic and market conditions or whether recently proposed measures will be implemented as initially proposed.

HSBC’s earnings are affected by global and local economic and market conditions. Dramatic declines in 2007 and 2008 in the housing markets in the US, the UK and elsewhere have combined with increasing unemployment to affect negatively the credit performance of real estate-related exposures, resulting in significant write-downs of asset values by financial institutions, including HSBC. These write-downs, initially of asset-backed securities but spreading to other securities and loans, have caused many financial institutions to seek additional capital, to reduce or eliminate dividends, to merge with larger and stronger competitors or, in some cases, to fail.

A worsening of these conditions may exacerbate the impact of these difficult market conditions on HSBC and other financial institutions and could have an adverse effect on HSBC’s operating results. In particular, the HSBC Group may face the following challenges in connection with these events:

•	HSBC’s ability to assess the creditworthiness of its customers or to estimate the values of its assets may be impaired if the models and techniques it uses become less accurate in their predictions of future behavior, valuations or estimates. The process HSBC uses to estimate losses inherent in its credit exposure or assess the value of certain assets requires difficult, subjective and complex judgments. These include forecasts of economic conditions and how predicted economic scenarios might impair the ability of HSBC’s borrowers to repay their loans or might affect the value of assets. As a consequence, this process may be less capable of making accurate estimates which, in turn, may undermine the reliability of the process.

•	The demand for borrowing from creditworthy customers may diminish as economic activity slows.

•	Lower interest rates will reduce net interest income earned by HSBC on its excess deposits.

•	HSBC’s ability to borrow from other financial institutions or to engage in funding transactions on favorable terms, or at all, could be adversely affected by further disruption in the capital markets or deteriorating investor sentiment.

•	Market developments may affect consumer confidence and may cause declines in credit card usage and adverse changes in payment patterns, leading to increases in delinquencies and default rates, write-offs and loan impairment charges beyond HSBC’s expectations.

•	Loan impairment allowances and write-offs are likely to rise as a result of a deterioration in payment patterns and increased delinquencies and default rates caused by weakening consumer confidence and increased business failures. A worsening of these economic factors may exacerbate the adverse effects of these difficult market conditions on HSBC and others in the financial services industry.

•	HSBC expects to face increased regulation and supervision of the financial services industry following new or proposed regulatory measures in countries in which it operates.

•	Trade and capital flows may further contract as a result of protectionist measures being introduced in certain markets.

•	Increased government ownership and control over financial institutions and further consolidation in the financial industry could significantly alter the competitive landscape.

As a worldwide financial institution, HSBC is exposed to these developments across all its businesses, both directly and through their impact on its customers and clients.

Risks associated with liquidity and funding, which are inherent in HSBC’s business, have been greatly increased by the current global market conditions

HSBC’s business model depends upon its ability to access financial resources whenever required to meet its obligations. To this end, HSBC seeks to maintain a diversified and stable funding base comprising core retail and corporate customer deposits and institutional balances and to augment this with wholesale funding and portfolios of highly liquid assets diversified by currency and maturity which are held to enable HSBC to respond to unforeseen liquidity requirements. HSBC’s earnings are affected by its ability to properly value financial instruments. In certain illiquid markets, determining the value at which financial instruments can be realized is highly subjective, and processes to ascertain value and estimates of value, both of which require substantial elements of judgment, assumptions and estimates (which may change over time), are required. Increased illiquidity adds to uncertainty over the accessibility of financial resources and may reduce capital resources as valuations decline. Rating agencies, which determine HSBC’s own credit ratings and thereby influence the HSBC Group’s cost of funds, take into consideration management effectiveness and the success with which HSBC’s liquidity risk factors are managed. Actions by third parties and independent market participants, such as rating agency downgrades of instruments to which HSBC has exposure, can result in reduced liquidity and valuations of those instruments. While HSBC’s liquidity and capital position remains strong, the financial results of the HSBC Group could also be adversely affected in any given period by increased costs of or restrictions on access to the debt capital markets due to a variety of unforeseen market dislocations or interruptions.

The extreme market conditions facing the financial services industry have been reflected in shortages of liquidity, lack of funding, pressure on capital and extreme price volatility across a wide range of asset classes. Illiquidity of these assets has prevented the realization of existing asset positions and has constrained risk distribution in ongoing banking activities. The extreme market conditions have also highlighted the importance of a strong diversified core deposit base leading to increased competition for such deposits and the risk of deposit migration. HSBC’s Global Banking and Markets business operates in the markets affected by illiquidity and extreme price volatility, either directly or indirectly, through exposures to securities, loans, derivatives and other commitments, and HSBC has made substantial write-downs and impairments on illiquid legacy credit and structured credit positions. While it is difficult to predict how long the conditions described above will exist and which of HSBC’s markets, products and other businesses will be affected, continuation of these factors could have an adverse effect on the HSBC Group’s results.

HSBC has significant exposure to counterparty risk

HSBC’s ability to engage in routine transactions to fund its operations and manage its risks could be adversely affected by the actions and commercial soundness of other financial services institutions. Financial institutions are extremely interdependent because of trading, clearing, counterparty or other relationships. As a consequence, a default by, or decline in market confidence in, individual institutions, or anxiety about the financial services industry generally, can lead to further individual and/or systemic difficulties, defaults and losses. HSBC has exposure to virtually all major industries and counterparties, and it routinely executes transactions with counterparties in financial services, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. Many of these transactions expose HSBC to credit risk in the event of default by its counterparty or client. Where counterparty risk has been mitigated by taking collateral, HSBC’s credit risk may be exacerbated if the collateral it holds cannot be realized or has to be liquidated at prices which are insufficient to recover the full amount of its loan or derivative exposure. The failure of one of HSBC’s counterparties could have an adverse effect on its results.

HSBC operates in a highly competitive environment, and competition could intensify as a result of current global market conditions

Consolidation in the financial services industry is increasingly concentrating activity in companies that are capable of offering a wide array of financial products at competitive prices, with globalization exposing HSBC to competition in capital markets and financial services at global and local levels alike. In addition, technological advances, the growth of e-commerce, regulatory developments and public sector participation or guarantees have made it possible for non-deposit taking institutions to offer products and services that traditionally were the preserve of banks. The prominence in recent years of sovereign wealth funds, private equity and hedge funds as alternative sources of funding, which has increased competition for traditional financial institutions, may ease as investors seek safer, more traditional alternatives. Competition may further intensify or the competitive landscape may change as the consolidation of financial services companies continues and others are brought into part or full public ownership in response to the current market conditions. HSBC’s ability to grow its businesses, and therefore its earnings, is affected by these competitive pressures and is dependent on HSBC’s ability to attract and retain talented and dedicated employees.

HSBC is subject to political and economic risks in the countries in which it operates

HSBC operates through an international network of subsidiaries and affiliates in 86 countries and territories around the world. Its results are therefore subject to the risk of loss from unfavorable political developments, currency fluctuations, social instability and change in government policies on such matters as expropriation, authorizations, international ownership, interest-rate caps, limits on dividend flows and tax in the jurisdictions in which it operates. These factors may also negatively affect revenues from the trading of securities and investment in securities, the effect being accentuated through certain international trading markets, particularly those in emerging market countries, being typically smaller, less liquid and more volatile than developed trading markets. HSBC’s subsidiaries and affiliates’ ability to pay dividends could be restricted by changes to official banking measures, exchange controls and other requirements. Because HSBC prepares its accounts in US dollars, while a substantial part of its assets, liabilities, assets under management, revenues and expenses are denominated in other currencies, changes in foreign exchange rates have an effect on its reported income and shareholders’ equity.

Operational risks are inherent in HSBC’s business

HSBC is exposed to many types of operational risk, including fraudulent and other criminal activities (both internal and external), breakdowns in processes or procedures and systems failure or non-availability. HSBC is also subject to the risk of disruption of its business arising from events that are wholly or partially beyond its control (for example natural disasters, acts of terrorism, epidemics and transport or utility failures) which may give rise to losses in service to customers and/or economic loss to HSBC. All of these risks are also applicable where HSBC relies on outside suppliers or vendors to provide services to it and its customers.

HSBC is subject to legal risks, which may have an adverse effect on the HSBC Group

Legal risks arise from a variety of sources with the potential to cause harm to the HSBC Group and its ability to operate. These issues require the HSBC Group to deal appropriately with potential conflicts of interest; legal and regulatory requirements; ethical issues; anti-money laundering laws or regulations; privacy laws; information security policies; sales and trading practices; and conduct by companies with which it is associated. Failure to address these issues appropriately may give rise to additional legal and compliance risk to HSBC, with an increase in the number of litigation claims and the amount of damages asserted against HSBC, or subject HSBC to regulatory enforcement actions, fines, or penalties or reputational damage.

Increased regulation of the financial services industry could have an adverse effect on HSBC’s operations

HSBC, its subsidiaries and its affiliates are subject to extensive and increasing legislation, regulation, accounting standards and changing interpretations thereof in the various countries in which the HSBC Group operates. From time to time, new laws are introduced, including tax, consumer protection, privacy and other legislation, which affect the environment in which the HSBC Group operates. As a corollary of the recent interventions by governments in response to global economic conditions, it is widely expected that there will be a substantial increase in government regulation and supervision of the financial services industry, including the imposition of higher capital requirements, heightened disclosure standards and restrictions on certain types of transaction structures. If enacted, such new regulations could require additional capital to be injected into HSBC’s subsidiaries and affiliates, require HSBC to enter into business transactions that are not otherwise part of its current Group strategy, prevent HSBC from continuing current lines of operations, restrict the type or volume of transactions HSBC may enter into, limit HSBC’s subsidiaries’ and affiliates’ ability to declare dividends to HSBC, or set limits on or require the modification of rates or fees that HSBC charges on certain loan or other products. HSBC may also face increased compliance costs and limitations on its ability to pursue business opportunities.

The Basel II Accord’s requirement for financial institutions to increase their capital in response to deteriorating market conditions may have secondary effects on lending, which could exacerbate the current market downturn.

In the UK for example, the Banking Act 2009 includes a “Special Resolutions Regime” which gives wide powers in respect of UK banks and their parent companies to the UK Treasury, the FSA and the Bank of England in circumstances where any such UK bank has encountered, or is likely to encounter, financial difficulties.

The foregoing regulatory measures, alone or in combination, could have an adverse effect on HSBC.

HSBC is subject to tax-related risks in the countries in which it operates, which could have an adverse effect on its operating results

HSBC is subject to the substance and interpretation of tax laws in all countries in which it operates. A number of double taxation agreements entered into between countries also affect the taxation of the HSBC Group. Tax risk is the risk associated with changes in tax law or in the interpretation of tax law. It also includes the risk of changes in tax rates and the risk of consequences arising from failure to comply with procedures required by tax authorities. Failure to manage tax risks could lead to increased tax charges, including financial or operating penalties, for not complying as required with tax laws.

Risks Relating to the Rights Offering, the New Ordinary Shares and the New ADSs

HSBC’s ADS price and/or share price may fluctuate and may fall below the subscription price of the new ADS and/or new ordinary shares, respectively, issued upon the exercise of ADS rights and share rights, respectively

The market prices of the new ADS, new ordinary shares (including the nil paid rights and the fully paid rights) and/or the ADSs and ordinary shares could be subject to significant fluctuations due to a change in sentiment in the market regarding the new ordinary shares (including the nil paid rights and the fully paid rights) and/or the ADSs and ordinary shares. Such risks depend on the market’s perception of the likelihood of completion of the rights offering, on sales of ADSs and ordinary shares in the market during the offer period or the impression that such sales will take place and/or in response to various facts and events, including any regulatory changes affecting the HSBC Group’s operations, variations in the HSBC Group’s operating results and business developments of the HSBC Group and/or its competitors. Stock markets have, from time to time, experienced significant price and volume fluctuations that have affected the market prices for securities and which may be unrelated to the HSBC Group’s financial condition, operating performance or prospects. Furthermore, the HSBC Group’s financial condition, operating results and prospects from time to time may be below the expectations of market analysts and investors. Any of these events could result in a decline in the market price of the new ordinary shares (including the nil paid rights and the fully paid rights) and/or the ordinary shares.

HSBC cannot give any assurance that the public trading market prices of its ADSs and ordinary shares will not decline below the subscription price of the new ADSs and new ordinary shares, respectively, issued pursuant to the rights offering. Should that occur after the ADS rights and share rights are exercised by their holders, such holders would suffer an immediate unrealized loss as a result. Moreover, there can be no assurance that, following the exercise of rights, a holder will be able to sell new ADSs or new ordinary shares at a price equal to or greater than the applicable subscription price.

Shareholders who do not acquire new ADSs or new ordinary shares (as applicable) in the rights offering will experience dilution in their ownership of HSBC

If holders of ADS rights or share rights (as applicable) do not take up the offer of new ADSs and new ordinary shares, respectively, under the rights offering their proportionate ownership and voting interests in HSBC will be reduced and the percentage that their shares will represent of HSBC’s increased share capital after completion of the rights offering will be disproportionately reduced. Even if an existing holder of ADS rights or share rights elects to sell its unexercised ADS rights or share rights (as applicable) or such rights are sold on its behalf, the consideration it receives for them may not be sufficient to compensate such holder fully for the dilution of its percentage ownership of HSBC’s share capital that may be caused as a result of the rights offering.

An active trading market in the share rights might not develop

An active trading market in the share rights may not develop on the London Stock Exchange and/or the Hong Kong Stock Exchange during the trading period. In addition, because the trading price of the share rights depends on the trading price of the ordinary shares, the share rights price may be volatile and subject to the same risks as noted elsewhere in this document.

HSBC’s ability to continue to pay dividends will depend on the level of profits and cash flows generated by the HSBC Group

Under UK company law, a company can only pay cash dividends to the extent that it has distributable reserves and cash available for this purpose. As a holding company, HSBC’s ability to pay dividends in the future is affected by a number of factors, principally its ability to receive sufficient dividends from subsidiaries.

The ability of these subsidiaries to pay dividends or advance moneys to HSBC depends on, among other things, their respective regulatory and capital requirements, statutory reserves and financial and operating performance. These laws and restrictions could limit the payment of dividends and distributions to HSBC by its subsidiaries, which could in future restrict HSBC’s ability to fund other operations or to pay a dividend to Shareholders.

HSBC cannot assure you that the listing and admission to trading of the new ordinary shares on the London Stock Exchange or that the issuance of the new ADSs will occur when HSBC expects

Until the ordinary shares underlying the new ADSs are admitted to trading on the London Stock Exchange, you will not be issued any new ADSs for which you subscribed. See “The Rights Offering” for further information on the expected dates of these events. HSBC cannot assure you that the listing and admission to trading of the ordinary shares underlying the new ADSs will take place when anticipated.

The ADS rights will not be admitted to trading on any exchange and will not be transferable

The ADS rights will not be admitted to trading on the New York Stock Exchange or any other exchange and will not be transferable. Unless you surrender your ADS rights for delivery of underlying share rights or instruct The Bank of New York Mellon to sell share rights underlying your ADS rights for you, you will be unable to sell your ADS rights. HSBC cannot assure you that a market in the share rights will develop or that you or The Bank of New York Mellon will have adequate time to arrange purchasers for share rights.

You may not receive any value for your rights if you do not exercise or sell them

The ADS subscription period is expected to begin at 9.00 a.m. (New York City time) on 20 March 2009 and expire at 5.00 p.m. (New York City time) on 31 March 2009. The share subscription period begins at 8.00 a.m. (London time) on 20 March 2009 and expires at 11.00 a.m. (London time) on 3 April 2009. If you do not exercise your ADS rights or share rights, or you do not attempt to sell your share rights (including share rights received upon surrender of ADS rights), you will receive compensation only if and to the extent that the joint global coordinators are able to sell new ordinary shares relating to those rights at a premium over the share subscription price, after deducting the joint global coordinators’ expenses of procuring such subscribers (including any applicable brokerage and commissions and amounts in respect of UK value added tax which are not recoverable) and the fee of the ADS depositary, can be obtained.

The exercise of ADS rights is subject to exchange rate risk

If the US dollar weakens against the pound sterling, holders of ADSs subscribing for new ADSs will be required to pay more than the estimated subscription price of US$17.75 per new ADS.

The estimated ADS subscription price is US$17.75 per new ADS subscribed. The estimated ADS subscription price is the US dollar equivalent of the share subscription price, using an exchange rate of £0.7153 per US dollar (as published by Bloomberg at approximately 3.00 p.m. (London time) on 13 March 2009), multiplied by five to reflect that each ADS represents five HSBC ordinary Shares. A subscriber of the new ADSs must deposit US$19.53 per new ADS subscribed, which represents 110% of the estimated ADS subscription price, upon exercise of each ADS right. This additional amount over and above the estimated ADS subscription price is to increase the likelihood that the ADS rights agent will have sufficient funds to pay the final ADS subscription price in light of a possible appreciation of the pound sterling against the US dollar between the date hereof and the end of the ADS subscription period, and to pay applicable UK stamp duty reserve tax and any currency conversion expenses. If the actual US dollar price (which will be US dollar equivalent, based on the exchange rate published by Bloomberg at approximately 3.00 p.m. (London time) on 1 April 2009, of the share subscription price of 254 pence multiplied by five) plus applicable tax and any currency conversion expenses is less than the ADS deposit amount, the ADS rights agent will refund such excess US dollar subscription price to the subscribing ADS rights holder without interest. However, if there is a deficiency as a result of such conversion, the ADS rights agent will not deliver the new ADSs to such subscribing ADS rights holder until it has received payment of the deficiency. The ADS rights agent may sell a portion of your new ADSs to cover the deficiency if not paid by a specified date.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalization, indebtedness and share capital position of HSBC Holdings plc and its subsidiary undertakings as at 31 December 2008:

Authorized Share Capital(1)	US$m

Ordinary shares (of nominal value US$0.50 each)	7,500
Non-voting deferred shares (of nominal value £1.00 each)	—
Preference shares (of nominal value £0.01 each)	—
Preference shares (of nominal value US$0.01 each)	—
Preference shares (of nominal value €0.01 each)	—

Total authorized share capital	7,500

Shareholders’ capital
Allotted, called-up and fully paid share capital
Ordinary shares (of nominal value US$0.50 each)(2)	6,053
Preference shares (of nominal value US$0.01 each)(3)	—

Total Shareholders’ capital	6,053
Other equity instruments(4)	2,133
Reserves(5)	85,405

Total Shareholders’ equity	93,591

Carrying Amount
Group Indebtedness	US$m

Subordinated Loan Capital of HSBC Holdings plc
€ 2,000 m Callable subordinated floating rate notes 2014	2,805
US $2,500 m 6.5% subordinated notes 2037	2,669
€ 1,600 m 6.25% subordinated notes 2018	2,231
US $2,000 m 6.5% subordinated notes 2036	2,052
US $1,500 m 6.8% subordinated notes 2038	1,484
US $1,400 m 5.25% subordinated notes 2012	1,455
€ 1,000 m 5.375% subordinated notes 2012	1,403
£900 m 6.375% callable subordinated notes 2022	1,330
£750 m 7% subordinated notes 2038	1,140
US $1,000 m 7.5% subordinated notes 2009	1,068
£650 m 6.75% subordinated notes 2028	938
£650 m 5.75% subordinated notes 2027	878
€ 700 m 3.625% callable subordinated notes 2020	840
US $750 m Callable subordinated floating rate notes 2016	750
US $750 m Callable subordinated floating rate notes 2015	750
US $488 m 7.625% subordinated notes 2032	609
£250 m 9.875% subordinated bonds 2018	441
€ 300 m 5.5% subordinated notes 2009	432
US $222 m 7.35% subordinated notes 2032	269

23,544

Carrying Amount
Group Indebtedness	US$m

Undated Subordinated Loan Capital of Subsidiary Undertakings
US $1,200 m Primary capital undated floating rate notes	1,214
US $750 m Undated floating rate primary capital notes	750
US $500 m Undated floating rate primary capital notes	500
US $300 m Undated floating rate primary capital notes, Series 3	300
Other undated subordinated liabilities less than US$200m	79
Subordinated Loan Capital of Subsidiary Undertakings
€ 1,400 m 5.3687% non-cumulative step-up perpetual preferred securities*	1,532
US $1,350 m 9.547% non-cumulative step-up perpetual preferred securities, Series 1*	1,337
€ 800 m Callable subordinated floating rate notes 2016	1,116
£700 m 5.844% non-cumulative step-up perpetual preferred securities	1,021
US $1,000 m 4.625% subordinated notes 2014	1,001
US $1,000 m 5.911% trust preferred securities 2035	992
US $1,000 m 5.875% subordinated notes 2034	953
US $900 m 10.176% non-cumulative step-up perpetual preferred securities, Series 2*	900
£600 m 4.75% subordinated notes 2046	863
€ 600 m 8.03% non-cumulative step-up perpetual preferred securities*	834
€ 600 m 4.25% callable subordinated notes 2016	831
€ 750 m 5.13% non-cumulative step-up perpetual preferred securities*	790
US $1,250 m 4.61% non-cumulative step-up perpetual preferred securities*	745
£500 m 8.208% non-cumulative step-up perpetual preferred securities*	724
US $750 m 5.625% subordinated notes 2035	715
US $700 m 7% subordinated notes 2039	694
£500 m 4.75% callable subordinated notes 2020	675
£500 m 5.375% subordinated notes 2033	659
€ 500 m Callable subordinated floating rate notes 2020	567
£350 m Callable subordinated variable coupon notes 2017	518
US $500 m 6.00% subordinated notes 2017	498
£350 m 5% callable subordinated notes 2023	481
£350 m 5.375% callable subordinated step-up notes 2030	461
US $450 m Callable subordinated floating rate notes 2016	449
£300 m 6.5% subordinated notes 2023	436
US $300 m 7.65% subordinated notes 2025	384
£300 m 5.862% non-cumulative step-up perpetual preferred securities	333
£225 m 6.25% subordinated notes 2041	325
US $300 m 6.95% subordinated notes 2011	324
US $300 m Callable subordinated floating rate notes 2017	299
CAD 400 m 4.80% subordinated notes 2022	277
US $250 m 7.20% subordinated notes 2097	218
BRL 500 m Subordinated certificate of deposit 2016	215
US $200 m 7.75% subordinated notes 2009	203
US $200 m 7.808% capital securities 2026	200

Carrying Amount
Group Indebtedness	US$m

US $200 m 8.38% capital securities 2027	200
US $200 m 6.625% subordinated notes 2009	198
Other subordinated liabilities less than US$200m	3,795

29,606

53,150

(1)	The authorized ordinary share capital of HSBC Holdings plc as at 31 December 2008 was US$7,500 million divided into 15,000 million ordinary shares of US$0.50 each and £301,500 divided into 301,500 non-voting deferred shares of £1 each. At 31 December 2008, the authorized preference share capital of HSBC Holdings plc was 10 million non-cumulative preference shares of US$0.01 each, 10 million non-cumulative preference shares of £0.01 each and 10 million non-cumulative preference shares of €0.01 each. There has been no change in the authorized share capital of HSBC Holdings plc since 1 January 2006. If Resolution 1 of the proposed resolutions is passed at the General Meeting, the authorized share capital of HSBC Holdings plc will be increased to US$10,500 million divided into 21,000 million ordinary shares of US$0.50 each, and £301,500 divided into 301,500 non-voting deferred shares of £1 each.

(2)	After giving effect to the rights offering as if it had occurred on December 31, 2008, HSBC Holdings plc would have $8,583 million of ordinary shares in issue (17,165 million ordinary shares) as at December 31, 2008.

(3)	The aggregate redemption price of the US$1,450 million 6.2% non-cumulative dollar preference shares is included within share premium.

(4)	HSBC Holdings plc has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities is the only exchangeable bond issued by HSBC Holdings plc.

(5)	Reserves include share premium, retained earnings, available for sale reserve, cash flow hedging reserve, foreign exchange, share based payment and merger reserve.

(6)	On 14 January 2009, HSBC Holdings plc paid its third interim dividend for 2008. Ordinary shares with a value of US$380 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(7)	Since 31 December 2008, 344,892 ordinary shares of US$0.50 each have been allotted and issued as a result of the exercise of employee share options.

(8)	The HSBC Group has prepared its consolidated financial statements in accordance with IFRSs. The HSBC Group has adopted the “Amendment to IAS39: The Fair Value Option.” As a result, US$23,717 million of the subordinated loan capital above is designated at fair value.

(9)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300m 5.862% non-cumulative step-up perpetual preferred securities each have the benefit of a subordinated guarantee of HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (* above) each have the benefit of a subordinated guarantee of HSBC Holdings plc. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within the HSBC Group.

(10)	Since 31 December 2008, HSBC Bank Brasil S.A. has issued a total of 402,106,000 Brazilian Reals of Subordinated Certificate of Deposits with various maturity dates in 2014 and 2015.

(11)	As at 31 December 2008, the HSBC Group had other indebtedness of US$2,374,086 million (including deposits by banks of US$130,084 million, customer accounts of US$1,115,327 million, trading liabilities of US$247,652 million, debt securities in issue of US$179,693 million, derivatives of US$487,060 million and other liabilities of US$214,270 million). US$101,281 million of the deposits by banks and US$43,899 million of the customer accounts include liabilities under repurchase agreements (repos), which are collateralized with securities.

(12)	As at 31 December 2008, contingent liabilities and contractual commitments of US$677,176 million (comprising contingent liabilities of US$73,154 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$594,036 million, and other commitments of US$9,986 million).

(13)	Save as disclosed in the above notes, there has been no material change in the authorized and issued share capital of HSBC Holdings plc or the loan capital, other indebtedness, contingent liabilities or third party guarantees of the HSBC Group since 31 December 2008.

(14)	The following exchange rates as at 31 December 2008 have been used in the table above:

US$1.00: HK$7.75010; €1.00 : US$1.3955; £1.00 : US$1.4586; US$1.00 : Canadian dollars 1.2237.

DILUTION

HSBC’s net tangible book value as of 31 December 2008 was US$66,234 million, or US$5.18 per ordinary share. Net tangible book value is total shareholders’ equity excluding goodwill and intangible assets at 31 December 2008. Net tangible book value per share has been calculated as the amount of HSBC’s net tangible book value of US$66,234 million less non-cumulative preference shares of US$1.4 billion and capital securities of US$2.1 billion, divided by the number of ordinary shares outstanding.

After giving effect to HSBC’s issuance of 5,060,239,065 new ordinary shares pursuant to the rights offering, at an issue price of $3.61 per new ordinary share, which was the US dollar equivalent of the share subscription price of £2.54 (254 pence) on 27 February 2009 using an exchange rate of £0.7035 per US dollar (as published by Bloomberg at approximately 3.00 p.m. on 27 February 2009), and after deducting the underwriting commission and estimated offering expenses payable by HSBC of an aggregate of approximately US$0.5 billion (exclusive of value added tax), HSBC’s net tangible book value as of 31 December 2008 would have been US$83,974 million, or $4.69 per ordinary share. This represents an immediate increase of US$1.08 per share to new investors in the rights offering, as illustrated by the following table:

Offering price per share			US$	3.61
Net tangible book value per share before the offering	US$	5.18
Decrease per share attributable to new investors	US$	0.49
Pro forma net tangible book value per share after the offering			US$	4.69

Dilution to new investors			(US$	1.08)

After giving effect to HSBC’s sale of 5,060,239,065 new ordinary shares in the rights offering, existing ADS holders or shareholders who do not exercise their ADS rights or share rights, respectively, in the rights offering will be diluted such that a shareholder holding 10% of HSBC’s outstanding ordinary share capital prior to the offering will have its shareholding reduced to 5.83% of HSBC’s outstanding ordinary share capital following the issuance of 5,060,239,065 new ordinary shares pursuant to the rights offering.

NATURE OF TRADING MARKET

HSBC ordinary shares are listed or admitted to trading on the London Stock Exchange, the Hong Kong Stock Exchange (“HKSE”), Euronext Paris, the New York Stock Exchange (“NYSE”) and the Bermuda Stock Exchange. HSBC maintains its principal share register in England and overseas branch share registers in Hong Kong and Bermuda (collectively, the “share register”).

The following table shows, for the years, calendar quarters and months indicated, the highest and lowest prices for the HSBC ordinary shares and ADSs. These are based on mid-market prices at close of business on the London Stock Exchange, HKSE, Euronext Paris, NYSE and the Bermuda Stock Exchange.

Past share price performance should not be regarded as a guide to future performance.

High and low mid-market closing prices

	London		Hong Kong		Bermuda(1)		Paris		New York
	US$0.50 Shares		US$0.50 Shares		US$0.50 Shares		US$0.50 Shares		ADSs(2)
	High	Low	High	Low	High	Low	High	Low	High	Low
	Pence	Pence	HK$	HK$	US$	US$	Euro	Euro	US$	US$

2008	928	612	136.3	73.3	17.7	9.0	11.9	6.4	87.7	45.6
2007	964	803	152.8	129.6	19.6	16.5	14.4	11.2	99.5	82.5
2006	1028	914	151.2	124.5	19.6	16.4	15.4	13.3	98.4	80.5
2005	950	825	133.5	120.1	17.1	15.7	13.9	12.0	85.8	77.5
2004	954	784	136.5	109.5	17.3	14.5	13.6	11.8	87.8	70.0
2008
4th Quarter	928	612	123.6	73.3	16.0	9.0	11.9	6.4	82.5	45.6
3rd Quarter	920	716	129.6	112.8	16.6	14.3	11.8	9.0	84.0	71.9
2nd Quarter	897	776	136.3	120.9	17.7	15.8	11.4	9.8	87.7	76.6
1st Quarter	842	712	131.7	104.4	16.8	14.1	11.4	9.5	83.7	69.9
2007
4th Quarter	964	803	152.8	129.6	19.6	16.5	13.9	11.2	99.5	82.5
3rd Quarter	917	861	145.8	135.8	18.8	17.1	13.7	12.8	93.8	87.2
2nd Quarter	955	886	147.1	136.3	18.7	17.7	14.0	13.2	95.2	88.0
1st Quarter	953	880	145.4	133.0	18.8	17.2	14.4	12.8	93.1	85.8
2009
January	682	485	77.5	55.0	9.9	7.0	7.3	5.2	49.6	33.8
February	556	472	63.0	53.7	8.2	7.4	6.3	5.2	41.2	34.3
February 27(3)

	491		56.9		7.7		5.5		34.8
March (through March 13)	412	349	57.0	33.0	7.8	5.3	4.5	3.8	28.4	23.6
2008
December	763	612	87.7	73.3	10.5	9.0	8.7	6.4	56.7	45.6
November	790	626	95.0	74.8	12.1	9.6	9.7	7.2	63.0	45.8
October	928	663	123.6	75.0	16.0	11.4	11.9	8.4	82.5	52.0
September	920	796	126.0	114.9	16.1	14.8	11.8	10.1	81.8	72.9
August	869	806	129.4	117.8	16.3	15.2	11.0	10.2	84.0	76.2
July	847	716	129.6	112.8	16.6	14.3	10.8	9.0	84.0	71.9

(1)	HSBC shares were not listed on the Bermuda Stock Exchange prior to 18 February 2004.

(2)	Each ADS represents five ordinary shares.

(3)	Last trading day before the announcement of the rights offering. Closing price only.

Stock Symbols

HSBC ordinary shares trade under the following stock symbols:

London Stock Exchange	HSBA
Hong Kong Stock Exchange	5
New York Stock Exchange (ADS)	HBC
Euronext Paris	HSB
Bermuda Stock Exchange	HSBC

THE RIGHTS OFFERING

General Information

HSBC is proposing to raise approximately £12.5 billion (net of expenses) by way of a 5 for 12 rights offering of 5,060,239,065 new ordinary shares at a price of 254 pence (£2.54) per new ordinary share. HSBC has also arranged with The Bank of New York Mellon, the depositary for its ADSs, and accordingly the holder of record of the ordinary shares underlying the ADSs, to make available to holders of ADSs at the ADS record date non-transferable ADS rights granted to them under contractual agreement.

Each eligible registered holder of ADSs will be sent a subscription form showing its ADS rights entitlement and instructions relating to the exercise of these ADS rights, instructing the ADS depositary to sell the share rights, and the surrender of the ADS rights for delivery of underlying share rights. Each eligible beneficial owner of ADSs will receive a book-entry credit of ADS rights in its DTC participant account and instructions relating to the exercise of the ADS rights, instructing the ADS depositary to sell the share rights, and the surrender of the ADS rights for delivery of underlying share rights. Each eligible holder of ordinary shares in certificated form whose registered address is in the United States will be sent a transferable provisional allotment letter evidencing its share rights and containing instruments regarding acceptances and payment procedures and a notice of availability of this prospectus. Eligible holders of ordinary shares in uncertified form in CREST whose registered address is in the United States will receive a credit to a stock account in respect of their entitlement to share rights and a notice of availability of this prospectus.

Holders of ordinary shares whose registered address is in the United States should read the “Questions and Answers About the Rights Offering” contained in this prospectus and “Part VIII — Terms of the Rights Issue” beginning on page 26 of the accompanying UK prospectus for more information regarding share rights, the procedures for exercising the share rights, and the transfer of the share rights. Further information about the ADS rights, the procedures for exercising the rights, instructing the ADS depositary to sell the share rights, and surrendering the ADS rights for delivery of underlying share rights is set forth below.

Subscription by Holders of ADS Rights

The timetable below lists certain important dates relating to the rights offering, some of which are subject to change. All time references are to New York City time.

2009

Announcement of rights offering	2 March
ADS record date	5.00 p.m. on 13 March
General Meeting	6.00 a.m. on 19 March
ADS subscription period commences	9.00 a.m. on 20 March
Notice to ADS holders of ADS rights to which they are entitled	After 20 March
Notice to brokers/dealers of terms of ADS rights offering	After 20 March
Notice to ADS holders of terms of ADS rights offering	After 20 March
Last day to instruct ADS depositary to sell share rights	5.00 p.m. on 30 March
Latest day to surrender ADS rights for delivery of share rights	5.00 p.m. on 30 March
ADS subscription period ends	5.00 p.m. on 31 March
ADS rights agent subscribes into the rights offering	2 April
Expected date for issuance and delivery of the new ADSs	On or around 6 April

Other than dates prior to the date hereof, all dates are provisional and subject to change. No assurance can be given that the issuance and delivery of the new ADSs will not be delayed.

The Bank of New York Mellon, the depositary for HSBC ADSs, will act as ADS rights agent in respect of the new ADSs offered under this prospectus.

ADS Rights

Each holder of HSBC ADSs will receive 5 non-transferable ADS rights for every 12 ADSs that it owns on the ADS record date. Each ADS right entitles the holder thereof to acquire one new ADS at the ADS subscription price.

ADS Record Date

The ADS record date for the purpose of determining entitlement to ADS rights was the close of business on 13 March 2009. The ADS rights will be credited through the book-entry system of DTC to the accounts of persons who held ADSs in book-entry form on the ADS record date and notices as to ADS rights will be sent via first class mail to registered holders of ADSs as promptly as practicable after the rights offering is approved by the General Meeting.

Fractional Entitlements

The ADS rights agent will not allot ADS rights for fractions of new ADSs. Any entitlement to receive a fraction of an ADS right will be rounded down to the nearest whole number of ADS rights. Fractional ADS rights will be aggregated and the ADS depositary will use its reasonable endeavors to procure that all or as many as is reasonably practicable of the share rights underlying these fractional ADS rights are sold through the London Stock Exchange as soon as practicable after admission to trading of the new ordinary shares (nil paid) on the London Stock Exchange. If the share rights are sold at a price in excess of the expenses of sale, including any irrecoverable value added tax, any premium will be paid pro rata to each ADS holder entitled to the proceeds, after deduction of applicable taxes and any currency conversion expenses. Any unsold share rights underlying the aggregated fractional ADS rights (the “Unsold Portion”) will be deemed to have been declined and will lapse. If possible, the new ordinary shares underlying the Unsold Portion will be sold by the joint global coordinators on behalf of the ADS depositary, and any net proceeds of the sale to the ADS depositary in excess of the amount of the share subscription price plus the expenses of such sale will be paid pro rata to each ADS holder entitled to the proceeds, after deduction of applicable taxes and any currency conversion expenses. There is no guarantee that it will be possible to sell the new ordinary shares underlying the Unsold Portion at a price which results in a payment to you.

ADS Subscription Period

The ADS rights may be exercised during the period from 9.00 a.m. (New York City time) on 20 March 2009 to 5.00 p.m. (New York City time) on 31 March 2009, referred to as the ADS subscription period. The ADS subscription period ends before the share subscription period.

Any exercise of ADS rights will be irrevocable upon exercise and may not be cancelled or modified after such exercise.

ADS Rights Agent

The Bank of New York Mellon, which is the ADS depositary, is acting as the ADS rights agent.

ADS Subscription Price

The estimated ADS subscription price is US$17.75 per new ADS subscribed. The actual ADS subscription price per new ADS will be the US dollar equivalent, based on the exchange rate published by Bloomberg at approximately 3.00 p.m. (London time) on 1 April 2009, of the share subscription price of 254 pence, multiplied by five to reflect that each ADS represents five HSBC ordinary shares. The estimated ADS subscription price is the US dollar equivalent of the share subscription price, using an exchange rate of £0.7153 per US dollar (as published by Bloomberg at approximately 3.00 p.m. on 13 March 2009), multiplied by five to reflect that each ADS represents five HSBC ordinary shares. A subscriber of the new ADSs must deposit US$19.53 per new ADS subscribed, which represents 110% of the estimated ADS subscription price, upon the exercise of each ADS right. This additional amount over and above the estimated ADS subscription price is to increase the likelihood that the ADS rights agent will have sufficient funds to pay the final ADS subscription price in light of a possible appreciation of the pound sterling against the US dollar between the date hereof and the end of the ADS subscription period, and to pay applicable UK stamp duty reserve tax and any currency conversion expenses. HSBC and the ADS depositary have agreed that ADS holders that subscribe in this rights offering will not be responsible for the issuance fee payable to the ADS depositary under the deposit agreement in connection with the issuance of the new ADSs.

If the actual US dollar price (equal to the share subscription price multiplied by five and stated in US dollars on or about 1 April 2009) plus applicable UK stamp duty reserve tax of 1.5% of the underlying share subscription price and any currency conversion expenses is less than the ADS deposit amount, the ADS rights agent will refund such excess to the subscribing ADS rights holder without interest. However, if the actual US dollar price plus applicable UK stamp duty reserve tax and any currency conversion expenses exceeds the ADS deposit amount, the ADS rights agent will advance the shortfall to the extent it does not exceed 20% of the amount required to be deposited by such ADS rights holder and will not deliver the new ADSs to such subscribing ADS rights holder until it has received payment of the deficiency. The ADS rights agent may sell a portion of the new ADSs that is sufficient to pay any shortfall that is not paid within 14 days of notice of the deficiency. In addition, to the extent that the shortfall of the ADS deposit amount below the actual US dollar price plus applicable UK stamp duty reserve tax and any currency conversion expenses exceeds 20%, the ADS rights agent shall not be required to advance the amount of that shortfall and may reduce pro rata the number of new ordinary shares for which it subscribes, which will reduce the number of new ADSs that will be available for delivery to subscribing ADS rights holders.

ADS Subscription Procedures

You may exercise your ADS rights to acquire new ADSs as follows:

Subscription by brokers and banks

If you hold ADS rights through DTC, you can exercise your ADS rights by delivering completed subscription instructions for new ADSs through DTC’s system and instructing DTC to charge your applicable DTC account for the ADS deposit amount for the new ADSs and to deliver such amount to the ADS rights agent. DTC must receive the subscription instructions and the payment of the ADS deposit amount for the new ADSs so as to allow DTC sufficient time to transmit the subscription instructions and payment of the ADS deposit amount to the ADS rights agent prior to the expiration of the ADS subscription period. If the ADS deposit amount instructions and payment with respect to ADS rights are not received by the ADS rights agent by the end of the ADS subscription period, the ADS rights agent will not be authorized to, and consequently will not, accept any delivery or exercise of subscription instructions with respect to those ADS rights.

Subscription by beneficial owners

If you are a beneficial owner of ADS rights and wish to acquire new ADSs but are neither a DTC participant nor a registered holder of ADS rights, you should immediately contact the financial intermediary through which you hold ADS rights to arrange for their exercise and to arrange for payment of the ADS deposit amount. You are urged to consult your financial intermediary without delay in case your financial intermediary is unable to act immediately.

Subscription by registered holders

If you are a holder of ADS rights registered directly with the ADS rights agent, you can exercise your ADS rights by delivering to the ADS rights agent a properly completed ADS subscription form and paying in full the ADS deposit amount for the new ADSs. Payment must be made by certified check or bank draft payable to “The Bank of New York Mellon — HSBC ADS Rights Offering.”

The properly completed ADS subscription form (except in the case of subscriptions submitted through DTC) and payment should be delivered to:

By Mail:	By Overnight Courier or By Hand:
The Bank of New York Mellon c/o BNY Mellon Shareowner Services Attn: Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606	The Bank of New York Mellon c/o BNY Mellon Shareowner Services 480 Washington Boulevard Attn: Corporate Action Department — 27th Floor Jersey City, NJ 07310

The ADS rights agent must receive the ADS subscription form and payment of the ADS deposit amount on or before the end of the ADS subscription period. Deposit in the mail will not constitute delivery to the ADS rights agent. HSBC has discretion to refuse to accept any improperly completed or unexecuted ADS subscription form.

You will elect the method of delivering the ADS subscription form and paying the ADS deposit amount to the ADS rights agent and you will bear any risk associated with it. If you send the ADS subscription form and payment by mail, you should use registered mail, properly insured, with return receipt requested, and allow sufficient time to ensure delivery to the ADS rights agent.

Subscriptions and full payment must be received by the ADS rights agent prior to 5.00 p.m. (New York City time) on 31 March 2009.

HSBC and the ADS rights agent will determine all questions about the timeliness, validity, form and eligibility of any exercise of the right to acquire new ADSs. In HSBC’s sole discretion, HSBC may waive any defect or irregularity, or permit you to correct a defect or defects and irregularity within the time it determines. ADS subscriptions will not be considered received or accepted until HSBC has waived all irregularities or you have cured them in time. Neither HSBC nor the ADS rights agent has to notify you of any defect or irregularity in submitting an ADS subscription. HSBC and the ADS rights agent will not incur any liability for failing to do so.

Partial Exercise of ADS Rights

Subject to the requirements for the exercise of ADS rights contained herein, if you are a registered holder of ADS rights and you wish to exercise only a portion of your total ADS rights, you will need to so indicate on the ADS subscription form; and if you are a beneficial owner of ADS rights and wish to exercise only a portion of your total ADS rights, you will need to instruct the financial intermediary through which you hold your ADS rights to debit the ADS rights from the applicable book-entry account and deliver the ADS rights to the ADS rights agent, and further instruct the ADS rights agent to subscribe only for the number of ADS rights that you wish to exercise.

Sales by the ADS Depositary

You may direct the ADS depositary by no later than 5.00 p.m. (New York City time) on 30 March 2009 to attempt to sell all or a portion of the share rights underlying your ADS rights for you. The ADS depositary will, to the extent practicable, attempt to sell share rights underlying ADS rights on the London Stock Exchange beginning on the trading day following the day on which the instruction to sell is received until 11.00 a.m. on 3 April 2009 for those ADS holders from whom it receives such instruction. The ADS rights agent will distribute the proceeds, after accounting for the ADS depositary’s fees of up to $0.02 per ADS underlying each ADS right in respect of which such instruction was given and expenses, any applicable taxes and any other applicable expenses of the ADS depositary as provided under the deposit agreement, pro rata to the holders of ADS rights by whom it has been directed to make such sales. The instruction to sell share rights may be given through the DTC system or by completing and returning an ADS subscription form.

Exchange of ADS Rights for Share Rights

If you wish to surrender any ADS rights and receive the underlying share rights, you must instruct the ADS rights agent to cancel your ADS rights before 5.00 p.m. (New York City time) on 30 March 2009. Upon payment of any taxes or charges, such as stamp taxes and stock transfer taxes or fees, The Bank of New York Mellon will deliver the underlying share rights to an account you specify. Should you decide to so cancel any ADS rights held by you, you will be solely responsible for providing a securities brokerage account in the UK that can accept the rights for your benefit. Furthermore, you will be solely responsible for causing any actions to be taken with respect to those rights, including the timely exercise or sale of the rights. ADS rights may be surrendered for delivery of share rights through the DTC system or by completing and returning an ADS subscription form.

None of HSBC, The Bank of New York Mellon or any of their respective agents (including, without limitation, the custodian for the ADS depositary) assumes any responsibility for the required securities brokerage account in the UK or for the execution of any such actions.

Unexercised ADS Rights

Any ADS rights or share rights not exercised in accordance with the procedures laid down for acceptance and payment or instructed to be sold by the ADS depositary or surrendered for delivery of share rights will be deemed to have been declined and will lapse. The joint global coordinators will use reasonable endeavors to procure, by not later than 4.30 p.m. (London time) on 8 April 2009, subscribers for all (or as many as possible) of the new ordinary shares underlying the share rights that were not exercised if a premium over the total of the share subscription price

(in pounds sterling) and the expenses of procuring such acquirers can be obtained. You will receive compensation for unexercised rights only if and to the extent a premium over the share subscription price, after deducting the joint global coordinators’ expenses of procuring such subscribers (including any applicable brokerage and commissions and amounts in respect of UK value added tax which are not recoverable), can be obtained for the ordinary shares underlying the share rights that are not exercised. The aggregate premium (if any) will be paid (without interest) to holders of unexercised rights in proportion to their respective numbers of lapsed rights. The ADS depositary will convert these proceeds to US dollars and remit the proceeds pro rata to the holders of ADSs to whom the unsubscribed new ADSs had been provisionally allotted, after deduction of the ADS depositary’s fees of up to $0.02 per ADS underlying each ADS right that expired unexercised, applicable taxes and any currency conversion expenses.

Notwithstanding the above, the joint global coordinators may cease to endeavor to procure any such subscribers if, in the opinion of the joint global coordinators, it is unlikely that any such subscribers can be so procured at such a price and by such time. If and to the extent that subscribers cannot be procured on the basis outlined above, such unsubscribed for new ordinary shares will be subscribed for by the underwriters as principals pursuant to the underwriting agreement or by sub-underwriters procured by the underwriters, in each case, at the share subscription price and in their respective underwriting proportions.

Any transactions undertaken pursuant to unexercised rights will be deemed to have been undertaken at HSBC’s request and none of the joint global coordinators, the underwriters, nor any other person procuring new subscribers, will be responsible for any loss arising from the terms or timing of the subscription or the failure to procure subscribers on the basis described above. Checks for the amount due will be sent at the risk of the person(s) entitled to their registered addresses (the registered address of the first named in the case of joint holders).

Delivery of New ADSs

The ADS depositary will receive the new ordinary shares to be represented by the new ADSs on or about 6 April 2009. The ADS depositary will then deliver to your broker’s account or register in your name the new ADSs subscribed for as soon as practicable thereafter, provided that you have paid the ADS rights agent any shortfall arising from the conversion of the US dollar payment and your payment of the ADS subscription price has cleared.

Transfer of ADS Rights

ADS rights are not transferable and may not be exercised by, or sold or assigned to, third parties. The ADS rights will not be listed on the New York Stock Exchange or any other stock exchange.

ADS Information Agent

BNY Mellon Shareowner Services is acting as information agent for the ADS rights offering. If you have any questions on the offering of ADS rights or would like a copy of the prospectus, please telephone 1-866-208-3310. This helpline is available from 9.00 a.m. to 6.00 p.m. (New York City time) Monday to Friday.

Please note that, for legal reasons, the helpline will only be able to provide you with information contained in the prospectus, and will not be able to give advice on the merits of the ADS rights offering or to provide financial advice.

Restrictions on Participation in the Rights Offering by Certain ADS Holders

The ADS rights offering is only addressed to persons to whom it may lawfully be made. The distribution of this prospectus, and the exercise of any of the rights, may be restricted by law. Persons into whose possession this prospectus comes or who wish to exercise any of the rights must inform themselves about and observe any such restrictions. Any failure to comply with any of those restrictions may constitute a violation of the securities laws of any such jurisdiction. Specifically, due to restrictions under the securities laws of Canada, Indonesia, Japan, Mexico, the Kingdom of Saudi Arabia, South Korea, Switzerland, Turkey and the United Arab Emirates, no notices as to ADS rights will be sent to ADS holders with registered addresses in, and who are residents of any of, Canada, Indonesia, Japan, Mexico, the Kingdom of Saudi Arabia, South Korea, Switzerland, Turkey or the United Arab Emirates, and the new ADSs may not be transferred or delivered in any of those countries. Accordingly, no offer of new ADSs is being made under this prospectus to ADS holders with registered addresses in, or to residents of any of, Canada, Indonesia, Japan, Mexico, the Kingdom of Saudi Arabia, South Korea, Switzerland, Turkey or the United

Arab Emirates, and these ADS holders will be treated as restricted holders. Such ADS holders must treat this prospectus for information purposes only.

DESCRIPTION OF HSBC ADSs

General

The Bank of New York Mellon, as depositary, delivers HSBC ADSs. Each HSBC ADS represents an ownership interest in five HSBC ordinary shares which have been deposited with the depositary. The principal executive office of The Bank of New York Mellon is located at One Wall Street, New York, NY 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what these procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

The following is a summary of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to holders of HSBC ADSs. For more complete information, the holder should read the entire agreement and the American Depositary Receipt, or ADR, evidencing the HSBC ADSs. Copies of the agreement and the ADR will be available for inspection at the office of The Bank of New York Mellon. The laws of the State of New York govern the deposit agreement.

The term deposited securities, as used in this description, includes HSBC ordinary shares deposited under the deposit agreement and other securities, cash and property received by The Bank of New York Mellon in respect of the HSBC ordinary shares, or in respect of any other securities, property or cash previously received, and held under the deposit agreement.

Deposit and Withdrawal of Deposited Securities

The Bank of New York Mellon will deliver the HSBC ADSs that the holder is entitled to receive against deposits of HSBC ordinary shares. The Bank of New York Mellon will deliver additional HSBC ADSs if the holder or his broker deposits HSBC ordinary shares, along with any appropriate instruments of transfer or endorsement, with the custodian. The Bank of New York Mellon may also require the holder to deliver evidence of necessary governmental approvals and an agreement transferring his right as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York Mellon will register the appropriate number of HSBC ADSs in the names the holder requests and will deliver book-entry HSBC ADSs or, if the holder specifically requests, deliver certificates representing the HSBC ADSs at its New York office to the persons the holder requests.

The holder may submit a written request to withdraw HSBC ordinary shares and turn in his certificated HSBC ADSs, if any, at the New York office of The Bank of New York Mellon. Upon payment of its fees and of any taxes or charges, such as stamp taxes, stock transfer taxes or fees, The Bank of New York Mellon will deliver at the office of its custodian in London the deposited securities underlying the HSBC ADSs, and at The Bank of New York Mellon’s New York office any dividends or distributions with respect to the deposited securities represented by the HSBC ADSs, or any proceeds from the sale of any dividends, distributions or rights held by The Bank of New York Mellon. Alternatively, at the holder’s request, risk and expense, The Bank of New York Mellon will deliver the deposited securities at its New York office.

Dividends and Other Distributions

The Bank of New York Mellon will pay the holder of HSBC ADSs the cash dividends or other distributions it or the custodian receives on HSBC ordinary shares or other deposited securities, after deducting its fees and expenses (if any). The holder will receive these distributions in proportion to the number of HSBC ordinary shares his HSBC ADSs represent.

Cash

The Bank of New York Mellon will convert any cash dividend or other cash distribution HSBC pays on the HSBC ordinary shares, other than any dividend or distribution paid in US dollars, into US dollars. If that is not possible on a reasonable basis, or if any approval from any government is needed and cannot be obtained, the deposit agreement allows The Bank of New York Mellon to distribute the non-US currency only to those ADS holders to whom it is possible to do so or to hold the non-US currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the non-US currency and it will not be liable for any interest.

Before making a distribution, The Bank of New York Mellon will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole US dollars and cents and will round any fractional amounts to the nearest whole cent.

Shares

The Bank of New York Mellon may distribute new HSBC ADSs representing any HSBC ordinary shares HSBC distributes as a dividend or free distribution, and will do so if HSBC requests it to make this distribution. The Bank of New York Mellon will only distribute whole HSBC ADSs. It may sell HSBC ordinary shares which would require it to issue a fractional HSBC ADS and distribute the net proceeds in the same way as it does with cash dividends and distributions paid by HSBC. If The Bank of New York Mellon does not distribute additional cash or HSBC ADSs, each HSBC ADS will also represent the new ordinary shares.

Rights to Receive Additional Shares

If HSBC offers holders of securities any rights to acquire additional HSBC ordinary shares or any other rights, The Bank of New York Mellon may, and will if HSBC so requests, take actions necessary to make these rights available to the holder of HSBC ADSs. If The Bank of New York Mellon determines that it is not legal or not feasible to make these rights available to the holder, The Bank of New York Mellon may sell the rights and allocate the net proceeds to holders’ accounts. The Bank of New York Mellon may allow rights that are not distributed or sold to lapse.

If The Bank of New York Mellon makes rights available to the holder of HSBC ADSs, upon instruction from the holder it will exercise the rights and purchase the HSBC ordinary shares on his behalf. The Bank of New York Mellon will then deposit the HSBC ordinary shares and deliver HSBC ADSs to the holder. The Bank of New York Mellon will only exercise rights if the holder pays it the exercise price and any other charges the rights require the holder to pay.

US securities laws may restrict the sale, deposit, cancellation and transfer of the HSBC ADSs issued after exercise of rights. In this case, The Bank of New York Mellon may deliver the HSBC ADSs under a separate restricted deposit agreement which will contain the same provisions as the deposit agreement, except for changes needed to put the restrictions in place. The Bank of New York Mellon will not offer the holder rights unless those rights and the securities to which the rights relate are either exempt from registration or have been registered under the Securities Act with respect to a distribution to the holder. HSBC will have no obligation to register under the Securities Act those rights or the securities to which they relate.

Other Distributions

The Bank of New York Mellon will send to the holder anything else HSBC distributes on deposited securities by any means The Bank of New York Mellon thinks is legal, fair and practical. If it cannot make such distribution, The Bank of New York Mellon may decide to sell what HSBC distributed — for example by public or private sale — and distribute the net proceeds, in the same way as it does with cash dividends and distributions paid by HSBC.

HSBC will have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders.

Reclassifications, Realizations and Mergers

If HSBC:

•	changes the nominal or par value of any of the HSBC ordinary shares, or reclassifies, splits or consolidates any of the ordinary shares,

•	distributes securities on any of the ordinary shares which are not in turn distributed to ADS holders, or

•	recapitalizes, reorganizes, merges, consolidates, sells its assets, or takes any similar action,

the cash, shares or other securities received by The Bank of New York Mellon will become new deposited securities under the deposit agreement. Each HSBC ADS will automatically represent its equal share of the new deposited securities. The Bank of New York Mellon will, if HSBC asks it to, issue new ADSs or ask the holder to surrender his outstanding HSBC ADRs in exchange for new HSBC ADRs identifying the new deposited securities.

Record Dates

Each time a dividend is payable or other distribution is made, or a meeting of shareholders is scheduled, HSBC may set a record date to establish those shareholders who are eligible to receive the dividend or distribution or to attend the meeting. The Bank of New York Mellon will fix a dividend record date relating to the HSBC ADSs, which will be the same as any corresponding record date set by HSBC for ordinary shares or, if a different date, set after consultation with HSBC to the extent practicable.

Voting Rights

The ADS holder may instruct The Bank of New York Mellon, as depositary, as to the exercise of voting rights attaching to deposited securities represented by HSBC ADSs.

If requested in writing by HSBC, The Bank of New York Mellon will notify the holder of the upcoming meeting and arrange to deliver relevant materials to him. The materials will (1) describe the meeting time, place and the matters to be voted on and (2) explain how the holder may give instructions for his HSBC ordinary shares to be voted. For instructions to be valid, The Bank of New York Mellon must receive them on or before the date specified in the instructions. The Bank of New York Mellon will, to the extent practical, subject to applicable law and the provisions of HSBC’s Memorandum and Articles of Association, vote the HSBC ordinary shares or other deposited securities as the holder instructs. The Bank of New York Mellon will only vote as the holder instructs.

Although The Bank of New York Mellon will try to send the notice of the meeting reasonably in advance of the meeting, HSBC will not be able to assure that the holder will receive the voting materials in time to ensure that the holder can give instructions for his HSBC ordinary shares to be voted. In addition, The Bank of New York Mellon and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.

Disclosure of Interests

The obligation of a holder of ordinary shares and other persons with an interest in the ordinary shares to disclose information to HSBC under English law and Hong Kong law applies to ADS holders and any other persons with an interest in the HSBC ADSs. The consequence of failure to comply with these provisions will be the same for an ADS holder and any other persons with an interest in the ADS as for a holder of ordinary shares. The Bank of New York Mellon will co-operate with HSBC’s efforts to comply with the disclosure requirements and ownership limitations.

Amendment and Termination of the Deposit Agreement

HSBC may agree with The Bank of New York Mellon to amend, for any reason, the deposit agreement and the HSBC ADSs without the holder’s consent. If the amendment adds or increases fees or charges, except for taxes and other governmental charges, or prejudices an important right of ADS holders, it will only become effective 30 days after The Bank of New York Mellon notifies the holder of the amendment. At the time an amendment becomes effective, the holder is considered, by continuing to hold his HSBC ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair the holder’s right to receive the deposited securities in exchange for his HSBC ADSs, except as required to comply with applicable law.

The Bank of New York Mellon will terminate the deposit agreement if HSBC asks it to do so in which case it must notify the holder at least 90 days before termination. The Bank of New York Mellon may also terminate the agreement if The Bank of New York Mellon informs HSBC that it would like to resign and HSBC does not appoint a new depositary bank within 90 days.

After termination, The Bank of New York Mellon and its agents will be required to do only the following under the agreement: (l) collect dividends and other distributions on the deposited securities, (2) sell rights offered to holders of deposited securities and (3) deliver shares and other deposited securities upon cancellation of HSBC ADSs. At any time after one year following termination of the deposit agreement, The Bank of New York Mellon may sell any remaining deposited securities. After that, The Bank of New York Mellon will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their HSBC ADSs. The Bank of New York Mellon will not invest the money and will have no liability for interest. The Bank of New York Mellon’s only obligations will be to account for the money and other cash. After termination, HSBC’s only obligations will be with respect to indemnification and to pay specified amounts to The Bank of New York Mellon.

Charges of Depositary

HSBC will pay specified fees, charges and expenses of The Bank of New York Mellon as agreed between The Bank of New York Mellon and HSBC. Fees for which the holders of the HSBC ADSs will be responsible include:

For:	HSBC ADS holders must pay:
Each issuance of HSBC ADSs, including as a result of a distribution of shares (through stock dividend or stock split or rights or other property). This fee will not be payable by ADS holders with respect to new ADSs issued in the rights offering.	US$5.00 (or less) per 100 HSBC ADSs or portion thereof

Each cancellation of HSBC ADSs, including if the deposit agreement terminates	US$5.00 (or less) per 100 HSBC ADSs or portion thereof

Transfer and registration of shares on HSBC share register from the holder’s name to the name of The Bank of New York Mellon or its agent when the holder deposits or withdraws shares	Registration or transfer fees (of which there currently are none)

Conversion of non-US currency to US dollars	Charges and expenses incurred by The Bank of New York Mellon with respect to the conversion
Each cash distribution to HSBC ADS holders	US$0.02 or less per ADS

Cable, telex and facsimile transmission expenses	As provided in the Deposit Agreement

Transfers or issues of HSBC ordinary shares to the depositary in exchange for HSBC ADSs	Subject to the exceptions described in “— Liability of Holder for Taxes,” stamp duty or stamp duty reserve tax equal to 1.5% (rounded up, in the case of stamp duty, to the nearest £5) of the amount of the consideration given for the transfer, or the value of the shares if there is no such consideration, or their issue price.

Distribution of securities to holders of deposited securities which are distributed by the depositary to ADS holders	A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs

Any charges incurred by the depositary or its agents for servicing the deposited securities	As applicable

Liability of Holder for Taxes

The Bank of New York Mellon may deduct the amount of any taxes owed from any payments to the holder. It may also restrict the transfer of the holder’s HSBC ADSs or restrict the withdrawal of the holder’s underlying deposited securities until the holder pays any taxes owed on his HSBC ADSs or underlying securities. It may also sell deposited securities, by public or private sale, to pay any taxes owed. The holder will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York Mellon sells deposited securities, it will, if appropriate, reduce the number of HSBC ADSs to reflect the sale and pay to the holder any proceeds, or send to the holder any property, remaining after it has paid the taxes.

Limitations on Obligations and Liability to HSBC ADS Holders

The deposit agreement expressly limits HSBC’s obligations and the obligations of The Bank of New York Mellon. It also limits HSBC’s liability and the liability of The Bank of New York Mellon, HSBC and The Bank of New York Mellon:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law, any provision of HSBC’s Memorandum and Articles of Association or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the HSBC ADSs or the agreement on a holder’s behalf or on behalf of any other party unless they are indemnified to their satisfaction; and

•	may rely upon any advice of or information from any legal counsel, accountants, any person depositing HSBC ordinary shares, any ADS holder or any other person whom they believe in good faith is competent to give them that advice or information.

In the deposit agreement, HSBC and The Bank of New York Mellon agree to indemnify each other under specified circumstances.

Holder’s Right to Receive the HSBC Ordinary Shares Underlying HSBC ADSs

The holder of HSBC ADSs has the right to cancel his HSBC ADSs and withdraw the underlying shares at any time, except (i) when The Bank of New York Mellon or HSBC has closed its transfer books (for example, to permit voting at a shareholders’ meeting or when HSBC is paying a dividend on the HSBC ordinary shares); (ii) when the holder seeking to withdraw HSBC ordinary shares owes money to pay fees, taxes and similar charges; or (iii) when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to HSBC ADSs or to the withdrawal of HSBC ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Inspection of Books and Shareholder Communications

The Bank of New York Mellon will keep books at its transfer office in New York City for the registration and transfer of HSBC ADSs which will be open for inspection by the holders of HSBC ADSs and HSBC at all reasonable times. Any reports and communications that HSBC sends to The Bank of New York Mellon or the custodian or otherwise makes available to shareholders are available for inspection by the holders of HSBC ADSs and HSBC at The Bank of New York Mellon’s New York City transfer office. The holder of HSBC ADSs has the right to inspect a list, as of a recent date, of the names and addresses of all registered holders of HSBC ADSs.

Pre-Release of HSBC ADSs

The Bank of New York Mellon may deliver HSBC ADSs before deposit of the underlying HSBC ordinary shares. This is called a pre-release of HSBC ADSs. The Bank of New York Mellon may also deliver HSBC ordinary shares prior to the receipt and cancellation of pre-released HSBC ADSs even if the HSBC ADSs are cancelled before the pre-release transaction has been closed out. A pre-release is closed out as soon as the underlying HSBC ordinary shares are delivered to The Bank of New York Mellon. The Bank of New York Mellon may receive HSBC ADSs instead of HSBC ordinary shares to close out a pre-release. The Bank of New York Mellon may pre-release HSBC ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York Mellon in writing that it or its customer, as the case may be, owns the HSBC ordinary shares or HSBC ADSs to be remitted; (2) the pre-release must be fully collateralized with cash or other collateral that The Bank of New York Mellon considers appropriate; (3) The Bank of New York Mellon must be able to close out the pre-release on not more than three business days’ notice. The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York Mellon considers appropriate. In addition, The Bank of New York Mellon will limit the number of HSBC ADSs that may be outstanding at any time as a result of pre-release.

Requirements for Depositary Actions

Before The Bank of New York Mellon will deliver or register the transfer of HSBC ADSs, make a distribution on HSBC ADSs or permit withdrawal of HSBC ordinary shares, HSBC or The Bank of New York Mellon may require:

•	payment of stock transfer or other taxes or governmental charges and transfer or registration fees charged by third parties for the transfer of any HSBC ordinary shares or other deposited securities, as well as the fees of The Bank of New York Mellon;

•	production of satisfactory proof of the identity of the person presenting HSBC ordinary shares for deposit or HSBC ADSs upon withdrawal, and of the authenticity of any signature or other information they deem necessary; and

•	compliance with regulations The Bank of New York Mellon may establish consistent with the deposit agreement, including presentation of transfer documents.

US FEDERAL INCOME TAXATION

US Taxation Related to US Holders who Acquire, Own or Dispose of Rights to the New ADSs or New Ordinary Shares

The following is a summary of certain material US federal income tax consequences of the acquisition, ownership and disposition of rights to acquire the new ordinary shares or new ADSs pursuant to the rights offering (“Rights”), new ordinary shares or new ADSs by a US Holder (as defined below). For a summary of certain United Kingdom taxation considerations, please see “Part XVI — Additional Information — 10 Taxation — 10.1 United Kingdom taxation” in the accompanying UK Prospectus. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor, and does not discuss state, local, foreign or other tax laws. In particular, the summary does not deal with Rights, new ordinary shares or new ADSs that are not held as capital assets and does not address the tax treatment of holders that are subject to special rules, such as US expatriates, banks and other financial institutions, insurance companies, dealers in securities or currencies, regulated investment companies, persons that elect mark-to-market treatment, persons holding shares as a position in a synthetic security, straddle or conversion transaction, persons subject to the alternative minimum tax, persons who acquired the shares pursuant to the exercise of employee stock options or otherwise as compensation, individual accounts and other tax deferred accounts, tax exempt entities, persons that own, directly or indirectly, 10% or more of the Company’s shares and persons whose functional currency is not the US dollar.

For purposes of this summary, a “US Holder” is a beneficial owner of Rights, new ordinary shares or new ADSs that is a citizen or resident of the United States, a US domestic corporation, or otherwise subject to US federal income tax on a net income basis with respect to its Rights, new ordinary shares or new ADSs.

A U.S. holder of the ADSs generally will be treated for U.S. federal income tax purposes as the beneficial owner of the shares represented by those ADSs. No gain or loss will be recognized upon an exchange of the ADSs for such shares or on an exchange of rights to new ADSs for the rights to new ordinary shares.

The US federal income tax treatment of a partner in a partnership that holds Rights and new ordinary shares or new ADSs will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are partnerships should consult their tax advisers concerning the US federal income tax consequences to their partners of the acquisition, ownership and disposition of Rights and new ordinary shares or new ADSs by the partnership.

The summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, as well as on the income tax treaty between the United States and the United Kingdom (the “Treaty”), all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

THE SUMMARY OF US FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING RIGHTS, NEW ORDINARY SHARES AND NEW ADSS, INCLUDING THEIR ELIGIBILITY FOR THE BENEFITS OF THE TREATY, THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Taxation in Respect of Rights

Receipt of Rights

The tax consequences of the receipt of Rights by a US Holder are not free from doubt. In particular, it is not clear whether the sale of ordinary shares underlying Rights by the joint global coordinators, and the remittance of the proceeds from that sale to certain holders whose ordinary shares underlying Rights were sold, should be treated as a sale and distribution by the Company, or as a distribution of Rights by the Company and a subsequent sale of those Rights by the relevant holders. If the sale and distribution were considered to be made by the Company, then the receipt of Rights would be taxable to US Holders as a dividend, as described below under “— Taxation in Respect of new ordinary shares and new ADSs — Dividends.” However, based on the particular facts relating to the

Rights and the sale of ordinary shares underlying Rights by the joint global coordinators, the Company believes it is proper to take the position that a US Holder is not required to include any amount in income for US federal income tax purposes as a result of the receipt of the Rights. It is possible that the IRS will take a contrary view and require a US Holder to include in income the fair market value of the Rights on the date of their distribution. The remainder of this discussion assumes that the receipt of Rights will not be a taxable event for US federal income tax purposes.

The basis and holding period of the Rights will be determined by reference to a US Holder’s Existing Ordinary Shares or Existing ADSs. If the fair market value of the Rights is worth 15% or more of the value of the Existing Ordinary Shares or Existing ADSs on the date the Rights are distributed, a US holder will be required to allocate its basis in its Existing Ordinary Shares between the Existing Ordinary Shares or Existing ADSs and the Rights based on the fair market value of each on the distribution date. In the event that the fair market value of the Rights is less than 15% of the value of the Existing Ordinary Shares or Existing ADSs on the date the Rights are distributed, US Holders may elect to allocate their basis in the same manner, and with the same results, as discussed above. In the absence of such election, no basis will be allocated to the Rights. US Holders’ holding period with respect to Rights will be the same as their holding period for their Existing Ordinary Shares or Existing ADSs with respect to which the Rights were allocated.

Sale or other disposition of Rights

A US Holder will recognize capital gain or loss on the sale or other disposition of Rights in an amount equal to the difference between such holder’s tax basis in the Rights, if any, and the US dollar value of the amount realized from the sale or other disposition. A US Holder will recognize long-term capital gain or loss, subject to taxation at reduced rates for individual taxpayers, if such holder’s holding period in the Rights exceeds one year. A US Holder’s holding period will include the holding period in the Existing Ordinary Shares or Existing ADSs with respect to which the Rights were allocated. In addition, any gain or loss will generally be treated as arising from US sources. US Holders should consult their own tax advisors as to the US tax and foreign tax credits implications of such sale or other disposition of Rights. The ability to offset capital losses against ordinary income is limited.

A US Holder that receives a payment from the underwriters on account of the sale of new ordinary shares or new ADSs at a premium over the share subscription price will be treated either as having sold the Rights or as having exercised the Rights and sold the new ordinary shares or new ADSs (as described below under “Taxation in respect of new ordinary shares or new ADSs — Sale or other disposition”). A US Holder that receives such a payment should consult its own tax advisers about the US federal income tax treatment of those amounts.

The amount realized on a sale or other disposition of Rights for an amount in a currency other than the US dollar (a “foreign currency”) will be the US dollar value of this amount on the date of sale or disposition (or in the case of cash basis and electing accrual basis taxpayers, the settlement date, provided that the Rights are traded on an established securities market). On the settlement date, the US Holder will recognize US source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the US dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of Rights traded on an established securities market that are sold by a cash basis US Holder (or an accrual basis US Holder that so elects), the amount realized will be based on the exchange rate in effect on the settlement date for the sale, and no exchange gain or loss will be recognized at that time. If an accrual basis US Holder makes the election described above, it must be applied consistently from year to year and cannot be revoked without the consent of the Internal Revenue Service.

Expiration of Rights

If a US Holder allows the Rights to expire without selling or exercising them and does not receive any proceeds, the allocation of basis to the Rights will be disregarded and such holder will not recognize any loss upon expiration of the Rights.

Exercise of Rights

A US Holder will not recognize taxable income upon the receipt of new ordinary shares or new ADSs pursuant to the exercise of Rights. A US Holder’s basis in the new ordinary shares or new ADSs will equal the sum of the US dollar value of the share subscription price determined at the spot rate on the date of exercise and the US Holder’s basis, if any, in the Rights exercised to obtain the new ordinary shares or new ADSs. A US Holder’s holding period in each new ordinary share or new ADS acquired through the exercise of a Right will begin with and include the date of exercise.

Taxation in Respect of New Ordinary Shares or New ADSs

Dividends

The gross amount of any cash distribution received by a US Holder (including the amount of any UK taxes withheld) with respect to its new ordinary shares or new ADSs generally will be subject to US federal income taxation as foreign-source dividend income. Any dividends paid in a foreign currency will be included in a US Holder’s income in a US dollar amount calculated by reference to the exchange rate in effect on the date of a US Holder’s receipt of the dividend, regardless of whether the payment is in fact converted into US dollars on such date. If such a dividend is converted into US dollars on the date of receipt, a US Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. Dividends paid on new ordinary shares or new ADSs generally will not be eligible for the dividends received deduction available to US corporate shareholders.

Subject to certain exceptions for short-term and hedged positions, the US dollar amount of dividends received by certain non-corporate US Holders with respect to new ordinary shares or new ADSs before January 1, 2011 will be subject to taxation at a maximum rate of 15% if the dividends are “qualified dividends.” Dividends received with respect to new ordinary shares or new ADSs will be qualified dividends if the Company (i) is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for purposes of the qualified dividend rules and (ii) was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company (“PFIC”). The current Treaty has been approved for purposes of the qualified dividend rules. Based on the Company’s audited financial statements and relevant market and shareholder data, the Company believes that it was not treated as a PFIC for US federal income tax purposes with respect to its 2008 taxable year. In addition, based on its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market and shareholder data, the Company does not anticipate becoming a PFIC for its 2009 taxable year or in the foreseeable future.

Dividends received by US Holders generally will constitute passive category income (or, in the case of certain US Holders, general category income) for US foreign tax credit purposes. UK tax withheld from dividends will be treated, up to any applicable reduced rates provided under the Treaty, as a foreign income tax that, subject to generally applicable limitations under US tax law, is eligible for credit against the US federal income tax liability of US Holders or, if they have elected to deduct such taxes, may be deducted in computing taxable income. US Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or other disposition

A US Holder will recognize capital gain or loss on the sale, exchange or other disposition of the shares in an amount equal to the US dollar value of the difference between the amount realized for the new ordinary shares or new ADSs and such holder’s adjusted tax basis (determined in US dollars) in the new ordinary shares or new ADSs. Such gain or loss generally will be US source gain or loss, and will be long-term capital gain or loss if the new ordinary shares or new ADSs were held for more than one year. The net amount of long-term capital gain recognized by an individual US Holder generally is subject to taxation at a preferential rate. In addition, such gain or loss generally will be US-source gain or loss for US foreign tax credit purposes. Prospective investors should consult their own tax advisors as to the US tax and foreign tax credits implications of such sale or other disposition of new ordinary shares or new ADSs. A US Holder’s ability to offset capital losses against ordinary income is limited.

The tax basis of a new ordinary share or new ADS purchased with foreign currency will generally be the US dollar value of the purchase price on the date of purchase, or the settlement date for the purchase, in the case of new ordinary shares or new ADSs traded on an established securities market that are purchased by a cash basis US Holder (or an accrual basis US Holder that so elects). (For the tax basis of a US Holder in new ordinary shares acquired by exercising Rights, see “Taxation in Respect of Rights-Exercise of Rights” above). The amount realized on a sale or other disposition of new ordinary shares or new ADSs for an amount in foreign currency will be the US dollar value of this amount on the date of sale or disposition. On the settlement date, the US Holder will recognize US source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the US dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of new ordinary shares or new ADSs traded on an established securities market that are sold by a cash basis US Holder (or an accrual basis US Holder that so elects), the amount realized will be based on the exchange rate in effect on the settlement date for the sale, and no exchange gain or loss will be recognized at that time. If an accrual basis US Holder makes the election described above, it must be applied consistently from year to year and cannot be revoked without the consent of the Internal Revenue Service.

Backup withholding and information reporting

Payments of dividends and sales proceeds of Rights, new ordinary shares or new ADSs that are made within the United States or through certain US-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the holder (i) is a corporation or other exempt recipient or (ii) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Holders that are not US persons generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide a certification of its non-US status in connection with payments received within the United States or through a US-related financial intermediary (generally on Form W-8BEN). Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s US federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rule by filing the appropriate claim for refund with the IRS and furnishing any required information.

UK stamp duty reserve tax

US Holders should note that under UK domestic law there is a charge to stamp duty reserve tax on the issue of new ordinary shares to the ADS depositary (or its nominee) calculated at 1.5 per cent of the consideration given for the new ordinary shares. This cost will be borne by the relevant US Holder and, accordingly, the ADS subscription price for such US Holders shall be increased on the terms set out in this prospectus to account for such stamp duty reserve tax. Following the receipt of such additional monies in respect of stamp duty reserve tax, they will be paid to HM Revenue & Customs.

UNDERWRITING

HSBC is offering its shareholders the right to subscribe for new ordinary shares and its ADS holders the right to subscribe for new ADSs. Unless the context otherwise requires, in this section the term “new ordinary shares” shall mean new ordinary shares, whether in the form of new ordinary shares or new ADSs.

For the timing of delivery of new ordinary shares in respect of the exercise of rights, see “The Rights Offering — Subscription by Holders of ADS Rights” in this document and “Part VIII — Terms of the Rights Issue” in the accompanying UK prospectus.

In connection with the rights offering, Goldman Sachs International (“GSI”) is acting as sponsor, joint bookrunner and joint global coordinator and HSBC Bank plc and J.P. Morgan Cazenove Limited (“JPMC”) are acting as joint bookrunners and joint global coordinators. GSI, HSBC Bank plc and JPMC are referred to collectively as the “joint global coordinators.” GSI may be contacted at Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom. HSBC Bank plc may be contacted at HSBC Bank plc, 8 Canada Square, London E14 5HQ, United Kingdom. JPMC may be contacted at J.P. Morgan Cazenove Limited, 20 Moorgate, London EC2R 6DA, United Kingdom.

HSBC, the joint global coordinators and the underwriters named below have entered into an underwriting agreement with respect to the new ordinary shares. Pursuant to the underwriting agreement, if any new ordinary shares are not subscribed for pursuant to the exercise of rights (such new ordinary shares not subscribed for, the “remaining new ordinary shares”), the joint global coordinators have severally agreed, subject to certain conditions, to seek to procure subscribers for the remaining new ordinary shares and, failing that, the underwriters have agreed to procure subscribers or themselves subscribe at the share subscription price (in each case in pounds sterling) per share for remaining new ordinary shares up to the maximum number of remaining new ordinary shares indicated in the following table.

	Underwriting Commitment
	Maximum			% of HSBC’s
	Number of		% of HSBC’s Share	Share Capital
	Remaining New	% of Ordinary	Capital Prior to	After the
Underwriter	Ordinary Shares	Shares Offered(1)	the Offering(1)(2)	Offering(1)(3)

Goldman Sachs International	1,020,277,038	20.2%	8.4%	5.9%
Peterborough Court 133 Fleet Street London EC4A 2BB United Kingdom
J.P. Morgan Securities Ltd.	1,020,277,038	20.2%	8.4%	5.9%
125 London Wall London EC2Y 5AJ United Kingdom
BNP PARIBAS	629,921,259	12.5%	5.2%	3.7%
16 Boulevard des Italiens 75009 Paris France
Credit Suisse Securities (Europe) Limited	629,921,259	12.5%	5.2%	3.7%
One Cabot Square London E14 4QJ United Kingdom
RBS Hoare Govett Limited	629,921,259	12.5%	5.2%	3.7%
250 Bishopsgate London EC2M 4AA United Kingdom

	Underwriting Commitment
	Maximum			% of HSBC’s
	Number of		% of HSBC’s Share	Share Capital
	Remaining New	% of Ordinary	Capital Prior to	After the
Underwriter	Ordinary Shares	Shares Offered(1)	the Offering(1)(2)	Offering(1)(3)

Citigroup Global Markets UK Equity Limited	147,637,795	2.9%	1.2%	0.9%
Canada Square Canary Wharf London E14 5LB United Kingdom
Societe Generale	147,637,795	2.9%	1.2%	0.9%
29, boulevard Haussmann 75009 Paris France
ING Bank N.V.	118,110,236	2.3%	1%	0.7%
Bijlmerplein 888 1102 MG Amsterdam The Netherlands
Banca IMI S.p.A.	118,110,236	2.3%	1%	0.7%
Piazzetta Giordano dell’Amore n. 3-20121 Milan Italy
Nomura International plc	118,110,236	2.3%	1%	0.7%
Nomura House 1 St Martin’s-Le-Grand London EC1A 4NP United Kingdom
CALYON	78,740,150	1.6%	0.7%	0.5%
9, quai du Président Paul Doumer 92920 Paris La Défense France
NATIXIS	78,740,150	1.6%	0.7%	0.5%
30 Avenue Pierre Mendès 75013 Paris France
MEDIOBANCA Banca di Credito	78,740,150	1.6%	0.7%	0.5%
Finanziario S.p.A. Piazzetta Cuccia 1 Milano 20121 Italy
Morgan Stanley & Co International Plc	59,055,117	1.2%	0.5%	0.3%
25 Cabot Square Canary Wharf London E14 4QA United Kingdom
UBS Limited	39,370,075	0.8%	0.3%	0.2%
1 Finsbury Avenue London EC2M 2PP United Kingdom

	Underwriting Commitment
	Maximum			% of HSBC’s
	Number of		% of HSBC’s Share	Share Capital
	Remaining New	% of Ordinary	Capital Prior to	After the
Underwriter	Ordinary Shares	Shares Offered(1)	the Offering(1)(2)	Offering(1)(3)

Scotiabank Europe plc	39,370,075	0.8%	0.3%	0.2%
33 Finsbury Square London EC2A 1BB United Kingdom
CITIC Securities Corporate Finance (HK) Limited	39,370,075	0.8%	0.3%	0.2%
26/F CITIC Tower 1 Tim Mei Avenue Central Hong Kong
RBC Dominion Securities Inc.	27,559,050	0.5%	0.2%	0.2%
Royal Bank Plaza 4th Floor South Tower P.O. Box 50 200 Bay Street Toronto Ontario Canada M5J 2W7
Banco Bilbao Vizcaya Argentaria, S.A.	27,559,050	0.5%	0.2%	0.2%
Plaza de San Nicolás 4, Bibao Spain
Fox-Pitt, Kelton Ltd	11,811,022	0.2%	0.1%	0.1%
25 Copthall Avenue London EC2R 7BP United Kingdom
Total	5,060,239,065	100%	41.8%	29.5%

(1)	Columns may not add due to rounding.

(2)	As at 31 December 2008.

(3)	After giving effect to the rights offering as if it had occurred on 31 December 2008.

The underwriting agreement provides that the obligations of the joint global coordinators to seek to procure subscribers or, failing that, the obligations of the underwriters to procure subscribers or themselves subscribe for the remaining new ordinary shares are subject to the receipt of customary legal opinions from counsel and to certain other conditions, including the admission of the new ordinary shares (nil paid) to the Official List of the UK Listing Authority and approvals of the listing of the new ordinary shares by the Main Board of the Hong Kong Stock Exchange and the New York Stock Exchange.

GSI, JPMC or J.P. Morgan Securities Ltd. (“JPMSL”) may terminate the underwriting agreement at any time before admission of the new ordinary shares (nil paid) to the Official List of the UK Listing Authority (i) if certain force majeure events were to occur that, in GSIs, JPMC’s or JPMSL’s judgment acting in good faith and after consultation with HSBC, where practicable, are material and adverse to the HSBC group, (ii) in the event of a material adverse change relating to HSBC as a result of which GSI, JPMC or JPMSL, acting in good faith and after consultation with HSBC, where practicable, considers it impracticable or inadvisable to proceed with the rights offering and (iii) in other customary circumstances. The underwriting agreement may not be terminated in any circumstances after the admission of the new ordinary shares (nil paid) to the Official List of the UK Listing Authority.

Pursuant to the underwriting agreement, HSBC has agreed to pay the joint global coordinators and the underwriters an aggregate base fee of 2.75% of the aggregate sale proceeds of the rights offering, or £353.5 million (approximately £0.07 per new ordinary share). HSBC may also, in its sole discretion, pay in aggregate to the joint global coordinators and the underwriters an additional fee equal to 0.50% of the aggregate sale proceeds of the rights offering. HSBC has also agreed to pay or reimburse certain expenses of the joint global coordinators and the underwriters related to the rights offering.

* * * * *

Set forth below is an itemization of the estimated total fees and expenses, excluding underwriting discounts and commissions, that are expected to be incurred in connection with the rights offering.

(in millions)

SEC registration fee	$0.1
Stock exchange listing, registrar and inspection fees	$1.5
Printing and translation expenses	$0.7
Legal fees and expenses	$8.5
Sponsor and financial advisors fees	$8.5
Accounting fees and expenses	$3.0
Contingency and other expenses	$2.7
Total	$25.0

HSBC has agreed that, for a period from the date of the underwriting agreement to the expiration of 90 days from the date of delivery of the new ordinary shares (or, if earlier, the date that the joint global coordinators’ and the underwriters’ obligations under the underwriting agreement cease), HSBC will not, without the prior written consent of GSI, JPMC and JPMSL, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, deposit into any depositary receipt facility or otherwise transfer or dispose of any of HSBC’s ordinary shares or any securities convertible into or exercisable or exchangeable for HSBC’s ordinary shares or any other interest therein or file any registration statement under the Securities Act with respect to any of the foregoing (or publicly announce the same); or (ii) enter into any swap, forward sale, option or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any HSBC ordinary shares, whether any such swap, forward sale, option, agreement or transaction described in (i) or (ii) above is to be settled by delivery of HSBC ordinary shares or such other securities, in cash or otherwise. The foregoing restrictions do not apply to (a) any ordinary shares issued by HSBC upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the underwriting agreement and disclosed in the accompanying UK prospectus; (b) any HSBC ordinary shares issued or options to subscribe for HSBC ordinary shares granted pursuant to HSBC’s employee benefit plans disclosed in the accompanying UK prospectus or dividend re-investment arrangements or the scrip dividend arrangements in each case in accordance with normal practice or (c) any such matters undertaken directly or indirectly in connection with financing a proposed acquisition.

* * * * *

HSBC is aware that all of its directors intend to exercise their rights, in full, to acquire new ordinary shares, other than rights arising in connection with any HSBC ordinary shares HSBC’s executive directors hold through the HSBC Holdings UK Share Ownership Plan. In accordance with the basis on which such plan operates, HSBC’s executive directors will sell such number of rights during the nil paid dealing period as is required to meet the cost of taking up the balance of such rights.

Certain of the underwriters and JPMC have advised HSBC that they are currently making a market for HSBC ordinary shares and that they intend to make a market in the share rights. However, there is currently no market for the share rights and HSBC can give you no assurance that a market for the share rights will develop or, if a market does develop, as to how long it will continue. If these market making activities are commenced, they may be discontinued at any time at the sole discretion of the underwriters and without notice. These transactions may be effected on the New York Stock Exchange, the London Stock Exchange or Euronext Paris, in the over-the-counter market or otherwise.

Each underwriter has agreed that neither it nor its affiliates will, without the consent of HSBC, enter into any transaction involving HSBC ordinary shares or securities or derivatives (other than securities or derivatives referencing any existing and established sector or market index in which the weighting of HSBC’s ordinary shares does not exceed 8%) that is intended to hedge (or otherwise mitigate the economic risk associated with) the underwriting commitment of such underwriter. The underwriters may, however, enter into transactions in the ordinary course to facilitate client orders or that constitute ordinary course market making activity. Any such transactions shall be undertaken in compliance with applicable securities laws and regulations.

As described above, subject to certain conditions, the joint global coordinators will be required to seek to procure subscribers or, failing that, the underwriters will be required to subscribe for the remaining new ordinary shares, if there are any. This prospectus may be used by the underwriters to make offers and sales, or resales, of the remaining new ordinary shares.

Subject to certain selling restrictions, the several underwriters may offer remaining new ordinary shares to the public at variable prices, which may be less than or in excess of the share subscription price. Any remaining new ordinary shares sold by the underwriters to securities dealers, and any such securities that such dealers may resell to certain other brokers or dealers, may be sold at a discount to the price or prices offered to the public.

HSBC has been advised by the underwriters that one or more of the underwriters are expected to make offers and sales of remaining new ordinary shares through their respective selling agents. Any offers and sales in the United States will be conducted by or through broker-dealers registered with the Securities and Exchange Commission as permitted by applicable regulations.

HSBC has been advised that the underwriters may distribute the remaining new ordinary shares in one or more of the following types of transactions:

•	transactions, including block trades or consolidated distributions, on one or more of the stock exchanges on which HSBC’s securities trade or otherwise;

•	over-the-counter market transactions;

•	privately negotiated transactions; or

•	a combination of any of these transactions.

HSBC has agreed to indemnify the joint global coordinators and the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Certain of the joint global coordinators and the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking or other services for HSBC, for which they received or will receive customary fees and expenses. HSBC and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking or other services for certain of the joint global coordinators or the underwriters or their respective affiliates, for which they received or will receive customary fees and reimbursement of expenses.

Subscribers for new ordinary shares may be required to pay taxes and other charges in accordance with the laws and practices of their country in addition to the subscription price stated on the cover of this prospectus.

Selling Restrictions

You are referred to the information and limitations set forth under the applicable notices to investors on pages iv to vii of the accompanying UK prospectus in connection with the rights and exercises of rights.

In connection with any offering of the remaining new ordinary shares, the remaining new ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the remaining new ordinary shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for HSBC by Cleary Gottlieb Steen & Hamilton LLP, London, England, HSBC’s US counsel, and Norton Rose LLP, HSBC’s English solicitors and for the joint global coordinators and the underwriters by Shearman & Sterling (London) LLP, London, England, US counsel for the underwriters, and Linklaters LLP, English solicitors for the joint global coordinators and the underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HSBC’s consolidated financial statements as at 31 December 2008 and 31 December 2007 and for each of the three years ended 31 December 2008, 2007 and 2006 and management’s assessment of the effectiveness of internal control over financial reporting appearing in its annual report on Form 20-F for the year ended 31 December 2008 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Audit Plc refers to HSBC having changed its method of accounting for certain financial assets in the year ended 31 December 2008 following the adoption of “Reclassification of Financial Assets (Amendments to IAS 39 Financial Instruments: Recognition and Measurement and IFRS 7 Financial Instruments: Disclosures).”

ANNEX A

INSTRUCTIONS ON COMPLETING THE PAL

These instructions are for holders of HSBC ordinary shares in certificated form who need to exercise their share rights through a PAL. If you hold your HSBC ordinary shares in uncertificated form in CREST, your exercise options are the same; however, for instructions on how to exercise your rights, please refer to the accompanying UK prospectus and the CREST Manual.

OPTION 1: Take Up all of your Share Rights

If you choose to take up all of your share rights, the proportion of the total number of ordinary shares that you will hold after the rights offering will be the same as it was before the rights offering.
DEADLINE: 11.00 a.m. (London time) on 3 April 2009

1	Make out a check drawn on your own account or obtain a building society check or a banker’s draft in pounds sterling payable to “HSBC Holdings plc Rights Issue” and crossed “Account Payee Only” for the full amount indicated in Box C on page 1 of your PAL.

Checks or banker’s drafts must be drawn on an account at a branch (which must be in the United Kingdom, the Channel Islands or the Isle of Man) of a bank or building society which is either a settlement member of the Cheque and Credit Clearing Company Limited or the CHAPS Clearing Company Limited or which has arranged for its checks and banker’s drafts to be cleared through facilities provided by either of those companies.

2	Write your name and your Shareholder Reference Number (indicated at the top of page 1 of your PAL) on the back of your check or banker’s draft and attach it to your PAL.

3	Put your PAL and check or banker’s draft in the reply-paid envelope provided or otherwise send by post to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom or deliver by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom.

4	This must reach Computershare by 11.00 a.m. (London time) on 3 April 2009.

If you mail your PAL, please allow sufficient time for delivery.

OPTION 2: Cashless Take Up

You have the option to elect for Computershare to sell some of your share rights in order to take up your remaining share rights. This is known as ‘Cashless Take Up’ because you are able to use the funds raised through the sale of some of your share rights to pay for the remaining share rights without having to pay any additional money.

The sale price, and therefore the number of new ordinary shares you will receive is not guaranteed as it depends on the market price of the share rights at the time of sale. Please note that there will be a £5 charge for this option which will be deducted from your sale proceeds. Full terms and conditions of the cashless take up facility are available upon request from Computershare Investor Services PLC.
DEADLINE: 3.00 p.m. (London time) on 27 March 2009

1	Tick the “Cashless Take Up” Box (Option 2) on page 1 of your PAL and sign and date at the bottom of your PAL.

2	Put your PAL in the reply-paid envelope provided or otherwise send by post to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol BS99 6AR, United Kingdom or deliver by hand (during normal business hours only) to Computershare Investor Service PLC, The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom.

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3 This must reach Computershare by 3.00 p.m. (London time) on 27 March 2009.

If you mail your PAL, please allow sufficient time for delivery.

Please note a broker can also arrange this for you: please get in touch with your broker as soon as possible for more information. Your broker will charge you a fee for this service as agreed between you.

OPTION 3: Sell all your Share Rights (through the Computershare dealing facility)

You have the option to elect for Computershare to sell all of your share rights on your behalf. If you decide to sell all of your share rights, the number of ordinary shares you hold in HSBC will stay the same, but the proportion of the total number of ordinary shares in HSBC that you hold will be lower than that which you currently hold (i.e. your shareholding in HSBC will be diluted).

The value of your share rights and the price at which they may be sold depends on market conditions at the time of sale. Your share rights may not have any value, in which case you will not receive any payment. Please note there will be a £5 charge for this option, which will be deducted from your sale proceeds (if any). Full terms and conditions of the dealing facility are available upon request from Computershare Investor Services PLC.
DEADLINE: 3.00 p.m. (London time) on 27 March 2009

1	Tick the “Sell all of your Rights” Box (Option 3) on page 1 of your PAL and sign and date at the bottom of your PAL.

2	Put your PAL in the reply-paid envelope provided or otherwise send by post to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol BS99 6AR, United Kingdom or deliver by hand (during normal business hours only) to Computershare Investor Service PLC, The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom.

3	This must reach Computershare by 3.00 p.m. (London time) on 27 March 2009.

If you mail your PAL, please allow sufficient time for delivery.

Please note that you can also sell your share rights other than through the Computershare dealing facility by renouncing your share rights (see Option 5) in accordance with the instructions on your PAL. A broker can arrange this for you. Your broker may charge you a fee for this service as agreed between you and your broker.

OPTION 4: Take Up some of your Share Rights	DEADLINE: 11.00 a.m. (London time) on 3 April 2009

1	Complete and sign Form X on page 2 of your PAL.

2	Make out a check drawn on your own account or obtain a building society check or a banker’s draft in pounds sterling payable to “HSBC Holdings plc Rights Issue” and crossed “Account Payee Only” for the amount required to take up the relevant number of share rights. The amount required will be 254 pence multiplied by the number of share rights you wish to take up.

Checks or banker’s drafts must be drawn on an account at a branch (which must be in the United Kingdom, the Channel Islands or the Isle of Man) of a bank or building society which is either a settlement member of the Cheque and Credit Clearing Company Limited or the CHAPS Clearing Company Limited or which has arranged for its checks and banker’s drafts to be cleared through facilities provided by either of those companies.

3	Write your name and your Shareholder Reference Number (indicated at the top of page 1 of your PAL) on the back of your check or banker’s draft and attach it to your PAL.

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4	Prepare a cover letter addressed to “HSBC Holdings plc” and stating clearly the number of share rights you wish to take up.

5	Put your PAL, the check or banker’s draft and your cover letter in the reply-paid envelope provided or otherwise send by post to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol BS99 6AR, United Kingdom or deliver by hand (during normal business hours only) to Computershare Investor Service PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom.

6	This must reach Computershare by 11.00 a.m. (London time) on 3 April 2009.

If you mail your PAL, please allow sufficient time for delivery.

If you wish to exercise some of your share rights but want to transfer the remainder, you will need to split your PAL (see Option 5).

OPTION 5: Other (split/renounce/deposit share rights in CREST)	DEADLINES:
Splitting: 3.00 p.m. (London time) on 1 April 2009
Renouncing nil paid rights: 3.00 p.m. (London time) on 1 April 2009
Renouncing fully paid rights: 11.00 a.m. (London time) on 3 April 2009
Deposit in CREST: 3.00 p.m. (London time) on 30 March 2009

You may (i) split or renounce your share rights or (ii) deposit your share rights into CREST by completing Form X (and Form Y or the CREST deposit form as appropriate) on page 2 of your PAL or by taking your PAL to a broker.

Please call the shareholder helpline (+44 870 702 0137) as soon as possible if you wish to take any of the above actions or contact your broker.

OPTION 6: Do nothing (let your rights lapse)

If you do not wish to take up or sell any of your share rights then you do not need to return your PAL. Your share rights will lapse on 3 April 2009. The new ordinary shares that your share rights entitled you to acquire will be offered for sale and any premium obtained over the share subscription price the expenses of the sale will be paid to you by check provided the amount exceeds £5.00. Any net proceeds will be paid to you in pounds sterling. Checks are expected to be dispatched on or around 14 April 2009.

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THIS DOCUMENT AND ANY ACCOMPANYING DOCUMENTS ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION.

If you are in any doubt as to any aspect of the proposals referred to in this document or as to the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant, fund manager or other appropriate independent financial adviser, duly authorised under FSMA if you are resident in the United Kingdom, or, if you are not, from another appropriately authorised independent financial adviser.

Subject to the restrictions set out below, if you have sold or otherwise transferred all of your Ordinary Shares (other than ex-rights) held in certificated form before 20 March 2009 in the case of Ordinary Shares held on the UK principal register (the “UK Ex-Rights Date”) or before 12 March 2009 in the case of Ordinary Shares held on the Hong Kong branch register (the “HK Ex-Rights Date”) or before 11 March 2009 in the case of Ordinary Shares held on the Bermuda branch register (the “Bermuda Ex-Rights Date”), please send this document, together with any Provisional Allotment Letter (if and when received), as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for onward delivery to the purchaser or transferee. This document and/or the Provisional Allotment Letter should not, however, be distributed, forwarded to or transmitted in, into or from any jurisdiction where to do so might constitute a violation of local securities laws or regulations, including, but not limited to (subject to certain exceptions as agreed with the Company and the Joint Global Coordinators), the Excluded Territories. Please refer to paragraphs 8 and 9 of Part VIII of this document if you propose to send this document and/or the Provisional Allotment Letter outside the United Kingdom, Hong Kong or Bermuda. If you have sold or otherwise transferred all or some of your Ordinary Shares (other than ex-rights) held in uncertificated form through CREST before the UK Ex-Rights Date, a claim transaction will automatically be generated by Euroclear UK which, on settlement, will transfer the appropriate number of Nil Paid Rights to the purchaser or transferee. If you have sold or otherwise transferred only part of your holding of Ordinary Shares (other than ex-rights) held in certificated form before the UK Ex-Rights Date, the HK Ex-Rights Date or the Bermuda Ex-Rights Date (as appropriate), please contact the stockbroker, bank or other agent through whom the sale or transfer was effected immediately. Instructions regarding split applications are set out in Part VIII of this document and in the Provisional Allotment Letter.

This document comprises a prospectus relating to HSBC and the Rights Issue, prepared in accordance with the Prospectus Rules. This document has been approved by the FSA in accordance with section 85 of FSMA. A copy of this document has been filed with the FSA in accordance with paragraph 3.2 of the Prospectus Rules. This document will be made available to the public in accordance with paragraph 3.2 of the Prospectus Rules by the same being made available at www.hsbc.com/prospectus. This document can also be obtained on request from the Company’s Receiving Agent, Computershare Investor Services PLC, from Computershare Hong Kong Investor Services Limited or from Corporate Shareholder Services, The Bank of Bermuda Limited. The Company has requested the FSA to provide a certificate of approval and a copy of this document to the relevant competent authority in France, Germany, Greece, Ireland, Malta, the Netherlands and Spain together, in the case of France, Germany, Greece and Spain, with a translation into the appropriate language of the summary contained in Part I of this document.

HSBC Holdings plc
(Incorporated as a public limited company in England with registered number 617987)

5 for 12 Rights Issue of 5,060,239,065 New Ordinary Shares at 254 pence each

[Intentionally omitted]

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document. The Ordinary Shares trade under stock code 5 on The Stock Exchange of Hong Kong Limited.

The Bermuda Stock Exchange takes no responsibility for the contents of this document, makes no representations as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon any part of the contents of this document.

The Ordinary Shares have been admitted to the Official List, to trading on the London Stock Exchange’s main market for listed securities and to listing on the Main Board of the Hong Kong Stock Exchange, Euronext Paris and the Bermuda Stock Exchange. The Ordinary Shares are also listed, and the ADSs are listed and traded, on the New York Stock Exchange. Applications have been made to the UK Listing Authority and to the London Stock Exchange for the New Ordinary Shares (nil and fully paid) to be admitted to the Official List and to trading on the London Stock Exchange’s main market for listed securities respectively, to the Hong Kong Stock Exchange for listing of, and permission to deal in, the New Ordinary Shares (nil and fully paid) on the Main Board of the Hong Kong Stock Exchange, and to the New York Stock Exchange, Euronext Paris and the Bermuda Stock Exchange for listing of the New Ordinary Shares (fully paid). Application has also been made for the ADSs representing New Ordinary Shares to be listed and traded on the New York Stock Exchange.

It is expected that UK Admission will become effective and that dealings in the New Ordinary Shares, nil paid, will commence on the London Stock Exchange on 20 March 2009 and that HK Admission will become effective on 20 March 2009 and that dealings in the New Ordinary Shares, nil paid, will commence on the Main Board of the Hong Kong Stock Exchange on 23 March 2009.

The distribution of this document and/or the Provisional Allotment Letter and/or the transfer of Nil Paid Rights, Fully Paid Rights and/or New Ordinary Shares into a jurisdiction other than the United Kingdom, Hong Kong or Bermuda may be restricted by law and therefore persons into whose possession this document and/or any related documents comes should inform themselves about and observe any such restrictions. Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdictions. In particular, subject to certain exceptions as agreed with the Company and the Joint Global Coordinators, this document and the Provisional Allotment Letter should not be distributed, forwarded to or transmitted in, into or from any of the Excluded Territories.

Your attention is drawn to the letter from the Chairman of HSBC which is set out in Part VI of this document. You should read the whole of this document. Please refer to Part II of this document for a description of certain important factors, risks and uncertainties that may affect the HSBC Group’s business, the Rights Issue and the New Ordinary Shares and which should be taken into account when considering whether to take up rights under the Rights Issue.

The latest time for acceptance and payment in full of entitlements under the Rights Issue in the UK is 11.00 a.m. (UK time), in Hong Kong is 4.00 p.m. (Hong Kong time) and in Bermuda is 11.00 a.m. (Bermuda time) on 3 April 2009. The procedure for acceptance and payment is set out in Part VIII of this document and, for Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders, in each case other than (subject to certain exceptions as agreed with the Company and the Joint Global Coordinators) those with registered addresses in any of the Excluded Territories only, will also be set out in the Provisional Allotment Letter. Qualifying CREST Shareholders should refer to paragraph 3.2, and Qualifying CCASS Shareholders should refer to paragraph 4.2, of Part VIII of this document.

The Rights Issue is conditional upon, amongst other things, the passing, without material amendment, of the Resolutions at the General Meeting and UK Admission having become effective by not later than 8.00 a.m. on 20 March 2009 (or such later time and date (being not later than 27 March 2009) as certain of the parties to the Underwriting Agreement may agree). If the conditions to the Rights Issue are not fulfilled or the Underwriting Agreement is terminated prior to UK Admission, the Rights Issue will not proceed. Shareholders and prospective investors should note that any persons who deal in the Ordinary Shares in Bermuda from the Bermuda Ex-Rights Date and in Hong Kong from the HK Ex-Rights Date up until the time that UK Admission occurs bear the risk that the Rights Issue may not proceed. Shareholders and prospective investors should also note that the prices for those Ordinary Shares which are traded on an “ex-rights” basis may not be directly comparable with the prices for those Ordinary Shares which are still traded “cum-rights”.

Subject to the passing of the Resolutions, it is expected that Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders, other than (subject to certain exceptions as agreed with the Company and the Joint Global Coordinators) those with registered addresses in any of the Excluded Territories, will be sent a Provisional Allotment Letter on 19 March 2009, and that Qualifying CREST Shareholders and Qualifying CCASS Shareholders will receive a credit to their appropriate stock accounts in CREST and CCASS in respect of the Nil Paid Rights to which they are entitled on 20 March 2009 and 23 March 2009, respectively. The Nil Paid Rights credited to stock accounts in CREST are expected to be enabled for settlement by Euroclear UK as soon as practicable after UK Admission.

In making an investment decision, each investor must rely on their own examination, analysis and enquiry of the Company and the terms of the Rights Issue, including the merits and risks involved. None of the Company, the other Banks or United Overseas Bank Limited, or any of their respective representatives, is making any representation to any offeree or acquirer of the Nil Paid Rights, Fully Paid Rights or New Ordinary Shares regarding the legality of an investment in the Nil Paid Rights, Fully Paid Rights or New Ordinary Shares by such offeree or acquirer under the laws applicable to such offeree or acquirer. Each investor should consult with his or her own advisers as to the legal, tax, business, financial and related aspects of an acquisition of the Nil Paid Rights, Fully Paid Rights or New Ordinary Shares.

Apart from the responsibilities and liabilities, if any, which may be imposed on Goldman Sachs International, J.P. Morgan Cazenove, J.P. Morgan, HSBC Bank plc, any of the other Banks or United Overseas Bank Limited by FSMA or the regulatory regime established thereunder, none of Goldman Sachs International, J.P. Morgan Cazenove, J.P. Morgan, HSBC Bank plc, any of the other Banks or United Overseas Bank Limited, or any person affiliated with them, accept any responsibility whatsoever and make no representation or warranty, express or implied, in respect of the contents of this document including its accuracy or completeness or for any other statement made or purported to be made by any of them, or on behalf of them, in connection with the Company, the Nil Paid Rights, the Fully Paid Rights, the New Ordinary Shares or the Rights Issue and nothing in this document is or shall be relied upon as a promise or representation in this respect, whether as to the past or future. Goldman Sachs International, J.P. Morgan Cazenove, J.P. Morgan, HSBC Bank plc, the other Banks and United Overseas Bank

Limited accordingly disclaim all and any liability whatsoever, whether arising in tort, contract or otherwise (save as referred to above) which any of them might otherwise have in respect of this document.

Goldman Sachs International, J.P. Morgan Cazenove, J.P. Morgan, HSBC Bank plc, the other Banks and United Overseas Bank Limited are acting for HSBC and are acting for no one else in connection with the Rights Issue and will not regard any other person (whether or not a recipient of this document) as a client in relation to the Rights Issue and will not be responsible to anyone other than HSBC for providing the protections afforded to their respective clients, nor for providing advice in connection with the Rights Issue or any other matter, transaction or arrangement referred to herein.

The Underwriters and any of their respective affiliates may, in accordance with applicable legal and regulatory provisions and subject to the Underwriting Agreement, engage in transactions in relation to the Nil Paid Rights, the Fully Paid Rights, the New Ordinary Shares, the Ordinary Shares and/or related instruments for their own account for the purpose of hedging their underwriting exposure or otherwise. Except as required by applicable law or regulation, the Underwriters do not propose to make any public disclosure in relation to such transactions.

EXCEPT AS OTHERWISE SET OUT HEREIN, THE RIGHTS ISSUE DESCRIBED IN THIS DOCUMENT IS NOT BEING MADE TO SHAREHOLDERS OR INVESTORS IN THE EXCLUDED TERRITORIES. This document does not constitute or form part of any offer or invitation to sell or issue, or any solicitation of any offer to acquire, Nil Paid Rights, Fully Paid Rights or New Ordinary Shares or to take up any entitlements to Nil Paid Rights in any jurisdiction in which such an offer or solicitation is unlawful. None of the Nil Paid Rights, the Fully Paid Rights, the Provisional Allotment Letter or the New Ordinary Shares will be registered under the securities laws of any of the Excluded Territories and none of the Nil Paid Rights, the Fully Paid Rights, the New Ordinary Shares or the Provisional Allotment Letter will qualify for distribution under any of the relevant securities laws of any of the Excluded Territories (other than pursuant to any applicable exceptions as agreed with the Company and the Joint Global Coordinators). Accordingly, the Nil Paid Rights, the Fully Paid Rights and the New Ordinary Shares may not be offered, sold, pledged, taken up, exercised, resold, renounced, transferred or delivered, directly or indirectly, into or within any of the Excluded Territories (other than pursuant to any applicable exceptions as agreed with the Company and the Joint Global Coordinators).

Shareholders with registered addresses in any of the Excluded Territories are referred to paragraph 8 of Part VIII of this document.

None of the Nil Paid Rights, the Fully Paid Rights and the New Ordinary Shares have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the offering of the Nil Paid Rights, the Fully Paid Rights or the New Ordinary Shares or the accuracy or adequacy of this document. Any representation to the contrary is a criminal offence in the United States.

Any reproduction or distribution of this document, in whole or in part, and any disclosure of its contents or use of any information for any purposes other than in considering an acquisition of Nil Paid Rights, Fully Paid Rights or New Ordinary Shares is prohibited, except to the extent such information is otherwise publicly available. By accepting delivery of this document, each offeree of the Nil Paid Rights, the Fully Paid Rights and/or the New Ordinary Shares agrees to the foregoing.

The contents of this document are not to be construed as legal, business or tax advice. Each Shareholder and/or prospective investor should consult his/her own legal adviser, financial adviser or tax adviser for legal, financial or tax advice.

This document has been prepared in accordance with the Prospectus Rules, the Hong Kong Listing Rules, the Companies Ordinance and the Listing Rules of the Bermuda Stock Exchange.

A copy of each of this document and the Provisional Allotment Letter, having attached thereto the documents specified in Part XIX of this document, have been registered with the Registrar of Companies in Hong Kong as required by section 342C of the Companies Ordinance. The Registrar of Companies in Hong Kong and the Securities and Futures Commission of Hong Kong take no responsibility for the contents of any of these documents.

This document will not be posted to Qualifying Shareholders but is available on the Company’s website at www.hsbc.com/prospectus, except that Qualifying Shareholders on the Hong Kong branch register (other than those who have agreed or are taken to have agreed to receive corporate communications by electronic means) will receive a printed copy of the Prospectus and Qualifying Shareholders and ADS Holders in the United States will receive a notice informing them how to access the US Prospectus electronically.

Capitalised terms in this document have the meanings ascribed to them in Part XVIII of this document.

References to times in this document are to UK times, unless otherwise specified.

Shareholders may at any time choose to receive corporate communications in printed form or to receive a notification of their availability on HSBC’s website. To receive future notifications of a corporate communication’s availability on HSBC’s website by email, or revoke or amend an instruction to receive such notifications by email, go to www.hsbc.com/ecomms. If you would like to receive a printed copy of this document or would like to receive future corporate communications in printed form, please write to or email (quoting your Shareholder Reference Number) the appropriate Registrars at the address given below. Printed copies will be provided without charge. Further copies of this document and a Chinese translation of this and future documents may be obtained from the Registrars: Computershare Investor Services PLC, PO Box 1064, The Pavilions, Bridgwater Road, Bristol, BS99 3FA, United Kingdom (web.queries@computershare.co.uk); Computershare Hong Kong Investor Services Limited, Hopewell Centre, Rooms 1712-1716, 17th Floor, 183 Queen’s Road East, Hong Kong (hsbc.ecom@ computershare.com.hk); or Corporate Shareholder Services, The Bank of Bermuda Limited, 6 Front Street, Hamilton HM 11, Bermuda (bob.bda.shareholder.services@bob.hsbc.com).

Notice to investors in Argentina

No application has been made, or will be made, to obtain an authorisation from the Comisión Nacional de Valores (“CNV”) for the public offering of any of the securities relating to the Rights Issue in Argentina. The CNV has not approved the issuance of any securities relating thereto, their offering nor any document relating to such issuance, offering or proxy solicitation. The Banks have agreed that they have not offered or sold, and will not offer or sell, any of such securities in Argentina, except in transactions that will not constitute a public offering of securities within the meaning of section 16 of the Argentine Public Offering Law N° 17,811 (as amended).

Notice to investors in Australia

This document does not constitute a disclosure document under Part 6D.2 of the Corporations Act 2001 of the Commonwealth of Australia (the “Corporations Act 2001 (Cth)”). Accordingly, this document does not necessarily contain all of the information a prospective investor would expect to be contained in an offering document or which he/she may require to make an investment decision. The offer to which this document relates is being made in Australia in reliance on Class Order 00/183 issued by the Australian Securities and Investments Commission in July 2007. This document only constitutes an offer in Australia for sale of the Nil Paid Rights, Fully Paid Rights and New Ordinary Shares to persons who are recorded as holders of Ordinary Shares on the relevant Record Date.

As any offer for the issue of the Nil Paid Rights, Fully Paid Rights and New Ordinary Shares under this document will be made without disclosure in Australia under Part 6D.2, the offer of those Nil Paid Rights, Fully Paid Rights and New Ordinary Shares for resale in Australia within 12 months of their sale may, under section 707(3) of the Corporations Act 2001 (Cth), require disclosure to investors under Part 6D.2 if none of the exemptions in section 708 of the Corporations Act 2001 (Cth) apply to that resale.

This document is intended to provide general information only and has been prepared by the Company without taking into account any particular person’s objectives, financial situation or needs. Recipients should, before acting on this information, consider the appropriateness of this information having regard to their personal objectives, financial situation or needs. Recipients should review and consider the contents of this document and obtain financial advice (or other appropriate professional advice) specific to their situation before making any decision to accept the offer of the Nil Paid Rights, Fully Paid Rights and/or New Ordinary Shares.

Notice to investors in Brazil

The Rights Issue does not constitute a public offer in Brazil. This document has not been filed or registered with the Brazilian Securities Commission, or Comissão de Valores Mobiliários. The New Ordinary Shares (either nil paid or fully paid) will not be publicly traded in Brazil.

Notice to investors in the European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “relevant member state”) (except for the UK), with effect from and including the date on which the Prospectus Directive was implemented in that relevant member state (the “relevant implementation date”) no Nil Paid Rights, Fully Paid Rights or New Ordinary Shares have been offered or will be offered pursuant to the Rights Issue to the public in that relevant member state prior to the publication of a prospectus in relation to the Nil Paid Rights, Fully Paid Rights and New Ordinary Shares which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in the relevant member state, all in accordance with the Prospectus Directive, except that with effect from and including the relevant implementation date, offers of Nil Paid Rights, Fully Paid Rights or New Ordinary Shares may be made to the public in that relevant member state at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of: (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43 million; and (iii) an annual net turnover of more than €50 million, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Nil Paid Rights, Fully Paid Rights or New Ordinary Shares shall result in a requirement for the publication by the Company or any Bank of a prospectus pursuant to Article 3 of the Prospectus Directive.

For this purpose, the expression “an offer of any Nil Paid Rights, Fully Paid Rights or New Ordinary Shares to the public” in relation to any Nil Paid Rights, Fully Paid Rights or New Ordinary Shares in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the Rights Issue and any Nil Paid Rights, Fully Paid Rights or New Ordinary Shares to be offered so as to enable an investor to decide to acquire any Nil Paid Rights, Fully Paid Rights or New Ordinary Shares, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state.

In the case of any Nil Paid Rights, Fully Paid Rights or New Ordinary Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will also be deemed to have represented, acknowledged and agreed that the Nil Paid Rights, Fully Paid Rights and New Ordinary Shares acquired by it in the Rights Issue have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Nil Paid Rights, Fully Paid Rights or New Ordinary Shares to the public other than their offer or resale in a relevant member state to qualified investors as defined in the Prospectus Directive or in circumstances in which the prior consent of the Company and the Joint Global Coordinators has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

Notice to investors in India

The New Ordinary Shares are being offered or sold in India to existing Shareholders who are resident in India (“Existing Indian Resident Shareholders”) on a rights basis in proportion to the Ordinary Shares held by them in the Company (“Rights Entitlement”). Investment in, or the transfer of, the Nil Paid Rights, Fully Paid Rights or New Ordinary Shares by the Existing Indian Resident Shareholders will be subject to compliance with the Foreign Exchange Management (Transfer or Issue of any Foreign Security) Regulations, 2004 and the Master Circular on Direct Investment by Residents in Joint Venture / Wholly Owned Subsidiary Abroad dated 1 July 2008 (RBI/2008-09/14 Master Circular No. 01/2008-09) issued by the Reserve Bank of India. Where the Existing Indian Resident Shareholders decline to acquire New Ordinary Shares or renounce their Rights Entitlement, the Company will not allot the unacquired New Ordinary Shares to persons resident in India. A copy of this document has been delivered to the Registrar of Companies for registration pursuant to section 605 of the Indian Companies Act, 1956.

Notice to investors in Malaysia

This document has not been and will not be registered as a prospectus with the Malaysian Securities Commission (“SC”) under the Capital Markets and Services Act 2007 (“CMSA”). However, this document will be deposited as an information memorandum with the SC within 7 days after the issue of this document. Accordingly, this document and any other document or material in connection with the issue or offer for sale, or invitation for

v

acquisition of the Nil Paid Rights, Fully Paid Rights and New Ordinary Shares shall not be circulated nor distributed, nor may the Nil Paid Rights, Fully Paid Rights and New Ordinary Shares be issued, offered or sold, or be made subject of an invitation for acquisition, whether directly or indirectly, to any person in Malaysia, other than to the persons specified in sections 229(l)(b) or 230(l)(b) or schedules 6 or 7 of the CMSA.

The approval of the SC has not been sought and, consequently, the Nil Paid Rights, Fully Paid Rights and New Ordinary Shares may not be made available, or offered for acquisition, nor may any invitation to acquire the Nil Paid Rights, Fully Paid Rights and New Ordinary Shares, whether directly or indirectly, be issued to any person in Malaysia unless such issue, offer or invitation is exempted from the requirement for the approval of the SC by virtue of schedule 5 to the CMSA.

Notice to investors in New Zealand

This document is not a New Zealand prospectus nor an investment statement and has not been registered, filed with or approved by any New Zealand regulatory authority under or in accordance with the Securities Act 1978 (or any other relevant New Zealand law). This document may not contain all the information that an investment statement or prospectus prepared under New Zealand law is required to contain. The Nil Paid Rights, Fully Paid Rights and New Ordinary Shares are offered to the public of New Zealand under this document in reliance on the Securities Act (Overseas Companies) Exemption Notice 2002 (New Zealand).

Notice to investors in the PRC

In order to comply with PRC law, Provisional Allotment Letters sent to Qualifying Shareholders with registered addresses in the PRC will not be renounceable. If a Shareholder resident in the PRC and/or any other PRC resident (including both individuals and companies) wishes to invest in any Nil Paid Rights, Fully Paid Rights or New Ordinary Shares, it shall be responsible for complying with relevant laws of the PRC. The Company will not be responsible for verifying the PRC legal qualification of such Shareholder and/or resident, thus, should the Company suffer any losses and damages due to non-compliance with the relevant laws of the PRC by any such Shareholder and/or resident, the Shareholder and/or other resident shall be responsible to compensate the Company for the same. The Company shall not be obliged to issue the Nil Paid Rights, Fully Paid Rights or New Ordinary Shares to any such Shareholder and/or other resident, if in the Company’s absolute discretion issuing the Nil Paid Rights, Fully Paid Rights or New Ordinary Shares to them does not comply with the relevant laws of the PRC.

Notice to investors in Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of (A) the Nil Paid Rights, Fully Paid Rights or New Ordinary Shares may not be circulated or distributed, nor may the Nil Paid Rights, Fully Paid Rights or New Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than existing holders of Ordinary Shares pursuant to Section 273(1)(cd) of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) and (B) New Ordinary Shares may not be circulated or distributed, nor may New Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than to an institutional investor pursuant to Section 274 of the SFA or to a relevant person pursuant to Section 275(1) or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA.

In addition, (A) the Nil Paid Rights, Fully Paid Rights or New Ordinary Shares that are subscribed or purchased by an existing shareholder of Ordinary Shares pursuant to Section 273(1)(cd) of the SFA and (B) New Ordinary Shares that are subscribed or purchased by an institutional investor pursuant to Section 274 of the SFA or a relevant person pursuant to Section 275(1) of the SFA or any person pursuant to Section 275(1A) of the SFA, may only be offered or sold (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where New Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired New Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Notice to investors in South Africa

In order to comply with South African law, Provisional Allotment Letters sent to Qualifying Shareholders with registered addresses in South Africa will not be renounceable. Qualifying Shareholders with registered addresses in South Africa should note that they may require the approval of the South African exchange control authorities if they wish to take up their entitlements. Such persons should consult their professional advisers as to whether they require any governmental or other consents or need to observe any other formalities to enable them to take up their rights.

Notice to investors in Taiwan

In order to comply with Taiwanese law, Provisional Allotment Letters sent to Qualifying Shareholders with registered addresses in Taiwan will not be renounceable. The Nil Paid Rights, Fully Paid Rights and New Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission (“FSC”) of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be offered or sold in Taiwan in the event that any such offer or sale would constitute an offer as defined under the Securities and Exchange Act of Taiwan and require the registration thereof or report thereon with or to the FSC. No individual or entity in Taiwan has been authorised to offer, sell or otherwise advise on the offer or sale of the Nil Paid Rights, Fully Paid Rights and New Ordinary Shares in Taiwan.

Dated 17 March 2009

WHERE TO FIND HELP

If you have questions in relation to the Rights Issue, please telephone the relevant Shareholder Helpline on the number set out below. The UK helpline is available from 8.30 a.m. to 5.30 p.m. (UK time) Monday to Friday (other than public holidays) and will remain open until 28 April 2009, the Hong Kong helpline is available from 9.00 a.m. to 6.00 p.m. (Hong Kong time) on any HK Business Day and will remain open until 28 April 2009 and the Bermuda helpline is available from 9.00 a.m. to 5.00 p.m. (Bermuda time) Monday to Friday (other than public holidays) and will remain open until 28 April 2009.

Shareholder Helpline telephone numbers:

0870 702 0137 (from within the UK) or +44 870 702 0137 (from outside the UK)

or 2862 8699 (from within Hong Kong) or +852 2862 8699 (from outside Hong Kong)

or 299 6737 (from within Bermuda) or +1 441 299 6737 (from outside Bermuda)

Please note that, for legal reasons, the Shareholder Helpline will only be able to provide information contained in the Circular to Shareholders, this document and information relating to HSBC’s register of members and will be unable to give advice on the merits of the Rights Issue or to provide financial, legal, tax or investment advice.

PART I

SUMMARY

THE FOLLOWING SUMMARY INFORMATION SHOULD BE READ AS AN INTRODUCTION TO, AND IN CONJUNCTION WITH, THE FULL TEXT OF THIS DOCUMENT.

Any investment decision relating to the Rights Issue should be based on a consideration of this document as a whole and not solely this summarised information. Investors should therefore read this entire document and not rely solely on this summary. Civil liability attaches to those persons who are responsible for this summary (including any translation of this summary), but only if this summary is misleading, inaccurate or inconsistent when read together with other parts of this document. Where a claim relating to the information contained in this document is brought before a court in a member state of the European Economic Area, the claimant may, under the national legislation of the member state where the claim is brought, be required to bear the costs of translating this document before the legal proceedings are initiated.

1 Background to and reasons for the Rights Issue

HSBC proposes to raise approximately £12.5 billion (US$17.7 billion) (net of expenses) by way of a fully underwritten Rights Issue of 5,060,239,065 New Ordinary Shares at 254 pence per share on the basis of 5 New Ordinary Shares for every 12 Existing Ordinary Shares.

HSBC has long maintained a culture of responsibility and conservative risk management which have combined to produce a strong financial position which has enabled it to create valued long-term relationships with customers. These fundamental beliefs are deeply rooted in HSBC’s character. The key elements of financial strength are a strong capital base coupled with sustainable and stable funding sources, and in particular a strong and growing deposit base. Those strengths have served HSBC well over the years.

HSBC however today faces unprecedented turmoil in the economic and financial environment, with major uncertainties ahead. The current global economic downturn, combined with extreme volatility in financial markets, means that the financial system remains under stress. Over the past 12 months, many of HSBC’s competitors have received significant government capital injections or have raised capital from shareholders and other investors. Higher regulatory capital requirements, in part from the effect of the economic downturn on capital requirements under the Basel II regime, as well as changing market sentiment on appropriate levels of leverage, have also raised expectations regarding capital levels. While HSBC has maintained strong capital ratios, it is now raising the top of its target range for the tier 1 ratio so that the range will be from 7.5 per cent to 10 per cent. The Rights Issue will add 150 basis points to HSBC’s capital ratios, strengthening the core equity tier 1 ratio to 8.5 per cent and the tier 1 ratio to 9.8 per cent, in each case on a pro forma basis as at 31 December 2008. The Board is determined that HSBC should maintain its signature financial strength.

Planned internal capital generation remains strong and this capital raising will enhance HSBC’s ability to deal with the impact of an uncertain economic environment and to respond to unforeseen events. Importantly, it will also give HSBC options regarding opportunities which the Board believes will present themselves to those with superior financial strength. These may involve organic investment in the continued taking of market share from more capital constrained competitors. There may also be opportunities to grow through targeted acquisitions, by taking advantage of attractive valuations where the opportunities in question align with HSBC’s strategy and the risks are understood.

During a period of global financial turmoil, HSBC’s business model, the broad base of its earnings, its distinctive character and its brand mean that HSBC remains one of the strongest international banks.

The Board believes that the Rights Issue is in the best interests of Shareholders, helping HSBC strengthen its competitive positioning so that HSBC can better deliver sustained value over time.

The Rights Issue is fully underwritten by Goldman Sachs International, J.P. Morgan and the other Underwriters, subject to the terms and conditions of the Underwriting Agreement.

2 Principal terms and conditions of the Rights Issue

The Company is proposing to offer 5,060,239,065 New Ordinary Shares by way of rights to all Qualifying Shareholders (other than, subject to certain exceptions as agreed with the Company and the Joint Global Coordinators, Qualifying Shareholders with registered addresses in, or who are otherwise known to be residents of, any of the Excluded Territories) on the following basis and otherwise on the terms and conditions set out in this document:

5 New Ordinary Shares for every 12 Existing Ordinary Shares

held and registered in their name on the Record Date. Entitlements to New Ordinary Shares will be rounded down to the nearest whole number. Fractions of New Ordinary Shares will not be allotted to any Qualifying Shareholders but will be aggregated and sold in the market and an equivalent amount will accrue for the ultimate benefit of the Company. The New Ordinary Shares, when issued and fully paid, will rank for all dividends declared, made or paid after the date of allotment and issue of the New Ordinary Shares (except in respect of the fourth interim dividend of US$0.10 per Ordinary Share for the financial year ended 31 December 2008 declared by the Company on 2 March 2009 as the New Ordinary Shares are being issued after the record date for this dividend) and otherwise pari passu with the Existing Ordinary Shares.

The Issue Price for Shareholders on the UK principal register is 254 pence per New Ordinary Share. The Issue Price for Shareholders on the Hong Kong branch register is HK$28.00 per New Ordinary Share and for Shareholders on the Bermuda branch register is US$3.61 per New Ordinary Share, calculated by reference to the £ : HK$ exchange rate of £1 : HK$11.0236 and the £ : US$ exchange rate of £1 : US$1.42145 respectively, in each case at approximately 3.00 p.m. (UK time) on 27 February 2009, as published by Bloomberg.

The Issue Price for Shareholders on the UK principal register of 254 pence per New Ordinary Share represents a discount of approximately 47.5 per cent to the Closing Price of an Ordinary Share of 484.21 pence on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue) and a 39.0 per cent discount to the theoretical ex-rights price based on that Closing Price, in each case adjusted for the fact that the New Ordinary Shares will not rank for the fourth interim dividend in respect of the financial year ended 31 December 2008 of US$0.10 per Ordinary Share. The unadjusted Closing Price of an Ordinary Share on 27 February 2009 was 491.25 pence.

The Issue Price for Shareholders on the Hong Kong branch register of HK$28.00 per New Ordinary Share represents a discount of approximately 50.2 per cent to the closing price on the Hong Kong Stock Exchange of an Ordinary Share of HK$56.17 on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue), adjusted for the fact that the New Ordinary Shares will not rank for the fourth interim dividend in respect of the financial year ended 31 December 2008 of US$0.10 per Ordinary Share. The unadjusted closing price on the Hong Kong Stock Exchange of an Ordinary Share on 27 February 2009 was HK$56.95.

The completion of the Rights Issue will result in 5,060,239,065 New Ordinary Shares being issued (representing approximately 41.7 per cent of the existing issued ordinary share capital of the Company as at 27 February 2009 (being the latest practicable date prior to the publication of the Circular to Shareholders) and 29.4 per cent of the Enlarged Share Capital immediately following completion of the Rights Issue). Qualifying Shareholders who take up their pro rata entitlement in full will suffer no dilution to their interests in the Company. If a Qualifying Shareholder does not take up any of his/her entitlement under the Rights Issue, his/her proportionate shareholding will be diluted by 29.4 per cent.

Applications have been made to the UK Listing Authority and to the London Stock Exchange for the New Ordinary Shares (nil and fully paid) to be admitted to the Official List and to trading on the London Stock Exchange’s main market for listed securities respectively, to the Hong Kong Stock Exchange for listing of, and permission to deal in, the New Ordinary Shares (nil and fully paid) on the Main Board of the Hong Kong Stock Exchange, and to the New York Stock Exchange, Euronext Paris and the Bermuda Stock Exchange for listing of the New Ordinary Shares (fully paid). Application has also been made for the ADSs representing New Ordinary Shares to be listed and traded on the New York Stock Exchange. It is expected that UK Admission will become effective and that dealings in the New Ordinary Shares, nil paid, will commence on the London Stock Exchange at 8.00 a.m. on 20 March 2009. It is also expected that HK Admission will become effective at 9.30 a.m. (Hong Kong time) on 20 March 2009 and that dealings in the New Ordinary Shares, nil paid, will commence on the Main Board of the Hong Kong Stock Exchange at 9.30 a.m. (Hong Kong time) on 23 March 2009.

The Rights Issue is conditional, amongst other things, upon:

•	the Underwriting Agreement having become unconditional in all respects save for the condition relating to UK Admission and not having been terminated in accordance with its terms;

•	UK Admission becoming effective by not later than 8.00 a.m. on 20 March 2009 (or such later time and date (being not later than 27 March 2009) as certain of the parties to the Underwriting Agreement may agree); and

•	the passing, without material amendment, of the Resolutions.

The latest time and date for acceptance and payment in full under the Rights Issue is expected to be 11.00 a.m. (UK time) in the UK, 4.00 p.m. (Hong Kong time) in Hong Kong and 11.00 a.m. (Bermuda time) in Bermuda on 3 April 2009.

3 Dividends

The Board intends to continue to pay quarterly interim dividends on the Ordinary Shares, with a pattern of three equal interim dividends with a variable fourth interim dividend. The level of dividends per Ordinary Share in future while reflecting the long-term growth of HSBC’s business will depend upon, among other things, expected future earnings, prevailing business conditions and capital requirements. It is envisaged that the first interim dividend in respect of 2009 will be US$0.08 per Ordinary Share. The Board has rebased the envisaged dividend per share for the first three interim dividends in respect of 2009 to reflect the impact of the foregoing factors and the impact of the enlarged ordinary share capital resulting from the Rights Issue.

4 Current trading and prospects

On 2 March 2009, HSBC published its 2008 Annual Report and Accounts. Business performance in January was strong and ahead of HSBC’s expectations; and in February was in line with HSBC’s expectations.

5 Working capital

The Company is, and the Directors are, of the opinion that the HSBC Group has sufficient working capital for its present requirements, that is for at least the next 12 months from the date of publication of this document.

6 Summary of risk factors

Investors should carefully consider the following key risks:

Risks relating to the Company and its business

•	Current economic and market conditions may adversely affect HSBC’s results

•	Risks associated with liquidity and funding, which are inherent in HSBC’s business, have been greatly increased by the current global market conditions

•	HSBC has significant exposure to counterparty risk

•	HSBC operates in a highly competitive environment, and competition could intensify as a result of current global market conditions

•	HSBC is subject to political and economic risks in the countries in which it operates

•	Operational risks are inherent in HSBC’s business

•	HSBC is subject to legal risks, which may have an adverse effect on the HSBC Group

•	Increased regulation of the financial services industry could have an adverse effect on HSBC’s operations

•	HSBC is subject to tax-related risks in the countries in which it operates, which could have an adverse effect on its operating results

Risks relating to the Rights Issue and the New Ordinary Shares

•	HSBC’s share price may fluctuate and may fall below the Issue Price of the New Ordinary Shares issued upon the exercise of Nil Paid Rights

•	Shareholders who do not acquire New Ordinary Shares in the Rights Issue will experience dilution in their ownership of HSBC

•	An active trading market in the Nil Paid Rights might not develop

•	HSBC’s ability to continue to pay dividends will depend on the level of profits and cash flows generated by the HSBC Group

7 Selected financial information on the HSBC Group

The data for the three financial years ended 31 December 2006, 2007 and 2008 set out below has been extracted without material adjustment from HSBC’s audited consolidated financial statements, which were prepared in accordance with IFRSs as adopted by the EU and IFRSs as issued by the IASB, included in its 2008 Annual Report and Accounts and its 2007 Annual Report and Accounts. The data should be read together with the 2008 Annual Report and Accounts and the 2007 Annual Report and Accounts. A Chinese translation of HSBC’s Annual Report and Accounts for the financial year ended 31 December 2008 will be available on HSBC’s website (www.hsbc.com) by no later than 19 March 2009.

	As of and for the year ended
	31 December
	2008	2007	2006

Key income statement data	US$m	US$m	US$m
Total operating income	88,571	87,601	70,070
Loan impairment charges and other credit risk provisions	(24,937)	(17,242)	(10,573)
Total operating expenses	(49,099)	(39,042)	(33,553)
Profit before tax	9,307	24,212	22,086
Profit for the year	6,498	20,455	16,871
Profit attributable to ordinary shareholders	5,728	19,133	15,789

Key balance sheet data at the year-end
Total assets	2,527,465	2,354,266	1,860,758
Total shareholders’ equity	93,591	128,160	108,352

Other key financial data
Per ordinary share	US$	US$	US$
Basic earnings per Ordinary Share	0.47	1.65	1.40
Diluted earnings per Ordinary Share	0.47	1.63	1.39
Dividends per Ordinary Share declared	0.93	0.87	0.76

Financial ratios	%	%	%
Dividend payout ratio(1)	197.9	52.7	54.3
Tier 1 capital ratio(2)	8.3	9.3	9.4
Total capital ratio(2)	11.4	13.6	13.5

Notes:

(1)	Dividends per Ordinary Share expressed as a percentage of basic earnings per Ordinary Share.

(2)	The calculation of capital ratios for 31 December 2008 is on a Basel II basis. The calculation of capital ratios for 31 December 2006 and 31 December 2007 are on a Basel I basis.

PART II

RISK FACTORS

This section describes, amongst other things, the existing and future material risks to the HSBC Group’s business. Shareholders should consider carefully the risks described below, together with all other information contained in this document before deciding whether or not to take up rights in the Rights Issue.

These risks represent all of those known to the Directors, as at the date of this document, which the Directors consider to be material. However, they are not the only ones facing the HSBC Group; additional risks not presently known to the Directors, or that the Directors currently consider to be immaterial, could also impair the business of the HSBC Group. If any or a combination of these risks actually occurs, the reputation, business, financial condition and operating results of the HSBC Group could be adversely affected. In such case, the market price of the New Ordinary Shares could decline and Shareholders could lose all or part of their investment.

RISKS RELATED TO THE COMPANY AND ITS BUSINESS

Current economic and market conditions may adversely affect HSBC’s results

The global economy has entered the most severe downturn for 80 years, with the financial services industry facing extraordinary turbulence. A shortage of liquidity, lack of funding, pressure on capital and extreme price volatility across a wide range of asset classes are putting financial institutions under considerable pressure. This is leading governments and central banks to undertake unprecedented intervention designed to stabilise the global and domestic financial systems, to stimulate new lending and to support systemically important institutions at risk of failing. Many developed economies have entered recession and growth has slowed in many emerging countries, with serious adverse consequences for asset values, employment, consumer confidence and levels of economic activity. Commodity prices have significantly retrenched, in many cases from recent historical highs, interest rate yield curves have flattened, interest rates have fallen in absolute terms and trade flows have contracted. Global equity markets have experienced severe declines and various currencies, including sterling, have depreciated significantly against the US dollar. Emerging markets have suffered as portfolio investments have been repatriated and cross-border inter-bank funding has been withdrawn. Numerous governments and central banks have responded by proposing programmes to make substantial funds and guarantees available to boost liquidity and confidence in their financial systems, as well as cutting taxes and lowering interest rates. It is not known whether these responses will be effective in addressing the severe economic and market conditions or whether recently proposed measures will be implemented as initially proposed.

HSBC’s earnings are affected by global and local economic and market conditions. Dramatic declines in 2007 and 2008 in the housing markets in the US, the UK and elsewhere have combined with increasing unemployment to affect negatively the credit performance of real estate-related exposures, resulting in significant write-downs of asset values by financial institutions, including HSBC. These write-downs, initially of asset-backed securities but spreading to other securities and loans, have caused many financial institutions to seek additional capital, to reduce or eliminate dividends, to merge with larger and stronger competitors or, in some cases, to fail.

A worsening of these conditions may exacerbate the impact of these difficult market conditions on HSBC and other financial institutions and could have an adverse effect on HSBC’s operating results. In particular, the HSBC Group may face the following challenges in connection with these events:

•	HSBC’s ability to assess the creditworthiness of its customers or to estimate the values of its assets may be impaired if the models and techniques it uses become less accurate in their predictions of future behaviour, valuations or estimates. The process HSBC uses to estimate losses inherent in its credit exposure or assess the value of certain assets requires difficult, subjective and complex judgements. These include forecasts of economic conditions and how predicted economic scenarios might impair the ability of HSBC’s borrowers to repay their loans or might affect the value of assets. As a consequence, this process may be less capable of making accurate estimates which, in turn, may undermine the reliability of the process.

•	The demand for borrowing from creditworthy customers may diminish as economic activity slows.

•	Lower interest rates will reduce net interest income earned by HSBC on its excess deposits.

•	HSBC’s ability to borrow from other financial institutions or to engage in funding transactions on favourable terms, or at all, could be adversely affected by further disruption in the capital markets or deteriorating investor sentiment.

•	Market developments may affect consumer confidence and may cause declines in credit card usage and adverse changes in payment patterns, leading to increases in delinquencies and default rates, write-offs and loan impairment charges beyond HSBC’s expectations.

•	Loan impairment allowances and write-offs are likely to rise as a result of a deterioration in payment patterns and increased delinquencies and default rates caused by weakening consumer confidence and increased business failures. A worsening of these economic factors may exacerbate the adverse effects of these difficult market conditions on HSBC and others in the financial services industry.

•	HSBC expects to face increased regulation and supervision of the financial services industry following new or proposed regulatory measures in countries in which it operates.

•	Trade and capital flows may further contract as a result of protectionist measures being introduced in certain markets.

•	Increased government ownership and control over financial institutions and further consolidation in the financial industry could significantly alter the competitive landscape.

As a worldwide financial institution, HSBC is exposed to these developments across all its businesses, both directly and through their impact on its customers and clients.

Risks associated with liquidity and funding, which are inherent in HSBC’s business, have been greatly increased by the current global market conditions

HSBC’s business model depends upon its ability to access financial resources whenever required to meet its obligations. To this end, HSBC seeks to maintain a diversified and stable funding base comprising core retail and corporate customer deposits and institutional balances and to augment this with wholesale funding and portfolios of highly liquid assets diversified by currency and maturity which are held to enable HSBC to respond to unforeseen liquidity requirements. HSBC’s earnings are affected by its ability to properly value financial instruments. In certain illiquid markets, determining the value at which financial instruments can be realised is highly subjective, and processes to ascertain value and estimates of value, both of which require substantial elements of judgement, assumptions and estimates (which may change over time), are required. Increased illiquidity adds to uncertainty over the accessibility of financial resources and may reduce capital resources as valuations decline. Rating agencies, which determine HSBC’s own credit ratings and thereby influence the HSBC Group’s cost of funds, take into consideration management effectiveness and the success with which HSBC’s liquidity risk factors are managed. Actions by third parties and independent market participants, such as rating agency downgrades of instruments to which HSBC has exposure, can result in reduced liquidity and valuations of those instruments. While HSBC’s liquidity and capital position remains strong, the financial results of the HSBC Group could also be adversely affected in any given period by increased costs of or restrictions on access to the debt capital markets due to a variety of unforeseen market dislocations or interruptions.

The extreme market conditions facing the financial services industry have been reflected in shortages of liquidity, lack of funding, pressure on capital and extreme price volatility across a wide range of asset classes. Illiquidity of these assets has prevented the realisation of existing asset positions and has constrained risk distribution in ongoing banking activities. The extreme market conditions have also highlighted the importance of a strong diversified core deposit base leading to increased competition for such deposits and the risk of deposit migration. HSBC’s Global Banking and Markets business operates in the markets affected by illiquidity and extreme price volatility, either directly or indirectly, through exposures to securities, loans, derivatives and other commitments, and HSBC has made substantial write-downs and impairments on illiquid legacy credit and structured credit positions. While it is difficult to predict how long the conditions described above will exist and which of HSBC’s markets, products and other businesses will be affected, continuation of these factors could have an adverse effect on the HSBC Group’s results.

HSBC has significant exposure to counterparty risk

HSBC’s ability to engage in routine transactions to fund its operations and manage its risks could be adversely affected by the actions and commercial soundness of other financial services institutions. Financial institutions are extremely interdependent because of trading, clearing, counterparty or other relationships. As a consequence, a default by, or decline in market confidence in, individual institutions, or anxiety about the financial services industry generally, can lead to further individual and/or systemic difficulties, defaults and losses. HSBC has exposure to virtually all major industries and counterparties, and it routinely executes transactions with counterparties in financial services, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. Many of these transactions expose HSBC to credit risk in the event of default by its counterparty or client. Where counterparty risk has been mitigated by taking collateral, HSBC’s credit risk may be exacerbated if the collateral it holds cannot be realised or has to be liquidated at prices which are insufficient to recover the full amount of its loan or derivative exposure. The failure of one of HSBC’s counterparties could have an adverse effect on its results.

HSBC operates in a highly competitive environment, and competition could intensify as a result of current global market conditions

Consolidation in the financial services industry is increasingly concentrating activity in companies that are capable of offering a wide array of financial products at competitive prices, with globalisation exposing HSBC to competition in capital markets and financial services at global and local levels alike. In addition, technological advances, the growth of e-commerce, regulatory developments and public sector participation or guarantees have made it possible for non-deposit taking institutions to offer products and services that traditionally were the preserve of banks. The prominence in recent years of sovereign wealth funds, private equity and hedge funds as alternative sources of funding, which has increased competition for traditional financial institutions, may ease as investors seek safer, more traditional alternatives. Competition may further intensify or the competitive landscape may change as the consolidation of financial services companies continues and others are brought into part or full public ownership in response to the current market conditions. HSBC’s ability to grow its businesses, and therefore its earnings, is affected by these competitive pressures and is dependent on HSBC’s ability to attract and retain talented and dedicated employees.

HSBC is subject to political and economic risks in the countries in which it operates

HSBC operates through an international network of subsidiaries and affiliates in 86 countries and territories around the world. Its results are therefore subject to the risk of loss from unfavourable political developments, currency fluctuations, social instability and change in government policies on such matters as expropriation, authorisations, international ownership, interest-rate caps, limits on dividend flows and tax in the jurisdictions in which it operates. These factors may also negatively affect revenues from the trading of securities and investment in securities, the effect being accentuated through certain international trading markets, particularly those in emerging market countries, being typically smaller, less liquid and more volatile than developed trading markets. HSBC’s subsidiaries and affiliates’ ability to pay dividends could be restricted by changes to official banking measures, exchange controls and other requirements. Because HSBC prepares its accounts in US dollars, while a substantial part of its assets, liabilities, assets under management, revenues and expenses are denominated in other currencies, changes in foreign exchange rates have an effect on its reported income and shareholders’ equity.

Operational risks are inherent in HSBC’s business

HSBC is exposed to many types of operational risk, including fraudulent and other criminal activities (both internal and external), breakdowns in processes or procedures and systems failure or non-availability. HSBC is also subject to the risk of disruption of its business arising from events that are wholly or partially beyond its control (for example natural disasters, acts of terrorism, epidemics and transport or utility failures) which may give rise to losses in service to customers and/or economic loss to HSBC. All of these risks are also applicable where HSBC relies on outside suppliers or vendors to provide services to it and its customers.

HSBC is subject to legal risks, which may have an adverse effect on the HSBC Group

Legal risks arise from a variety of sources with the potential to cause harm to the HSBC Group and its ability to operate. These issues require the HSBC Group to deal appropriately with potential conflicts of interest; legal and regulatory requirements; ethical issues; anti-money laundering laws or regulations; privacy laws; information security policies; sales and trading practices; and conduct by companies with which it is associated. Failure to address these issues appropriately may give rise to additional legal and compliance risk to HSBC, with an increase in the number of litigation claims and the amount of damages asserted against HSBC, or subject HSBC to regulatory enforcement actions, fines, or penalties or reputational damage.

Increased regulation of the financial services industry could have an adverse effect on HSBC’s operations

HSBC, its subsidiaries and its affiliates are subject to extensive and increasing legislation, regulation, accounting standards and changing interpretations thereof in the various countries in which the HSBC Group operates. From time to time, new laws are introduced, including tax, consumer protection, privacy and other legislation, which affect the environment in which the HSBC Group operates. As a corollary of the recent interventions by governments in response to global economic conditions, it is widely expected that there will be a substantial increase in government regulation and supervision of the financial services industry, including the imposition of higher capital requirements, heightened disclosure standards and restrictions on certain types of transaction structures. If enacted, such new regulations could require additional capital to be injected into HSBC’s subsidiaries and affiliates, require HSBC to enter into business transactions that are not otherwise part of its current Group strategy, prevent HSBC from continuing current lines of operations, restrict the type or volume of transactions HSBC may enter into, limit HSBC’s subsidiaries’ and affiliates’ ability to declare dividends to HSBC, or set limits on or require the modification of rates or fees that HSBC charges on certain loan or other products. HSBC may also face increased compliance costs and limitations on its ability to pursue business opportunities.

In the UK for example, the Banking Act 2009 includes a “Special Resolutions Regime” which gives wide powers in respect of UK banks and their parent companies to the UK Treasury, the FSA and the Bank of England in circumstances where any such UK bank has encountered, or is likely to encounter, financial difficulties.

The Basel II Accord’s requirement for financial institutions to increase their capital in response to deteriorating market conditions may have secondary effects on lending, which could exacerbate the current market downturn.

The foregoing regulatory measures, alone or in combination, could have an adverse effect on HSBC.

HSBC is subject to tax-related risks in the countries in which it operates, which could have an adverse effect on its operating results

HSBC is subject to the substance and interpretation of tax laws in all countries in which it operates. A number of double taxation agreements entered into between countries also affect the taxation of the HSBC Group. Tax risk is the risk associated with changes in tax law or in the interpretation of tax law. It also includes the risk of changes in tax rates and the risk of consequences arising from failure to comply with procedures required by tax authorities. Failure to manage tax risks could lead to increased tax charges, including financial or operating penalties, for not complying as required with tax laws.

RISKS RELATING TO THE RIGHTS ISSUE AND THE NEW ORDINARY SHARES

HSBC’s share price may fluctuate and may fall below the Issue Price of the New Ordinary Shares issued upon the exercise of Nil Paid Rights

The market price of the New Ordinary Shares (including the Nil Paid Rights and the Fully Paid Rights) and/or the Ordinary Shares could be subject to significant fluctuations due to a change in sentiment in the market regarding the New Ordinary Shares (including the Nil Paid Rights and the Fully Paid Rights) and/or the Ordinary Shares. Such risks depend on the market’s perception of the likelihood of completion of the Rights Issue, on sales of Ordinary Shares in the market during the offer period or the impression that such sales will take place and/or in response to various facts and events, including any regulatory changes affecting the HSBC Group’s operations, variations in the HSBC Group’s operating results and business developments of the HSBC Group and/or its competitors. Stock markets have, from time to time, experienced significant price and volume fluctuations that have affected the market prices for securities and which may be unrelated to the HSBC Group’s financial condition, operating performance or prospects. Furthermore, the HSBC Group’s financial condition, operating results and prospects from time to time may be below the expectations of market analysts and investors. Any of these events could result in a decline in the market price of the New Ordinary Shares (including the Nil Paid Rights and the Fully Paid Rights) and/or the Ordinary Shares.

HSBC cannot give any assurance that the public trading market prices of its Ordinary Shares will not decline below the Issue Price of the New Ordinary Shares issued pursuant to the Rights Issue. Should that occur after the Nil Paid Rights are exercised by their holders, such holders would suffer an immediate unrealised loss as a result. Moreover, there can be no assurance that, following the exercise of rights, a holder will be able to sell New Ordinary Shares at a price equal to or greater than the Issue Price.

Shareholders who do not acquire New Ordinary Shares in the Rights Issue will experience dilution in their ownership of HSBC

If existing Shareholders do not take up the offer of New Ordinary Shares under the Rights Issue their proportionate ownership and voting interests in HSBC will be reduced and the percentage that their shares will represent of the Company’s increased share capital after completion of the Rights Issue will be disproportionately reduced. Even if an existing Shareholder elects to sell his/her unexercised Nil Paid Rights, or such Nil Paid Rights are sold on his/her behalf, the consideration he/she receives for them may not be sufficient to compensate him/her fully for the dilution of his/her percentage ownership of the Company’s share capital that may be caused as a result of the Rights Issue.

An active trading market in the Nil Paid Rights might not develop

An active trading market in the Nil Paid Rights might not develop on the London Stock Exchange and/or the Hong Kong Stock Exchange during the trading period. In addition, because the trading price of the Nil Paid Rights depends on the trading price of the Ordinary Shares, the Nil Paid Rights price may be volatile and subject to the same risks as noted elsewhere in this document.

HSBC’s ability to continue to pay dividends will depend on the level of profits and cash flows generated by the HSBC Group

Under UK company law, a company can only pay cash dividends to the extent that it has distributable reserves and cash available for this purpose. As a holding company, HSBC’s ability to pay dividends in the future is affected by a number of factors, principally its ability to receive sufficient dividends from subsidiaries. The ability of these subsidiaries to pay dividends or advance moneys to HSBC depends on, among other things, their respective regulatory and capital requirements, statutory reserves and financial and operating performance. These laws and restrictions could limit the payment of dividends and distributions to HSBC by its subsidiaries, which could in future restrict HSBC’s ability to fund other operations or to pay a dividend to Shareholders.

PART III

IMPORTANT INFORMATION

Restriction on transfers between the Hong Kong and Bermuda branch registers and the UK principal register

Since the UK Ex-Rights Date, the HK Ex-Rights Date and the Bermuda Ex-Rights Date are each fixed for different dates to cater for different regulations and market practices for rights issues in the UK, Hong Kong and Bermuda and because the Issue Price in Hong Kong dollars and United States dollars has been fixed by reference to the relevant exchange rate on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue), the Company has instructed the Registrars not to process removals of Ordinary Shares: (i) from the UK principal register to either the Hong Kong branch register or the Bermuda branch register from 8.00 a.m. (UK time) on 2 March 2009 until 8.00 a.m. (UK time) on 20 March 2009; (ii) from the Hong Kong branch register to either the UK principal register or the Bermuda branch register from 9.30 a.m. (Hong Kong time) on 2 March 2009 until 4.30 p.m. (Hong Kong time) on 20 March 2009; and (iii) from the Bermuda branch register to either the UK principal register or the Hong Kong branch register from 9.00 a.m. (Bermuda time) on 2 March 2009 until 9.00 a.m. (Bermuda time) on 20 March 2009. Accordingly, Shareholders will not be able to transfer their Ordinary Shares between the registers during these times.

As the Issue Price for UK Shareholders is in pounds sterling, the Issue Price for HK Shareholders is in Hong Kong dollars and the Issue Price for Bermuda Shareholders is in United States dollars, it will not be possible to transfer Nil Paid Rights from either the Hong Kong branch register or the Bermuda branch register to the UK principal register or vice versa or from the Hong Kong branch register to the Bermuda branch register or vice versa.

Presentation of financial information

The consolidated financial statements of the HSBC Group and the separate financial statements of HSBC have been prepared in accordance with IFRSs as issued by the IASB and as endorsed by the EU. EU-endorsed IFRSs may differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs have not been endorsed by the EU. At 31 December 2008, there were no unendorsed standards effective for the year ended 31 December 2008 affecting these consolidated and separate financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended 31 December 2008 are prepared in accordance with IFRSs as issued by the IASB.

Unless otherwise stated, the information presented in this document has been prepared in accordance with IFRSs. HSBC uses the US dollar as its presentation currency because the US dollar and currencies linked to it form the major currency bloc in which HSBC transacts its business.

Certain pro forma information in Part XV of this document is unaudited and may be subject to adjustment. Although HSBC’s management does not anticipate any material adjustments, there can be no assurance that any such adjustments will not be material.

Currency

In this document, all references to: (i) “US dollars” or “US$” are to the lawful currency of the United States of America; (ii) “euro” or “€” are to the lawful currency of the participating member states in the Third Stage of the European Economic and Monetary Union of the Treaty Establishing the European Community, as amended by the Treaty on European Union; (iii) “sterling”, “pounds sterling”, “£” or “pence” are to the lawful currency of the United Kingdom; and (iv) “Hong Kong dollars” or “HK$” are to the lawful currency of Hong Kong.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain forward-looking statements with respect to the financial condition, results of operations and business of HSBC.

Statements that are not historical facts, including statements about HSBC’s beliefs and expectations, are forward-looking statements. Words such as ‘expects’, ‘anticipates’, ‘intends’, ‘plans’, ‘believes’, ‘seeks’, ‘estimates’, ‘potential’ and ‘reasonably possible’, variations of these words and similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and therefore undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made, and it should not be assumed that they have been revised or updated in the light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. You are cautioned that a number of factors could cause actual results to differ, in some instances materially, from those anticipated or implied in any forward-looking statement. These factors include, among others:

Changes in general economic conditions in the markets in which HSBC operates, such as:

•	continuing or deepening recessions and fluctuations in employment;

•	changes in foreign exchange rates, in both market exchange rates (for example, between the US dollar and sterling) and government-established exchange rates (for example, between the Hong Kong dollar and US dollar);

•	volatility in interest rates;

•	volatility in equity markets, including in the smaller and less liquid trading markets in Asia and Latin America;

•	lack of liquidity in wholesale funding markets;

•	illiquidity and downward price pressure in national real estate markets, particularly consumer-owned real estate markets;

•	the length and severity of current market turmoil;

•	the impact of lower than expected investment returns on the funding of private and public sector defined benefit pensions;

•	the effect of unexpected changes in actuarial assumptions on longevity which would influence the funding of private and public sector defined benefit pensions; and

•	consumer perception as to the continuing availability of credit, and price competition in the market segments served by HSBC.

Changes in government policy and regulation, including:

•	the monetary, interest rate and other policies of central banks and other regulatory authorities, including the Financial Services Authority, the Bank of England, the Hong Kong Monetary Authority, the US Federal Reserve, the SEC, the US Office of the Comptroller of the Currency, the European Central Bank, the People’s Bank of China and the central banks of other leading economies and markets where HSBC operates;

•	expropriation, nationalisation, confiscation of assets and changes in legislation relating to foreign ownership;

•	initiatives by local, state and national regulatory agencies or legislative bodies to revise the practices, pricing or responsibilities of financial institutions serving their consumer markets;

•	changes in bankruptcy legislation in the principal markets in which HSBC operates and the consequences thereof;

•	general changes in government policy that may significantly influence investor decisions in particular markets in which HSBC operates;

•	extraordinary governmental actions as a result of current market turmoil;

•	other unfavourable political or diplomatic developments producing social instability or legal uncertainty which in turn may affect demand for HSBC’s products and services;

•	the costs, effects and outcomes of regulatory reviews, actions or litigation, including any additional compliance requirements; and

•	the effects of competition in the markets where HSBC operates including increased competition from non-bank financial services companies, including securities firms and financial institutions newly taken into state ownership on a full or partial basis.

Factors specific to HSBC:

•	the success of HSBC in adequately identifying the risks it faces, such as the incidence of loan losses or delinquency, and managing those risks (through account management, hedging and other techniques). Effective risk management depends on, among other things, HSBC’s ability through stress testing and other techniques to prepare for events that cannot be captured by the statistical models it uses; and

•	the success of HSBC in addressing operational, legal and regulatory and litigation challenges.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Subject to any applicable legal and/or regulatory requirements, HSBC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Information not contained in this document

Each offeree of the Nil Paid Rights, Fully Paid Rights and the New Ordinary Shares also acknowledges that: (i) he/she has not relied on the Banks, United Overseas Bank Limited or any person affiliated with the Banks or United Overseas Bank Limited in connection with any investigation of the accuracy of any information contained in this document or their investment decision; and (ii) he/she has relied only on the information contained in this document, and that no person has been authorised to give any information or make any representations other than those contained in this document and, if given or made, such information or representations must not be relied upon as having been authorised by HSBC, the Banks or United Overseas Bank Limited. Subject to FSMA, the Listing Rules, the Disclosure and Transparency Rules, the Prospectus Rules, the Hong Kong Listing Rules and any other applicable laws and/or regulations, neither the delivery of this document nor any acquisition or sale made pursuant to this document shall, in any circumstances, create any implication that there has been no change in the affairs of HSBC since the date of this document or that the information in this document is correct as at any time after such date.

No incorporation of website information

The contents of the HSBC Group’s website do not form part of this document.

PART IV
EXPECTED TIMETABLE OF PRINCIPAL EVENTS IN THE UK

2009

Suspension of removals of Ordinary Shares from the UK principal register to a branch register begins	8.00 a.m. on 2 March

UK Record Date for entitlements under the Rights Issue	5.00 p.m. on 13 March

Latest time and date for receipt of forms of proxy for the General Meeting	10.00 a.m. on 17 March

“Ex” date for Ordinary Shares in respect of the fourth interim dividend	8.00 a.m. on 18 March

General Meeting	10.00 a.m. on 19 March

Despatch of Provisional Allotment Letters (to Qualifying Non-CREST Shareholders only)	19 March

UK Admission and start of offer period in the UK	8.00 a.m. on 20 March

Ordinary Shares marked “ex-rights” by the London Stock Exchange	8.00 a.m. on 20 March

Nil Paid Rights credited to stock accounts in CREST (Qualifying CREST Shareholders only)	8.00 a.m. on 20 March

Nil Paid Rights and Fully Paid Rights enabled in CREST	8.00 a.m. on 20 March

Dealings in New Ordinary Shares, nil paid, commence on the London Stock Exchange	8.00 a.m. on 20 March

Suspension of removals of Ordinary Shares from the UK principal register to a branch register ends	8.00 a.m. on 20 March

Record date in respect of the fourth interim dividend	5.00 p.m. on 20 March

Latest time and date for Cashless Take Up or sale of rights using the Computershare Dealing Facility	3.00 p.m. on 27 March

Recommended latest time and date for requesting withdrawal of Nil Paid Rights or Fully Paid Rights from CREST (that is, if your Nil Paid Rights or Fully Paid Rights are in CREST and you wish to convert them into certificated form)
4.30 p.m. on 27 March

Recommended latest time and date for depositing renounced Provisional Allotment Letters, nil paid or fully paid, into CREST or for dematerialising Nil Paid Rights or Fully Paid Rights into a CREST stock account (that is, if your Nil Paid Rights or Fully Paid Rights are represented by a Provisional Allotment Letter and you wish to convert them into uncertificated form)
3.00 p.m. on 30 March

Latest time and date for splitting Provisional Allotment Letters, nil paid or fully paid, for rights traded on the London Stock Exchange	3.00 p.m. on 1 April

Latest time and date in the UK for acceptance, payment in full and registration of renounced Provisional Allotment Letters	11.00 a.m. on 3 April

New Ordinary Shares credited to stock accounts in CREST (uncertificated holders only)	8.00 a.m. on 6 April

Dealings in New Ordinary Shares, fully paid, commence on the London Stock Exchange	8.00 a.m. on 6 April

Announcement of results of the Rights Issue	by 8 April

Expected date of despatch of definitive share certificates for New Ordinary Shares in certificated form (certificated holders only)	by 14 April

EXPECTED TIMETABLE OF PRINCIPAL EVENTS IN HONG KONG

All references below are to Hong Kong time 2009
Suspension of removals of Ordinary Shares from the Hong Kong branch register to the UK principal register or the Bermuda branch register begins	9.30 a.m. on 2 March

Ordinary Shares marked “ex-rights” by the Hong Kong Stock Exchange	9.30 a.m. on 12 March

HK Record Date for entitlements under the Rights Issue	4.30 p.m. on 13 March

Latest time and date for which transfers of Ordinary Shares are accepted for registration on the Hong Kong branch register for participation in the Rights Issue	4.30 p.m. on 13 March

Latest time and date for receipt of forms of proxy for the General Meeting	6.00 p.m. on 17 March

“Ex” date for Ordinary Shares in respect of the fourth interim dividend	9.30 a.m. on 18 March

General Meeting (held in the UK)	6.00 p.m. on 19 March

Despatch of Provisional Allotment Letters (to Qualifying Non-CCASS Shareholders only)	19 March

HK Admission and start of offer period in Hong Kong	9.30 a.m. on 20 March

Record date in respect of the fourth interim dividend (see note (5) below)	4.30 p.m. on 20 March

Suspension of removals of Ordinary Shares from the Hong Kong branch register to the UK principal register or the Bermuda branch register ends	4.30 p.m. on 20 March

Nil Paid Rights credited to stock accounts in CCASS (Qualifying CCASS Shareholders only)	by 9.30 a.m. on 23 March

Dealings in New Ordinary Shares, nil paid, commence on the Hong Kong Stock Exchange	9.30 a.m. on 23 March

Latest time and date for splitting Provisional Allotment Letters, for rights traded on the Hong Kong Stock Exchange	4.30 p.m. on 26 March

Last day of dealings in New Ordinary Shares, nil paid, on the Hong Kong Stock Exchange	31 March

Latest time and date in Hong Kong for acceptance, payment in full and registration of Provisional Allotment Letters	4.00 p.m. on 3 April

Announcement of results of the Rights Issue	by 8 April

Expected date of despatch of definitive share certificates for New Ordinary Shares in certificated form (certificated holders only)	by 8 April

New Ordinary Shares credited to stock accounts in CCASS (uncertificated holders only)	by 9.30 a.m. on 9 April

Dealings in New Ordinary Shares, fully paid, expected to commence on the Hong Kong Stock Exchange	9.30 a.m. on 9 April

EXPECTED TIMETABLE OF PRINCIPAL EVENTS IN BERMUDA

All references below are to Bermuda time 2009
Suspension of removals of Ordinary Shares from the Bermuda branch register to the UK principal register or the Hong Kong branch register begins	9.00 a.m. on 2 March

Ordinary Shares marked “ex-rights” by the Bermuda Stock Exchange	9.00 a.m. on 11 March

Bermuda Record Date for entitlements under the Rights Issue	5.00 p.m. on 13 March

Latest time and date for receipt of forms of proxy for the General Meeting	7.00 a.m. on 17 March

“Ex” date for Ordinary Shares in respect of the fourth interim dividend	9.00 a.m. on 18 March

General Meeting (held in the UK)	7.00 a.m. on 19 March

Despatch of Provisional Allotment Letters to Qualifying Bermuda Shareholders	19 March

Start of offer period in Bermuda	9.00 a.m. on 20 March

Suspension of removals of Ordinary Shares from the Bermuda branch register to the UK principal register or the Hong Kong branch register ends	9.00 a.m. on 20 March

Record date in respect of the fourth interim dividend	5.00 p.m. on 20 March

Latest time and date for splitting Provisional Allotment Letters	3.00 p.m. on 1 April

Latest time and date in Bermuda for acceptance, payment in full and registration of Provisional Allotment Letters	11.00 a.m. on 3 April

Dealings in New Ordinary Shares, fully paid, commence on the Bermuda Stock Exchange	9.00 a.m. on 6 April

Announcement of results of the Rights Issue	by 8 April

Notes to the preceding timetables:

(1)	Each of the times and dates set out in the above timetables and mentioned in this document, the Provisional Allotment Letter and in any other document issued in connection with the Rights Issue is subject to change by the Company (with the agreement of certain of the Banks), in which event details of the new times and dates will be notified to the UK Listing Authority, the Hong Kong Stock Exchange, the Bermuda Stock Exchange, the New York Stock Exchange and Euronext Paris and, where appropriate, to Shareholders.

(2)	If there is a tropical cyclone warning signal number 8 or above or a “black” rainstorm warning signal in force in Hong Kong at any time:

(a)	before 12.00 noon (Hong Kong time) but no longer in force after 12.00 noon (Hong Kong time) on the latest date for acceptance and payment in Hong Kong, the latest time for acceptance of and payment for the New Ordinary Shares will be extended to 5.00 p.m. (Hong Kong time) on the same date; or

(b)	between 12.00 noon and 4.00 p.m. (Hong Kong time) on the latest date for acceptance and payment in Hong Kong, the latest time for acceptance of and payment for the New Ordinary Shares will be postponed to 4.00 p.m. (Hong Kong time) on the following HK Business Day.

(3)	If the latest time for acceptance of and payment for the New Ordinary Shares does not take place on 3 April 2009, the dates mentioned in the preceding timetables may be affected. The Company will notify Shareholders by way of announcement of any change to the expected timetables as soon as practicable.

(4)	If you hold your Ordinary Shares through a nominee, depending on the arrangements made on your behalf by that nominee, the latest time and date for giving instructions to that nominee may be set earlier. If you hold your Ordinary Shares through an Admitted Institution of Euroclear France, your Admitted Institution may set an earlier deadline for subscription in order to permit the Admitted Institution to communicate acceptances to the French Subscription Agent in a timely manner.

(5)	As the record date for the fourth interim dividend for the financial year ended 31 December 2008 is on 20 March 2009, the Hong Kong branch register will be closed on 20 March 2009.

(6)	Subject to the granting of listing of, and permission to deal in, the New Ordinary Shares in their nil paid and fully paid forms on the Main Board of the Hong Kong Stock Exchange as well as compliance with the stock admission requirements of HKSCC, the New Ordinary Shares in their nil paid and fully paid forms will be accepted as eligible securities by HKSCC for deposit, clearance and settlement in CCASS with effect from the respective commencement dates of dealings in the New Ordinary Shares in their nil paid and fully paid forms or such other dates as determined by HKSCC. Settlement of transactions between participants of the Hong Kong Stock Exchange on any trading day is required to take place in CCASS on the second trading day thereafter. All activities under CCASS are subject to the General Rules of CCASS and CCASS Operational Procedures in effect from time to time.

PART V

DIRECTORS, COMPANY SECRETARY AND ADVISERS

Directors

S K Green	(Group Chairman)
M F Geoghegan	(Group Chief Executive)
V H C Cheng	(Executive Director, Chairman of The Hongkong and Shanghai Banking Corporation Limited)
D J Flint	(Group Finance Director)
A A Flockhart	(Executive Director, Chief Executive Officer of The Hongkong and Shanghai Banking Corporation Limited and Global Head of Commercial Banking)
S T Gulliver	(Executive Director, Chief Executive of Global Banking and Markets and HSBC Global Asset Management)
S A Catz	(Independent non-executive Director)
M K T Cheung	(Independent non-executive Director)
J D Coombe	(Independent non-executive Director)
J L Durán	(Independent non-executive Director)
R A Fairhead	(Independent non-executive Director)
W K L Fung	(Non-executive Director)
J W J Hughes-Hallett	(Independent non-executive Director)
W S H Laidlaw	(Independent non-executive Director)
J R Lomax	(Independent non-executive Director)
Sir Mark Moody-Stuart	(Independent non-executive Director)
G Morgan	(Independent non-executive Director)
N R N Murthy	(Independent non-executive Director)
S M Robertson	(Senior independent non-executive Director)
J L Thornton	(Independent non-executive Director)
Sir Brian Williamson	(Independent non-executive Director)

The Directors’ business address is the Company’s registered office at 8 Canada Square, London E14 5HQ, United Kingdom.

Group Company Secretary

R G Barber

Registered office

8 Canada Square, London E14 5HQ, United Kingdom.

Telephone: 0207 991 8888, or, when dialling from outside the United Kingdom, +44 207 991 8888.

Registered in England: number 617987.

Website

www.hsbc.com

Hong Kong authorised representatives

Vincent H C Cheng and Michael W Scales
HSBC Main Building
1 Queen’s Road Central
Hong Kong

Sponsor and Corporate Broker, Joint Global Coordinator and Joint Bookrunner	Joint Global Coordinator and Joint Bookrunner

Goldman Sachs International Peterborough Court 133 Fleet Street London EC4A 2BB United Kingdom	J.P. Morgan Cazenove Limited 20 Moorgate London EC2R 6DA United Kingdom

Corporate Broker, Joint Global Coordinator and Joint Bookrunner	Auditor

HSBC Bank plc 8 Canada Square London E14 5HQ United Kingdom	KPMG Audit Plc 8 Salisbury Square London EC4Y 8BB United Kingdom

Legal advisers to HSBC as to English law	Legal advisers to HSBC as to Hong Kong law

Norton Rose LLP 3 More London Riverside London SE1 2AQ United Kingdom	Norton Rose Hong Kong 38/F Jardine House 1 Connaught Place Central Hong Kong

Legal advisers to HSBC as to US law	Legal advisers to HSBC as to French law

Cleary Gottlieb Steen & Hamilton LLP City Place House 55 Basinghall Street London EC2V 5EH United Kingdom	Norton Rose LLP Washington Plaza 42, rue Washington 75408 Paris Cedex 08 France

Legal advisers to HSBC as to Bermuda law Conyers Dill & Pearman 2 Church Street Hamilton HM 11 Bermuda	Legal advisers to the Sponsor and Corporate Brokers, Joint Global Coordinators and Joint Bookrunners as to English law Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom

Legal advisers to the Sponsor and Corporate Brokers, Joint Global Coordinators and Underwriters as to Hong Kong law	Legal advisers to the Sponsor and Corporate Brokers, Joint Global Coordinators and Underwriters as to US law

Linklaters 10th Floor, Alexandra House 18 Chater Road Central Hong Kong	Shearman & Sterling (London) LLP Broadgate West 9 Appold Street London EC2A 2AP United Kingdom

UK share registrar and Receiving Agent	Hong Kong share registrar and transfer office and Receiving Agent

Computershare Investor Services PLC Corporate Actions 3 Bristol BS99 6AR United Kingdom	Computershare Hong Kong Investor Services Limited Rooms 1712-1716 17th Floor, Hopewell Centre 183 Queen’s Road East Hong Kong

Bermuda share registrar and transfer office	ADS Depositary

Corporate Shareholder Services The Bank of Bermuda Limited 6 Front Street Hamilton HM 11 Bermuda	The Bank of New York Mellon 101 Barclay Street, 22 West New York NY 10286 United States

PART VI

LETTER FROM THE CHAIRMAN OF HSBC

17 March 2009
Dear Shareholder

Proposed 5 for 12 Rights Issue of 5,060,239,065 New Ordinary Shares at 254 pence each

1 Introduction

On 2 March 2009, HSBC announced that it proposes to raise approximately £12.5 billion (US$17.7 billion) (net of expenses) by way of a fully underwritten Rights Issue of 5,060,239,065 New Ordinary Shares at 254 pence per share on the basis of 5 New Ordinary Shares for every 12 Existing Ordinary Shares.

Further to the circular sent to Shareholders dated 3 March 2009 convening a general meeting in connection with the Rights Issue, the purpose of this document is to provide Shareholders with further details of the Rights Issue.

2 Background to and reasons for the Rights Issue

HSBC has long maintained a culture of responsibility and conservative risk management which have combined to produce a strong financial position which has enabled it to create valued long-term relationships with customers. These fundamental beliefs are deeply rooted in our character. The key elements of financial strength are a strong capital base coupled with sustainable and stable funding sources, and in particular a strong and growing deposit base. Those strengths have served us well over the years. Today HSBC is well capitalised, liquid and profitable. Our capital strength is supported by a conservative balance sheet characterised by an advances to deposits ratio of 83.6 per cent as at 31 December 2008 and a core funding base that continues to grow.

We are however today facing unprecedented turmoil in the economic and financial environment, with major uncertainties ahead. The current global economic downturn, combined with extreme volatility in financial markets, means that the financial system remains under stress. Over the past 12 months, many of our competitors have received significant government capital injections or have raised capital from shareholders and other investors. Higher regulatory capital requirements, in part from the effect of the economic downturn on capital requirements under the Basel II regime, as well as changing market sentiment on appropriate levels of leverage, have also raised expectations regarding capital levels. While we have maintained strong capital ratios, we are now raising the top of our target range for the tier 1 ratio so that the range will be from 7.5 per cent to 10 per cent. The Rights Issue will add 150 basis points to our capital ratios, strengthening the core equity tier 1 ratio to 8.5 per cent and the tier 1 ratio to 9.8 per cent, in each case on a pro forma basis as at 31 December 2008. We are determined that HSBC should maintain its signature financial strength.

We are continuing to manage the capital allocation within the HSBC Group to concentrate on our core emerging markets and faster growing businesses. In light of continuing losses from our US consumer finance business, we announced on 2 March 2009 further actions in the US to restructure our operations and to put into run off all of our branch-based consumer lending operations, which are branded “HFC” and “Beneficial”. We have also closed down most of our structured credit and mortgage-backed securities distribution operations. Outside the US, during 2008 we have sold certain businesses that are not core to our strategy, such as our French regional banks.

We remain confident that HSBC is well-placed in today’s environment and that our strength leads to opportunity. Our strategy has served HSBC well and positions it for long-term growth with attractive returns. We continue to combine our position as the world’s leading emerging markets bank with an extensive international network across both developed and faster growing markets. At the same time, as the financial system exhibits stress, our competitive position is improving as the capacity and capabilities of financial institutions are constrained by lack of capital and funding, many of them are also focusing more on their respective domestic markets.

HSBC Holdings plc
Incorporated in England with limited liability. Registered in England: number 617987
Registered Office and Group Management Office:
8 Canada Square, London E14 5HQ, United Kingdom

Planned internal capital generation remains strong and this capital raising will enhance our ability to deal with the impact of an uncertain economic environment and to respond to unforeseen events. Importantly, it will also give us options regarding opportunities which we believe will present themselves to those with superior financial strength. These may involve organic investment in the continued taking of market share from more capital constrained competitors. There may also be opportunities to grow through targeted acquisitions, by taking advantage of attractive valuations where the opportunities in question align with our strategy and the risks are understood.

As explained below, the Directors have rebased the envisaged dividend per share, for the first three interim dividends in respect of 2009, to reflect the impact of the enlarged ordinary share capital resulting from the Rights Issue, prevailing business conditions and capital requirements. Until the end of 2007, HSBC had grown its dividend per share by 10 per cent or more every year for 15 years, reflecting the strong growth and shareholder returns that the Company has delivered. For 2009, the Directors have carefully considered HSBC’s dividend payments in view of the Company’s desire to retain its absolute and relative position of capital strength. The current challenges that have left much of the wider financial services sector unable to support cash returns to shareholders have also been factored into this consideration.

The dividend payments envisaged remain substantial and reflect management’s long-term confidence in the business. However, they also move the Company to a more conservative position to reflect the uncertain current environment and to retain more capital within the business. HSBC will continue to aim to pay progressive dividends in line with the long-term growth of the business.

During a period of global financial turmoil, our business model, the broad base of our earnings, our distinctive character and our brand mean that we remain one of the strongest international banks.

Your Board believes that the Rights Issue is in the best interests of Shareholders, helping us strengthen our competitive positioning so that we can better deliver sustained value over time.

3 Summary of the principal terms of the Rights Issue

Pursuant to the Rights Issue, the Company is proposing to offer New Ordinary Shares by way of rights to all Qualifying Shareholders (other than, subject to certain exceptions as agreed with the Company and the Joint Global Coordinators, Qualifying Shareholders with registered addresses in any of the Excluded Territories) on the following basis:

5 New Ordinary Shares for every 12 Existing Ordinary Shares

held and registered in their name on the Record Date. Entitlements to New Ordinary Shares will be rounded down to the nearest whole number. Fractions of New Ordinary Shares will not be allotted to Qualifying Shareholders but will be aggregated and sold in the market and an equivalent amount will accrue for the ultimate benefit of the Company.

The Issue Price for Shareholders on the UK principal register is 254 pence per New Ordinary Share. The Issue Price for Shareholders on the Hong Kong branch register is HK$28.00 per New Ordinary Share, which was calculated by reference to the £ : HK$ exchange rate of £1 : HK$11.0236 at approximately 3.00 p.m. (UK time) on 27 February 2009 as published by Bloomberg. The Issue Price for Shareholders on the Bermuda branch register is US$3.61 per New Ordinary Share, which was calculated by reference to the £ : US$ exchange rate of £1: US$1.42145 at approximately 3.00 p.m. (UK time) on 27 February 2009 as published by Bloomberg.

The Issue Price for Shareholders on the UK principal register of 254 pence per New Ordinary Share represents a discount of approximately 47.5 per cent to the Closing Price of an Ordinary Share of 484.21 pence on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue) and a 39.0 per cent discount to the theoretical ex-rights price based on that Closing Price, in each case adjusted for the fact that the New Ordinary Shares will not rank for the fourth interim dividend in respect of the financial year ended 31 December 2008 of US$0.10 per Ordinary Share. The unadjusted Closing Price of an Ordinary Share on 27 February 2009 was 491.25 pence.

The Issue Price for Shareholders on the Hong Kong branch register of HK$28.00 per New Ordinary Share represents a discount of approximately 50.2 per cent to the closing price on the Hong Kong Stock Exchange of an Ordinary Share of HK$56.17 on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue), adjusted for the fact that the New Ordinary Shares will not rank for the fourth interim dividend in respect of the financial year ended 31 December 2008 of US$0.10 per Ordinary Share. The unadjusted closing price on the Hong Kong Stock Exchange of an Ordinary Share on 27 February 2009 was HK$56.95.

The completion of the Rights Issue will result in 5,060,239,065 New Ordinary Shares being issued (representing approximately 41.7 per cent of the existing issued ordinary share capital of the Company as at 27 February 2009 (being the latest practicable date prior to the publication of the Circular to Shareholders) and 29.4 per cent of the Enlarged Share Capital immediately following completion of the Rights Issue). Qualifying Shareholders who take up their pro rata entitlement in full will suffer no dilution to their interests in the Company. If a Qualifying Shareholder does not take up any of his/her entitlement under the Rights Issue, his/her proportionate shareholding will be diluted by 29.4 per cent.

The Rights Issue is conditional upon, amongst other things:

(i)	the Underwriting Agreement having become unconditional in all respects save for the condition relating to UK Admission and not having been terminated in accordance with its terms;

(ii)	UK Admission becoming effective by not later than 8.00 a.m. on 20 March 2009 (or such later time and date (being not later than 27 March 2009) as certain of the parties to the Underwriting Agreement may agree); and

(iii)	the passing, without material amendment, of the Resolutions.

The New Ordinary Shares (nil paid) will be provisionally allotted to all Qualifying Shareholders on 19 March 2009. The provisional allotment is expected to be confirmed on 6 April 2009 and those Qualifying Shareholders entitled to New Ordinary Shares are expected to be entered on the Company’s register of members on 6 April 2009.

Holdings of Existing Ordinary Shares in certificated and uncertificated form or on different registers of members will be treated as separate holdings to calculate entitlements under the Rights Issue.

The New Ordinary Shares, when issued and fully paid, will rank for all dividends declared, made or paid after the date of allotment and issue of the New Ordinary Shares (except in respect of the fourth interim dividend of US$0.10 per Ordinary Share for the financial year ended 31 December 2008 declared by the Company on 2 March 2009, as the New Ordinary Shares are being issued after the record date for this dividend) and otherwise pari passu with the Existing Ordinary Shares. The New Ordinary Shares, when issued, will be in registered form and will be capable of being held in certificated form and in uncertificated form through CREST or CCASS.

The Rights Issue is fully underwritten by the Underwriters pursuant to the Underwriting Agreement. The Underwriting Agreement will not be subject to any right of termination after UK Admission (including in respect of any statutory withdrawal rights). The principal terms of the Underwriting Agreement are summarised in paragraph 9.1 of Part XVI of this document.

Applications have been made to the UK Listing Authority and to the London Stock Exchange for the New Ordinary Shares (nil and fully paid) to be admitted to the Official List and to trading on the London Stock Exchange’s main market for listed securities respectively, to the Hong Kong Stock Exchange for listing of, and permission to deal in, the New Ordinary Shares (nil and fully paid) on the Main Board of the Hong Kong Stock Exchange, and to the New York Stock Exchange, Euronext Paris and the Bermuda Stock Exchange for listing of the New Ordinary Shares (fully paid). Application has also been made for the ADSs representing New Ordinary Shares to be listed and traded on the New York Stock Exchange. It is expected that UK Admission will become effective and that dealings in the New Ordinary Shares, nil paid, will commence on the London Stock Exchange at 8.00 a.m. on 20 March 2009. It is also expected that HK Admission will become effective at 9.30 a.m. (Hong Kong time) on 20 March 2009 and that dealings in the New Ordinary Shares, nil paid, will commence on the Main Board of the Hong Kong Stock Exchange at 9.30 a.m. (Hong Kong time) on 23 March 2009.

The full terms of the Rights Issue, including the procedure for acceptance and payment and the procedure in respect of rights not taken up, are set out in Part VIII of this document and, in the case of Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders, in the Provisional Allotment Letter.

Qualifying Shareholders resident outside the United Kingdom, Hong Kong and Bermuda should refer to paragraph 8 of Part VIII of this document for further information on their ability to participate in the Rights Issue.

4 Intentions of the Directors

The Directors who are entitled to acquire New Ordinary Shares under the Rights Issue intend to take up in full, directly or indirectly, their rights to acquire New Ordinary Shares, other than the rights arising in connection with any Ordinary Shares the executive Directors hold through the Share Ownership Plan. In accordance with the basis on which the Share Ownership Plan operates, the trustees of the plan will sell such number of those rights during the nil paid dealing period as will meet the cost of taking up the balance of such rights.

5 Financial impact of the Rights Issue

As at 31 December 2008, HSBC’s core equity tier 1 ratio was 7.0 per cent and its tier 1 ratio was 8.3 per cent. Adjusting for the proceeds of the Rights Issue, the core equity tier 1 ratio and tier 1 ratio would have been approximately 8.5 per cent and 9.8 per cent, respectively, on a pro forma basis as at 31 December 2008. HSBC is now raising the top of its target range for the tier 1 ratio so that the range will be from 7.5 per cent to 10 per cent.

A pro forma statement of net assets illustrating the effect of the Rights Issue on the HSBC Group’s net assets as at 31 December 2008 as if the Rights Issue had occurred on this date is set out in Part XV of this document. This information is unaudited and has been prepared for illustrative purposes only. It shows that net proceeds from the Rights Issue of approximately US$17.7 billion would have led to a pro forma movement in net assets from approximately US$93.6 billion to US$111.3 billion as at 31 December 2008.

Under IFRSs, the Rights Issue results in the recognition of a derivative because the Issue Price is principally denominated in pounds sterling, while the Company’s functional currency is in US dollars. As a result, the movements in fair values on the derivative up to the allotment date, which are non-cash items, will be recognised in the income statement, with an equal and offsetting movement in equity on allotment of the New Ordinary Shares. This is therefore expected to affect the HSBC Group’s net income, which will be recognised in capital in the normal way, and there will be no overall effect on the HSBC Group’s capital, distributable reserves or net assets.

6 Dividends

The Directors have declared a fourth interim dividend for 2008 of US$0.10 per Ordinary Share (in lieu of a final dividend) which, together with the first three interim dividends for 2008 of US$0.18 per Ordinary Share already paid, will make a total distribution in respect of the year of US$0.64 per Ordinary Share. The aggregate dividend payments per Ordinary Share for 2008 represent a decrease of 29 per cent in US$ terms and 15 per cent in sterling terms from the aggregate dividend payments in respect of 2007. The fourth interim dividend for 2008 will be payable on 6 May 2009, with a scrip dividend alternative, to Shareholders on the register on 20 March 2009. As the record date for this dividend is 20 March 2009, the New Ordinary Shares, when issued on 6 April 2009, will not rank for this dividend.

The Board intends to continue to pay quarterly interim dividends on the Ordinary Shares, with a pattern of three equal interim dividends with a variable fourth interim dividend. The level of dividends per Ordinary Share in future while reflecting the long-term growth of HSBC’s business will depend upon, among other things, expected future earnings, prevailing business conditions and capital requirements. It is envisaged that the first interim dividend in respect of 2009 will be US$0.08 per Ordinary Share. The Board has rebased the envisaged dividend per share for the first three interim dividends in respect of 2009 to reflect the impact of the foregoing factors and the impact of the enlarged ordinary share capital resulting from the Rights Issue.

7 Current trading and prospects

On 2 March 2009, HSBC published its 2008 Annual Report and Accounts. Business performance in January was strong and ahead of HSBC’s expectations; and in February was in line with HSBC’s expectations.

8 HSBC Share Plans

The options and awards granted under the HSBC Share Plans (other than the Share Ownership Plan), as described in paragraph 6 of Part XVI of this document, may be adjusted by the Company as a result of the Rights Issue in accordance with the rules of the relevant plan. Any such adjustments will be subject, where appropriate, to approval from HM Revenue & Customs or the Irish Revenue Commissioners and a report from the Company’s auditor that such proposed adjustments are fair and reasonable. Participants will be contacted separately with further information on how their options and/or awards may be affected by the Rights Issue.

Participants in the Share Ownership Plan will be contacted separately about their rights under the Rights Issue.

9 Restricted Shareholders

The attention of Qualifying Shareholders who have registered addresses outside the United Kingdom, Hong Kong or Bermuda, or who are citizens or residents of countries other than the United Kingdom, Hong Kong or Bermuda, or who are holding Ordinary Shares for the benefit of such persons (including, without limitation, custodians, nominees, trustees and agents) or who have a contractual or other legal obligation to forward this document, a Provisional Allotment Letter and any other document in relation to the Rights Issue to such persons, is drawn to the information which appears in paragraph 8 of Part VIII of this document.

In particular, Qualifying Shareholders who have registered addresses in or who are resident in, or who are citizens of, countries other than the United Kingdom, Hong Kong or Bermuda, should consult their professional advisers as to whether they require any governmental or other consents or need to observe any other formalities to enable them to take up their entitlements to the Rights Issue.

New Ordinary Shares will be provisionally allotted (nil paid) to all Qualifying Shareholders, including Restricted Shareholders. However, subject to certain exceptions as agreed with the Company and the Joint Global Coordinators, Provisional Allotment Letters will not be sent to Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders or Qualifying Bermuda Shareholders with registered addresses in, or who are otherwise known to the Company to be residents of, any of the Excluded Territories, nor will the CREST stock accounts of Qualifying CREST Shareholders with registered addresses in, or the CCASS stock accounts of Qualifying CCASS Shareholders with registered addresses in, or who are otherwise known to the Company to be residents of, any of the Excluded Territories be credited with Nil Paid Rights.

10 Structure of the Rights Issue

The Rights Issue has been structured in a way that is expected to have the effect of creating distributable reserves approximately equal to the net proceeds of the Rights Issue less the par value of the New Ordinary Shares issued by the Company. Provided that certain conditions are met, the proceeds of the Rights Issue (after the deduction of certain agreed fees, costs and expenses) will be applied by the Receiving Agent on behalf of the Bank Subscriber to subscribe for redeemable preference shares in Newco, which is a Jersey incorporated company owned by the Company and the Bank Subscriber.

The Company will allot and issue the New Ordinary Shares to those persons entitled thereto in consideration of the Bank Subscriber transferring its holdings of ordinary shares and redeemable preference shares in Newco to the Company. Accordingly, instead of receiving cash as consideration for the issue of the New Ordinary Shares, the Company will own the entire issued share capital of Newco whose only asset will be cash reserves, equal to the net proceeds of the Rights Issue. The Company will be able to redeem the redeemable preference shares in Newco in order to access these cash reserves and, during any interim period prior to redemption, by procuring that Newco lends those cash reserves to the Company.

The Company may elect to implement the Rights Issue without using the structure described above if it deems it to be in the Company’s interests to do so.

11 Taxation

Your attention is drawn to paragraphs 10.1 and 10.2 of Part XVI of this document. If you are in any doubt as to your tax position, you should consult your own professional adviser without delay.

12 Further information

Your attention is drawn to the further information set out in Parts II to V and VII to XIX of this document. Shareholders should read the whole of this document and not rely solely on the information set out in this letter. In particular, you should consider carefully the risk factors set out in Part II of this document.

13 General Meeting

On 3 March 2009, Shareholders were sent a circular containing a notice of the General Meeting, which will be held at 10.00 a.m. on 19 March 2009 in the Platinum Suite, ExCel London, One Western Gateway, Royal Victoria Dock, London E16 1XL, United Kingdom. The General Meeting is being held for the purpose of considering and, if thought fit, passing three resolutions. The first resolution is to increase the Company’s authorised share capital. The second resolution is to grant the Directors the authority to allot the New Ordinary Shares in connection with the Rights Issue pursuant to section 80 of the UK Companies Act 1985. The third resolution, which is a special resolution, will give the Directors authority to allot on a non-pre-emptive basis, where necessary, the New Ordinary Shares for the purposes of the Rights Issue, including subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions, obligations or legal problems under the laws or the requirements of any territory.

14 Action to be taken in respect of the Rights Issue

If the Resolutions are passed, it is intended that:

(i)	if you are a Qualifying Non-CREST Shareholder, Qualifying Non-CCASS Shareholder or Qualifying Bermuda Shareholder (other than, subject to certain exceptions as agreed with the Company and the Joint Global Coordinators, a Shareholder with a registered address in, or who is otherwise known to the Company to be a resident of, any of the Excluded Territories), you will be sent a Provisional Allotment Letter giving you details of your Nil Paid Rights by post on or about 19 March 2009;

(ii)	if you are a Qualifying CREST Shareholder, you will not be sent a Provisional Allotment Letter. Instead, you will receive a credit to your appropriate stock account in CREST in respect of the Nil Paid Rights with effect from 8.00 a.m. on 20 March 2009;

(iii)	if you are a Qualifying CCASS Shareholder, you will not be sent a Provisional Allotment Letter. Instead you will receive a credit to your appropriate stock account in CCASS in respect of the Nil Paid Rights with effect from 9.30 a.m. (Hong Kong time) on 23 March 2009. Please contact your broker for further details; and

(iv)	if you are a person holding an interest in Existing Ordinary Shares on the UK principal register through Euroclear France you will not be sent a Provisional Allotment Letter but you should refer to your respective Admitted Institution in connection with the procedure for acquisition of and payment for New Ordinary Shares. You will be issued Euroclear Subscription Rights by Euroclear France. Euroclear Subscription Rights will not be admitted to listing or trading on Euronext Paris. Your attention is also drawn to paragraph 9(c) of Part VIII of this document.

If you sell or have sold or otherwise transferred all of your Ordinary Shares held (other than ex-rights) in certificated form before 20 March 2009 in the case of Ordinary Shares held on the UK principal register, before 12 March 2009 in the case of Ordinary Shares held on the Hong Kong branch register or before 11 March 2009 in the case of Ordinary Shares held on the Bermuda branch register, please forward this document and any Provisional Allotment Letter, if and when received, at once to the purchaser or for delivery to the purchaser or transferee, except that such documents should not be sent to any jurisdiction where to do so might constitute a violation of local securities laws or regulations, including, but not limited to, the Excluded Territories.

If you sell or have sold or otherwise transferred all or some of your Ordinary Shares (other than ex-rights) held in uncertificated form through CREST before the UK Ex-Rights Date, a claim transaction will automatically be generated by Euroclear UK which, on settlement, will transfer the appropriate number of Nil Paid Rights to the purchaser or transferee.

If you sell or have sold or otherwise transferred only part of your holding of Ordinary Shares (other than ex-rights) held in certificated form before the UK Ex-Rights Date, the HK Ex-Rights Date or the Bermuda Ex-Rights Date, as appropriate, you should refer to the instruction regarding split applications in Part VIII of this document and in the Provisional Allotment Letter.

The latest time and date for acceptance and payment in full by Qualifying Shareholders under the Rights Issue is 11.00 a.m. (UK time) in the UK, 4.00 p.m. (Hong Kong time) in Hong Kong and 11.00 a.m. (Bermuda time) in Bermuda on 3 April 2009, unless otherwise announced by the Company. The procedure for acceptance and payment is set out in Part VIII of this document. Further details also appear on the Provisional Allotment Letter which has been sent to all Qualifying Non-CREST Shareholders, all Qualifying Non-CCASS Shareholders and all Qualifying Bermuda Shareholders (other than, subject to certain exceptions as agreed with the Company and the Joint Global Coordinators, those Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders with registered addresses in, or who are otherwise known to the Company to be residents of, any of the Excluded Territories).

If you are in any doubt as to any aspect of the proposals referred to in this document or as to the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant, fund manager or other appropriate independent financial adviser, duly authorised under FSMA if you are resident in the United Kingdom, or, if you are not, from another appropriately authorised independent financial adviser.

Yours sincerely

S K Green
Group Chairman

PART VII

RIGHTS ISSUE STATISTICS

Number of Existing Ordinary Shares	12,144,573,757

Number of New Ordinary Shares available under the Rights Issue	5,060,239,065

Number of Ordinary Shares in the Enlarged Share Capital(1)	17,204,812,822

Issue Price per New Ordinary Share	254 pence (2)

New Ordinary Shares as a percentage of the Enlarged Share Capital	29.4 per cent

Gross proceeds of the Rights Issue (approximately)	£12.9 billion

Net proceeds of the Rights Issue (approximately)	£12.5 billion

Estimated expenses of the Rights Issue (exclusive of value added tax)	£0.4 billion

Notes:

(1)	Assuming that no Ordinary Shares are issued pursuant to the exercise of options granted under HSBC Share Plans between the date of this document and completion of the Rights Issue.

(2)	The Issue Price for HK Shareholders is HK$28.00 per New Ordinary Share (calculated using an exchange rate of £1 : HK$11.0236) and the Issue Price for Bermuda Shareholders is US$3.61 per New Ordinary Shares (calculated using an exchange rate of £1 : US$1.42145).

PART VIII

TERMS OF THE RIGHTS ISSUE

If you are a holder of ADSs, please see the US Prospectus for the terms of the ADS Rights Issue. Please note that during the period for which the Rights Issue is open for acceptance, Ordinary Shares cannot be deposited into the depository receipt facility for ADSs.

1	Summary of the Rights Issue

The Company is proposing to raise approximately £12.5 billion (US$17.7 billion) (net of expenses) by way of a 5 for 12 Rights Issue of New Ordinary Shares.

The Issue Price for Shareholders on the UK principal register is 254 pence per New Ordinary Share. The Issue Price for Shareholders on the Hong Kong branch register is HK$28.00 per New Ordinary Share, which was calculated by reference to the £ : HK$ exchange rate of £1 : HK$11.0236 at approximately 3.00 p.m. (UK time) on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue) as published by Bloomberg, and the Issue Price for Shareholders on the Bermuda branch register is US$3.61 per New Ordinary Share, which was calculated by reference to the £ : US$ exchange rate of £1 : US$1.42145 at approximately 3.00 p.m. (UK time) on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue) as published by Bloomberg.

The Issue Price for Shareholders on the UK principal register of 254 pence per New Ordinary Share represents a discount of approximately 47.5 per cent to the Closing Price of an Ordinary Share of 484.21 pence on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue) and a 39.0 per cent discount to the theoretical ex-rights price based on that Closing Price, in each case adjusted for the fact that the New Ordinary Shares will not rank for the fourth interim dividend in respect of the financial year ended 31 December 2008 of US$0.10 per Ordinary Share. The unadjusted Closing Price of an Ordinary Share on 27 February 2009 was 491.25 pence.

The Issue Price for Shareholders on the Hong Kong branch register of HK$28.00 per New Ordinary Share represents a discount of approximately 50.2 per cent to the closing price on the Hong Kong Stock Exchange of an Ordinary Share of HK$56.17 on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue), adjusted for the fact that the New Ordinary Shares will not rank for the fourth interim dividend in respect of the financial year ended 31 December 2008 of US$0.10 per Ordinary Share. The unadjusted closing price on the Hong Kong Stock Exchange of an Ordinary Share on 27 February 2009 was HK$56.95.

2	Terms and conditions of the Rights Issue

Subject to the fulfilment of the conditions of the Underwriting Agreement, the New Ordinary Shares will be offered by way of rights to Qualifying Shareholders (other than, subject to certain exceptions as agreed with the Company and the Joint Global Coordinators, Qualifying Shareholders with registered addresses in, or who are otherwise known to the Company to be residents of, any of the Excluded Territories) on the following basis and otherwise on the terms and conditions set out in this document (and, in the case of Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders, the Provisional Allotment Letter):

5 New Ordinary Shares for every 12 Existing Ordinary Shares

held and registered in their name on the Record Date and so in proportion for any other number of Existing Ordinary Shares then held.

Holdings of Existing Ordinary Shares in certificated and uncertificated form and holdings on different registers of members will be treated as separate holdings to calculate entitlements under the Rights Issue.

Fractions of New Ordinary Shares will not be allotted to Qualifying Shareholders and fractional entitlements will be rounded down to the nearest whole number of New Ordinary Shares. Such fractional entitlements will be aggregated and, if possible, sold in the market. The net proceeds of such sales (after deduction of expenses) will be aggregated and an equivalent amount will accrue for the ultimate benefit of the Company.

The attention of Restricted Shareholders and any person (including, without limitation, custodians, nominees and trustees) who has a contractual or other legal obligation to forward this document or a Provisional Allotment Letter into a jurisdiction other than the United Kingdom, Hong Kong or Bermuda is drawn to paragraphs 8 and 9 of this Part VIII. In particular, subject to the provisions of paragraphs 8 of this Part VIII, Qualifying Shareholders with registered addresses in, or who are otherwise known to the Company to be residents of, any of the Excluded Territories will not be sent Provisional Allotment Letters and will not have their CREST stock accounts or CCASS stock accounts (as the case may be) credited with Nil Paid Rights.

Applications have been made to the UK Listing Authority and to the London Stock Exchange for the New Ordinary Shares (nil and fully paid) to be admitted to the Official List and to trading on the London Stock Exchange’s main market for listed securities respectively, to the Hong Kong Stock Exchange for listing of, and permission to deal in, the New Ordinary Shares (nil and fully paid) on the Main Board of the Hong Kong Stock Exchange, and to the New York Stock Exchange, Euronext Paris and the Bermuda Stock Exchange for listing of the New Ordinary Shares (fully paid). Application has also been made for the ADSs representing New Ordinary Shares to be listed and traded on the New York Stock Exchange. It is expected that UK Admission will become effective and that dealings in the New Ordinary Shares, nil paid, will commence on the London Stock Exchange at 8.00 a.m. (UK time) on 20 March 2009. It is expected that HK Admission will become effective at 9.30 a.m. (Hong Kong time) on 20 March 2009 and that dealings in the New Ordinary Shares, nil paid, will commence on the Main Board of the Hong Kong Stock Exchange at 9.30 a.m. (Hong Kong time) on 23 March 2009. The Nil Paid Rights, will not be admitted to trading on any other exchange.

The Ordinary Shares are already admitted to CREST and CCASS. Accordingly, no further application for admission to CREST and CCASS is required for the New Ordinary Shares and the New Ordinary Shares, when issued and fully paid, may be held and transferred by means of CREST or CCASS. Applications have been made for the Nil Paid Rights and the Fully Paid Rights to be admitted to CREST. Applications have also been made for the Nil Paid Rights to be admitted to CCASS. Euroclear UK requires the Company to confirm to it that certain conditions (imposed by the CREST Manual) are satisfied before Euroclear UK will admit any security to CREST. It is expected that these conditions will be satisfied, in respect of the Nil Paid Rights and the Fully Paid Rights, on UK Admission. As soon as practicable after satisfaction of the conditions, the Company will confirm this to Euroclear UK.

The ISIN for the New Ordinary Shares will be the same as that of the Existing Ordinary Shares being GB0005405286.

The ISIN for the Nil Paid Rights is GB00B60DRL02 and for the Fully Paid Rights is GB00B60FPP65.

None of the New Ordinary Shares are being made available to the public other than pursuant to the Rights Issue.

The Rights Issue has been fully underwritten by the Underwriters and is conditional upon, amongst other things:

(i)	the Underwriting Agreement having become unconditional in all respects (save for the condition relating to UK Admission) and not having been terminated in accordance with its terms;

(ii)	UK Admission becoming effective by not later than 8.00 a.m. on 20 March 2009 (or such later time and date (being not later than 27 March 2009) as certain of the parties to the Underwriting Agreement may agree); and

(iii)	the passing, without material amendment, of the Resolutions.

The Underwriting Agreement is conditional upon certain conditions being satisfied or not breached prior to UK Admission and may be terminated by Goldman Sachs International, J.P. Morgan Cazenove or J.P. Morgan on behalf of the Banks prior to UK Admission upon the occurrence of certain specified events, in which case the Rights Issue will not proceed. The Underwriting Agreement is not capable of termination following UK Admission. The Underwriters may arrange sub-underwriting for some, all or none of the New Ordinary Shares. A summary of certain terms and conditions of the Underwriting Agreement is contained in paragraph 9.1 of Part XVI of this document.

The Underwriters and any of their respective affiliates may, in accordance with applicable legal and regulatory provisions and subject to the Underwriting Agreement, engage in transactions in relation to the Nil Paid Rights, the Fully Paid Rights, the New Ordinary Shares, the Ordinary Shares and/or related instruments for their own account for the purpose of hedging their underwriting exposure or otherwise. Except as required by applicable law or regulation, the Underwriters do not propose to make any public disclosure in relation to such transactions.

If the conditions of the Rights Issue are not fulfilled or the Underwriting Agreement is terminated prior to UK Admission, the Rights Issue will not proceed and the provisional allotments will lapse. Any Shareholders or other persons who deal in the Ordinary Shares on an ex-rights basis in Bermuda from the Bermuda Ex-Rights Date and in Hong Kong from the HK Ex-Rights Date up until the time that UK Admission occurs bear the risk that the Rights Issue may not proceed. If in any doubt, Shareholders or other persons contemplating dealing in Ordinary Shares in Bermuda or Hong Kong during this period are advised to consult their appropriately authorised independent financial advisers.

Subject to, amongst other things, the passing of the Resolutions (without material amendment) and save as provided in paragraph 8 below, it is intended that:

(i)	Provisional Allotment Letters in respect of Nil Paid Rights will be despatched to Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders (other than, subject to certain exceptions as agreed with the Company and the Joint Global Coordinators, to those Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders with registered addresses in, or who are otherwise known to the Company to be residents of, any of the Excluded Territories) on 19 March 2009;

(ii)	Computershare Investor Services PLC will instruct Euroclear UK to credit the appropriate stock accounts of Qualifying CREST Shareholders (other than, subject to certain exceptions as agreed with the Company and the Joint Global Coordinators, such Qualifying CREST Shareholders with registered addresses in, or who are otherwise known to the Company to be residents of, any of the Excluded Territories) with such Shareholders’ entitlements to Nil Paid Rights, with effect from 8.00 a.m. on 20 March 2009;

(iii)	Nil Paid Rights and Fully Paid Rights will be enabled for settlement by Euroclear UK on 20 March 2009, as soon as practicable after the Company has confirmed to Euroclear UK that all the conditions for admission of such rights to CREST have been satisfied;

(iv)	HKSCC will credit the appropriate stock accounts of Qualifying CCASS Shareholders (other than, subject to certain exceptions as agreed with the Company and the Joint Global Coordinators, such Qualifying CCASS Shareholders with registered addresses in, or who are otherwise known to the Company to be residents of, any of the Excluded Territories) with their entitlements to Nil Paid Rights, by 9.30 a.m. (Hong Kong time) on 23 March 2009;

(v)	Nil Paid Rights will be enabled for settlement by HKSCC on 23 March 2009;

(vi)	New Ordinary Shares will be credited by 8.00 a.m. on 6 April 2009 to the appropriate stock accounts of relevant Qualifying CREST Shareholders (or their renouncees) who validly take up their rights;

(vii)	New Ordinary Shares will be credited by 6 April 2009 to the appropriate stock accounts of relevant Qualifying Bermuda Shareholders (or their renouncees) who validly take up their rights;

(viii)	share certificates for New Ordinary Shares will be despatched by 8 April 2009 to relevant Qualifying Non-CCASS Shareholders (or their renouncees) who validly take up their rights at their own risk;

(ix)	New Ordinary Shares will be credited by 9.30 a.m. (Hong Kong time) on 9 April 2009 to the appropriate stock accounts of relevant Qualifying CCASS Shareholders (or their renouncees) who validly take up their rights; and

(x)	share certificates for New Ordinary Shares will be despatched by 14 April 2009 to relevant Qualifying Non-CREST Shareholders (or their renouncees) who validly take up their rights at their own risk.

Shareholders taking up their rights by completing a Provisional Allotment Letter or by sending a MTM instruction to Euroclear UK will be deemed to have given the representations and warranties set out in paragraph 9 of this Part VIII, unless such requirement is waived by the Company.

The New Ordinary Shares will, when issued and fully paid, rank pari passu in all respects with the Existing Ordinary Shares, including the right to receive all dividends or other distributions made, paid or declared after the date of allotment and issue of New Ordinary Shares, except in respect of the fourth interim dividend of US$0.10 per Ordinary Share for the financial year ended 31 December 2008 announced by the Company on 2 March 2009.

All documents, cheques, banker’s drafts or cashier’s orders posted to or by Qualifying Shareholders and/or their transferees or renouncees (or their agents, as appropriate) will be posted at their own risk.

3 Action to be taken by Shareholders registered on the UK principal register (UK Shareholders)

The action to be taken by UK Shareholders in respect of New Ordinary Shares depends on whether, at the relevant time, the Nil Paid Rights or Fully Paid Rights in respect of which action is to be taken are in certificated form (that is, are represented by Provisional Allotment Letters) or are in uncertificated form (that is, are in CREST).

The action to be taken by HK Shareholders, Bermuda Shareholders and Qualifying Euroclear France Shareholders is set out in paragraphs 4, 5 and 6 of this Part VIII, respectively.

If you are a Qualifying Non-CREST Shareholder and do not have a registered address in any of the Excluded Territories (subject to certain limited exceptions as agreed with the Company and the Joint Global Coordinators), please refer to paragraph 3.1 of this Part VIII.

If you hold your Ordinary Shares in CREST and do not have a registered address in any of the Excluded Territories (subject to certain limited exceptions as agreed with the Company and the Joint Global Coordinators), please refer to paragraph 3.2 of this Part VIII and to the CREST Manual for further information on the CREST procedures referred to below.

CREST sponsored members should refer to their CREST sponsors, as only their CREST sponsors will be able to take the necessary actions specified below to take up the entitlements or otherwise to deal with the Nil Paid Rights or Fully Paid Rights of CREST sponsored members.

3.1	Action to be taken by Qualifying Non-CREST Shareholders in relation to Nil Paid Rights and Fully Paid Rights represented by Provisional Allotment Letters

(a)	General

Subject to Shareholders approving the Resolutions (without material amendment) at the General Meeting and subject to paragraph 8 of this Part VIII in relation to certain Restricted Shareholders, Provisional Allotment Letters are expected to be despatched to Qualifying Non-CREST Shareholders on 19 March 2009. The Provisional Allotment Letter will set out:

(i)	the holding on the UK Record Date of Ordinary Shares in certificated form on which a Qualifying Non-CREST Shareholder’s entitlement to New Ordinary Shares has been based;

(ii)	the aggregate number of New Ordinary Shares provisionally allotted to such Qualifying Non-CREST Shareholder;

(iii)	the amount payable on acceptance in full by such Qualifying Non-CREST Shareholder;

(iv)	the procedures to be followed if a Qualifying Non-CREST Shareholder wishes to dispose of all or part of his/her entitlement or to convert all or part of his/her entitlement into uncertificated form;

(v)	instructions regarding acceptance and payment, withdrawal rights, consolidation, splitting and registration of renunciation; and

(vi)	the procedure to be followed if a Qualifying Non-CREST Shareholder wishes to effect a Cashless Take Up or dispose of his/her Nil Paid Rights through the Computershare Dealing Facility.

The latest time and date for requesting a Cashless Take Up or a disposal of all Nil Paid Rights through the Computershare Dealing Facility will be 3.00 p.m. on 27 March 2009.

The latest time and date for acceptance and payment in full will be 11.00 a.m. on 3 April 2009.

If the Rights Issue is delayed so that Provisional Allotment Letters cannot be despatched on 19 March 2009, the expected timetable, as set out in Part IV of this document, will be adjusted accordingly and the revised dates will be set out in the Provisional Allotment Letters and announced through a Regulatory Information Service. All references in this Part VIII should be read as being subject to such adjustment.

(b)	Procedure for acceptance and payment

(i)	Qualifying Non-CREST Shareholders who wish to accept in full

Holders of Provisional Allotment Letters who wish to take up all of their entitlements must complete the Provisional Allotment Letter and return it, together with a cheque or banker’s draft in pounds sterling, in either case made payable to “HSBC Holdings plc Rights Issue” and crossed “Account Payee Only” for the full amount payable on acceptance, in accordance with the instructions printed on the Provisional Allotment Letter by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK), or by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, so as to be received as soon as possible and, in any event, by not later than 11.00 a.m. on 3 April 2009. A reply-paid envelope is enclosed with the Provisional Allotment Letter for the purpose of returning the Provisional Allotment Letter by post. Qualifying Non-CREST Shareholders who post their Provisional Allotment Letter within the United Kingdom by first-class post, are recommended to allow at least four working days for delivery. Accepting Qualifying Non-CREST Shareholders agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII.

(ii)	Qualifying Non-CREST Shareholders who wish to accept in part

Holders of Provisional Allotment Letters who wish to take up some, but not all, of their Nil Paid Rights should refer to paragraph 3.1(f) of this Part VIII.

(iii)	Qualifying Non-CREST Shareholders who wish to effect a Cashless Take Up through the Computershare Dealing Facility

Qualifying Non-CREST Shareholders who wish to effect a Cashless Take Up through the Computershare Dealing Facility should tick the box under Option 2 “Cashless Take Up” on page 1 of the Provisional Allotment Letter, sign and date the bottom of page 1 of the Provisional Allotment Letter, and return their Provisional Allotment Letter by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK), or by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, so as to be received as soon as possible and, in any event, by not later than 3.00 p.m. on 27 March 2009, the latest time and date for requesting a Cashless Take Up. A reply-paid envelope is enclosed with the Provisional Allotment Letter for the purpose of returning the Provisional Allotment Letters by post. Qualifying Non-CREST Shareholders who post their Provisional Allotment Letter within the United Kingdom by first-class post, are recommended to allow at least four working days for delivery. Please note that Computershare Investor Services PLC will charge £5.00 (five pounds) to dispose of the Nil Paid Rights through the Computershare Dealing Facility. The terms and conditions of the Computershare Dealing Facility are set out in a rights issue guide accompanying the Provisional Allotment Letter or are available on request. Shareholders using such service should note that they will be clients of Computershare Investor Services PLC and not of HSBC or any of the Banks when using this service. Computershare Investor Services PLC rather than HSBC or any of the Banks will therefore be responsible for providing the protections afforded by the UK regulatory regime to clients for whom such services are provided. Neither HSBC nor any of the Banks is providing advice to Shareholders on dealing in Ordinary Shares.

(iv)	Qualifying Non-CREST Shareholders who wish to dispose of all of their Nil Paid Rights through the Computershare Dealing Facility

Qualifying Non-CREST Shareholders who wish to dispose of all of their Nil Paid Rights through the Computershare Dealing Facility should tick the box under Option 3 “Sell all your rights” on page 1 of the Provisional Allotment Letter, sign and date the bottom of page 1 of the Provisional Allotment Letter, and return their Provisional Allotment Letter by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK), or by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, so as to be received as soon as possible and, in any event, by not later than 3.00 p.m. on 27 March 2009, the latest time and date for requesting disposals of Nil Paid Rights through the Computershare Dealing Facility. A reply-paid envelope is enclosed with the Provisional Allotment Letter for the purpose of returning the Provisional Allotment Letter by post. Qualifying Non-CREST Shareholders who post their Provisional Allotment Letter within the United Kingdom by first class post, are recommended to allow at least four working days for delivery. Please note that Computershare Investor Services PLC will charge £5.00 (five pounds) to dispose of the Nil Paid Rights through the Computershare Dealing Facility. The terms and conditions of the Computershare Dealing Facility are set out in a rights issue guide accompanying the Provisional Allotment Letter. Shareholders using such service should note that they will be clients of Computershare Investor Services PLC and not of HSBC or any of the Banks when using this service. Computershare Investor Services PLC rather than HSBC or any of the Banks will therefore be responsible for providing the protections afforded by the UK regulatory regime to clients for whom such services are provided. Neither HSBC nor any of the Banks is providing advice to Shareholders on dealing in Ordinary Shares.

(v)	Discretion as to validity of acceptances

If payment is not received in full by 11.00 a.m. on 3 April 2009, the provisional allotment will be deemed to have been declined and will lapse. However, the Company and the Joint Global Coordinators may elect, but shall not be obliged, to treat as valid: (i) Provisional Allotment Letters and accompanying remittances which are received by post not later than 5.00 p.m. on 3 April 2009 (the cover bearing a legible postmark not later than 11.00 a.m. on 3 April 2009); and (ii) applications in respect of which remittances for the full amount due are received prior to 11.00 a.m. on 3 April 2009 from an authorised person (as defined in section 31(2) of FSMA) specifying the number of

New Ordinary Shares to be acquired and an undertaking by that person to lodge the relevant Provisional Allotment Letter, duly completed, in due course.

The Company and the Joint Global Coordinators may also (in their absolute discretion) treat a Provisional Allotment Letter as valid and binding on the person(s) by whom or on whose behalf it is lodged even if it is not completed in accordance with the relevant instructions or is not accompanied by a valid power of attorney (where required).

The Company and the Joint Global Coordinators reserve the right to treat as invalid any acceptance or purported acceptance of the New Ordinary Shares that appears to the Company or the Joint Global Coordinators to have been executed in, despatched from, or that provides an address for delivery of definitive share certificates for New Ordinary Shares in, any of the Excluded Territories.

A Qualifying Non-CREST Shareholder who makes a valid acceptance and payment in accordance with this paragraph 3.1(b) is deemed to request that the New Ordinary Shares to which they will become entitled be issued to them on the terms set out in this document and the Provisional Allotment Letter, and subject to the Memorandum of Association of the Company and the Articles.

(vi)	Payments

All payments made by Qualifying Non-CREST Shareholders must be in pounds sterling and made by cheque or banker’s draft, in either case made payable to “HSBC Holdings plc Rights Issue” and crossed “Account Payee Only”. Qualifying Non-CREST Shareholders should write their Shareholder Reference Number (indicated at the top of page 1 of the Provisional Allotment Letter) on the reverse of the cheque or banker’s draft. Post-dated cheques and third party cheques (with the exception of building society cheques or banker’s drafts where the building society or bank has confirmed the name of the account holder by stamping or endorsing the cheque or draft to such effect) will not be accepted. The account name should be the same as that shown on the application. Cheques or banker’s drafts must be drawn on an account at a branch (which must be in the United Kingdom, the Channel Islands or the Isle of Man) of a bank or building society which is either a settlement member of the Cheque and Credit Clearing Company Limited or the CHAPS Clearing Company Limited or which has arranged for its cheques and banker’s drafts to be cleared through facilities provided by either of those companies. Such cheques and banker’s drafts must bear the appropriate sorting code in the top right-hand corner. Cheques and banker’s drafts will be presented for payment on receipt. The Company reserves the right to instruct the Receiving Agent to seek special clearance of cheques and banker’s drafts to allow the Company to obtain value for remittances at the earliest opportunity. No interest will accrue on payments made before they are due. Payments via CHAPS, BACS or electronic transfer will not be accepted. Cash will not be accepted. Persons making payment agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII.

It is a term of the Rights Issue that cheques and banker’s drafts shall be honoured on first presentation, and the Company and the Joint Global Coordinators may elect to treat as invalid any acceptances in respect of which cheques or banker’s drafts are not so honoured. If New Ordinary Shares have already been allotted to Qualifying Non-CREST Shareholders prior to any cheque or banker’s draft not being so honoured or such Qualifying Non-CREST Shareholders’ acceptances being treated as invalid, the Joint Global Coordinators may, in their absolute discretion as to manner, timing and terms, make arrangements for the sale of such shares on behalf of those Qualifying Non-CREST Shareholders and hold the proceeds of sale (net of the Company’s reasonable estimate of any loss that it has suffered as a result of the acceptance being treated as invalid and of the expenses of sale including, without limitation, any stamp duty or SDRT payable on the transfer of such shares, and of all amounts payable by such Qualifying Non-CREST Shareholders pursuant to the terms of the Rights Issue in respect of the acquisition of such shares) on behalf of such Qualifying Non-CREST Shareholders. None of the Company, the Banks nor any other person shall be responsible for, or have any liability for, any loss, expenses or damage suffered by Qualifying Non-CREST Shareholders as a result.

(c)	Money Laundering Regulations

To ensure compliance with the Money Laundering Regulations, the Receiving Agent may require, in its absolute discretion, verification of the identity of the person by whom or on whose behalf a Provisional Allotment Letter is lodged with payment (which requirements are referred to below as the “verification of identity requirements”). If an application is made by a UK regulated broker or intermediary acting as agent and which is itself subject to the Money Laundering Regulations, any verification of identity requirements are the responsibility of such broker or intermediary and not of the Receiving Agent. In such case, the lodging agent’s stamp should be inserted on the Provisional Allotment Letter. The person lodging a Provisional Allotment Letter with payment (the “applicant”), including any person who appears to the Receiving Agent to be acting on behalf of some other person, shall thereby be deemed to agree to provide the Receiving Agent and/or the Company with such information and other evidence as they or either of them may require to satisfy the verification of identity requirements. Submission of a Provisional Allotment Letter will constitute a warranty that the Money Laundering Regulations will not be breached by the acceptance of the remittance and an undertaking by the applicant to provide promptly to the Receiving Agent and/or the Company such information as may be specified by the Receiving Agent and/or the Company as being required for the purpose of the Money Laundering Regulations.

If the Receiving Agent determines that the verification of identity requirements apply to any applicant or application, the relevant New Ordinary Shares (notwithstanding any other term of the Rights Issue) will not be issued to the relevant applicant unless and until the verification of identity requirements have been satisfied in respect of that applicant or application. The Receiving Agent is entitled, in its absolute discretion, to determine whether the verification of identity requirements apply to any applicant or application and whether such requirements have been satisfied, and none of the Receiving Agent, the Banks nor the Company will be liable to any person for any loss or damage suffered or incurred (or alleged), directly or indirectly, as a result of the exercise of such discretion.

If the verification of identity requirements apply, failure to provide the necessary evidence of identity within a reasonable time may result in delays and potential rejection of an application. If, within a reasonable period of time following a request for verification of identity, the Receiving Agent has not received evidence satisfactory to it as aforesaid, the Company may, in its absolute discretion and without prejudice to the right of the Company to take proceedings to recover any loss suffered by it as a result of failure to provide such evidence, treat the relevant application as invalid, in which event the application moneys will be returned (at the applicant’s risk) without interest to the account of the bank or building society on which the relevant cheque or banker’s draft was drawn.

The verification of identity requirements will not usually apply if:

(i)	the applicant is an organisation required to comply with the EU Money Laundering Directive 2005/60/EC of the European Parliament and of the EC Council of 26 October 2005 on the prevention of the use of the financial system for the purpose of money laundering and terrorist financing; or

(ii)	the applicant is a regulated United Kingdom broker or intermediary acting as agent and is itself subject to the Money Laundering Regulations; or

(iii)	the applicant (not being an applicant who delivers his/her application in person) makes payment by way of a cheque drawn on an account in the name of such applicant; or

(iv)	the aggregate price for taking up the relevant New Ordinary Shares is less than €15,000 (approximately £14,000).

Where the verification of identity requirements apply, satisfaction of these requirements may be facilitated in the following ways:

(i)	if payment is made by building society cheque (not being a cheque drawn on an account of the applicant) or banker’s draft, by the building society or bank endorsing on the cheque or banker’s draft the applicant’s name and the number of an account held in the applicant’s name at such building society or bank, such endorsement being validated by a stamp and an authorised signature; or

(ii)	if the Provisional Allotment Letter is lodged with payment by an agent which is an organisation of the kind referred to in paragraph 3.1(c)(i) above or which is subject to anti-money laundering regulations in a country which is a member of the Financial Action Task Force (the non-European Union members of which are Argentina, Australia, Brazil, Canada, Hong Kong, Iceland, Japan, Mexico, New Zealand, Norway, the Russian Federation, Singapore, South Africa, Switzerland, Turkey and the United States), the agent should provide with the Provisional Allotment Letter(s) written confirmation that it has that status and written assurance that it has obtained and recorded evidence of the identity of the person for whom it acts and that it will on demand make such evidence available to the Receiving Agent, the Company and/or any relevant regulatory or investigatory authority; or

(iii)	if a Provisional Allotment Letter is lodged by hand by the applicant in person, he/she should ensure that he/she has with him/her evidence of identity bearing his/her photograph (for example, his/her passport) and evidence of his/her address (for example, a utility bill).

To confirm the acceptability of any written assurance referred to in paragraph (ii) above, or in any other case, the applicant should contact the Receiving Agent. The telephone number of the Receiving Agent is 0870 702 0137 (if calling from within the UK), +44 870 702 0137 (if calling from outside the UK), 2862 8699 (if calling from within

Hong Kong), +852 2862 8699 (if calling from outside Hong Kong), 299 6737 (if calling from within Bermuda) or +1 441 299 6737 (if calling from outside Bermuda).

(d)	Dealings in Nil Paid Rights

Assuming the Rights Issue becomes unconditional, dealings on the London Stock Exchange in the Nil Paid Rights are expected to commence at 8.00 a.m. on 20 March 2009. A transfer of Nil Paid Rights can be made by renunciation of the Provisional Allotment Letter in accordance with the instructions printed on it and delivery of the Provisional Allotment Letter to the transferee or to a stockbroker, bank or other appropriate financial adviser. The latest time and date for registration of renunciation of Provisional Allotment Letters, nil paid, is 11.00 a.m. on 3 April 2009.

(e)	Dealings in Fully Paid Rights

After acceptance of the provisional allotment and payment in full in accordance with the provisions set out in this document and the Provisional Allotment Letter, the Fully Paid Rights may be transferred by renunciation of the relevant fully paid Provisional Allotment Letter and sending the same by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK), or delivering by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, so as to be received as soon as possible and in any event by not later than 11.00 a.m. on 3 April 2009. To do this, Qualifying Non-CREST Shareholders will need to have their fully paid Provisional Allotment Letters returned to them after the acceptance has been effected by the Receiving Agent. However, fully paid Provisional Allotment Letters will not be returned to Qualifying Non-CREST Shareholders unless their return is requested by ticking Box 4 in Form X on page 2 of the Provisional Allotment Letter.

After 3 April 2009, the New Ordinary Shares will be in registered form and transferable in the usual way (see paragraph 3.1(k) of this Part VIII).

(f)	Renunciation and splitting of Provisional Allotment Letters

Qualifying Non-CREST Shareholders who wish to transfer all of their Nil Paid Rights or, after acceptance of the provisional allotment and payment in full, Fully Paid Rights, comprised in a Provisional Allotment Letter may (save as required by the laws of certain overseas jurisdictions) renounce such allotment by completing and signing Form X on page 2 of the Provisional Allotment Letter (if it is not already marked “Original Duly Renounced”) and passing the entire Provisional Allotment Letter to their stockbroker, bank or other appropriate financial adviser or to the transferee. Once a Provisional Allotment Letter has been renounced, it will become a negotiable instrument in bearer form and the Nil Paid Rights or Fully Paid Rights (as appropriate) comprised in the Provisional Allotment Letter may be transferred by delivery of it to the transferee. The transferee may then register the transfer by completing Form Y on page 2 of the Provisional Allotment Letter and delivering the Provisional Allotment Letter together, in the case of a transferee of Nil Paid Rights, with a cheque or banker’s draft for the full amount payable on acceptance by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK), or by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE. The latest time and date for registration of renunciation of Provisional Allotment Letters, nil paid or fully paid, is 11.00 a.m. on 3 April 2009.

If a holder of a Provisional Allotment Letter wishes to have only some of the New Ordinary Shares registered in his/her name and to transfer his/her entitlement in respect of the remainder, or wishes to transfer all the Nil Paid Rights, or (if appropriate) Fully Paid Rights but to different persons, he/she may have the Provisional Allotment Letter split, for which purpose he/she or his/her agent must complete and sign Form X on page 2 of the Provisional Allotment Letter. The Provisional Allotment Letter must then be delivered by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK), or by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, so as to be received as soon as possible and in any event by not later than 3.00 p.m. on 1 April 2009, to be cancelled and exchanged for the split Provisional Allotment Letters required. The number of split Provisional Allotment Letters required and the number of Nil Paid Rights or (as appropriate) Fully Paid Rights to be comprised in each split Provisional Allotment Letter should be stated in an accompanying letter. The aggregate of the Nil Paid Rights or (if appropriate) Fully Paid Rights stated in the letter must be equal to the number of New Ordinary Shares provisionally allotted to such holder as stated in Box B on page 1 of the Provisional Allotment Letter. Form X on page 2 of each split Provisional Allotment Letter will be marked “Original Duly Renounced” before issue. Any split Provisional Allotment Letters representing the New Ordinary Shares which a holder wishes to accept should be delivered together with the cheque or banker’s draft in pounds sterling for the appropriate amount, in either case made payable to “HSBC Holdings plc Rights Issue” and crossed “Account Payee Only” so as to be received by 11.00 a.m. on 3 April 2009, the latest time and date for acceptance. Any split Provisional Allotment Letters representing New Ordinary Shares which a holder does not wish to take up should be delivered to the renouncee(s) or the stockbrokers, bank or other agent through whom the sale or transfer was effected for delivery to the renouncee. Persons making payment agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII.

The Company and the Joint Global Coordinators reserve the right to refuse to register any renunciation in favour of any person in respect of which the Company or the Joint Global Coordinators believe such renunciation may violate applicable legal or regulatory requirements, including (without limitation) any renunciation in the name of any person with an address outside the United Kingdom, Hong Kong or Bermuda.

Qualifying Non-CREST Shareholders who wish to take up some of their Nil Paid Rights, without selling or transferring the remainder, should complete and sign Form X on page 2 of the original Provisional Allotment Letter and deliver the Provisional Allotment Letter by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or to Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK), or by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, together with a covering letter confirming the number of Nil Paid Rights to be taken up and a cheque or banker’s draft in pounds sterling for the appropriate amount (which shall reflect the number of Nil Paid Rights they wish to take up), in either case made payable to “HSBC Holdings plc Rights Issue” and crossed “Account Payee Only” and with the Shareholder Reference Number, which appears on page 1 of the Provisional Allotment Letter, written on the reverse. In this case, the Provisional Allotment Letter and cheque or banker’s draft must be received by the Receiving Agent by 11.00 a.m. on 3 April 2009. Accepting Qualifying Non-CREST Shareholders agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII.

(g)	Registration in names of Qualifying Non-CREST Shareholders

A Qualifying Non-CREST Shareholder who wishes to have all the New Ordinary Shares to which he/she is entitled registered in his/her name must accept and make payment for such allotment in accordance with the provisions set out in this document and the Provisional Allotment Letter.

(h)	Registration in names of persons other than Qualifying Non-CREST Shareholders originally entitled

To register Fully Paid Rights in certificated form in the name of someone other than the Qualifying Non-CREST Shareholder(s) originally entitled, the renouncee or his/her agent(s) must complete Form Y on page 2 of the Provisional Allotment Letter and deliver the entire Provisional Allotment Letter by post to Corporate Actions 3, Computershare Investor Services, Project 1, Bridgwater Road, Bristol, BS99 6AR (from within the UK) or the Computershare Investor Services PLC, Corporate Actions Overseas, The Pavilions, Bridgwater Road, Bristol, BS99 6BF, United Kingdom (from outside the UK), or by hand (during normal business hours only) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, so as to be received by not later than the latest time and date for registration of renunciations, which is 11.00 a.m. on 3 April 2009. Registration of renunciation cannot be effected unless and until the New Ordinary Shares comprised in a Provisional Allotment Letter are fully paid. If the renouncee is a CREST member who wishes to hold his/her New Ordinary Shares in uncertificated form, his/her Form X and CREST Deposit Form (on the bottom of page 2 of the Provisional Allotment Letter) must be completed and the Provisional Allotment Letter deposited with the CCSS (as this term is defined in the CREST Manual) (see paragraph 3.1(j) below).

(i)	Consolidation of Provisional Allotment Letters

The New Ordinary Shares comprised in several Provisional Allotment Letters (duly renounced where applicable) may be registered in the name of one holder (or joint holders) if Form Y on page 2 of the Provisional Allotment Letter is completed on one Provisional Allotment Letter (the “Principal Letter”) and all the Provisional Allotment Letters are delivered together in one batch. Details of each Provisional Allotment Letter (including the Principal Letter) should be listed in the Consolidated Listing Form adjacent to Forms X and Y on page 2 of the Provisional

Allotment Letter and the provisional allotment number of the Principal Letter should be entered in the space provided in each of the other Provisional Allotment Letters.

(j)	Deposit of Nil Paid Rights or Fully Paid Rights into CREST

The Nil Paid Rights or Fully Paid Rights represented by a Provisional Allotment Letter may be converted into uncertificated form, that is, deposited into CREST (whether such conversion arises as a result of a renunciation of those rights or otherwise). Similarly, Nil Paid Rights or Fully Paid Rights held in CREST may be converted into certificated form, that is, withdrawn from CREST. Subject as provided in the following paragraph or in the Provisional Allotment Letter, normal CREST procedures and timings apply in relation to any such conversion. Please refer to the CREST Manual for details of such procedures.

The procedure for depositing the Nil Paid Rights or Fully Paid Rights represented by a Provisional Allotment Letter into CREST, whether such rights are to be converted into uncertificated form in the name(s) of the person(s) whose name(s) and address(es) appear on page 1 of the Provisional Allotment Letter or in the name(s) of a person or persons to whom the Provisional Allotment Letter has been renounced, is as follows: Form X and the CREST Deposit Form (both on page 2 of the Provisional Allotment Letter) will need to be completed and the Provisional Allotment Letter deposited with the CCSS. In addition, the normal CREST Stock Deposit procedures will need to be carried out, except that: (a) it will not be necessary to complete and lodge a separate CREST Transfer Form (prescribed under the Stock Transfer Act 1963) with the CCSS; and (b) only the whole of the Nil Paid Rights or Fully Paid Rights represented by the Provisional Allotment Letter may be deposited into CREST. Qualifying Non-CREST Shareholders who wish to deposit only some of their Nil Paid Rights or Fully Paid Rights represented by the Provisional Allotment Letter into CREST, must first apply for split Provisional Allotment Letters by following the instructions in paragraph 3.1(f) above. If the rights represented by more than one Provisional Allotment Letter are to be deposited, the CREST Deposit Form on each Provisional Allotment Letter must be completed and deposited. A Consolidation Listing Form (as this term is defined in the Regulations) must not be used.

A holder of the Nil Paid Rights (or, if appropriate, the Fully Paid Rights) represented by a Provisional Allotment Letter who is proposing to convert those rights into uncertificated form (whether following a renunciation of such rights or otherwise) is recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the Nil Paid Rights (or, if appropriate, the Fully Paid Rights) in CREST following the conversion to take all necessary steps in connection with taking up the entitlement prior to 11.00 a.m. on 3 April 2009. In particular, having regard to processing times in CREST and on the part of the Receiving Agent, the latest recommended time for depositing a renounced Provisional Allotment Letter (with Form X and the CREST Deposit Form on page 2 of the Provisional Allotment Letter duly completed) with the CCSS (to enable the person holding or acquiring (as appropriate) the Nil Paid Rights (or, if appropriate, the Fully Paid Rights) in CREST as a result of the conversion to take all necessary steps in connection with taking up the entitlement prior to 11.00 a.m. on 3 April 2009) is 3.00 p.m. on 30 March 2009.

When Form X and the CREST Deposit Form (both on page 2 of the Provisional Allotment Letter) have been completed, the title to the Nil Paid Rights or the Fully Paid Rights represented by the Provisional Allotment Letter will cease forthwith to be renounceable or transferable by delivery and, for the avoidance of doubt, any entries in Form Y on page 2 of the Provisional Allotment Letter will not be recognised or acted upon by the Receiving Agent. All renunciations or transfers of the Nil Paid Rights or Fully Paid Rights must be effected through the means of the CREST system once such rights have been deposited into CREST.

CREST sponsored members should contact their CREST sponsors as only their CREST sponsors will be able to take the necessary actions to take up the entitlements or otherwise to deal with the Nil Paid Rights or Fully Paid Rights of CREST sponsored members.

(k)	Issue of share certificates in respect of New Ordinary Shares

Definitive share certificates in respect of the New Ordinary Shares to be held in certificated form are expected to be despatched by post by 14 April 2009, at the risk of persons entitled thereto, to Qualifying Non-CREST Shareholders, or their transferees who hold Fully Paid Rights in certificated form, or in the case of joint holdings, to the first-named Shareholders, at their registered address (unless lodging agent details have been completed on page 2 of the Provisional Allotment Letter). After despatch of definitive share certificates, Provisional Allotment Letters will cease to be valid for any purpose whatsoever. Pending despatch of definitive share certificates, instruments of transfer of the New Ordinary Shares will be certified by Computershare Investor Services PLC against the register.

3.2	Action to be taken by Qualifying CREST Shareholders in relation to Nil Paid Rights or Fully Paid Rights in CREST

(a)	General

Subject to Shareholders approving the Resolutions (without material amendment) at the General Meeting and subject to paragraph 8 of this Part VIII in relation to certain Restricted Shareholders, each Qualifying CREST Shareholder is expected to receive a credit to his/her CREST stock account of his/her entitlement to Nil Paid Rights on 20 March 2009. The CREST stock account to be credited will be an account under the participant ID and member account ID that apply to the Ordinary Shares held on the Record Date by the Qualifying CREST Shareholder in respect of which the Nil Paid Rights are provisionally allotted.

The maximum number of New Ordinary Shares that a Qualifying CREST Shareholder may take up is that which has been provisionally allotted to that Qualifying CREST Shareholder and for which he/she receives a credit of entitlement into his/her stock account in CREST. The minimum number of New Ordinary Shares a Qualifying CREST Shareholder may take up is one.

The Nil Paid Rights constitute a separate security for the purposes of CREST and can accordingly be transferred, in whole or in part, by means of CREST in the same manner as any other security that is admitted to CREST.

If, for any reason, it is impracticable to credit the stock accounts of Qualifying CREST Shareholders or to enable the Nil Paid Rights by 8.00 a.m. on 20 March 2009, Provisional Allotment Letters shall, unless the Company determines otherwise, be sent out in substitution for the Nil Paid Rights which have not been so credited or enabled and the expected timetable as set out in this document may be adjusted as appropriate. References to dates and times in this document should be read as subject to any such adjustment. The Company will make an appropriate announcement to a Regulatory Information Service giving details of the revised dates but Qualifying CREST Shareholders may not receive any further written communication.

CREST members who wish to take up all or part of their entitlements in respect of, or otherwise to transfer all or part of, their Nil Paid Rights or Fully Paid Rights held by them in CREST should refer to the CREST Manual for further information on the CREST procedures referred to below.

CREST sponsored members should consult their CREST sponsor if they wish to take up their entitlement as only their CREST sponsor will be able to take the necessary action to take up their entitlement or otherwise to deal with their Nil Paid Rights or Fully Paid Rights.

(b)	Procedure for acceptance and payment

(i)	MTM instructions

CREST members who wish to take up all or part of their entitlement in respect of Nil Paid Rights in CREST must send (or, if they are a CREST sponsored member, procure that their CREST sponsor sends) an MTM instruction to Euroclear UK which, on its settlement, will have the following effect:

(a)	the crediting of a stock account of the Receiving Agent, under the participant ID and member account ID specified below, with the number of Nil Paid Rights to be taken up;

(b)	the creation of a settlement bank payment obligation (as this term is defined in the CREST Manual), in accordance with the RTGS payment mechanism (as this term is defined in the CREST Manual), in favour of the RTGS settlement bank of the Receiving Agent in pounds sterling in respect of the full amount payable on acceptance in respect of the Nil Paid Rights referred to in paragraph 3.2(b)(i)(a) above; and

(c)	the crediting of a stock account of the accepting CREST member (being an account under the same participant ID and member account ID as the account from which the Nil Paid Rights are to be debited on settlement of the MTM instruction) of the corresponding number of Fully Paid Rights to which the CREST member is entitled on taking up his/her Nil Paid Rights referred to in paragraph 3.2(b)(i)(a) above.

(ii)	Contents of MTM instructions

The MTM instruction must be properly authenticated in accordance with Euroclear UK’s specifications and must contain, in addition to the other information that is required for settlement in CREST, the following details:

•	the number of Nil Paid Rights to which the acceptance relates;

•	the participant ID of the accepting CREST member;

•	the member account ID of the accepting CREST member from which the Nil Paid Rights are to be debited;

•	the participant ID of the Receiving Agent, in its capacity as a CREST receiving agent. This is 3RA29;

•	the member account ID of the Receiving Agent, in its capacity as a CREST receiving agent. This is HSBC;

•	the number of Fully Paid Rights that the CREST member is expecting to receive on settlement of the MTM instruction. This must be the same as the number of Nil Paid Rights to which the acceptance relates;

•	the amount payable by means of the CREST assured payment arrangements on settlement of the MTM instruction. This must be the full amount payable on acceptance in respect of the number of Nil Paid Rights to which the acceptance relates;

•	the intended settlement date (which must be on or before 11.00 a.m. on 3 April 2009);

•	the ISIN number for the Fully Paid Rights, which is GB00B60FPP65;

•	the ISIN number for the Nil Paid Rights, which is GB00B60DRL02;

•	the corporate action number for the Rights Issue. This will be available by viewing the relevant corporate action details in CREST;

•	a contact name and telephone number (in the free format shared note field); and

•	a priority of at least 80.

(iii)	Valid acceptance

An MTM instruction complying with each of the requirements as to authentication and contents set out in paragraph 3.2(b)(ii) above will constitute a valid acceptance where either:

(a)	the MTM instruction settles by not later than 11.00 a.m. on 3 April 2009; or

(b)	at the discretion of the Company and the Joint Global Coordinators: (i) the MTM instruction is received by Euroclear UK by not later than 11.00 a.m. on 3 April 2009; (ii) a number of Nil Paid Rights at least equal to the number of Nil Paid Rights inserted in the MTM instruction is credited to the CREST stock member account of the accepting CREST member specified in the MTM instruction at 11.00 a.m. on 3 April 2009; and (iii) the relevant MTM instruction settles by 2.00 p.m. on 3 April 2009 (or such later time and date as the Company and certain of the Banks may determine).

An MTM instruction will be treated as having been received by Euroclear UK for these purposes at the time at which the instruction is processed by the Network Providers’ Communications Host (as this term is defined in the CREST Manual) at Euroclear UK of the network provider used by the CREST member (or by the CREST sponsored member’s CREST sponsor). This will be conclusively determined by the input time stamp applied to the MTM instruction by the Network Providers’ Communications Host.

(iv)	Representations, warranties and undertakings of CREST members

A CREST member or CREST sponsored member who makes a valid acceptance in accordance with this paragraph 3.2 represents, warrants and undertakes to the Company and the Banks that he/she has taken (or procured to be taken), and will take (or will procure to be taken), whatever action is required to be taken by him/her or by his/her CREST sponsor (as appropriate) to ensure that the MTM instruction concerned is capable of settlement at 11.00 a.m. on 3 April 2009 and remains capable of settlement at all times after that until 2.00 p.m. on 3 April 2009 (or until such later time and date as the Company and certain of the Banks may determine). In particular, the CREST member or CREST sponsored member represents, warrants and undertakes that at 11.00 a.m. on 3 April 2009 and at all times thereafter that time until 2.00 p.m. on 3 April 2009 (or until such later time and date as the Company and certain of the Banks may determine) there will be sufficient Headroom within the Cap (as those terms are defined in the CREST Manual) in respect of the cash memorandum account to be debited with the amount payable on acceptance to permit the MTM instruction to settle. CREST sponsored members should contact their CREST sponsor if they are in any doubt.

If there is insufficient Headroom within the Cap in respect of the cash memorandum account of a CREST member or CREST sponsored member for such amount to be debited or the CREST member’s or CREST sponsored member’s acceptance is otherwise treated as invalid and New Ordinary Shares have already been allotted to such CREST member or CREST sponsored member, the Joint Global Coordinators may (in their absolute discretion as to manner, timing and terms) make arrangements for the sale of such New Ordinary Shares on behalf of that CREST member or CREST sponsored member and hold the proceeds of sale (net of the Company’s reasonable estimate of any loss that it has suffered as a result of the acceptance being treated as invalid and of the expenses of sale including, without limitation, any stamp duty or SDRT payable on the transfer of such New Ordinary Shares, and of all amounts payable by the CREST member or CREST sponsored member pursuant to the terms of the Rights Issue in respect of the acquisition of such shares) on behalf of such CREST member or CREST sponsored member. None of the Company, the Banks nor any other person shall be responsible for, or have any liability for, any loss, expenses or damage suffered by such CREST member or CREST sponsored member as a result.

(v)	CREST procedures and timings

CREST members and CREST sponsors (on behalf of CREST sponsored members) should note that Euroclear UK does not make available special procedures in CREST for any particular corporate action.

Normal system timings and limitations will therefore apply in relation to the input of an MTM instruction and its settlement in connection with the Rights Issue. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST sponsored member, to procure that his/her CREST sponsor takes) the action necessary to ensure that a valid acceptance is received as stated above by 11.00 a.m. on 3 April 2009. In this connection, CREST members and (where applicable) CREST sponsors are referred in particular to those paragraphs of the CREST Manual concerning practical limitations of the CREST system and timings.

(vi) CREST member’s undertaking to pay

A CREST member or CREST sponsored member who makes a valid acceptance in accordance with the procedures set out in this paragraph 3.2: (a) undertakes to pay to the Receiving Agent, or procure the payment to the Receiving Agent of, the amount payable in pounds sterling on acceptance in accordance with the above procedures or in such other manner as the Receiving Agent may require (it being acknowledged that, where payment is made by means of the RTGS payment mechanism (as this term is defined in the CREST Manual), the creation of a RTGS settlement bank payment obligation in pounds sterling in favour of the Receiving Agent’s RTGS settlement bank (as this term is defined in the CREST Manual) in accordance with the RTGS payment mechanism shall, to the extent of the obligation so created, discharge in full the obligation of the CREST member (or CREST sponsored member) to pay to the Receiving Agent the amount payable on acceptance); and (b) requests that the Fully Paid Rights and/or New Ordinary Shares to which he/she will become entitled be issued to him/her on the terms set out in this document and subject to the Memorandum of Association of the Company and the Articles. Persons making payment agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII.

If the payment obligations of the relevant CREST member or CREST sponsored member in relation to such New Ordinary Shares are not discharged in full and such New Ordinary Shares have already been allotted to the CREST member or CREST sponsored member, the Joint Global Coordinators may, in their absolute discretion as to the manner, timing and terms, make arrangements for the sale of such New Ordinary Shares on behalf of that CREST member or CREST sponsored member and hold the proceeds of sale (net of the Company’s reasonable estimate of any loss it has suffered as a result of the same and of the expenses of sale including, without limitation, any stamp duty or SDRT payable on the transfer of such New Ordinary Shares, and all amounts payable by such CREST member or CREST sponsored member pursuant to the terms of the Rights Issue in respect of the acquisition of such New Ordinary Shares) or an amount equal to the original payment of the CREST member or CREST sponsored member (whichever is lower) on trust for such CREST member or CREST sponsored member. In these circumstances, none of the Company, the Banks nor any other person shall be responsible for, or have any liability for, any loss, expenses or damage suffered by the CREST member or CREST sponsored member arising as a result.

(vii)	Discretion as to rejection and validity of acceptances

The Company may, in its absolute discretion:

(a)	reject any acceptance constituted by an MTM instruction, which is otherwise valid, in the event of breach of any of the representations, warranties and undertakings set out or referred to in this paragraph 3.2. Where an acceptance is made as described in this paragraph 3.2 which is otherwise valid, and the MTM instruction concerned fails to settle by 11.00 a.m. on 3 April 2009 (or by such later time and date as the Company and certain of the Banks may determine), the Company shall be entitled to assume, for the purposes of its right to reject an acceptance as described in this paragraph 3.2, that there has been a breach of the representations, warranties and undertakings set out or referred to in this paragraph 3.2 unless the Company is aware of any reason outside the control of the CREST member or the CREST sponsor (as appropriate) concerned for the failure to settle;

(b)	treat as valid (and binding on the CREST member or CREST sponsored member concerned) an acceptance which does not comply in all respects with the requirements as to validity set out or referred to in this paragraph 3.2;

(c)	accept an alternative properly authenticated dematerialised instruction from a CREST member or (where applicable) a CREST sponsor as constituting a valid acceptance in substitution for, or in addition to, an MTM instruction and subject to such further terms and conditions as the Company and the Joint Global Coordinators may determine;

(d)	treat a properly authenticated dematerialised instruction (in this sub-paragraph the “first instruction”) as not constituting a valid acceptance if, at the time at which the Receiving Agent receives a properly authenticated dematerialised instruction giving details of the first instruction, either the Company or the Receiving Agent has received actual notice from Euroclear UK of any of the matters specified in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001 in relation to the first instruction. These matters include notice that any information contained in the first instruction was incorrect or notice of lack of authority to send the first instruction; and/or

(e)	accept an alternative instruction or notification from a CREST member or CREST sponsored member or (where applicable) a CREST sponsor, or extend the time for acceptance and/or settlement of an MTM instruction (to such time as the Company and certain of the Banks may determine) or any alternative instruction or notification if, for reasons or due to circumstances outside the control of any CREST member or CREST sponsored member or (where applicable) CREST sponsor, the CREST member or CREST sponsored member is unable validly to take up all of part of his/her Nil Paid Rights by means of the above procedures. In normal circumstances, this discretion is only likely to be exercised in the event of any interruption, failure or breakdown of CREST (or of any part of CREST) or on the part of facilities and/or systems operated by the Receiving Agent in connection with CREST.

(c)	Money Laundering Regulations

Qualifying CREST Shareholders who hold their Nil Paid Rights in CREST and apply to take up all or part of their entitlement as agent for one or more persons and who are not a UK or EU regulated person or institution (for example, a UK financial institution), then, irrespective of the value of the application, the Receiving Agent is entitled to take reasonable measures to establish the identity of the person or persons (or the ultimate controller of such person or persons) on whose behalf they are making the application. Such holders must therefore contact the Receiving Agent before sending any MTM instruction or other instruction so that appropriate measures may be taken.

Submission of an MTM instruction which constitutes, or which may on its settlement constitute, a valid acceptance as described above constitutes a representation, warranty and undertaking by the applicant to provide promptly to the Receiving Agent any information the Receiving Agent may specify as being required for the purposes of the Money Laundering Regulations or FSMA. Pending the provision of such information and other evidence as the Receiving Agent may require to satisfy the verification or identity requirements, the Receiving Agent, having consulted with the Company and the Joint Global Coordinators, may take, or omit to take, such action as it may determine to prevent or delay settlement of the MTM instruction. If such information and other evidence of identity has not been provided within a reasonable time, then the Receiving Agent will not permit the MTM instruction concerned to proceed to settlement but without prejudice to the right of the Company and/or the Banks to take proceedings to recover any loss suffered by it or them as a result of failure by the applicant to provide such information and other evidence.

(d)	Dealings in Nil Paid Rights in CREST

Assuming the Rights Issue becomes unconditional, dealings in the Nil Paid Rights on the London Stock Exchange are expected to commence at 8.00 a.m. on 20 March 2009. A transfer (in whole or in part) of Nil Paid Rights can be made by means of CREST in the same manner as any other security that is admitted to CREST. The Nil Paid Rights are expected to be disabled in CREST after the close of CREST business on 3 April 2009.

(e)	Dealings in Fully Paid Rights in CREST

After acceptance of the provisional allotment and payment in full in accordance with the provisions set out in this document, the Fully Paid Rights may be transferred by means of CREST in the same manner as any other security that is admitted to CREST. The last time for settlement of any transfer of Fully Paid Rights in CREST is 11.00 a.m.

on 3 April 2009. The Fully Paid Rights are expected to be disabled in CREST after the close of CREST business on 3 April 2009.

After 3 April 2009, the New Ordinary Shares will be registered in the name(s) of the person(s) entitled to them in the Company’s register of members and will be transferable in the usual way.

(f)	Withdrawal of Nil Paid Rights or Fully Paid Rights from CREST

Nil Paid Rights or Fully Paid Rights held in CREST may be converted into certificated form, that is, withdrawn from CREST. Normal CREST procedures (including timings) apply in relation to any such conversion.

The recommended latest time for receipt by Euroclear UK of a properly authenticated dematerialised instruction requesting withdrawal of Nil Paid Rights or, if appropriate, Fully Paid Rights, from CREST is 4.30 p.m. on 27 March 2009, so as to enable the person acquiring or (as appropriate) holding the Nil Paid Rights or, if appropriate, Fully Paid Rights, following the conversion to take all necessary steps in connection with taking up the entitlement prior to 11.00 a.m. on 3 April 2009. It is recommended that you refer to the CREST Manual for details of such procedures.

(g)	Issue of New Ordinary Shares in CREST

Fully Paid Rights in CREST are expected to be disabled in CREST after the close of CREST business on 3 April 2009 (the latest date for settlement of transfers of Fully Paid Rights in CREST). New Ordinary Shares will be issued in uncertificated form to those persons registered as holding Fully Paid Rights in CREST at the close of business on the date on which the Fully Paid Rights are disabled. The Receiving Agent will instruct Euroclear UK to credit the appropriate stock accounts of those persons (under the same participant ID and member account ID that applied to the Fully Paid Rights held by those persons) with their entitlements to New Ordinary Shares with effect from the next Business Day (expected to be 6 April 2009).

(h)	Right to allot/issue in certificated form

Notwithstanding any other provision of this document, the Company reserves the right to allot and to issue any Nil Paid Rights, Fully Paid Rights or New Ordinary Shares in certificated form. In normal circumstances, this right is only likely to be exercised in the event of an interruption, failure or breakdown of CREST (or of any part of CREST) or of a part of the facilities and/or systems operated by the Receiving Agent in connection with CREST if it has first received the Joint Global Coordinators’ written consent.

4	Action to be taken by Shareholders registered on the Hong Kong branch register (HK Shareholders)

The action to be taken by UK Shareholders, Bermuda Shareholders and Qualifying Euroclear France Shareholders is set out in paragraphs 3, 5 and 6, of this Part VIII, respectively.

4.1	Action to be taken by Qualifying Non-CCASS Shareholders

(a)	General

Subject to Shareholders approving the Resolutions (without material amendment) at the General Meeting and subject to paragraph 8 of this Part VIII in relation to certain Restricted Shareholders, Provisional Allotment Letters are expected to be despatched to Qualifying Non-CCASS Shareholders on 19 March 2009, which entitle Qualifying Non-CCASS Shareholders to whom they are addressed to take up the number of New Ordinary Shares shown therein.

The latest time and date for acceptance and payment in full is 4.00 p.m. (Hong Kong time) on 3 April 2009.

(b)	Procedure for acceptance and payment

(i)	Qualifying Non-CCASS Shareholders who wish to accept in full

If a Qualifying Non-CCASS Shareholder wishes to accept all Nil Paid Rights provisionally allotted to him/her as specified in the Provisional Allotment Letter, he/she must lodge the Provisional Allotment Letter, together with a cheque or cashier’s order in Hong Kong dollars and in either case made payable to “HSBC Holdings plc Rights Issue” and crossed “Account Payee Only” for the full amount payable on acceptance, in accordance with the instructions printed on the Provisional Allotment Letter by post or hand to Computershare Hong Kong Investor Services Limited at Rooms 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong, so as to be received as soon as possible and in any event by no later than 4.00 p.m. (Hong Kong time) on 3 April 2009. A reply-paid envelope is enclosed with the Provisional Allotment Letter for the purpose of returning the Provisional Allotment Letter by post and is for use within Hong Kong only. Qualifying Non-CCASS Shareholders who lodge their Provisional Allotment Letter within Hong Kong by post are recommended to allow at least four working days for delivery. Accepting Qualifying Non-CCASS Shareholders agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII.

It should be noted that unless the Provisional Allotment Letter, together with the appropriate remittance, has been lodged with Computershare Hong Kong Investor Services Limited at Rooms 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong by 4.00 p.m. (Hong Kong time) on 3 April 2009, whether by the original allottee or any person in whose favour the rights have been validly transferred, that provisional allotment and all rights thereunder will be deemed to have been declined and will lapse.

(ii)	Qualifying Non-CCASS Shareholders who wish to accept in part

Qualifying Non-CCASS Shareholders who wish to take up some but not all of their Nil Paid Rights should refer to paragraph 4.1(d) of this Part VIII.

(iii)	Discretion as to validity of acceptances

If payment is not received in full by 4.00 p.m. (Hong Kong time) on 3 April 2009, the provisional allotment will be deemed to have been declined and will lapse.

The Company and the Joint Global Coordinators may also (in their absolute discretion) treat a Provisional Allotment Letter as valid and binding on the person(s) by whom or on whose behalf it is lodged even if it is not completed in accordance with the relevant instructions or is not accompanied by a valid power of attorney (where required).

The Company and the Joint Global Coordinators reserve the right to treat as invalid any acceptance or purported acceptance of the New Ordinary Shares that appears to the Company or the Joint Global Coordinators to have been executed in, despatched from or that provides an address for delivery of definitive share certificates for New Ordinary Shares, in any of the Excluded Territories. New Ordinary Shares can only be registered on the Hong Kong branch register if the ultimate allottee has an address in Hong Kong.

A Qualifying Non-CCASS Shareholder who makes a valid acceptance and payment in accordance with this paragraph 4.1(b) is deemed to request that the New Ordinary Shares to which they will become entitled be issued to them on the terms set out in this document and the Provisional Allotment Letter, and subject to the Memorandum of Association of the Company and the Articles.

(iv)	Payments

All payments made by Qualifying Non-CCASS Shareholders must be in Hong Kong dollars and made by cheque drawn on a bank account with, or by cashier’s order issued by, a licensed bank in Hong Kong and in either case made payable to “HSBC Holdings plc Rights Issue” and crossed “Account Payee Only”. Qualifying Non-CCASS Shareholders should write their name and Shareholder Reference Number (indicated at the top of page 1 of the Provisional Allotment Letter) on the back of the cheque or cashier’s order. Persons making payment agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII. All cheques and cashier’s orders in Hong Kong dollars for the New Ordinary Shares will be presented for payment immediately upon receipt and no interest shall accrue thereon. The Company and the Joint Global Coordinators may elect to treat as invalid any acceptance in respect of which the cheque or cashier’s order is dishonoured on first presentation and in such case all rights under the Provisional Allotment Letter will be deemed to have been declined and will lapse. If New Ordinary Shares have already been allotted to Qualifying Non-CCASS Shareholders prior to any payment not being so honoured or such Qualifying Non-CCASS Shareholders’ acceptances being treated as invalid, the Joint Global Coordinators may, in their absolute discretion as to manner, timing and terms, make arrangements for the sale of such shares on behalf of those Qualifying Non-CCASS Shareholders and hold the proceeds of sale (net of the Company’s reasonable estimate of any loss that it has suffered as a result of the acceptance being treated as invalid and of the expenses of sale including, without limitation, any stamp duty or SDRT payable on the transfer of such shares, and of all amounts payable by such Qualifying Non-CCASS Shareholders pursuant to the terms of the Rights Issue in respect of the acquisition of such shares) on behalf of such Qualifying Non-CCASS Shareholders. None of the Company, the Banks nor any other person shall be responsible for, or have any liability for, any loss, expenses or damage suffered by Qualifying Non-CCASS Shareholders as a result.

(c)	Dealings in Nil Paid Rights

Assuming the Rights Issue becomes unconditional, dealings on the Main Board of the Hong Kong Stock Exchange in the Nil Paid Rights are expected to commence at 9.30 a.m. (Hong Kong time) on 23 March 2009 and will cease at 4.00 p.m. (Hong Kong time) on 31 March 2009. A transfer of Nil Paid Rights can be made by a renunciation of the Provisional Allotment Letter in accordance with the instructions printed on it and delivery of the Provisional Allotment Letter to the transferee or broker. The latest time and date for registration of renunciation of Provisional Allotment Letters, nil paid, is 4.00 p.m. (Hong Kong time) on 3 April 2009.

(d)	Transfer and splitting of Provisional Allotment Letters

If a Qualifying Non-CCASS Shareholder wishes to take up only part of his/her Nil Paid Rights under the Provisional Allotment Letter or transfer a part of his/her rights to take up the New Ordinary Shares provisionally allotted to him/her under the Provisional Allotment Letter or to transfer all or part of his/her rights to more than one person, he/she should arrange for splitting of the Provisional Allotment Letter. In order to split the Provisional Allotment Letter, the original Provisional Allotment Letter must be surrendered and lodged in person for cancellation together with a covering letter stating clearly the number of split Provisional Allotment Letters required and the number of Nil Paid Rights to be comprised in each split Provisional Allotment Letter (which, in aggregate, should be equal to the number of New Ordinary Shares provisionally allotted to such holder as stated in Box B of Form A of the Provisional Allotment Letter) by no later than 4.30 p.m. (Hong Kong time) on 26 March 2009 with Computershare Hong Kong Investor Services Limited at Rooms 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong, who will cancel the original Provisional Allotment Letter and issue split Provisional Allotment Letters in the denominations required. The split Provisional Allotment Letters will be available for collection from Computershare Hong Kong Investor Services Limited at Rooms 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong from 9.00 a.m. (Hong Kong time) on the second HK Business Day after the surrender of the original Provisional Allotment Letter.

If a Qualifying Non-CCASS Shareholder wishes to transfer all of his/her Nil Paid Rights under the Provisional Allotment Letter (or the split Provisional Allotment Letter, as the case may be) to another person, he/she should complete and sign Form B on page 2 of the Provisional Allotment Letter and hand the Provisional Allotment Letter to the person to or through whom he/she is transferring his/her Nil Paid Rights. The transferee must then complete and sign Form C on page 2 of the Provisional Allotment Letter and lodge the Provisional Allotment Letter intact together with a remittance for the full amount payable on acceptance with Computershare Hong Kong Investor Services Limited to effect the transfer by not later than 4.00 p.m. (Hong Kong time) on 3 April 2009. Persons making payment agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of Part VIII.

The Company and the Joint Global Coordinators reserve the right to refuse to register any transfer in favour of any person in respect of which the Company or the Joint Global Coordinators believe such transfer may violate applicable legal or regulatory requirements, including (without limitation) any transfer to any person who is resident outside the United Kingdom, Hong Kong or Bermuda. New Ordinary Shares can only be registered on the Hong Kong branch register if the ultimate allottee has an address in Hong Kong.

(e)	Registration in names of Qualifying Non-CCASS Shareholders

A Qualifying Non-CCASS Shareholder who wishes to have all the New Ordinary Shares to which he/she is entitled registered in his/her name must accept and make payment for such allotment in accordance with the provisions set out in this document and the Provisional Allotment Letter.

4.2	Action to be taken by Qualifying CCASS Shareholders

Qualifying CCASS Shareholders should contact their broker for further details.

4.3	Application for listing on the Main Board of the Hong Kong Stock Exchange

Application has been made to the Hong Kong Stock Exchange for the listing of, and permission to deal in, the New Ordinary Shares, in both nil paid and fully paid forms on the Main Board of the Hong Kong Stock Exchange. The New Ordinary Shares do not constitute a new class of securities to be listed on the Main Board of the Hong Kong Stock Exchange.

Subject to the granting of listing of, and permission to deal in, the New Ordinary Shares in their nil paid and fully paid forms on the Main Board of the Hong Kong Stock Exchange as well as compliance with the stock admission requirements of HKSCC, the New Ordinary Shares in their nil paid and fully paid forms will be accepted as eligible securities by HKSCC for deposit, clearance and settlement in CCASS with effect from the respective commencement date of dealings in the New Ordinary Shares in their nil paid and fully paid forms or such other dates as determined by HKSCC. Settlement of transactions between participants of the Hong Kong Stock Exchange on any trading day is required to take place in CCASS on the second trading day thereafter. All activities under CCASS are subject to the General Rules of CCASS and CCASS Operational Procedures in effect from time to time.

Nil Paid Rights are expected to be traded in board lots of 400 (as the Ordinary Shares are currently traded on the Main Board of the Hong Kong Stock Exchange in board lots of 400). Dealings in the nil paid and fully paid New Ordinary Shares will be subject to the payment of stamp duty in Hong Kong.

5 Action to be taken by Shareholders registered on the Bermuda branch register (Bermuda Shareholders)

The action to be taken by UK Shareholders, HK Shareholders and Qualifying Euroclear Shareholders is set out in paragraphs 3, 4 and 6 of this Part VIII, respectively.

(a)	General

Subject to Shareholders approving the Resolutions (without material amendment) at the General Meeting and subject to paragraph 8 of this Part VIII in relation to certain Restricted Shareholders, Provisional Allotment Letters are expected to be despatched to Qualifying Bermuda Shareholders on 19 March 2009 which entitle Qualifying Bermuda Shareholders to whom they are addressed to take up the number of New Ordinary Shares shown therein.

The latest time and date for acceptance and payment in full is 11.00 a.m. (Bermuda time) on 3 April 2009.

(b)	Procedure for acceptance and payment

(i)	Qualifying Bermuda Shareholders who wish to accept in full

Holders of Provisional Allotment Letters who wish to take up all of their entitlements must complete the Provisional Allotment Letter and return it, together with a cheque or local banker’s draft in US dollars drawn on a licensed bank in Bermuda and in either case made payable to “The Bank of Bermuda Limited re HSBC Holdings plc Rights Issue” for the full amount payable on acceptance, in accordance with the instructions printed on the Provisional Allotment Letter, by post to Corporate Shareholder Services, The Bank of Bermuda Limited, 6 Front Street, Hamilton HM 11, Bermuda, or by hand (during normal business hours only) by depositing the completed Provisional Allotment Letter in the designated “HSBC Rights Issue Drop Box” on the ground floor of The Bank of Bermuda Limited Head Office, 6 Front Street, Hamilton HM 11, Bermuda, in either case so as to be received as soon as possible and in any event by not later than 11.00 a.m. (Bermuda time) on 3 April 2009. A reply-paid envelope is enclosed with the Provisional Allotment Letter which should be used to post the Provisional Allotment Letter or to deposit it in the designated “HSBC Rights Issue Drop Box”. Accepting Qualifying Bermuda Shareholders agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII.

(ii)	Qualifying Bermuda Shareholders who wish to accept in part

Holders of Provisional Allotment Letters who wish to take up some, but not all, of their Nil Paid Rights should refer to paragraph 5(d) of this Part VIII.

(iii)	Discretion as to validity of acceptances

If payment is not received in full by 11.00 a.m. (Bermuda time) on 3 April 2009, the provisional allotment will be deemed to have been declined and will lapse.

The Company and the Joint Global Coordinators may also (in their absolute discretion) treat a Provisional Allotment Letter as valid and binding on the person(s) by whom or on whose behalf it is lodged even if it is not completed in accordance with the relevant instructions or is not accompanied by a valid power of attorney (where required).

The Company and the Joint Global Coordinators reserve the right to treat as invalid any acceptance or purported acceptance of the New Ordinary Shares that appears to the Company or the Joint Global Coordinators to have been executed in, despatched from or that provides an address, in any of the Excluded Territories. New Ordinary Shares can only be registered on the Bermuda branch register if the ultimate allottee has an address in Bermuda.

A Qualifying Bermuda Shareholder who makes a valid acceptance and payment in accordance with this paragraph 5(b) is deemed to request that the New Ordinary Shares to which they will become entitled be issued to them on the terms set out in this document and the Provisional Allotment Letter, and subject to the Memorandum of Association of the Company and the Articles.

(iv)	Payments

All payments made by Qualifying Bermuda Shareholders must be in US dollars and made by cheque or local banker’s draft drawn on a licensed bank in Bermuda, in either case made payable to “The Bank of Bermuda Limited re HSBC Holdings plc Rights Issue”. Qualifying Bermuda Shareholders should write their name, Shareholder Reference Number (indicated at the top of page 1 of the Provisional Allotment Letter) and day-time telephone number on the back of the cheque or banker’s draft. Post-dated and third party cheques and payments via electronic transfer will not be accepted. Cash will not be accepted. Cheques and banker’s drafts will be presented for payment on receipt. The Company reserves the right to instruct Corporate Shareholder Services, The Bank of Bermuda Limited to seek special clearance of cheques or banker’s drafts to allow the Company to obtain value for remittances at the earliest opportunity. No interest will accrue on payments made before they are due. Persons making payment agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII.

It is a term of the Rights Issue that cheques and local banker’s drafts shall be honoured on first presentation, and the Company and the Joint Global Coordinators may elect to treat as invalid any acceptances in respect of which cheques or local banker’s drafts are not so honoured. If New Ordinary Shares have already been allotted to Qualifying Bermuda Shareholders prior to any cheque or local banker’s draft not being so honoured or such Qualifying Bermuda Shareholders’ acceptances being treated as invalid, the Joint Global Coordinators may, in their absolute discretion as to manner, timing and terms, make arrangements for the sale of such shares on behalf of those Qualifying Bermuda Shareholders and hold the proceeds of sale (net of the Company’s reasonable estimate of any loss that it has suffered as a result of the acceptance being treated as invalid and of the expenses of sale including, without limitation, any stamp duty or SDRT payable on the transfer of such shares, and of all amounts payable by such Qualifying Bermuda Shareholders pursuant to the terms of the Rights Issue in respect of the acquisition of such shares) on behalf of such Qualifying Bermuda Shareholders. None of the Company, the Banks nor any other person shall be responsible for, or have any liability for, any loss, expenses or damage suffered by Qualifying Bermuda Shareholders as a result.

(c)	Dealings in Nil Paid Rights

The Nil Paid Rights will not be listed on the Bermuda Stock Exchange. A transfer of Nil Paid Rights can be made in accordance with the instructions printed on the Provisional Allotment Letter and delivery of the Provisional Allotment Letter to the transferee or to a stockbroker, bank or other appropriate financial adviser. Qualifying Bermuda Shareholders who wish to transfer only part of their Nil Paid Rights must first split the Provisional Allotment Letter in accordance with the instructions printed on it (see paragraph 5(d) of this Part VIII. The latest time and date for registration of renunciation of Provisional Allotment Letters, nil paid, is 11.00 a.m. (Bermuda time) on 3 April 2009.

(d)	Transfer and splitting of Provisional Allotment Letters

Qualifying Bermuda Shareholders who wish to transfer all of their Nil Paid Rights or, after acceptance of the provisional allotment and payment in full, Fully Paid Rights, comprised in a Provisional Allotment Letter may (save as required by the laws of certain overseas jurisdictions) transfer such allotment by completing and signing Form X on page 2 of the Provisional Allotment Letter which will involve a renunciation of their rights (if it is not already marked “Original Duly Renounced”) and passing the entire Provisional Allotment Letter to their stockbroker, bank or other appropriate financial adviser or to the transferee. Once a Provisional Allotment Letter has been renounced, it will become a negotiable instrument in bearer form and the Nil Paid Rights or Fully Paid Rights (as appropriate) comprised in the Provisional Allotment Letter may be transferred by delivery of it to the transferee. The transferee may then register the transfer by completing Form Y on page 2 of the Provisional Allotment Letter and delivering the Provisional Allotment Letter together, in the case of a transferee of Nil Paid Rights, with a cheque or local banker’s draft for the amount payable on acceptance by post to Corporate Shareholder Services, The Bank of Bermuda Limited, 6 Front Street, Hamilton HM 11, Bermuda or by hand (during normal business hours only) by depositing into the designated “HSBC Rights Issue Drop Box” on the ground floor of The Bank of Bermuda Limited Head Office, 6 Front Street, Hamilton HM 11, Bermuda. Persons making payment agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII. The latest time and date for registration of renunciation of Provisional Allotment Letters, nil paid or fully paid, is 11.00 a.m. (Bermuda time) on 3 April 2009.

If a holder of a Provisional Allotment Letter wishes to have only some of the New Ordinary Shares registered in his/her name and to transfer his/her entitlement in respect of the remainder, or wishes to transfer all the Nil Paid Rights, or (if appropriate) Fully Paid Rights but to different persons, he/she may have the Provisional Allotment Letter split, for which purpose he/she or his/her agent must complete and sign Form X on page 2 of the Provisional Allotment Letter. The Provisional Allotment Letter must then be returned by post to Corporate Shareholder Services, The

Bank of Bermuda Limited, 6 Front Street, Hamilton HM 11, Bermuda or deposited by hand (during normal business hours only) into the designated “HSBC Rights Issue Drop Box” on the ground floor of The Bank of Bermuda Limited Head Office, 6 Front Street, Hamilton HM 11, Bermuda, in either case as soon as possible and in any event by no later than 3.00 p.m. (Bermuda time) on 1 April 2009 to be cancelled and exchanged for the split Provisional Allotment Letters required. The number of split Provisional Allotment Letters required and the number of Nil Paid Rights or (as appropriate) Fully Paid Rights to be comprised in each split Provisional Allotment Letter should be stated in an accompanying letter. The aggregate of the Nil Paid Rights or (if appropriate) Fully Paid Rights stated in the letter must be equal to the number of New Ordinary Shares provisionally allotted to such holder as stated in Box B on page 1 of the Provisional Allotment Letter. The split Provisional Allotment Letters will be available for collection from Corporate Shareholder Services, The Bank of Bermuda Limited from 10.00 a.m. (Bermuda time) on the business day after delivery of the original Provisional Allotment Letter. Form X on page 2 of the split Provisional Allotment Letters will be marked “Original Duly Renounced” before issue. Any split Provisional Allotment Letters representing the New Ordinary Shares which a holder wishes to accept should be delivered, together with the cheque or local banker’s draft drawn on a licensed bank in Bermuda for the appropriate amount in United States dollars, in either case made payable to “The Bank of Bermuda Limited re HSBC Holdings plc Rights Issue”, so as to be received by not later than 11.00 a.m. (Bermuda time) on 3 April 2009, the last date and time for acceptance. Any split Provisional Allotment Letters representing New Ordinary Shares which a holder does not wish to take up should be retained as these will be required in order to transfer those rights. Persons making payment agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII.

The Company and the Joint Global Coordinators reserve the right to refuse to register any transfer in favour of any person in respect of which the Company or the Joint Global Coordinators believe such transfer may violate applicable legal or regulatory requirements, including (without limitation) any transfer to any person with an address outside the United Kingdom, Bermuda or Hong Kong. New Ordinary Shares can only be registered on the Bermuda branch register if the ultimate allottee has an address in Bermuda.

Qualifying Bermuda Shareholders who wish to take up some of their Nil Paid Rights, without selling or transferring the remainder, should complete and sign Form X on page 2 of the original Provisional Allotment Letter and deliver it by post to Corporate Shareholder Services, The Bank of Bermuda Limited, 6 Front Street, Hamilton HM 11, Bermuda or by hand (during normal business hours only) by depositing into the designated “HSBC Rights Issue Drop Box” on the ground floor of The Bank of Bermuda Limited Head Office, 6 Front Street, Hamilton HM 11, Bermuda, together with a covering letter confirming the number of Nil Paid Rights to be taken up and a cheque or local banker’s draft drawn on a licensed bank in Bermuda in US dollars for the appropriate amount (which shall reflect the number of rights they wish to take up) and in either case made payable to “The Bank of Bermuda Limited re HSBC Holdings plc Rights Issue”, so as to be received by 11.00 a.m. (Bermuda time) on 3 April 2009. A reply-paid envelope is enclosed with the Provisional Allotment Letter which should be used to post the completed Provisional Allotment Letter or to deposit it in the designated “HSBC Rights Issue Drop Box” on the ground floor of The Bank of Bermuda Limited Head Office, 6 Front Street, Hamilton HM 11, Bermuda. Accepting Qualifying Bermuda Shareholders agree that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII.

(e)	Registration in names of Qualifying Bermuda Shareholders

A Qualifying Bermuda Shareholder who wishes to have all the New Ordinary Shares to which he/she is entitled registered in his/her name must accept and make payment for such allotment in accordance with the provisions set out in this document and the Provisional Allotment Letter.

(f)	Registration in names of persons other than Qualifying Bermuda Shareholders originally entitled

To register Fully Paid Rights in the name of someone other than the Qualifying Bermuda Shareholder(s) originally entitled, the transferee or his/her agent(s) must complete Form Y on page 2 of the Provisional Allotment Letter and deliver the entire Provisional Allotment Letter by post to Corporate Shareholder Services, The Bank of Bermuda Limited, 6 Front Street, Hamilton HM 11, Bermuda or by hand (during normal business hours only) by depositing into the designated “HSBC Rights Issue Drop Box” on the ground floor of The Bank of Bermuda Limited Head Office, 6 Front Street, Hamilton HM 11, Bermuda, so as to be received by not later than 11.00 a.m. (Bermuda time) on 3 April 2009. Registration of renunciation cannot be effected unless and until the New Ordinary Shares comprised in a Provisional Allotment Letter are fully paid.

(g)	Consolidation of Provisional Allotment Letters

The New Ordinary Shares comprised in several Provisional Allotment Letters (duly transferred where applicable) may be registered in the name of one holder (or joint holders) if Form Y on page 2 of the Provisional Allotment Letter is completed on one Provisional Allotment Letter (the “Principal Letter”) and all the Provisional Allotment Letters are delivered together in one batch. Details of each Provisional Allotment Letter (including the Principal Letter) should be listed in the Consolidated Listing Form adjacent to Forms X and Y on page 2 of the Provisional Allotment Letter and the provisional allotment number of the Principal Letter should be entered in the space provided in each of the other Provisional Allotment Letters.

(h)	Application to the Bermuda Stock Exchange

Application has been made to the Bermuda Stock Exchange for the listing of the New Ordinary Shares (but not the Nil Paid Rights). The New Ordinary Shares do not constitute a new class of securities to be listed on the Bermuda Stock Exchange.

6 Action to be taken by Qualifying Euroclear France Shareholders or holders of Euroclear Subscription Rights in relation to Euroclear Subscription Rights

6.1 General

For all enquiries in connection with the procedure for subscription and payment by Qualifying Euroclear France Shareholders or holders of Euroclear Subscription Rights, such persons should refer to their respective Admitted Institutions.

6.2 Procedure for acceptance and payment by Qualifying Euroclear France Shareholders

Ordinary Shares traded on Euronext Paris are registered in the name of Euroclear Nominees Limited which is a CREST member. After the Nil Paid Rights have been credited to the account of Euroclear Nominees Limited in CREST, Euroclear France will credit the accounts of its Admitted Institutions with the relevant number of Euroclear Subscription Rights, reflecting the Nil Paid Rights, on 20 March 2009, and the Admitted Institutions will credit the appropriate securities accounts of the Qualifying Euroclear France Shareholders. Euroclear Nominees Limited, as a Qualifying CREST Shareholder, will be invited to take up its entitlement in respect of the Nil Paid Rights held to its order in CREST. In order to enable Euroclear Nominees Limited to take up such entitlement in accordance with the wishes of holders of Euroclear Subscription Rights, the following procedure for taking up entitlements will apply for holders of Euroclear Subscription Rights. The terms of the Rights Issue apply mutatis mutandis to this application process.

To establish the entitlements of Qualifying Euroclear France Shareholders to New Ordinary Shares, tradeable and transferable Euroclear Subscription Rights will be used within the system of Euroclear France, under which each Qualifying Euroclear France Shareholder will receive one Euroclear Subscription Right for each Euroclear Interest held on the UK Record Date, reflecting Nil Paid Rights.

Qualifying Euroclear France Shareholders should be informed by the Admitted Institution through which they hold their Euroclear Interests of the number of New Ordinary Shares for which they are entitled to acquire under the Rights Issue. Any such acquisition will be conditional on the Rights Issue becoming unconditional. Qualifying Euroclear France Shareholders should contact their Admitted Institution if they have received no information in relation to their entitlements. If a holder of Euroclear Subscription Rights wishes to acquire New Ordinary Shares under the Rights Issue, he/she must instruct his/her Admitted Institution with respect to acquisition and payment in accordance with the procedures of that Admitted Institution, which will be responsible for instructing the French Subscription Agent accordingly.

Applications for New Ordinary Shares must be received by the French Subscription Agent as soon as possible but in any event no later than 10.00 a.m. (Central European time) on 30 March 2009. An Admitted Institution may set an earlier deadline for application by holders of Euroclear Subscription Rights in order to permit the Admitted Institution to communicate this acceptance to the French Subscription Agent in a timely manner. Payment for New Ordinary Shares and delivery of the relevant Euroclear Subscription Rights must be received by the French Subscription Agent by no later than 3.00 p.m. (Central European time) on 31 March 2009.

The Admitted Institution through which application is made will be responsible for passing on the moneys (in pounds sterling) and the Euroclear Subscription Rights as received from holders of Euroclear Subscription Rights to the French Subscription Agent who will, in turn, be responsible for paying to the Trustees on behalf of Euroclear Nominees Limited the aggregate amount (in pounds sterling) as received equal to the product of the number of New

Ordinary Shares applied for and the Issue Price. It is agreed that the Trustees will hold such moneys on trust as provided in paragraph 11 of this Part VIII. Arrangements will be made to pay to HM Revenue & Customs the amount of 3.81 pence per New Ordinary Share (which will be rounded to the nearest penny) in respect of SDRT to discharge the liability of Euroclear France (or its nominee) to account for the same. This cost will be borne by the relevant Qualifying Euroclear France Shareholders and, accordingly, the Issue Price for such Qualifying Euroclear France Shareholders will be increased by the same amount per New Ordinary Share.

Delivery of the interests in the New Ordinary Shares to holders of Euroclear Subscription Rights who make an application for the New Ordinary Shares will take place through the book-entry facilities of Euroclear France in accordance with the provisions of French laws and regulations and the procedures determined by Euroclear France and its Admitted Institutions from time to time. The timing of the crediting of the interests in and corresponding to the New Ordinary Shares to the securities accounts of holders of Euroclear Subscription Rights may vary depending on the securities account systems of the relevant Admitted Institutions and, if applicable, other banks or financial institutions.

All questions concerning the timelines, validity and form of instruction and payment to the Admitted Institution of a holder of Euroclear Subscription Rights in relation to the subscription of New Ordinary Shares will be determined by such Admitted Institution in accordance with its usual terms of business or as it otherwise notifies such holder of Euroclear Subscription Rights. Any Qualifying Euroclear France Shareholder or holder of Euroclear Subscription Rights who does not wish to acquire any of the New Ordinary Shares to which he/she is entitled under the Rights Issue should not make an application.

6.3 Transfers of Euroclear Subscription Rights in Euroclear France

Transfers of Euroclear Subscription Rights will take place through the book-entry facilities of Euroclear France in accordance with the provisions of French laws and regulations and the procedures determined by Euroclear France and its Admitted Institutions from time to time. The timing of the crediting of the Euroclear Subscription Rights to the securities accounts of any person acquiring Euroclear Subscription Rights may vary depending on the securities account systems of the respective Admitted Institutions and, if applicable, other banks or financial institutions. Euroclear Subscription Rights will not be admitted to listing or trading on Euronext Paris.

6.4 No allotment of Fully Paid Rights

As a result of Admitted Institutions customarily communicating their applications and making their payments only by the end of the offer period there will be no allotment of Fully Paid Rights to holders of Euroclear Subscription Rights who make an application for the New Ordinary Shares.

It is expected that on 6 April 2009, after the Admitted Institutions have made their applications on behalf of the relevant holders of Euroclear Subscription Rights, the French Subscription Agent will allocate the relevant number of New Ordinary Shares to the appropriate Admitted Institutions. Subsequently, the Admitted Institutions will credit the securities accounts of the holders of Euroclear Subscription Rights who make an application for the New Ordinary Shares with the allocated number of New Ordinary Shares, which may then be traded on Euronext Paris.

7	Procedure in respect of New Ordinary Shares not taken up and withdrawal rights

(a)	Procedure in respect of New Ordinary Shares not taken up

If an entitlement to New Ordinary Shares is not validly taken up in accordance with the procedure laid down for acceptance and payment in this Part VIII, then that provisional allotment will be deemed to have been declined and will lapse. The Joint Global Coordinators will use reasonable endeavours to procure, by not later than 4.30 p.m. on 8 April 2009, acquirers for all (or as many as possible) of those New Ordinary Shares not taken up if a premium over the aggregate of the Issue Price (in pounds sterling) and the expenses of procuring such acquirers (including any applicable brokerage, transaction levies, trading fees, commissions, currency conversion costs and amounts in respect of value added tax which are not recoverable) can be obtained.

Notwithstanding the above, the Joint Global Coordinators may cease to endeavour to procure any such acquirers if, in the opinion of the Joint Global Coordinators, it is unlikely that any such acquirers can be so procured at such a price and by such time. If and to the extent that acquirers cannot be procured on the basis outlined above, those New Ordinary Shares will be acquired by the Underwriters as principals pursuant to the Underwriting Agreement or by sub-underwriters procured by the Underwriters, in each case, at the Issue Price (in pounds sterling).

Any premium over the aggregate of the Issue Price (in pounds sterling) and the expenses of procuring acquirers (including any applicable brokerage, transaction levies, trading fees, commissions, currency conversion costs and amounts in respect of value added tax which are not recoverable) shall be paid (subject as provided in this Part VIII):

(i)	where the Nil Paid Rights were, at the time they lapsed, represented by a Provisional Allotment Letter, to the person whose name and address appeared on page 1 of the Provisional Allotment Letter;

(ii)	where the Nil Paid Rights were, at the time they lapsed, in uncertificated form, to the person having an interest in, or registered as the holder of, those Nil Paid Rights at the time of their disablement in CREST or CCASS; and

(iii)	where an entitlement to New Ordinary Shares was not taken up by a Qualifying Shareholder with an address in any Excluded Territory, to that Shareholder.

Any premium paid to Euroclear France as registered holder of lapsed Nil Paid Rights will be distributed by the French Subscription Agent to the relevant Admitted Institutions, who will credit the relevant premiums to the accounts of the holders of lapsed Euroclear Subscription Rights entitled thereto.

New Ordinary Shares for which acquirers are procured on this basis will be re-allotted to such acquirers and the aggregate of any premiums (being the amount paid by such acquirers after deducting the Issue Price (in pounds sterling) and the expenses of procuring such acquirers, including any applicable brokerage, transaction levies, trading fees, commissions, currency conversion costs and amounts in respect of value added tax which are not recoverable), if any, will be paid (without interest) to those persons entitled (as referred to above) pro rata to the relevant lapsed provisional allotments, save that amounts of less than £5.00 (five pounds) per holding, will not be so paid but will be aggregated and retained for the benefit of the Company.

Cheques for the amounts due in pounds sterling for UK Shareholders, in Hong Kong dollars for HK Shareholders and in United States dollars for Bermuda Shareholders will be sent by post, at the risk of the person(s) entitled, to their registered addresses (or in the case of joint holders, to the registered address of the first-named), provided that, where any entitlement concerned was held in CREST, the amount due will, unless the Company (in its absolute discretion) otherwise determines, be satisfied by the Company procuring the creation of an assured payment obligation in favour of the relevant CREST member’s (or CREST sponsored member’s) RTGS settlement bank in respect of the cash amount concerned in accordance with the RTGS payment mechanism.

Any transactions undertaken pursuant to this paragraph 7 shall be deemed to have been undertaken at the request of the persons entitled to the lapsed provisional allotments and none of the Company, the Banks or any other person procuring acquirers shall be responsible for any loss or damage (whether actual or alleged) arising from the terms or timing of any such acquisition, any decision not to endeavour to procure acquirers or the failure to procure acquirers on the basis described above.

The Joint Global Coordinators will be entitled to retain any brokerage fees, commissions or other benefits received in connection with these arrangements.

Shareholders will not be entitled to apply for New Ordinary Shares in excess of their entitlement.

(b)	Withdrawal rights

Persons who have the right to withdraw their acceptances under section 87Q(4) of FSMA after a supplementary prospectus (if any) has been published by the Company, and who wish to exercise such right of withdrawal must do so by sending a written notice of withdrawal, which must include the full name and address of the person wishing to exercise such right of withdrawal and, if such person is a CREST member, the participant ID and the member account ID of such CREST member, to Computershare Investor Services PLC, Computershare Hong Kong Investor Services Limited and Corporate Shareholder Services, The Bank of Bermuda Limited, in each case no later than two UK business days after the date on which the supplementary prospectus is published. Notice of withdrawal can also be faxed to Computershare Investor Services PLC on 0870 703 6113 (from within the UK) or +44 870 703 6113 (from outside the UK), to Computershare Hong Kong Investor Services Limited on 3186 2965 (from within Hong Kong) or +852 3186 2965 (from outside Hong Kong) or to Corporate Shareholder Services, The Bank of Bermuda on 279 5808 (from within Bermuda) or +1 441 279 5808 (from outside Bermuda). Notice of withdrawal given by any other means or which is deposited with or received by the Receiving Agent after the expiry of such period will not constitute a valid withdrawal. Furthermore, the Company will not permit the exercise of withdrawal rights after payment by the relevant person in respect of their New Ordinary Shares in full and the allotment of the New Ordinary Shares to such person becoming unconditional. In such circumstances, Shareholders are advised to consult their professional advisers. Provisional allotments of entitlements to New Ordinary Shares which are the subject of a valid withdrawal notice will be deemed to be declined. Such entitlements to New Ordinary Shares will be subject to the provisions of paragraph 7(a) of this Part VIII as if the entitlement had not been validly taken up. For further details, UK Shareholders should contact Computershare Investor Services PLC on 0870 702 0137 (from within the UK) or +44 870 702 0137 (from outside the UK), HK Shareholders should contact Computershare Hong Kong Investor Services Limited on 2862 8699 (from within Hong Kong) or +852 2862 8699 (from outside Hong Kong) and Bermuda Shareholders should contact Corporate Shareholder Services, The Bank of Bermuda Limited on 299 6737 (from within Bermuda) or +1 441 299 6737 (from outside Bermuda).

8	Restricted Shareholders

The making of the proposed offer of Nil Paid Rights, Fully Paid Rights and/or New Ordinary Shares to persons located or resident in, or who are citizens of, or who have a registered address in countries other than the United Kingdom, Hong Kong or Bermuda may be affected by the laws or regulatory requirements of the relevant jurisdiction. Any Shareholder who is in any doubt as to his/her position should consult an appropriate professional adviser without delay.

This document has been approved by the FSA, being the competent authority in the United Kingdom. The Company has requested that the FSA provides a certificate of approval and a copy of this document to the relevant competent authorities in France, Germany, Greece, Ireland, Malta, the Netherlands and Spain, together, in the case of France, Germany, Greece and Spain with a translation into the appropriate language, of the summary contained in this document, pursuant to the passporting provisions of FSMA. In addition, filings will be made with the relevant regulatory bodies in Australia, India and Malaysia. In the United States, the proposed offer of New Ordinary Shares is being made pursuant to the US Prospectus.

(a)	General

The offer of Nil Paid Rights, Fully Paid Rights and/or New Ordinary Shares to persons resident in, or who are citizens of, or who have a registered address in countries other than the United Kingdom, Hong Kong or Bermuda may be affected by the laws of the relevant jurisdiction. Those persons should consult their professional advisers with respect to whether they require any governmental or other consent or need to observe any other formalities to enable them to take up their rights.

It is also the responsibility of any person (including, without limitation, custodians, nominees and trustees) outside the United Kingdom, Hong Kong and Bermuda wishing to take up rights under the Rights Issue to satisfy himself/herself as to the full observance of the laws of any relevant territory in connection therewith, including the obtaining of any governmental or other consents which may be required, the compliance with other necessary formalities and the payment of any issue, transfer or other taxes due in such territories. The comments set out in this paragraph 8 are intended as a general guide only and any Restricted Shareholder who is in doubt as to his/her position should consult his/her professional adviser without delay.

This paragraph 8 sets out the restrictions applicable to Qualifying Shareholders who have registered addresses outside the United Kingdom, Hong Kong or Bermuda, who are citizens or residents of countries other than the United Kingdom, Hong Kong or Bermuda, or who are persons (including, without limitation, custodians, nominees and trustees) who have a contractual or legal obligation to forward this document to a jurisdiction outside the United Kingdom, Hong Kong or Bermuda or who hold Ordinary Shares for the account or benefit of any such person.

New Ordinary Shares have been provisionally allotted to all Qualifying Shareholders, including Restricted Shareholders. However, Provisional Allotment Letters have not been, and will not be, sent to, and Nil Paid Rights will not be credited to CREST or CCASS accounts of, Restricted Shareholders with addresses in, or who are otherwise known to the Company to be residents of, any of the Excluded Territories or to their agent or intermediary except where the Company and the Joint Global Coordinators are satisfied that such action would not result in a contravention of any registration or other legal requirement in any such jurisdiction.

As required under Rule 13.36(2) of the Hong Kong Listing Rules, the Company has made enquiries regarding the legal restrictions under the applicable securities legislation of the relevant jurisdictions and the requirements of the relevant regulatory body or stock exchange with respect to making the Rights Issue in the Excluded Territories. The Company has obtained advice from legal advisers in each of the Excluded Territories that either (i) this document will be required to be registered or filed with or subject to approval by the relevant authorities in these jurisdictions; or (ii) the Company or Qualifying Shareholders would need to take additional steps to comply with the local legal and regulatory requirements if the Rights Issue were extended to the Shareholders in these jurisdictions.

Having considered the circumstances, the Directors have formed the view that, other than subject to certain limited exceptions as agreed with the Company and the Joint Global Coordinators, it is necessary or expedient to restrict the ability of Shareholders in the Excluded Territories to take up their rights under the Rights Issue due to the time and costs involved in the registration of the document and/or compliance with the relevant local legal or regulatory requirements in those jurisdictions.

Receipt of this document and/or a Provisional Allotment Letter or the crediting of Nil Paid Rights to a stock account in CREST or CCASS does not and will not constitute an offer in those jurisdictions in which it would be illegal to make an offer and, in those circumstances, this document and/or a Provisional Allotment Letter must be treated as sent for information only and should not be copied or redistributed. No person who receives a copy of this document and/or a Provisional Allotment Letter and/or who receives a credit of Nil Paid Rights to a stock account in CREST or CCASS in any territory other than the United Kingdom, Hong Kong or Bermuda may treat the same as constituting an invitation or offer to him/her, nor should he/she in any event use the Provisional Allotment Letter or deal with Nil Paid Rights or Fully Paid Rights in CREST or Nil Paid Rights in CCASS, in the relevant territory, unless such an invitation or offer could lawfully be made to him/her or the Provisional Allotment Letter or Nil Paid Rights or Fully Paid Rights in CREST or Nil Paid Rights in CCASS could lawfully be used or dealt with without contravention of any registration or other legal or regulatory requirements.

Accordingly, persons (including, without limitations, custodians, nominees and trustees) who receive a copy of this document and/or a Provisional Allotment Letter or whose stock account in CREST is credited with Nil Paid Rights or Fully Paid Rights should not, in connection with the Rights Issue, distribute or send the same in, into or from, or transfer Nil Paid Rights or Fully Paid Rights to any person in, into or from, any of the Excluded Territories. If a Provisional Allotment Letter or a credit of Nil Paid Rights or Fully Paid Rights in CREST is received by any person in any such territory, or by his/her agent or nominee, he/she must not seek to take up the rights referred to in the Provisional Allotment Letter or in this document or renounce the Provisional Allotment Letter or transfer the Nil Paid Rights or Fully Paid Rights in CREST unless the Company and the Joint Global Coordinators determine that such actions would not violate applicable legal or regulatory requirements.

Similarly, persons (including, without limitations, custodians, nominees and trustees) who receive a copy of this document and/or a Provisional Allotment Letter or whose stock account in CCASS is credited with Nil Paid Rights should not, in connection with the Rights Issue, distribute or send the same in, into or from, or transfer Nil Paid Rights to any person in, into or from, any of the Excluded Territories. If a Provisional Allotment Letter or a credit of Nil Paid Rights in CCASS is received by any person in any such territory, or by his/her agent or nominee, he/she must not seek to take up the rights referred to in the Provisional Allotment Letter or in this document or renounce the Provisional Allotment Letter or transfer the Nil Paid Rights in CCASS unless the Company and the Joint Global Coordinators determine that such actions would not violate applicable legal or regulatory requirements.

Any person (including, without limitations, custodians, nominees and trustees) who does forward this document or a Provisional Allotment Letter in, into or from any Excluded Territories (whether under a contractual or legal obligation or otherwise) should draw the recipient’s attention to the contents of this paragraph 8.

Subject to sub-paragraph (b) of this paragraph 8, any person (including, without limitation, agents, nominees and trustees) outside the United Kingdom, Hong Kong and Bermuda wishing to take up their rights under the Rights Issue must satisfy himself/herself as to full observance of the applicable laws of any relevant territory including obtaining any requisite governmental or other consents, observing any other requisite formalities and paying any issue, transfer or other taxes due in such territories. The comments set out in this paragraph 8 are intended as a general guide only and any Qualifying Shareholder who is in any doubt as to his/her position should consult his/her professional adviser without delay.

The Company and the Joint Global Coordinators reserve the right to treat as invalid and will not be bound to allot or issue any New Ordinary Shares in respect of any acceptance or purported acceptance of the offer of Nil Paid Rights, Fully Paid Rights or New Ordinary Shares which:

(i)	appears to the Company or the Joint Global Coordinators or their agents to have been executed, effected or despatched in a manner which may involve a breach of the laws or regulations of any jurisdiction; or

(ii)	in the case of a Provisional Allotment Letter, provides for an address for delivery of the share certificates in, or, in the case of a credit of New Ordinary Shares in CREST, a CREST member or CREST sponsored member whose registered address is in or, in the case of a credit of New Ordinary Shares in CCASS, a CCASS participant whose address is in, or is otherwise a resident of, any of the Excluded Territories or any other jurisdiction in which it would be unlawful to deliver such share certificates or make such a credit or if the Company or the Joint Global Coordinators believe or their agents believe that the same may violate applicable legal or regulatory requirements.

The attention of Qualifying Shareholders with registered addresses in any of the Excluded Territories or holding Ordinary Shares on behalf of persons with such addresses is drawn to sub-paragraph (b) of this paragraph 8.

Notwithstanding any other provision of this document or the Provisional Allotment Letter, the Company and the Joint Global Coordinators reserve the right to permit any Qualifying Shareholder to take up his/her rights if the

Company and the Joint Global Coordinators, in their absolute discretion, are satisfied that the transaction in question is exempt from or not subject to the legislation or regulations giving rise to the restrictions in question. If the Company and the Joint Global Coordinators are so satisfied, the Company will arrange for the relevant Qualifying Shareholder to be sent a Provisional Allotment Letter if he/she is a Qualifying Non-CREST Shareholder, a Qualifying Non-CCASS Shareholder or a Qualifying Bermuda Shareholder or, if he/she is a Qualifying CREST Shareholder or a Qualifying CCASS Shareholder, arrange for Nil Paid Rights to be credited to the relevant CREST or CCASS stock account.

Those Shareholders who wish, and are permitted, to take up their entitlement should note that payments must be made as described in paragraphs 3.1(b), 3.2(b), 4.1(b) and 5(b) of this Part VIII.

The provisions of paragraph 7 of this Part VIII will apply to all Restricted Shareholders who do not or are unable to take up New Ordinary Shares provisionally allotted to them. Accordingly, such Restricted Shareholders will be treated as not having taken up their rights to New Ordinary Shares and the Joint Global Coordinators will use reasonable endeavours to procure, on behalf of such Restricted Shareholders, acquirers for the New Ordinary Shares.

Specific restrictions relating to certain jurisdictions are set out below.

(b)	Excluded Territories

Provisional Allotment Letters have been and, where relevant, will be posted to Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders other than (subject to certain limited exceptions as agreed with the Company and the Joint Global Coordinators) those Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders who have addresses in, or who are otherwise residents of, any of the Excluded Territories. Nil Paid Rights have been and, where relevant, will be credited to the CREST stock accounts of Qualifying CREST Shareholders and the CCASS stock accounts of Qualifying CCASS Shareholders other than (subject to certain limited exceptions as agreed with the Company and the Joint Global Coordinators) those Qualifying CREST Shareholders and Qualifying CCASS Shareholders who have addresses in, or are otherwise residents of, any of the Excluded Territories. No offer of, or invitation to take up, New Ordinary Shares is being made by virtue of this document and/or the Provisional Allotment Letters into the Excluded Territories. Qualifying Shareholders in jurisdictions other than the Excluded Territories, subject to the laws of their relevant jurisdiction, accept their rights under the Rights Issue in accordance with the instructions set out in this document and, in the case of Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders only, the Provisional Allotment Letter.

Qualifying Shareholders who have registered addresses in or who are resident in, or who are citizens of countries other than the United Kingdom, Hong Kong or Bermuda should consult their appropriate professional advisers whether they require any governmental or other consents or need to observe any other formalities to enable them to take up their Nil Paid Rights or to acquire Fully Paid Rights (UK Shareholders and Bermuda Shareholders only) or New Ordinary Shares.

If you are in any doubt as to your eligibility to accept the offer of New Ordinary Shares or to deal with Nil Paid Rights or Fully Paid Rights, you should contact your appropriate professional adviser immediately.

9 Representations and warranties relating to Restricted Shareholders

(a)	Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders

Any person accepting and/or renouncing a Provisional Allotment Letter or requesting registration of the New Ordinary Shares comprised therein represents and warrants to the Company and the Banks that, except where proof has been provided to the Company’s satisfaction that such person’s use of the Provisional Allotment Letter will not result in the contravention of any applicable legal requirement in any jurisdiction: (i) such person is not accepting and/or renouncing the Provisional Allotment Letter, or requesting registration of the relevant Nil Paid Rights, Fully Paid Rights or New Ordinary Shares, from within any of the Excluded Territories; (ii) such person is not in any of the Excluded Territories or in any territory in which it is otherwise unlawful to make or accept an offer to acquire New Ordinary Shares or to use the Provisional Allotment Letter in any manner in which such person has used or will use it; (iii) such person is not acting on a non-discretionary basis for a person resident in any of the Excluded Territories at the time the instruction to accept or renounce was given; and (iv) such person is not acquiring New Ordinary Shares with a view to the offer, sale, resale, transfer, delivery or distribution, directly or indirectly, of any such New Ordinary Shares into any of the Excluded Territories.

The Company may treat as invalid any acceptance or purported acceptance of the allotment of New Ordinary Shares comprised in, or renunciation or purported renunciation of, a Provisional Allotment Letter if it: (a) appears to the Company to have been executed in, or despatched from, any of the Excluded Territories or the acceptance is otherwise in a manner which may involve a breach of the laws of any jurisdiction or if it or its agents believe the same may violate any applicable legal or regulatory requirement; (b) provides an address in any of the Excluded Territories for delivery of definitive share certificates for New Ordinary Shares or any jurisdiction outside the United Kingdom, Hong Kong or Bermuda in which it would be unlawful to deliver such certificates; or (c) purports to exclude the representation and/or warranty required by this paragraph.

(b)	Qualifying CREST Shareholders and Qualifying CCASS Shareholders

A CREST member or CREST sponsored member and a CCASS participant who makes a valid acceptance in accordance with the procedures set out in this Part VIII represents and warrants to the Company and the Banks that, except where proof has been provided to the Company’s satisfaction that such person’s acceptance will not result in the contravention of any applicable legal requirement in any jurisdiction: (i) such person is not in any of the Excluded Territories or in any territory in which it is otherwise unlawful to make or accept an offer to acquire New Ordinary Shares; (ii) such person is not acting on a non-discretionary basis for a person located within any of the Excluded Territories at the time the instruction to accept was given; and (iii) such person is not acquiring New Ordinary Shares with a view to the offer, sale, resale, transfer, delivery or distribution, directly or indirectly, of any such New Ordinary Shares into any of the Excluded Territories.

The Company may treat as invalid any MTM instruction which appears to the Company to have been despatched from any of the Excluded Territories or otherwise in a manner which may involve a breach of the laws of any jurisdiction or if it or its agents believes the same may violate any applicable legal or regulatory requirement or purports to exclude the representation and/or warranty required by this paragraph.

(c)	Admitted Institutions

An Admitted Institution who communicates to Euroclear France a valid acceptance on behalf of one of its clients in accordance with the procedures set out in this Part VIII represents and warrants to Euroclear France, the Company, the French Subscription Agent and each of the Banks that, except where proof has been provided to Euroclear France’s and the Company’s satisfaction that such client’s acceptance will not result in the contravention of any applicable legal requirement in any jurisdiction: (i) such client is not within any of the Excluded Territories; (ii) such client is not accepting on a non-discretionary basis for a person located within any of the Excluded Territories at the time the instruction to accept was given; and (iii) such client is not acquiring New Ordinary Shares with a view to the offer, sale, resale, transfer, delivery or distribution, directly or indirectly, of any such New Ordinary Shares into any of the Excluded Territories.

10	Taxation

Information on taxation with regard to the Rights Issue is set out in paragraph 10 of Part XVI of this document. The information contained in paragraph 10 of Part XVI of this document is intended only as a general guide to the current tax position in the United Kingdom and in Hong Kong respectively. Information on taxation with regard to the Rights Issue in respect of United States federal income taxation is set out under the caption “Taxation” in the US Prospectus. Qualifying Shareholders in the United Kingdom and Hong Kong should consult their own tax advisers regarding the tax treatment of the Rights Issue in light of their own circumstances. Shareholders who are in any doubt as to their tax position or who are subject to tax in any other jurisdiction should consult an appropriate professional adviser immediately.

11	Rights Issue structure

The Rights Issue has been structured in a way that is expected to have the effect of realising distributable reserves approximately equal to the net proceeds of the Rights Issue less the par value of the New Ordinary Shares issued by the Company.

The Company and the Bank Subscriber have agreed to subscribe for ordinary shares in Newco. The Bank Subscriber has agreed (conditional upon the Underwriting Agreement having become unconditional in all respects and not having been terminated in accordance with its terms) to subscribe, as principal, for the A Preference Shares (at an aggregate price equal to the A Subscription Price) at a time notified to it by the Company in accordance with the Subscription and Transfer Deed provided always that such time may not be earlier than the last date and time for acceptance and payment in full under the terms of the Rights Issue or later than the time at which dealings in New Ordinary Shares fully paid commence on the London Stock Exchange. The Bank Subscriber has also agreed

(conditional upon the Underwriting Agreement having become unconditional in all respects and not having been terminated in accordance with its terms and on the transfer by the Bank Subscriber to the Company of the A Preference Shares and of the ordinary shares in Newco held by it at the time of transfer of the A Preference Shares having occurred) to subscribe, as principal, for the B Preference Shares (at an aggregate price equal to the B Subscription Price) at a time notified to it by the Company in accordance with the Subscription and Transfer Deed provided always that such time may not be earlier than the third Dealing Day following the last date for acceptance and payment in full under the terms of the Rights Issue.

The Company will allot and issue the New Ordinary Shares to those persons entitled thereto in consideration of the Bank Subscriber transferring its holding of A Preference Shares, B Preference Shares and ordinary shares in Newco to the Company. Accordingly, instead of receiving cash as consideration for the issue of the New Ordinary Shares, the Company will (following completion of the Rights Issue) own the entire issued share capital of Newco whose only asset will be its cash reserves which will represent an amount equivalent to the net proceeds of the Rights Issue. The Company will be able to utilise this amount by redeeming the A Preference Shares and the B Preference Shares and, during any interim period prior to redemption, by procuring that Newco lends those funds to the Company. The realisation of distributable reserves will facilitate any dividend payment or other return of capital to Shareholders in the future.

Shareholders should note that the Company has the ability to terminate the Subscription and Transfer Deed and to treat the issue of the New Ordinary Shares as an issue of shares for cash should it so elect.

Accordingly, by taking up New Ordinary Shares and submitting payment in respect thereof, Qualifying Shareholders and other persons acquiring New Ordinary Shares agree that:

(i)	subject to paragraph 11(ii) below, each Trustee will hold the funds from time to time standing to the credit of the Acceptance Accounts in its name (together with the benefit of any claims pursuant to cheques and other forms of remittance received by it but which have not yet been cleared, other than where notification that such cheque or remittance has been dishonoured has been made in accordance with the Underwriting Agreement) (the “Funds”) on trust solely for the purpose of: (i) discharging (at the request of the Bank Subscriber) the obligation of the Bank Subscriber to pay the A Subscription Price immediately on subscription by it of the A Preference Shares; (ii) discharging (at the request of the Bank Subscriber) the obligation of the Bank Subscriber to pay the B Subscription Price immediately on subscription by it of the B Preference Shares; (iii) paying (at the request of the Company) the fees, commissions, costs and expenses of the Banks in relation to the Rights Issue in accordance with the Subscription and Transfer Deed, such fees to be paid partly on subscription of the A Preference Shares and partly on subscription of the B Preference Shares in accordance with the Subscription and Transfer Deed; (iv) paying (to such persons as are entitled thereto under the terms of the Rights Issue) any premium due in accordance with the provisions of paragraph 7(a) of this Part VIII of this document; and (v) where an acceptance received from a Qualifying Shareholder is validly withdrawn pursuant to an exercise of his/her rights under section 87Q of FSMA in accordance with the requirements set out in this document, repaying to such Qualifying Shareholder the amount received in cleared funds in respect of such withdrawn acceptance; or

(ii)	in the event that: (a) the Company terminates the Subscription and Transfer Deed in accordance with its terms; or (b) the A Preference Shares or B Preference Shares are not subscribed by the Bank Subscriber in accordance with the terms of the Subscription and Transfer Deed, each Trustee will hold the Funds on trust: (i) for the purpose of paying (to such persons as are entitled thereto under the terms of the Rights Issue) any premium due in accordance with the provisions of paragraph 7(a) of this Part VIII of this document; (ii) where an acceptance received from a Qualifying Shareholder is validly withdrawn pursuant to an exercise of their rights under section 87Q of FSMA in accordance with the requirements set out in this document, for the purpose of repaying to such Qualifying Shareholder the amount received in cleared funds in respect of such withdrawn acceptance; and (iii) otherwise for the benefit of the Company absolutely, and that the above trust arrangements and any non-contractual obligations connected with them shall be governed by and construed in accordance with English law.

12	Times and dates

The Company shall, in its discretion and after consultation with its financial and legal advisers (and with the agreement of certain of the Banks), be entitled to amend the date that Provisional Allotment Letters are despatched or dealings in Nil Paid Rights commence or extend the latest date for acceptance under the Rights Issue and all related dates set out in this document and in such circumstances shall notify the UK Listing Authority and the Hong Kong Stock Exchange, the Bermuda Stock Exchange, the New York Stock Exchange and Euronext Paris and make an announcement via the Hong Kong Stock Exchange and on a Regulatory Information Service and, if appropriate, notify Shareholders, but Qualifying Shareholders may not receive any further written communication.

If a supplementary prospectus is issued by the Company two or fewer UK business days prior to the date specified in this document as the latest date for acceptance and payment in full under the Rights Issue (or such later date as may be agreed between the Company and certain of the Banks), the latest date of acceptance under the Rights Issue shall be extended to the date which is three UK business days after the date of issue of the supplementary prospectus (and the dates and times of principal events due to take place following such date shall be extended accordingly).

13	Governing law

The terms and conditions of the Rights Issue as set out in this document and the Provisional Allotment Letter (where appropriate) and any non-contractual obligation related thereto shall be governed by, and construed in accordance with, English law.

14	Jurisdiction

The courts of England and Wales are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with the Rights Issue, this document or the Provisional Allotment Letter (where appropriate). By accepting rights under the Rights Issue in accordance with the instructions set out in this document and, in the case of Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders only, the Provisional Allotment Letter, Qualifying Shareholders irrevocably submit to the jurisdiction of the courts of England and Wales and waive any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

PART IX

INFORMATION ON THE HSBC GROUP

1	History and development

1.1	Company information

The Company was incorporated in England under the name of Vernat Trading Co. Limited on 1 January 1959 under the UK Companies Act 1948 as a private limited company with registered number 617987. On 10 February 1959, the Company changed its name to Vernat Eastern Agencies Limited and on 13 August 1981 it changed its name to Silom Limited. On 12 December 1990, the Company changed its name from Silom Limited to HSBC Holdings Limited. The Company was re-registered on 24 December 1990 under the UK Companies Act 1985 as a public limited company and its name was changed to its present name, HSBC Holdings plc. The Company operates under the UK Companies Act 1985 and the UK Companies Act 2006 and its registered office is at 8 Canada Square, London E14 5HQ, United Kingdom.

The Company has listings on the London, Hong Kong, New York, Paris and Bermuda stock exchanges. The Company’s primary listings are on the London Stock Exchange and the Main Board of the Hong Kong Stock Exchange. The Company’s Ordinary Shares are traded on the London, Hong Kong, Paris and Bermuda stock exchanges and are traded in New York in the form of ADSs. Shares in HSBC are held by over 210,000 Shareholders in 120 countries and territories.

Headquartered in London, HSBC is one of the largest banking and financial services organisations in the world. Its international network comprises some 10,000 properties in 86 countries and territories in Europe, Hong Kong, Rest of Asia-Pacific (including the Middle East and Africa), North America and Latin America.

HSBC provides a comprehensive range of financial services to more than 100 million customers through four customer groups and global businesses: Personal Financial Services (including consumer finance); Commercial Banking; Global Banking and Markets; and Private Banking.

The HSBC Group had total assets of US$2.5 trillion at 31 December 2008, and made a pre-tax profit of US$9.3 billion during the year ended 31 December 2008.

1.2	History

[Intentionally omitted]

2	Significant subsidiaries and principal associates

[Intentionally omitted]

3	Business overview

3.1	Overview

[Intentionally omitted]

3.2	Geographic markets

[Intentionally omitted]

3.3	Breakdown of income

[Intentionally omitted]

3.4	Intellectual property

[Intentionally omitted]

4	Principal investments and acquisitions

4.1	[Intentionally omitted]

4.2	On 20 October 2008, the HSBC Group, through its subsidiary HSBC Asia Pacific Holdings (UK) Limited, entered into agreements to acquire 88.89 per cent of PT Bank Ekonomi Raharja Tbk (“Bank Ekonomi”) for a consideration of US$607.5 million to be paid in cash from HSBC’s own resources. The transaction is subject to obtaining the necessary regulatory approvals in Indonesia and elsewhere and the deal is expected to close in the first half of this year. Bank Ekonomi is listed on the Indonesian stock exchange.

5	Property, plant and equipment

[Intentionally omitted]

6	Employees

[Intentionally omitted]

PART X

INFORMATION CONCERNING THE NEW ORDINARY SHARES

1	Description of the type and class of securities admitted

The New Ordinary Shares will be ordinary shares with a nominal value of US$0.50 each. The ISIN of the New Ordinary Shares will be GB0005405286. The New Ordinary Shares will be created under the UK Companies Act 1985, the Memorandum of Association of the Company and the Articles.

2	Listing

Applications have been made to the UK Listing Authority and to the London Stock Exchange for the New Ordinary Shares (nil and fully paid) to be admitted to the Official List and to trading on the London Stock Exchange’s main market for listed securities respectively, to the Hong Kong Stock Exchange for listing of, and permission to deal in, the New Ordinary Shares (nil and fully paid) on the Main Board of the Hong Kong Stock Exchange, and to the New York Stock Exchange, Euronext Paris and the Bermuda Stock Exchange for listing of the New Ordinary Shares (fully paid). Application has also been made for the ADSs representing New Ordinary Shares to be listed and traded on the New York Stock Exchange. UK Admission is expected to become effective and dealings in the New Ordinary Shares, nil paid, are expected to commence on 20 March 2009. HK Admission is also expected to become effective on 20 March 2009 and dealings in the New Ordinary Shares, nil paid, are expected to commence on the Main Board of the Hong Kong Stock Exchange on 23 March 2009. Listing of the New Ordinary Shares will not be sought on any stock exchange in connection with the Rights Issue other than the London Stock Exchange, the Main Board of the Hong Kong Stock Exchange, the New York Stock Exchange, Euronext Paris and the Bermuda Stock Exchange as well as the New York Stock Exchange in the form of ADSs representing New Ordinary Shares.

3	Form and currency of the New Ordinary Shares

The New Ordinary Shares will, when issued, be in registered form and will be capable of being held in certificated and uncertificated form.

Title to the certificated New Ordinary Shares will be evidenced by entry in the register of members of the Company and title to uncertificated New Ordinary Shares will, in respect of UK Shareholders, be evidenced by entry in the operator register maintained by Euroclear UK (which forms part of the register of the Company). The registrars of the Company are Computershare Investor Services PLC, Computershare Hong Kong Investor Services Limited and Corporate Shareholder Services, The Bank of Bermuda Limited.

If any New Ordinary Shares are converted to be held in certificated form, share certificates will be issued in respect of those shares in accordance with the Articles and applicable legislation.

The New Ordinary Shares will be denominated in US dollars.

4	Rights attached to the New Ordinary Shares

The New Ordinary Shares will be credited as fully paid and free from all liens, equities, charges, encumbrances and other interests, and when issued and fully paid, will rank pari passu in all respects with the Existing Ordinary Shares (except in respect of the fourth interim dividend for the financial year ended 31 December 2008 of US$0.10 per Ordinary Share declared by the Company on 2 March 2009) and have the same rights (including voting and dividend rights and rights on a return of capital) and restrictions as the Existing Ordinary Shares, as set out in the Articles. These rights are set out in paragraph 4.2 of Part XVI of this document.

5	Dividends

The Board intends to continue to pay quarterly interim dividends on the Ordinary Shares, with a pattern of three equal interim dividends with a variable fourth interim dividend. The level of dividends per Ordinary Share in future, while reflecting the long-term growth of HSBC’s business will depend upon, among other things, expected future earnings, prevailing business conditions and capital requirements. It is envisaged that the first interim dividend in respect of 2009 will be US$0.08 per Ordinary Share. The Board has rebased the envisaged dividend per share for the first three interim dividends in respect of 2009 to reflect the impact of the foregoing factors and the impact of the enlarged ordinary share capital resulting from the Rights Issue.

Subject to the provisions of the UK Companies Act 2006 and the Articles, the Company may pay dividends upon a recommendation by the Board and approval by a majority of the Shareholders, who have the right to decrease but not to increase the amount of the dividend recommended by the Board. Such dividends are known as final dividends and become a debt payable to Shareholders when they are approved by the Shareholders. Subject to the provisions of the UK Companies Act 2006 and the Articles, the Board may declare and pay dividends without Shareholder approval. Such dividends are known as interim dividends and, unlike final dividends, become a debt payable to the Shareholders only upon actual payment. The Board may also pay any dividend payable at a fixed rate at intervals settled by the Board in accordance with the terms of issue of the shares to which such dividend attaches.

The Board normally declares an interim dividend on Ordinary Shares quarterly. Such quarterly interim dividends are usually paid in July, October, January and May.

Dividends are declared in US$ but are paid in pounds sterling to Shareholders on the UK principal register, in HK$ to Shareholders on the Hong Kong branch register and in US$ to Shareholders on the Bermuda branch register unless such Shareholders have elected to receive payment in another of those currencies.

HSBC also operates a scrip dividend scheme (the “Scrip Dividend Scheme”). Under the Scrip Dividend Scheme, Shareholders (subject to certain exceptions) are able to elect to receive new Ordinary Shares in respect of all or part of their holdings as an alternative to receiving their dividend in cash. Ordinary Shares are issued under the Scrip Dividend Scheme subject to the Articles and rank pari passu with the existing issued Ordinary Shares in all respects. Authority for the Scrip Dividend Scheme was renewed at the Annual General Meeting held on 25 May 2007 for a further five-year period.

6	Resolutions, authorisation and approvals relating to the New Ordinary Shares

At the General Meeting, if the Resolutions are passed, the authorised share capital of the Company will be increased from US$7,500,100,000, £401,500 and €100,000 to US$10,500,100,000, £401,500 and €100,000 by the creation of an additional 6,000,000,000 Ordinary Shares. Additionally, the Board will be authorised to allot relevant securities (as defined in the UK Companies Act 1985) up to a nominal amount of US$2,530,200,000 (in the form of New Ordinary Shares), where necessary, on a non-pre-emptive basis, subject to certain exclusions and other arrangements as the Directors deem appropriate, for the purposes of the Rights Issue. Subject to the Rights Issue becoming unconditional, the New Ordinary Shares will be allotted under these authorities.

7	Date of issue and settlement

Subject to the passing of the Resolutions, the New Ordinary Shares will be provisionally allotted on 19 March 2009. The provisional allotment is expected to be confirmed on 6 April 2009 and those persons entitled to New Ordinary Shares are expected to be entered on the Company’s register of members on 6 April 2009.

8	Description of restriction on free transferability

Save as set out below, the New Ordinary Shares will be freely transferable.

The Company may, under the UK Companies Act 2006, send out statutory notices to those it knows or has reasonable cause to believe have an interest in its Ordinary Shares, asking for details of those who have an interest and the extent of their interest in a particular holding of Ordinary Shares. When a person receives a statutory notice and fails to provide any information required by the notice within the time specified in it, the Board can, if the Ordinary Shares to which the notice relates represent at least 0.25 per cent in nominal value of the issued shares of their class, refuse to register a transfer of the Ordinary Shares to which the notice relates (other than in specified circumstances). The Company can also apply to the court for an order directing, among other things, that any transfer of the Ordinary Shares which are the subject of the statutory notice is void.

The Directors may also refuse to register the transfer of any Ordinary Shares which are not fully paid (provided such refusal would not prevent dealing in such shares from taking place on an open and proper basis), or if the transfer is not duly stamped, is in favour of more than four joint transferees or not accompanied by the certificate of Ordinary Shares to which the transfer relates (if the shares are held in certificated form).

9	Mandatory bids, squeeze-out and sell-out rules in relation to the New Ordinary Shares

9.1	Mandatory bids

The City Code and the Hong Kong Code apply to the Company. Under the City Code and the Hong Kong Code, if an acquisition of interests in Ordinary Shares were to increase the aggregate holding of an acquirer and persons acting in concert with it to an interest in Ordinary Shares carrying 30 per cent or more of the voting rights in the Company, the acquirer and, depending upon the circumstances, persons acting in concert with it, would be required (except with the consent of the UK Panel on Takeovers and Mergers and/or a waiver granted by the HK Executive, as appropriate) to make a cash offer for the outstanding Ordinary Shares. A similar obligation to make such a mandatory offer would also arise on the acquisition of any interest in Ordinary Shares by a person holding (together with persons acting in concert with it) an interest in Ordinary Shares carrying between 30 and 50 per cent of the voting rights in the Company if the effect of such acquisition were to increase that person’s percentage of the voting rights.

9.2 Squeeze-out

Under the UK Companies Act 2006, if a “takeover offer” (as defined in section 974 of the UK Companies Act 2006) is made for Ordinary Shares and the offeror were to acquire, or unconditionally contract to acquire, not less than 90 per cent in value of the shares to which the offer relates (the “Offer Shares”) and not less than 90 per cent of the voting rights attached to the Offer Shares it could, within three months of the last day on which its offer can be accepted, acquire compulsorily the remaining 10 per cent. It would do so by sending a notice to outstanding Shareholders telling them that it will acquire compulsorily their Offer Shares and then, six weeks later, it would execute a transfer of the outstanding Offer Shares in its favour and pay the consideration to the Company, which would hold the consideration on trust for outstanding Shareholders. The consideration offered to the Shareholders whose Offer Shares are acquired compulsorily under the UK Companies Act 2006 must, in general, be the same as the consideration that was available under the takeover offer.

9.3 Sell-out

The UK Companies Act 2006 also gives minority Shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer. If a takeover offer related to all the Ordinary Shares and, at any time before the end of the period within which the offer could be accepted, the offeror held or had agreed to acquire not less than 90 per cent of the Ordinary Shares to which the offer related, any holder of Ordinary Shares to which the offer related who had not accepted the offer could, by a written communication to the offeror, require it to acquire those Ordinary Shares.

The offeror is required to give any Shareholder notice of his/her right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of the minority Shareholders to be bought out, but that period cannot end less than three months after the end of the acceptance period. If a Shareholder exercises his/her rights, the offeror is bound to acquire those Ordinary Shares on the terms of the offer or on such other terms as may be agreed.

10	Public takeover bids in the last and current financial years

There have been no public takeover bids by third parties in respect of the share capital of the Company in the last or current financial year.

11	Taxation

Please see paragraph 10.1 of Part XVI of this document for information relating to UK taxation (including a discussion of UK stamp duty and SDRT which is relevant to holders of New Ordinary Shares, irrespective of their tax residence). Please see paragraph 10.2 of Part XVI of this document for information relating to Hong Kong taxation. Information relating to United States federal income taxation is provided in the US Prospectus under the caption “Taxation”.

PART XI

INFORMATION CONCERNING THE DIRECTORS

1	Directors

1.1	[Intentionally omitted]

1.2	Except as disclosed below, no Director has been at any time during the five years preceding the date of this document a director (or otherwise a member of any administrative, management or supervisory body) or partner of any companies or partnerships other than the directorships or partnerships of any member of the HSBC Group from time to time:

Position
Director	Company/partnership	still held

Safra Ada CATZ	Oracle Corporation	Yes
	Oracle Education Foundation	Yes

Vincent Hoi Chuen CHENG	Business and Professionals Federation of Hong Kong	No
	Diocesan Girls’ School Education Foundation Limited	Yes
	Great Eagle Holdings Limited	Yes
	Hang Seng Bullion Company Limited	No
	Hang Seng School of Commerce	No
	Haseba Investment Company Limited	No
	Hong Kong Institute for Monetary Research	Yes
	Kowloon-Canton Railway Corporation	No
	Swire Pacific Limited	No
	The Chi Tung Association Limited	Yes
	The Chinese General Chamber of Commerce	Yes
	The Community Chest	Yes
	The Hong Kong Ballet Limited	No
	The Hong Kong Institute of Bankers Limited	No

Marvin Kin Tung CHEUNG	Association of Former Council Members of The Stock Exchange of Hong Kong Limited	Yes
	HKR International Limited	Yes
	Hong Kong Exchanges and Clearing Limited	Yes
	Shui On Construction and Materials Limited	No
	Sun Hung Kai Properties Limited	Yes
	The Hong Kong International Film Festival Society Limited	Yes

John David COOMBE	Berkeley Square Pension Trustee Company	No
	Clarges Pharmaceuticals Trustees Limited	No
	Edinburgh Pharmaceutical Industries Limited	No
	Experian Finance plc (formerly GUS plc)	No
	Glaxo Finance	No
	Glaxo Group Limited	No
	Glaxo Investments (UK) Limited	No
	Glaxo Trustees Limited	No
	Glaxo Venture Limited	No
	Glaxo Wellcome Holdings Limited	No
	Glaxo Wellcome International B.V.	No
	Glaxo Wellcome Investments B.V.	No
	GlaxoSmithKline Export Limited	No
	GlaxoSmithKline Services Unlimited	No
	GlaxoSmithKline plc	No
	Hogg Robinson Group plc	Yes
	Home Retail Group plc	Yes
	Interleasing (UK4) Limited	No
	Siemens AG	No
	The Royal Academy of Arts Limited	Yes

Position
Director	Company/partnership	still held

	The Wellcome Foundation Investment Company Limited	No
	The Wellcome Foundation Limited	No
	Wellcome Limited	No

José Luis DURÁN	Carrefour SA	No
	France Telecom	Yes
	Intercrossroads UK Limited	No

Rona Alison FAIRHEAD	Adelphi Finance Unlimited	No
	Chatelain Properties Limited	No
	Chemical Industries Association Limited	No
	Delovoi Standard Limited	Yes
	Dormant 01 Limited	No
	Economist Newspaper Limited (The)	Yes
	Embankment Finance Limited	No
	FTSE International Limited	Yes
	Financial Times Group Limited	Yes
	First Thames Land Holdings Limited	No
	Harvard Business School Publishing	No
	ICI Pensions Trustee Limited	No
	Interactive Data Corporation	Yes
	Lakeside Trading Estate Limited	No
	Mergermarket Limited	Yes
	Pearson Dollar Finance plc	No
	Pearson Group Pension Trustee Limited	Yes
	Pearson International Finance Limited	No
	Pearson Loan Finance Unlimited	No
	Pearson Luxembourg Holdings Limited	No
	Pearson Management Services Limited	No
	Pearson Overseas Holdings Limited	No
	Pearson Services Limited	No
	Pearson Shared Services Limited	No
	Pearson Sterling Two plc	No
	Pearson plc	Yes
	Pension Funds L.P. Limited	No
	Pension Funds Securities Limited	No
	Robincrest Limited	No
	Savoy Finance Unlimited	No
	Strand Finance Limited	No
	Technical Support Services (UNST) Limited	No
	Testchange Limited	No
	The Financial Times International Publishing Limited	Yes
	The Financial Times Limited	Yes
	Themescene Limited	No
	Whitehall Trust Limited	No

Douglas Jardine FLINT	BP plc	Yes
	The Accounting Standards Board Limited	No

Alexander Andrew FLOCKHART	Primer Banco del Istmo, SA	No
	The Shek O Development Company, Limited	Yes

William Kwok Lun FUNG	Albinina Hong Kong Limited	Yes
	Albinina Ltd.	No
	Amusement Centre Holdings Ltd.	No
	Appleton Holdings Ltd.	Yes
	Arsenio Group Ltd.	Yes
	Asset Choice Holdings Limited	Yes
	BYS Toys (Hong Kong) Ltd.	No
	Bank of Communications Co., Ltd.	No
	Barcarolle Limited	No

Position
Director	Company/partnership	still held

	Basic & More Fashion Limited	No
	Beldan Management Ltd.	No
	Blue Work Trading Company Ltd.	Yes
	Bold Print Ltd.	Yes
	CDC Corporation (formerly Chinadotcom Corporation)	No
	CLP Holdings Ltd.	No
	CLP Power Hong Kong Limited	No
	CS International Limited	Yes
	Camberley Enterprises Limited	Yes
	Camberley Trading Service (Shenzhen) Limited	Yes
	Chavelt Holdings Ltd.	No
	Circle K Convenience Stores (HK) Ltd.	No
	Circle K Convenience Stores Ltd.	No
	Clear Lake Group Limited	No
	Colby Group Holdings Limited	Yes
	Colby International Limited	Yes
	Colby Property Holdings Ltd.	Yes
	Convenience Retail Asia Limited	Yes
	Crownwood International Development Ltd.	Yes
	Cuore Limited	No
	Cyrk Far East Inc.	No
	Cyrk International Inc.	No
	Dodwell (Korea) Ltd.	No
	Dodwell (Mauritius) Ltd.	No
	Dodwell (Singapore) Pte. Ltd.	No
	Dodwell (Taiwan) Ltd.	No
	Dodwell (Thailand) Ltd.	No
	Double Helix Ltd.	Yes
	Eclat Properties Inc.	No
	Elegain Ltd.	Yes
	Eleven Magazine Gap Ltd.	No
	ELF International Corp.	No
	Elington Developments Ltd.	Yes
	Ellinwood Limited	No
	Ellinwood Ltd.	No
	Espinoza Ltd.	No
	Exportacao Dodwell (Macau) Limitada	No
	FF Holdings (China) Ltd.	Yes
	Feasible Result Investments Limited	Yes
	First Island Developments Ltd.	Yes
	Forrestgrove Ltd.	No
	Fotomax (F.E.) Ltd.	No
	Fotomax Holdings Ltd.	No
	Fung Capital Europe Fund (I) Limited	No
	Fung Capital Limited (formerly King Lun Capital (I) Holdings Limited)	Yes
	Fung Holdings Limited	Yes
	Fung Hon Chu Foundation Limited	Yes
	Fung Investment Management Limited	Yes
	Fung Land (Development) Ltd.	No
	Fung Portfolio Limited (formerly King Lun (1937) Portfolio I Limited)	Yes
	Fung Properties China Limited (formerly LF Group (Properties) Limited)	No
	Fung Properties Limited	Yes
	Fung Sang Properties Ltd.	Yes
	Fung Sang Properties Ltd. (BVI)	No
	GSCM (HK) Ltd.	No
	Gold Sunbeam Limited (formerly Li & Fung Distribution (Management) Limited)	Yes
	Golden Horn Investments (Europe) Ltd.	No
	Golden Horn Investments Inc.	No

Position
Director	Company/partnership	still held

	Golden Horn N.V.	Yes
	Golden Horn Venture Capital Ltd.	No
	Golden Step Ltd.	Yes
	Harbourway Holdings Limited	Yes
	Hasbro (Hong Kong) Ltd.	No
	Hasbro Singapore Pte. Ltd.	No
	Hasbro Toy (Malaysia) Sdn Bhd	No
	Hillbourne Ltd.	No
	Hilltop Investment (PTC) Corporation (formerly Hilltop Investment Corporation)	Yes
	Hillung Enterprises Ltd.	No
	Integrated Distribution Services Group Limited	Yes
	Janco Overseas Limited	Yes
	King Lun Asia Fund (I) Limited	Yes
	King Lun Holdings Ltd.	Yes
	Kingfort Ltd.	No
	Kwok Yue Ltd.	No
	L.F.Europe	No
	LF (1937) Management Limited (formerly Li & Fung JDH Healthcare Limited)	Yes
	LF Capital Ltd.	No
	LF Capital Management Ltd.	No
	LF DistriCenters Development Ltd.	No
	LF Distribution Centers Ltd.	No
	LF Europe Investment (I) Limited	Yes
	LF Europe Ltd.	No
	LF European Capital Ltd.	Yes
	LF Industrial Estates Ltd.	No
	LF International Inc.	No
	LF International Ltd.	No
	LFC Holdings Ltd.	No
	LFIE Management (BVI) Ltd.	No
	LFIE Management Ltd.	No
	Li & Fung (Taiwan) Ltd.	Yes
	Li & Fung (1906) Foundation Limited (formerly Li & Fung (1937) Foundation Limited)	Yes
	Li & Fung (1937) Ltd.	Yes
	Li & Fung (B.V.I.) Ltd.	Yes
	Li & Fung (Bangladesh) Ltd.	No
	Li & Fung (Distribution) Limited	Yes
	Li & Fung (Dominicana) S.A.	Yes
	Li & Fung (Exports) Ltd.	No
	Li & Fung (Fashion Accessories) Ltd.	No
	Li & Fung (Gemini) Ltd.	No
	Li & Fung (Guatemala) S.A.	Yes
	Li & Fung (Honduras) S.A.	Yes
	Li & Fung (Hong Kong) Ltd.	No
	Li & Fung (Korea) Ltd.	Yes
	Li & Fung (London) Ltd	No
	Li & Fung (Mauritius) Ltd.	No
	Li & Fung (Nicaragua) S.A.	Yes
	Li & Fung (Portugal) Ltd.	Yes
	Li & Fung (Properties) Ltd.	Yes
	Li & Fung (Retailing) Ltd.	Yes
	Li & Fung (Singapore) Pte. Ltd.	Yes
	Li & Fung (South Asia) Ltd.	Yes
	Li & Fung (Trading) Ltd.	Yes
	Li & Fung (Warehousing) Ltd.	No
	Li & Fung (Zhanjiang) Ltd.	Yes
	Li & Fung Agencia de Compras em Portugal, Limitada	Yes
	Li & Fung Apparel (North America) Ltd.	No
	Li & Fung Development (China) Limited	No

Position
Director	Company/partnership	still held

	Li & Fung Development Ltd.	No
	Li & Fung Distribution (International) Limited	No
	Li & Fung Distribution (Singapore) Limited	Yes
	Li & Fung Enterprise Development (Shenzhen) Co. Ltd.	Yes
	Li & Fung Industrial Park Development (Panyu) Co. Ltd.	No
	Li & Fung Investments (B.V.I.) Ltd.	Yes
	Li & Fung Ltd.	No
	Li & Fung Packaging Ltd.	No
	Li & Fung Real Estate Development (Panyu) Co. Ltd.	No
	Li & Fung Retailing (Singapore) Pte Ltd.	No
	Li & Fung Taiwan Holdings Ltd.	Yes
	Li & Fung Taiwan Investments Ltd.	No
	Li & Fung Trading (Shanghai) Limited	Yes
	Li & Fung Trading Service (Shanghai) Company Limited (formerly Li & Fung Trading Consulting (Shanghai) Company Limited)	Yes
	Li & Fung Trading Service (Shenzhen) Limited	Yes
	LiFung Trinity Holdings Limited	No
	LiFung Trinity Limited	Yes
	Lifung County Seat Ltd.	No
	Lifung Express Ltd.	No
	Lifung Gap Stores Ltd.	No
	Lifung Structure Ltd.	No
	Lloyd Textile Trading Ltd.	Yes
	Lucien Ltd.	No
	Lush Plush Enterprises Limited	No
	Manley International Development Ltd.	Yes
	Maytell Holdings Ltd.	Yes
	Mercury (B V I) Holdings Ltd.	Yes
	Millwork Asia, Ltd.	No
	Millwork International Ltd.	No
	Millwork USA Inc.	No
	Mobilia Limited	No
	Monogram Holdings Ltd.	Yes
	New Magic Investments Limited	Yes
	Norman (Hong Kong) Insurance Co. Ltd.	No
	Orient Ocean Holdings Limited	No
	P.T. Lifung Indonesia	No
	Palmyra Enterprises (China) Ltd.	No
	Palmyra Holdings Pte. Ltd.	No
	Palson Toys (HK) Ltd. (dissolved 1996)	No
	Postillion Trading Ltd.	Yes
	Promising Development Ltd.	No
	Prosper Development Ltd.	No
	Ramapo River Textiles Inc.	No
	Ratners Enterprises Ltd.	No
	Robinson Investment Ltd.	Yes
	Samenfung Ltd.	No
	Shanghai Royal Foods Co. Ltd.	No
	Shiu Fung Fireworks Co. Ltd.	Yes
	Shiu Fung Fireworks Trading (Changsha) Limited	Yes
	Shui On Land Limited	Yes
	Sky Million International Limited	No
	Step Dragon Enterprise Limited	Yes
	Stylefair Ltd.	No
	Sun Fung Insurance Agency Ltd.	No
	Superb Up Investments Limited	Yes
	Swift Return (Hong Kong) Limited	No
	TH Success Limited	No
	TJF Limited	Yes
	Tantallon Enterprises Ltd.	No
	The Millwork Trading Co. Ltd.	No

Position
Director	Company/partnership	still held

	Top House Properties Limited	Yes
	Toy Island Manufacturing Co. Ltd.	Yes
	Toys & Wonder (B.V.I.) Ltd.	No
	Toys & Wonder (Hong Kong) Ltd.	No
	Toys ‘R’ Us (Malaysia) Sdn Bhd	No
	Toys ‘R’ Us - Lifung (Taiwan) Ltd.	No
	Toys (Labuan) Holding Limited	Yes
	Toys (Labuan) Ltd.	Yes
	Toys LiFung (Asia) Limited	Yes
	Toys LiFung (Hong Kong) Limited	Yes
	Toys Lifung (Taiwan) Limited	No
	Trinity Limited	Yes
	Twins Foundation Limited	Yes
	VTech Holdings Ltd.	Yes
	Vibill Investments Ltd.	Yes
	Victor and William Fung Foundation Limited	Yes
	Vivarini Ltd. (commenced liquidation 01/03/2006)	No
	Wing Yue Ardmore Pte. Ltd	Yes

Michael Francis GEOGHEGAN	Argentina Private Development Trust Company Limited	No
	Banco Internacional, S.A., Institutucion de Banca Multiple, GFB	No
	Banco O’Higgins	No
	British Arab Commercial Bank Limited	No
	CIP Services Limited	No
	Concord Leasing Inc	No
	Credival Participacoes Administracao e Assessoria Ltda	No
	Francinvest Investimentos e Participacoes Ltda	No
	Young Enterprise	No

Stephen Keith GREEN	British Museum	Yes
	China Festival 2008	Yes
	China Now Trading Limited	Yes
	Confucius Institute for Business, London	Yes
	Friends of the Archbishop of Canterbury’s Anglican Communion Fund, Inc.	Yes
	The Hong Kong Association	Yes
	The Institute of International Finance, Inc	Yes

James Wyndham John	Anscor Swire Ship Management Corporation	No
HUGHES-HALLETT	C S Development Company Limited	Yes
	CROWN Beverage Cans Hong Kong Limited	No
	Camberley Enterprises Limited	No
	Cannon Trustees Limited	No
	Carlsberg Brewery Hong Kong Limited	No
	Carlsberg Hong Kong Limited	No
	Carlsbrew Brewery (Guangdong) Limited	No
	Carlsbrew Brewery (Shanghai) Limited	No
	Cathay Pacific Airways Limited	Yes
	China Festival 2008	Yes
	Emantic Limited	No
	Governing Board of the Courtauld Institute of Art	No
	HACTL Investments Limited	No
	Hong Kong Air Cargo Industry Services Limited	No
	Hong Kong Air Cargo Terminals Limited	No
	John Swire & Sons (China) Limited	Yes
	John Swire & Sons (H.K.) Limited	No
	John Swire & Sons (Jersey) Limited	No
	John Swire & Sons Limited	Yes
	John Swire & Sons Overseas Limited	Yes
	Modern Terminals Limited	No

Position
Director	Company/partnership	still held

	New Guinea Australia Line Limited	No
	Orange Rederiet Aps	No
	P&O Swire Containers Limited	No
	Shrewsbury Holdings Limited	No
	Super Honour Management Services Limited	No
	Swire & Maclaine Limited	No
	Swire Aviation Limited	No
	Swire Beverages Holdings Limited	No
	Swire Beverages Limited	No
	Swire Finance Limited	Yes
	Swire Loxley Limited	No
	Swire Pacific Finance International Limited	No
	Swire Pacific Holdings Inc.	No
	Swire Pacific IB Limited	No
	Swire Pacific Limited	Yes
	Swire Pacific Offshore Holdings Limited	No
	Swire Pacific Offshore Maritime Limited	No
	Swire Pacific Ship Management Limited	No
	Swire Properties Limited	No
	Swire Resources Limited	No
	Swire SITA (Taiwan) Company Limited	No
	Swire SITA Waste Services Limited	No
	Tai-Koo Limited	No
	Taikoo Limited	Yes
	Taikoo Travel Agency Limited	No
	Taiwan Swire Express Travel Services Company Limited	No
	The China Navigation Company Limited	Yes
	The Eagle’s Eye International Limited	No
	The Hong Kong Association	Yes

William Samuel Hugh	Amerada Hess (Australia) Limited	No
LAIDLAW	Amerada Hess (Brasil) Limited	No
	Amerada Hess (E & P) Limited	No
	Amerada Hess (Forbes) Limited	No
	Amerada Hess (Forties) Limited	No
	Amerada Hess (Hydrocarbons) Limited	No
	Amerada Hess (Khazar) Limited	No
	Amerada Hess (NAOC) Limited	No
	Amerada Hess (Offshore) Limited	No
	Amerada Hess (Petroleum) Limited	No
	Amerada Hess (U.K.) Operations Limited	No
	Amerada Hess Crude and Gas Company Limited	No
	Amerada Hess Finance Limited	No
	Amerada Hess Oil Company Limited	No
	Amerada Hess Property Services Limited	No
	Borand Limited	No
	Centrica Holdings Limited	No
	Centrica plc	Yes
	ChevronTexaco	No
	Enterprise (E&P) Limited	No
	Enterprise Oil Finance Limited	No
	Enterprise Oil Indonesia Limited	No
	Enterprise Oil Italy Limited	No
	Enterprise Oil Limited	No
	Enterprise Oil Middle East Limited	No
	Enterprise Oil Nominees Limited	No
	Enterprise Oil Norge Limited	No
	Enterprise Oil Operations Limited	No
	Enterprise Oil Overseas Holdings Limited	No
	Enterprise Oil Timor Gap (14) Limited	No
	Enterprise Oil Timor Gap (9) Limited	No
	Enterprise Oil U.K. Limited	No

Position
Director	Company/partnership	still held

	Enterprise Petroleum Limited	No
	First Oil SNS Limited	No
	GB Gas Holdings Limited	No
	Hanson Building Materials Limited	No
	Hanson PLC	No
	Hess (Azerbaijan) Limited	No
	Hess (Martaban) Limited	No
	Hess Finance Limited	No
	Hess International LLC	No
	Hess Limited	No
	Hess NWE Holdings	No
	Hess Nominees Limited	No
	Hess Trading Limited	No
	Institute of Petroleum	No
	Midland Gas Limited	No
	Neptune Oil and Gas Limited	Yes
	North Sea Limited	No
	Powergen Retail Gas (Eastern) Limited	No
	Premier Oil Group Limited	No
	Raft Trustees Limited	Yes
	Saxon Oil Limited	No
	Saxon Oil Miller Limited	No
	Shell EP Offshore Ventures Limited	No
	Sponsorship Consulting Limited	No
	TXU Europe (AH Online) Limited	No
	TXU Europe (AHG) Limited	No
	TXU Europe (AHGD) Limited	No
	TXU Europe (AHST) Limited	No
	The Petroleum and Science Technology Institute	No
	Western Gas Limited	No
	Yes Television Public Limited Company	No

Janis Rachel LOMAX	Bank of England	No
	Houblon Nominees	No
	The Centre for Economic Policy Research	Yes
	The Institute for Fiscal Studies	Yes
	The Royal National Theatre	Yes
	The Scottish American Investment Company PLC	Yes

Mark MOODY-STUART	Accenture Limited	Yes
	Anglo American plc	Yes
	International Institute for Sustainable Development	Yes
	Saudi Aramco	Yes
	Shell Petroleum N.V.	No
	The ‘Shell’ Transport and Trading Company, Public Limited Company	No
	The Global Reporting Initiative	No
	The Shell Petroleum Company Limited	No

Gwyn MORGAN	Alcan Inc.	No
	Encana Corporation	No
	Lafarge North America Inc.	No
	SNC-Lavalin Group Inc.	Yes

Nagavara Ramarao Narayana	Bangalore International Airport Ltd	No
MURTHY	DBS Bank Ltd	No
	DBS Group Holdings Ltd	No
	Infosys Consulting, Inc	Yes
	Infosys Technologies (China) Co. Ltd	Yes
	Infosys Technologies Limited	Yes
	New Delhi Television Limited	Yes

Position
Director	Company/partnership	still held

	Reserve Bank of India	No
	Unilever n.v.	Yes
	Unilever plc	Yes
	United Nations Foundation	Yes

Simon Manwaring	Berry Bros. & Rudd Limited	Yes
ROBERTSON	Economist Newspaper Limited (The)	Yes
	Goldman Sachs International	No
	Inchcape plc	No
	International Financial Services London	No
	Invensys International Holdings Limited	No
	Invensys plc	No
	Rolls-Royce Group plc	Yes
	Rolls-Royce plc	Yes
	Royal Opera House, Covent Garden Limited	Yes
	Ruddberry Limited	No
	Simon Robertson Associates LLP	Yes
	Simon Robertson Limited	Yes
	St Paul’s Cathedral Foundation	No
	The Friends of Covent Garden	Yes
	The Royal Opera House Foundation	Yes
	Universal Specialists Limited	Yes

John Lawson THORNTON	British Sky Broadcasting Group plc	No
	China Netcom Group Corporation (Hong Kong) Limited (merged into China Unicom (Hong Kong) Limited)	No
	China Unicom (Hong Kong) Limited	Yes
	Ford Motor Company	Yes
	Goldman Sachs Foundation	No
	IMG Worldwide	Yes
	Industrial and Commercial Bank of China Limited	No
	Intel Corporation, Inc	Yes
	JL Thornton & Co., LLC	Yes
	JLTS LLC	Yes
	Laura Ashley Limited	No
	News Corporation, Inc	Yes
	Pacific Century Group, Inc	Yes
	San Shan Principals LP	No
	The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation)	No

Robert Brian WILLIAMSON	Actionmarket Limited	No
	Barlows Holdings Limited	No
	Climate Exchange plc	Yes
	Electra General Partner ’B’ Limited	No
	Electra General Partner Limited	No
	Electra Kingsway Holdings Limited	No
	Electra Private Equity plc	Yes
	Futurebid Limited	No
	Gerrard & National Employee Trustees Limited	No
	Gerrard Group plc	No
	HM Publishers Holdings Limited	No
	JPMorgan Fleming Worldwide Income Investment Trust plc	No
	King & Shaxson Holdings	No
	LIFFE Administration and Management	No
	LIFFE Holdings plc	No
	LIV-EX Limited	Yes
	MT Fund Management Limited	Yes
	MT Unit Trust Management Limited	No
	Medici Investments Limited	Yes

Position
Director	Company/partnership	still held

	NYSE Euronext	Yes
	NYSE Liffe	Yes
	Open Europe Limited	No
	Ovenden Nominees Limited	Yes
	Politeia	Yes
	Resolution Life Limited	No
	Resolution plc	No
	St George’s House Trust (Windsor Castle)	No
	St Paul’s Cathedral Foundation	No
	Templeton Emerging Markets Investment Trust plc	No
	The Financial Services Authority	No
	The Governor & Company of the Bank of Ireland	No
	The London Commodity Exchange (1986) Limited	No
	Townleigh Farm Limited (In liquidation)	Yes
	Vote No Limited	No

1.3	None of the Directors as at the date of this document has, during the last five years, been:

(a)	convicted in relation to a fraudulent offence;

(b)	associated with any bankruptcy, receivership or liquidation while acting in the capacity of a member of the administrative, management or supervisory body or as a senior manager of any company;

(c)	subject to any official public incrimination and/or sanction by statutory or regulatory authorities (including designated professional bodies); or

(d)	disqualified by a court from acting as a member of the administrative, management or supervisory bodies of any issuer or from acting in the management or conduct of the affairs of any issuer.

2	Directors’ interests and disclosure

2.1	As at 13 March 2009 (being the latest practicable date prior to the publication of this document) the interests and/or short positions of the Directors and chief executive of the Company in the shares, underlying shares or debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO), which were required to be notified to the Company and the Hong Kong Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests or short positions which they were taken or deemed to have under such provisions of the SFO); or were required pursuant to section 352 of the SFO to be entered in the register referred to therein; or which were required to be notified to the Company and the Hong Kong Stock Exchange pursuant to the Model Code and/or the Disclosure and Transparency Rules are set out below:

(a)	Ordinary Shares

				Jointly
		Child		with			Percentage of
	Beneficial	under 18	Controlled	another		Total	Ordinary
Director	owner	or spouse	corporation	person	Trustee	interests	Shares in issue

V H C Cheng	180,904	125,430	—	—	—	306,334	0.002	(1)
J D Coombe	13,495	—	—	—	—	13,495	0.000
D J Flint	90,152	—	—	—	31,571(2)	121,723	0.001	(1)
A A Flockhart	175,763	—	—	—	—	175,763	0.001	(1)
W K L Fung	208,000	—	120,000	—	—	328,000	0.003
M F Geoghegan	481,844	—	—	—	—	481,844	0.004	(1)
S K Green	633,213	—	—	45,355	—	678,568	0.006	(1)
S T Gulliver	2,389,572	177,378	—	—	—	2,566,950	0.021	(1)
J W J Hughes-Hallett	—	—	—	—	273,479(3)	273,479	0.002
W S H Laidlaw	20,693	—	—	—	1,000(3)	21,693	0.000
Sir Mark Moody-Stuart	5,000	840	—	—	5,000(3)	10,840	0.000
G Morgan	53,847	—	—	—	—	53,847	0.000
S M Robertson	5,723	—	—	—	93,000(3)	98,723	0.000
Sir Brian Williamson	24,949	—	—	—	—	24,949	0.000

Notes:

(1)	For details of the aggregate interests under the SFO of V H C Cheng, D J Flint, A A Flockhart, M F Geoghegan, S K Green and S T Gulliver, including interests arising through HSBC Share Plans, refer to paragraph 2.3 of this Part XI.

(2)	Non-beneficial interest in 10,524 Ordinary Shares.

(3)	Non-beneficial.

(b)	Interests in associated corporations and securities other than Ordinary Shares

M F Geoghegan has an interest as beneficial owner in 280,000 ordinary shares of HK$5.00 each in Hang Seng Bank Limited (representing less than 0.02 per cent of the shares in issue as at 13 March 2009, being the latest practicable date prior to the publication of this document).

S K Green has an interest as beneficial owner in €75,000 of HSBC Holdings plc 5 1/2 per cent subordinated notes 2009.

As directors of HSBC France, S K Green and S T Gulliver each have an interest as beneficial owner in one share of €5 in that company (representing less than 0.01 per cent of the shares in issue). S K Green and S T Gulliver have each waived their rights to receive dividends on these shares and have undertaken to transfer these shares to HSBC on ceasing to be directors of HSBC France.

As directors of HSBC Private Banking Holdings (Suisse) S.A., S K Green and S T Gulliver each have an interest as beneficial owner in one share of Swiss francs 1,000 in that company (representing less than 0.01 per cent of the shares in issue) S K Green and S T Gulliver have each waived their rights to receive dividends on these shares and have undertaken to transfer these shares to HSBC on ceasing to be directors of HSBC Private Banking Holdings (Suisse) S.A..

2.2	As at 13 March 2009 (being the latest practicable date prior to the publication of this document), the Directors held options over awards in Ordinary Shares under the HSBC Share Plans as set out below:

(a) HSBC Savings-Related Share Option Plan

		Exercise Price	Number of Ordinary
		per Ordinary	Shares held under	Exercisable	Exercisable
Director	Date of award	Share (£)	option	from(1)	until

D J Flint	25 Apr 2007	7.0872	2,310	1 Aug 2012	31 Jan 2013
A A Flockhart	25 Apr 2007	7.0872	1,332	1 Aug 2010	31 Jan 2011

Under the SFO the options are categorised as unlisted physically settled equity derivatives.

Note:

(1)	May be advanced to an earlier date in certain circumstances, e.g. retirement.

(b) HSBC Share Plan (awards of performance shares)

		Year in	Number of
		which awards	Ordinary Shares
Director	Date of award	may vest	subject to award(1)

V H C Cheng	6 Mar 2006	2009	94,398
	5 Mar 2007	2010	184,071
	3 Jun 2008	2011	133,264
D J Flint	6 Mar 2006	2009	188,796
	5 Mar 2007	2010	275,747
	3 Jun 2008	2011	384,300
A A Flockhart	6 Mar 2006	2009	70,799
	5 Mar 2007	2010	122,615
	3 Jun 2008	2011	131,047
M F Geoghegan	6 Mar 2006	2009	235,996
	5 Mar 2007	2010	626,696
	3 Jun 2008	2011	903,104
S K Green	6 Mar 2006	2009	294,994
	5 Mar 2007	2010	470,022
	3 Jun 2008	2011	1,056,823
S T Gulliver	6 Mar 2006	2009	117,998
	5 Mar 2007	2010	136,190
	3 Jun 2008	2011	57,096

Vesting of these performance share awards is subject to the achievement of the corporate performance conditions. Under the SFO, interests held through the HSBC Share Plan are categorised as the interests of a beneficiary of a trust.

Note:

(1)	Includes additional Ordinary Shares arising from scrip dividends.

(c) HSBC Share Plan (awards of restricted shares)

		Year in	Number of
		which awards	Ordinary Shares
Director	Date of award	may vest	subject to award(1)

V H C Cheng	3 Mar 2008	2011	87,746
	2 Mar 2009	2012	416,662
A A Flockhart	31 Oct 2007	2010	54,556
	3 Mar 2008	2011	12,719
	2 Mar 2009	2012	420,528
S T Gulliver	5 Mar 2007	2009-2010(2)	161,959
	3 Mar 2008	2009-2011(2)	327,692

Vesting of restricted share awards is normally subject to the Director remaining an employee on the vesting date. The vesting date may be advanced to an earlier date in certain circumstances, e.g. death or retirement. Under the SFO, interests held through the HSBC Share Plan are categorised as the interests of a beneficiary of a trust.

Notes:

(1)	Includes additional Ordinary Shares arising from scrip dividends.

(2)	33 per cent of the award vests on each of the first and second anniversaries of the date of the award, with the balance vesting on the third anniversary of the date of the award.

2.3	As at 13 March 2009 (being the latest practicable date prior to the publication of this document), the aggregate interests under the SFO of V H C Cheng, D J Flint, A A Flockhart, M F Geoghegan, S K Green and S T Gulliver in the Ordinary Shares, including interests arising through HSBC Share Plans were: V H C Cheng - 1,222,475; D J Flint - 972,876; A A Flockhart -989,359; M F Geoghegan - 2,247,640; S K Green - 2,500,407 and S T Gulliver - 3,367,885. Each of the total interests represents less than 0.03 per cent of the Ordinary Shares in issue.

2.4	Save as disclosed above, as at 13 March 2009 (being the latest practicable date prior to the publication of this document), none of the Directors or chief executive of the Company had an interest and/or short position in the shares, underlying shares or debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO), which was required to be notified to the Company and the Hong Kong Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests or short positions which they were taken or deemed to have under such provisions of the SFO); or was required pursuant to section 352 of the SFO to be entered in the register referred to therein; or which was required to be notified to the Company and the Hong Kong Stock Exchange pursuant to the Model Code and/or the Disclosure and Transparency Rules.

2.5	No Director has any potential conflicts of interest arising from their private interests and/or other duties that could conflict with their duties to HSBC.

2.6	No Director has any interest in any assets which have been, or which are proposed to be, acquired by, disposed of by or leased to any member of the HSBC Group since 31 December 2008.

2.7	There are no contracts or arrangements subsisting at the date of this document in which a Director is materially interested and which is significant in relation to the business of the HSBC Group.

3	Directors’ remuneration, service contracts and letters of appointment

[Intentionally omitted]

4	Corporate governance and committees

4.1	[Intentionally omitted]

4.2	The Board is committed to ensuring that the highest standards of corporate governance are maintained by HSBC and considers that throughout the financial year ended 31 December 2008 (being the last completed financial year for the Company) the Company complied and currently continues to comply with the applicable provisions of the Combined Code on Corporate Governance issued by the Financial Reporting Council and the Code on Corporate Governance Practices in Appendix 14 to the Hong Kong Listing Rules.

PART XII

KEY INFORMATION

1	Selected financial information

The selected historical financial information and other historical financial information in relation to HSBC in this Part XII has, unless otherwise stated, been extracted without material adjustment from the consolidated financial statements of the HSBC Group included in the 2006 Annual Report and Accounts, the 2007 Annual Report and Accounts and the 2008 Annual Report and Accounts.

(a)	Summary consolidated income statement

	2008	2007	2006
	US$m	US$m	US$m

Interest income	91,301	92,359	75,879
Interest expense	(48,738)	(54,564)	(41,393)

Net interest income	42,563	37,795	34,486
Fee income	24,764	26,337	21,080
Fee expense	(4,740)	(4,335)	(3,898)

Net fee income	20,024	22,002	17,182
Trading income excluding net interest income	847	4,458	5,619
Net interest income on trading activities	5,713	5,376	2,603

Net trading income	6,560	9,834	8,222
Changes in fair value of long-term debt issued and related derivatives	6,679	2,812	(35)
Net income/(expense) from other financial instruments designated at fair value	(2,827)	1,271	692

Net income from financial instruments designated at fair value	3,852	4,083	657
Gains less losses from financial investments	197	1,956	969
Gains arising from dilution of interests in associates	—	1,092	—
Dividend income	272	324	340
Net earned insurance premiums	10,850	9,076	5,668
Gains on disposal of French regional banks	2,445	—	—
Other operating income	1,808	1,439	2,546

Total operating income	88,571	87,601	70,070
Net insurance claims incurred and movement in liabilities to policyholders	(6,889)	(8,608)	(4,704)

Net operating income before loan impairment charges and other credit risk provisions	81,682	78,993	65,366
Loan impairment charges and other credit risk provisions	(24,937)	(17,242)	(10,573)

Net operating income	56,745	61,751	54,793

Employee compensation and benefits	(20,792)	(21,334)	(18,500)
General and administrative expenses	(15,260)	(15,294)	(12,823)
Depreciation and impairment of property, plant and equipment	(1,750)	(1,714)	(1,514)
Goodwill impairment	(10,564)	—	—
Amortisation and impairment of intangible assets	(733)	(700)	(716)

Total operating expenses	(49,099)	(39,042)	(33,553)

Operating profit	7,646	22,709	21,240
Share of profit in associates and joint ventures	1,661	1,503	846

Profit before tax	9,307	24,212	22,086
Tax expense	(2,809)	(3,757)	(5,215)

Profit for the year	6,498	20,455	16,871

Profit attributable to shareholders of the parent company	5,728	19,133	15,789
Profit attributable to minority interests	770	1,322	1,082

Profit for the year	6,498	20,455	16,871

	US$	US$	US$
Basic earnings per Ordinary Share	0.47	1.65	1.40
Diluted earnings per Ordinary Share	0.47	1.63	1.39

(b)	Summary consolidated balance sheet

	2008	2007	2006
	US$m	US$m	US$m

ASSETS
Cash and balances at central banks	52,396	21,765	12,732
Items in the course of collection from other banks	6,003	9,777	14,144
Hong Kong Government certificates of indebtedness	15,358	13,893	13,165
Trading assets	427,329	445,968	328,147
Financial assets designated at fair value	28,533	41,564	20,573
Derivatives	494,876	187,854	103,702
Loans and advances to banks	153,766	237,366	185,205
Loans and advances to customers	932,868	981,548	868,133
Financial investments	300,235	283,000	204,806
Interests in associates and joint ventures	11,537	10,384	8,396
Goodwill and intangible assets	27,357	39,689	37,335
Property, plant and equipment	14,025	15,694	16,424
Other assets	37,822	39,493	29,823
Current tax assets	2,552	896	380
Deferred tax assets	7,011	5,284	3,241
Prepayments and accrued income	15,797	20,091	14,552

Total assets	2,527,465	2,354,266	1,860,758

LIABILITIES AND EQUITY

Liabilities
Hong Kong currency notes in circulation	15,358	13,893	13,165
Deposits by banks	130,084	132,181	99,694
Customer accounts	1,115,327	1,096,140	896,834
Items in the course of transmission to other banks	7,232	8,672	12,625
Trading liabilities	247,652	314,580	226,608
Financial liabilities designated at fair value	74,587	89,939	70,211
Derivatives	487,060	183,393	101,478
Debt securities in issue	179,693	246,579	230,325
Retirement benefit liabilities	3,888	2,893	5,555
Other liabilities	72,384	35,013	28,019
Current tax liabilities	1,822	2,559	1,805
Liabilities under insurance contracts	43,683	42,606	17,670
Accruals and deferred income	15,448	21,766	16,310
Provisions	1,730	1,958	1,763
Deferred tax liabilities	1,855	1,859	1,096
Subordinated liabilities	29,433	24,819	22,672

Total liabilities	2,427,236	2,218,850	1,745,830

Equity
Called up share capital	6,053	5,915	5,786
Share premium account	8,463	8,134	7,789
Other equity instruments	2,133	—	—
Other reserves	(3,747)	33,014	29,380
Retained earnings	80,689	81,097	65,397

Total shareholders’ equity	93,591	128,160	108,352
Minority interests	6,638	7,256	6,576

Total equity	100,229	135,416	114,928

Total equity and liabilities	2,527,465	2,354,266	1,860,758

(c)	Summary consolidated cash flow statement

	2008	2007	2006
	US$m	US$m	US$m

Cash flows from operating activities
Profit before tax	9,307	24,212	22,086

Adjustments for:
— non-cash items included in profit before tax	41,305	21,701	14,956
— change in operating assets	18,123	(176,538)	(175,317)
— change in operating liabilities	(63,413)	250,095	237,378
— elimination of exchange differences	36,132	(18,602)	(12,114)
— net gain from investing activities	(4,195)	(2,209)	(2,014)
— share of profits in associates and joint ventures	(1,661)	(1,503)	(846)
— dividends received from associates	655	363	97
— contribution paid to defined benefit plans	(719)	(1,393)	(547)
— tax paid	(5,114)	(5,088)	(4,946)

Net cash generated from operating activities	30,420	91,038	78,733

Cash flows from investing activities
Purchase of financial investments	(277,023)	(260,980)	(286,316)
Proceeds from the sale and maturity of financial investments	223,138	238,647	273,774
Purchase of property, plant and equipment	(2,985)	(2,720)	(2,400)
Proceeds from the sale of property, plant and equipment	2,467	3,178	2,504
Proceeds from the sale of loan portfolios	9,941	1,665	2,048
Net purchase of intangible assets	(1,169)	(950)	(852)
Net cash inflow/(outflow) from acquisition of an increase in stake of subsidiaries	1,313	(623)	(1,185)
Net cash inflow from disposal of subsidiaries	2,979	187	62
Net cash outflow from acquisition of an increase in stake of associates	(355)	(351)	(585)
Net cash inflow from the consolidation of funds	16,500	1,600	—
Proceeds from disposal of associates	101	69	874

Net cash (used in) investing activities	(25,093)	(20,278)	(12,076)

Cash flows from financing activities
Issue of ordinary share capital	467	474	1,010
Issue of preference shares	—	—	374
Issue of other equity instruments	2,133	—	—
Net purchases and sales of own shares for market-making and investment purposes	(194)	126	46
Purchases of own shares to meet share awards and share option awards	(808)	(636)	(575)
On exercise of share options	27	104	173
Subordinated loan capital issued	7,094	5,705	5,948
Subordinated loan capital repaid	(350)	(689)	(903)
Dividends paid to shareholders of the parent company	(7,211)	(6,003)	(5,927)
Dividends paid to minority interests	(714)	(718)	(710)
Dividends paid to holders of other equity instruments	(92)	—	—

Net cash generated from/(used in) in financing activities	352	(1,637)	(564)

Net increase in cash and cash equivalents	5,679	69,123	66,093

Cash and cash equivalents at 1 January	297,009	215,486	141,307
Exchange differences in respect of cash and cash equivalents	(23,816)	12,400	8,086

Cash and cash equivalents at 31 December	278,872	297,009	215,486

(d)	Capitalisation and indebtedness

The following table shows the consolidated unaudited capitalisation, indebtedness and share capital position of the HSBC Group as at 31 December 2008:

US$m
Authorised share capital(1)
Ordinary shares (of nominal value US$0.50 each)	7,500
Non-voting deferred shares (of nominal value £1.00 each)	—
Preference shares (of nominal value £0.01 each)	—
Preference shares (of nominal value US$0.01 each)	—
Preference shares (of nominal value €0.01 each)	—

Total authorised share capital	7,500

Shareholders’ capital
Allotted, called-up and fully paid share capital
Ordinary shares (of nominal value US$0.50 each)	6,053
Preference shares (of nominal value US$0.01 each)(2)	—

Total Shareholders’ capital	6,053
Other equity instruments(3)	2,133
Reserves(4)	85,405

Total Shareholders’ equity	93,591

				Carrying
				amount
				US$m
Group indebtedness
Subordinated loan capital of the Company
	€2,000	m	Callable subordinated floating rate notes 2014	2,805
US	$2,500	m	6.5% subordinated notes 2037	2,669
	€1,600	m	6.25% subordinated notes 2018	2,231
US	$2,000	m	6.5% subordinated notes 2036	2,052
US	$1,500	m	6.8% subordinated notes 2038	1,484
US	$1,400	m	5.25% subordinated notes 2012	1,455
	€1,000	m	5.375% subordinated notes 2012	1,403
	£900	m	6.375% callable subordinated notes 2022	1,330
	£750	m	7% subordinated notes 2038	1,140
US	$1,000	m	7.5% subordinated notes 2009	1,068
	£650	m	6.75% subordinated notes 2028	938
	£650	m	5.75% subordinated notes 2027	878
	€700	m	3.625% callable subordinated notes 2020	840
US	$750	m	Callable subordinated floating rate notes 2016	750
US	$750	m	Callable subordinated floating rate notes 2015	750
US	$488	m	7.625% subordinated notes 2032	609
	£250	m	9.875% subordinated bonds 2018	441
	€300	m	5.5% subordinated notes 2009	432
US	$222	m	7.35% subordinated notes 2032	269

				23,544

Undated subordinated loan capital of subsidiary undertakings
US	$1,200	m	Primary capital undated floating rate notes	1,214
US	$750	m	Undated floating rate primary capital notes	750
US	$500	m	Undated floating rate primary capital notes	500
US	$300	m	Undated floating rate primary capital notes, Series 3	300
			Other undated subordinated liabilities less than US$200m	79

				Carrying
				amount
				US$m
Subordinated loan capital of subsidiary undertakings
	€1,400	m	5.3687% non-cumulative step-up perpetual preferred securities*	1,532
US	$1,350	m	9.547% non-cumulative step-up perpetual preferred securities, Series 1*	1,337
	€800	m	Callable subordinated floating rate notes 2016	1,116
	£700	m	5.844% non-cumulative step-up perpetual preferred securities	1,021
US	$1,000	m	4.625% subordinated notes 2014	1,001
US	$1,000	m	5.911% trust preferred securities 2035	992
US	$1,000	m	5.875% subordinated notes 2034	953
US	$900	m	10.176% non-cumulative step-up perpetual preferred securities, Series 2*	900
	£600	m	4.75% subordinated notes 2046	863
	€600	m	8.03% non-cumulative step-up perpetual preferred securities*	834
	€600	m	4.25% callable subordinated notes 2016	831
	€750	m	5.13% non-cumulative step-up perpetual preferred securities*	790
US	$1,250	m	4.61% non-cumulative step-up perpetual preferred securities*	745
	£500	m	8.208% non-cumulative step-up perpetual preferred securities*	724
US	$750	m	5.625% subordinated notes 2035	715
US	$700	m	7% subordinated notes 2039	694
	£500	m	4.75% callable subordinated notes 2020	675
	£500	m	5.375% subordinated notes 2033	659
	€500	m	Callable subordinated floating rate notes 2020	567
	£350	m	Callable subordinated variable coupon notes 2017	518
US	$500	m	6.00% subordinated notes 2017	498
	£350	m	5% callable subordinated notes 2023	481
	£350	m	5.375% callable subordinated step-up notes 2030	461
US	$450	m	Callable subordinated floating rate notes 2016	449
	£300	m	6.5% subordinated notes 2023	436
US	$300	m	7.65% subordinated notes 2025	384
	£300	m	5.862% non-cumulative step-up perpetual preferred securities	333
	£225	m	6.25% subordinated notes 2041	325
US	$300	m	6.95% subordinated notes 2011	324
US	$300	m	Callable subordinated floating rate notes 2017	299
CAD(14)	$400	m	4.80% subordinated notes 2022	277
US	$250	m	7.20% subordinated notes 2097	218
BRL(14)	500	m	Subordinated certificate of deposit 2016	215
US	$200	m	7.75% subordinated notes 2009	203
US	$200	m	7.808% capital securities 2026	200
US	$200	m	8.38% capital securities 2027	200
US	$200	m	6.625% subordinated notes 2009	198
			Other subordinated liabilities less than US$200m	3,795

				29,606

				53,150

Notes:

(1)	The authorised ordinary share capital of the Company as at 31 December 2008 was US$7,500 million divided into 15,000 million Ordinary Shares of US$0.50 each and £301,500 divided into 301,500 non-voting deferred shares of £1 each. At 31 December 2008, the authorised preference share capital of the Company was 10 million non-cumulative preference shares of US$0.01 each, 10 million non-cumulative preference shares of £0.01 each and 10 million non-cumulative preference shares of €0.01 each.

(2)	The aggregate redemption price of the US$1,450 million 6.2% non-cumulative dollar preference shares is included within share premium.

(3)	The Company has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities is the only exchangeable bond issued by the Company.

(4)	Reserves include share premium, retained earnings, available for sale reserve, cash flow hedging reserve, foreign exchange, share based payment and merger reserve.

(5)	On 14 January 2009, the Company paid its third interim dividend for 2008. Ordinary Shares with a value of US$380 million were issued to those existing Shareholders who had elected to receive new Ordinary Shares at market value in lieu of cash.

(6)	Since 31 December 2008, 344,892 Ordinary Shares have been allotted and issued as a result of the exercise of employee share options.

(7)	The HSBC Group has prepared its consolidated financial statements in accordance with IFRSs. The HSBC Group has adopted the “Amendment to IAS 39: The Fair Value Option”. As a result, US$23,717 million of the subordinated loan capital above is designated at fair value.

(8)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300m 5.862% non-cumulative step-up perpetual preferred securities each have the benefit of a subordinated guarantee of HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (* above) each have the benefit of a subordinated guarantee of the Company. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within the HSBC Group.

(9)	Since 31 December 2008, HSBC Bank Brasil S.A. has issued a total of 402,106,000 Brazilian Reals of Subordinated Certificate of Deposits with various maturity dates in 2014 and 2015.

(10)	As at 31 December 2008, the HSBC Group had other indebtedness of US$2,374,086 million (including deposits by banks of US$130,084 million, customer accounts of US$1,115,327 million, trading liabilities of US$247,652 million, debt securities in issue of US$179,693 million, derivatives of US$487,060 million and other liabilities of US$214,270 million). US$101,281 million of the deposits by banks and US$43,899 million of the customer accounts include liabilities under repurchase agreements (repos), which are collateralised with securities.

(11)	As at 31 December 2008, contingent liabilities and contractual commitments of US$677,176 million (comprising contingent liabilities of US$73,154 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$594,036 million, and other commitments of US$9,986 million).

(12)	Save as disclosed in the above notes, there has been no material change in the authorised and issued share capital of the Company or the loan capital, other indebtedness, contingent liabilities or third party guarantees of the HSBC Group since 31 December 2008.

(13)	As at 31 December 2008, being the latest practicable date for the purpose of this indebtedness statement, no member of the HSBC Group has granted any material mortgages or charges over its assets.

(14)	Reference to “CAD” is to Canadian dollars, the lawful currency of Canada and reference to “BRL” is to Brazilian Reals, the lawful currency of the Federative Republic of Brazil.

(15)	The following exchange rates as at 31 December 2008 have been used in the table above:

US$1.00 = Hong Kong dollars 7.75010; €1.00 = US$1.3955; £1.00 = US$1.4586; US$1.00 = Canadian dollars 1.2237.

PART XIII

FINANCIAL INFORMATION RELATING TO THE HSBC GROUP

[Intentionally omitted]

[Intentionally omitted]

PART XIV

OPERATING AND FINANCIAL REVIEW

[Intentionally omitted]

PART XV

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial information set out in this Part XV has been prepared to illustrate the effect of the Rights Issue as if it had occurred on 31 December 2008. The unaudited pro forma financial information has been prepared for illustrative purposes only and, because of its nature, the pro forma financial information addresses a hypothetical situation and does not, therefore, represent HSBC Group’s actual financial position or results following the Rights Issue.

			Pro forma net
	As at 31	Adjustments for	assets and net
	December 2008(1)	Rights Issue(2)	tangible assets(3)
	US$m	US$m	US$m

Assets
Cash and balances at central banks	52,396		52,396
Items in the course of collection from other banks	6,003	—	6,003
Hong Kong Government certificates of indebtedness	15,358	—	15,358
Trading assets	427,329	—	427,329
Financial assets designated at fair value	28,533	—	28,533
Derivatives	494,876	—	494,876
Loans and advances to banks	153,766	17,740	171,506
Loans and advances to customers	932,868	—	932,868
Financial investments	300,235	—	300,235
Interests in associates and joint ventures	11,537	—	11,537
Goodwill and intangible assets	27,357	—	27,357
Property, plant and equipment	14,025	—	14,025
Other assets	37,822	—	37,822
Current tax assets	2,552	—	2,552
Deferred tax assets	7,011	—	7,011
Prepayments and accrued income	15,797	—	15,797

Total assets	2,527,465	17,740	2,545,205

Liabilities
Hong Kong currency notes in circulation	15,358	—	15,358
Deposits by banks	130,084	—	130,084
Customer accounts	1,115,327	—	1,115,327
Items in the course of transmission to other banks	7,232	—	7,232
Trading liabilities	247,652	—	247,652
Financial liabilities designated at fair value	74,587	—	74,587
Derivatives	487,060	—	487,060
Debt securities in issue	179,693	—	179,693
Retirement benefit liabilities	3,888	—	3,888
Other liabilities	72,384	—	72,384
Current tax liabilities	1,822	—	1,822
Liabilities under insurance contracts	43,683	—	43,683
Accruals and deferred income	15,448	—	15,448
Provisions	1,730	—	1,730
Deferred tax liabilities	1,855	—	1,855
Subordinated liabilities	29,433	—	29,433

Total liabilities	2,427,236	—	2,427,236

Minority interests	6,638	—	6,638

Net assets (note 4)	93,591	17,740	111,331

Net tangible assets (note 5)	66,234	17,740	83,974

Shares in issue (Number in millions)	12,105	5,060	17,165
Net assets per share($) (note 6)	7.44		6.28
Net tangible assets per share($) (note 6)	5.18		4.69

	As at 31		Pro forma core
	December	Adjustments for	equity tier 1 and
	2008*	Rights Issue**	tier 1 capital

Key balance sheet measures
Total risk-weighted assets (US$m)	1,147,974	3,548	1,151,522
Core equity tier 1 capital (US$m)	80,410	17,740	98,150
Tier 1 capital (US$m)	95,336	17,740	113,076
Core equity tier 1 ratio(%)	7.0		8.5
Tier 1 ratio(%)	8.3		9.8

*	Extracted without material adjustment from the “Capital Structure” table included in the Section entitled “Report of the Directors: Risk Management” of the 2008 Annual Report and Accounts as referred to in Part XIII of this document.

**	Net proceeds from the Rights Issue which results in an increase to equity share capital of US$17.7 billion are invested in assets with an average risk weighting of 20 per cent.

Notes:

(1)	Information on the total assets and total liabilities of the HSBC Group as at 31 December 2008 has been extracted without material adjustment from the audited financial statements for the year ended 31 December 2008 as referred to in Part XIII of this document.

(2)	As set out in Part VI of this document the HSBC Group proposes to raise US$17.7 billion, net of expenses by means of the Rights Issue. The proceeds of the Rights Issue have been included in loans and advances to banks in the unaudited pro forma statement of net assets and net tangible assets.

(3)	No account has been taken of the trading results of the HSBC Group since 31 December 2008.

(4)	Net assets are total shareholders’ equity or total assets less total liabilities less minority interests at 31 December 2008.

(5)	Net tangible assets are net assets, excluding goodwill and intangible assets at 31 December 2008.

(6)	Net asset value per share and net tangible asset value per share is net assets or net tangible assets, less non-cumulative preference shares of US$1.4 billion and capital securities of US$2.1 billion, divided by the number of Ordinary Shares in issue.

(7)	No account has been taken of any Ordinary Shares which may fall to be issued on the exercise of options granted or which may be granted under the HSBC Share Plans after 31 December 2008.

[Intentionally omitted]

[Intentionally omitted]

[Intentionally omitted]

PART XVI

ADDITIONAL INFORMATION

1	Persons responsible

1.1 UK compliant responsibility statement

The Company and the Directors, whose names and principal functions are set out in Part V of this document, accept responsibility for the information contained in this document. To the best of the knowledge of the Company and the Directors (each of whom has taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2 Hong Kong compliant responsibility statement

This document includes particulars given in compliance with the Hong Kong Listing Rules for the purpose of giving information with regard to the Company. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this document and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief there are no other facts the omission of which would make any statement herein misleading.

1.3	Bermuda compliant responsibility statement

This document includes particulars given in compliance with the Listing Regulations of the Bermuda Stock Exchange for the purpose of giving information with regard to the Company. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this document and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief there are no other facts the omission of which would make any statement herein misleading.

1.4	[Intentionally omitted]

2	Share capital

2.1 The share capital of HSBC as at the close of business on 13 March 2009 (being the latest practicable date prior to the publication of this document), was as follows:

	Authorised		Issued and fully paid
	Number	Nominal value	Number	Nominal value

Ordinary Shares	15,000,000,000	US$7,500,000,000	12,144,573,757	US$6,072,286,878
Sterling preference shares of £0.01 each	10,000,000	£100,000	—	—
Dollar preference shares of US$0.01 each	10,000,000	US$100,000	1,450,000	US$14,500
Euro preference shares of €0.01 each	10,000,000	€100,000	—	—
Non-voting deferred shares of £1 each	301,500	£301,500	301,500	£301,500

2.2	Details of the outstanding options over the Ordinary Shares are set out in paragraph 3 of this Part XVI.

2.3	The following changes in the issued share capital of the Company occurred during the financial years ended 31 December 2006, 2007 and 2008 and the period from 1 January 2009 to 13 March 2009 (being the latest practicable date prior to the publication of this document):

		Dollar	Non-voting
		preference	deferred
		shares of US$0.01	shares of
	Ordinary Shares	each	£1 each	Total US$m

At 1 January 2006	11,333,603,942	1,450,000	301,500	5,667
Shares issued in lieu of dividends	158,578,747	—	—	79
HSBC employee share plans	75,956,784	—	—	38
HSBC Finance share plans	643,520	—	—	—
HSBC Finance adjustable conversion-rate equity security units	3,424,742	—	—	2
At 31 December 2006	11,572,207,735	1,450,000	301,500	5,786
Shares issued in lieu of dividends	223,538,655	—	—	112
HSBC employee share plans	32,620,922	—	—	17
HSBC Finance share plans	685,005	—	—	—
At 31 December 2007	11,829,052,317	1,450,000	301,500	5,915
Shares issued in lieu of dividends	235,569,099	—	—	118
HSBC employee share plans	40,578,468	—	—	20
HSBC Finance share plans	65,198	—	—	—
At 31 December 2008	12,105,265,082	1,450,000	301,500	6,053
Shares issued in lieu of dividends	38,963,783	—	—	19
HSBC employee share plans	344,892	—	—	—
HSBC Finance share plans	—	—	—	—
At 13 March 2009	12,144,573,757	1,450,000	301,500	6,072

2.4	There has been no change in the authorised share capital of the Company since 1 January 2006. If Resolution 1 of the Resolutions is passed at the General Meeting, the authorised share capital of the Company will be increased from US$7,500,100,000, £401,500 and €100,000 to US$10,500,100,000, £401,500 and €100,000.

2.5	Immediately following completion of the Rights Issue, assuming no further Ordinary Shares are issued pursuant to the HSBC Share Plans after 13 March 2009 (being the latest practicable date prior to the publication of this document), the share capital of the Company is expected to be:

	Authorised		Issued and fully paid
	Number	Nominal value	Number	Nominal value

Ordinary Shares	21,000,000,000	US$10,500,000,000	17,204,812,822	US$8,602,406,411
Sterling preference shares of £0.01 each	10,000,000	£100,000	—	—
Dollar preference shares of US$0.01 each	10,000,000	US$100,000	1,450,000	US$14,500
Euro preference shares of €0.01 each	10,000,000	€100,000	—	—
Non-voting deferred shares of £1 each	301,500	£301,500	301,500	£301,500

2.6	Immediately following completion of the Rights Issue, assuming no further Ordinary Shares are issued pursuant to the HSBC Share Plans after 13 March 2009 (being the latest practicable date prior to the publication of this document), the Company will have 3,795,187,178 Ordinary Shares authorised but unissued.

3 Share options

3.1	Options over a total of 253,694,582 Ordinary Shares amounting to 2.07 per cent of the issued share capital as at 13 March 2009 (being the latest practicable date prior to the publication of this document), have been granted for nil consideration and are outstanding under the HSBC Share Plans (options under the HSBC France Option Plan and the HSBC Private Bank France Option Plan are set out in paragraphs 3.5 and 3.6 of this Part XVI):

			Number of
		Exercise	Ordinary
		price per	Shares	Exercisable	Exercisable
Name of plan	Date of grant	Ordinary Share	under option	from	until

HSBC Savings-Related Share Option Plan	23 Apr 2003	£5.3496	59,357	1 Aug 2008	31 Jan 2009
	21 Apr 2004	£6.4720	4,425,222	1 Aug 2009	31 Jan 2010

			Number of
		Exercise	Ordinary
		price per	Shares	Exercisable	Exercisable
Name of plan	Date of grant	Ordinary Share	under option	from	until

	24 May 2005	£6.6792	31,612	1 Aug 2008	31 Jan 2009
	24 May 2005	£6.6792	4,279,709	1 Aug 2010	31 Jan 2011
	26 Apr 2006	£7.6736	2,925,045	1 Aug 2009	31 Jan 2010
	26 Apr 2006	£7.6736	2,484,840	1 Aug 2011	31 Jan 2012
	25 Apr 2007	£7.0872	4,200,057	1 Aug 2010	31 Jan 2011
	25 Apr 2007	£7.0872	3,285,463	1 Aug 2012	31 Jan 2013
	30 Apr 2008	£6.8160	6,058,766	1 Aug 2011	31 Jan 2012
	30 Apr 2008	£6.8160	5,505,390	1 Aug 2013	31 Jan 2014
HSBC Savings-Related Share Option Plan:
International	21 Apr 2004	£6.4720	7,456	1 Aug 2009	31 Jan 2010
	10 May 2004	£6.4720	1,952,943	1 Aug 2009	31 Jan 2010
	24 May 2005	£6.6792	2,253,464	1 Aug 2010	31 Jan 2011
	26 Apr 2006	£7.6736	1,441,233	1 Aug 2009	31 Jan 2010
	26 Apr 2006	£7.6736	306,788	1 Aug 2011	31 Jan 2012
	25 Apr 2007	£7.0872	2,632,874	1 Aug 2010	31 Jan 2011
	25 Apr 2007	£7.0872	721,451	1 Aug 2012	31 Jan 2013
	30 Apr 2008	£6.8160	1,635,735	1 Aug 2009	31 Oct 2009
	30 Apr 2008	£6.8160	3,022,404	1 Aug 2011	31 Jan 2012
	30 Apr 2008	£6.8160	1,117,788	1 Aug 2013	31 Jan 2014
	26 Apr 2006	US$13.3290	1,066,550	1 Aug 2009	31 Jan 2010
	26 Apr 2006	US$13.3290	287,719	1 Aug 2011	31 Jan 2012
	25 Apr 2007	US$13.8803	1,910,048	1 Aug 2010	31 Jan 2011
	25 Apr 2007	US$13.8803	543,941	1 Aug 2012	31 Jan 2013
	30 Apr 2008	US$14.4876	492,616	1 Aug 2009	31 Oct 2009
	30 Apr 2008	US$13.6354	381,551	1 Aug 2009	31 Oct 2009
	30 Apr 2008	US$13.6354	1,754,052	1 Aug 2011	31 Jan 2012
	30 Apr 2008	US$13.6354	486,544	1 Aug 2013	31 Jan 2014
	26 Apr 2006	€11.0062	118,371	1 Aug 2009	31 Jan 2010
	26 Apr 2006	€11.0062	20,978	1 Aug 2011	31 Jan 2012
	25 Apr 2007	€10.4217	241,301	1 Aug 2010	31 Jan 2011
	25 Apr 2007	€10.4217	73,102	1 Aug 2012	31 Jan 2013
	30 Apr 2008	€8.6720	130,642	1 Aug 2009	31 Oct 2009
	30 Apr 2008	€8.6720	455,124	1 Aug 2011	31 Jan 2012
	30 Apr 2008	€8.6720	181,630	1 Aug 2013	31 Jan 2014
	26 Apr 2006	HK$103.4401	1,596,534	1 Aug 2009	31 Jan 2010
	26 Apr 2006	HK$103.4401	328,545	1 Aug 2011	31 Jan 2012
	25 Apr 2007	HK$108.4483	1,336,634	1 Aug 2010	31 Jan 2011
	25 Apr 2007	HK$108.4483	389,629	1 Aug 2012	31 Jan 2013
	30 Apr 2008	HK$106.2478	1,026,116	1 Aug 2009	31 Oct 2009
	30 Apr 2008	HK$106.2478	1,489,203	1 Aug 2011	31 Jan 2012
	30 Apr 2008	HK$106.2478	593,983	1 Aug 2013	31 Jan 2014
HSBC Executive Share Option Scheme	29 Mar 1999	£6.3754	6,803,863	3 Apr 2002	29 Mar 2009
	10 Aug 1999	£7.4210	71,100	10 Aug 2002	10 Aug 2009
	31 Aug 1999	£7.8710	4,000	31 Aug 2002	31 Aug 2009
	3 Apr 2000	£7.4600	6,976,875	3 Apr 2003	3 Apr 2010
HSBC Group Share Option Plan	4 Oct 2000	£9.6420	299,016	4 Oct 2003	4 Oct 2010
	23 Apr 2001	£8.7120	26,027,679	23 Apr 2004	23 Apr 2011
	30 Aug 2001	£8.2280	147,518	30 Aug 2004	30 Aug 2011
	7 May 2002	£8.4050	28,247,783	7 May 2005	7 May 2012
	30 Aug 2002	£7.4550	140,650	30 Aug 2005	30 Aug 2012
	2 May 2003	£6.9100	25,766,569	2 May 2006	2 May 2013
	29 Aug 2003	£8.1300	358,464	29 Aug 2006	29 Aug 2013
	3 Nov 2003	£9.1350	4,019,800	3 Nov 2006	3 Nov 2013
	30 Apr 2004	£8.2830	50,708,726	30 Apr 2007	30 Apr 2014
	27 Aug 2004	£8.6500	299,200	27 Aug 2007	27 Aug 2014

			Number of
		Exercise	Ordinary
		price per	Shares	Exercisable	Exercisable
Name of plan	Date of grant	Ordinary Share	under option	from	until

	20 Apr 2005	£8.3620	6,539,770	30 Apr 2008	20 Apr 2015

HSBC Share Plan	21 Jun 2005	£8.794	224,727	21 Jun 2008	21 Jun 2009
	30 Sep 2005	£9.170	74,985	30 Sep 2008	30 Sep 2015
HSBC Finance: 1996 Long-Term Executive Incentive Compensation Plan	17 May 1999	US$16.99	334,375	17 May 2000	17 May 2009
	31 Aug 1999	US$13.96	300,938	31 Aug 2000	31 Aug 2009
	8 Nov 1999	US$16.96	4,250,577	8 Nov 2000	8 Nov 2009
	30 Jun 2000	US$15.70	26,846	30 Jun 2001	30 Jun 2010
	8 Feb 2000	US$13.26	66,875	8 Feb 2001	8 Feb 2010
	13 Nov 2000	US$18.40	5,728,514	13 Nov 2001	13 Nov 2010
	12 Nov 2001	US$21.37	7,571,322	12 Nov 2002	12 Nov 2011
	20 Nov 2002	US$10.66	2,402,135	20 Nov 2003	20 Nov 2012
Bank of Bermuda:
Executive Share Option Plan 1997	3 Aug 1999	US$7.10	7,634	3 Aug 2000	3 Aug 2009
	4 Feb 2000	US$7.21	31,678	4 Feb 2001	4 Feb 2010
	1 Jun 2000	US$7.04	61,649	1 Jun 2001	1 Jun 2010
	31 Jul 2000	US$10.11	27,744	31 Jul 2001	31 Jul 2010
	11 Jan 2001	US$14.27	53,943	11 Jan 2002	11 Jan 2011
Bank of Bermuda: Share Option Plan 2000	11 Jan 2001	US$14.27	134,857	11 Jan 2002	11 Jan 2011
	6 Feb 2001	US$16.41	556,353	6 Feb 2002	6 Feb 2011
	29 Mar 2001	US$15.39	270	29 Mar 2002	29 Mar 2011
	16 Apr 2001	US$15.57	539	16 Apr 2002	16 Apr 2011
	6 Jun 2001	US$18.35	8,091	6 Jun 2002	6 Jun 2011
	16 Jul 2001	US$16.87	14,930	16 Jul 2002	16 Jul 2011
	28 Aug 2001	US$15.39	13,486	28 Aug 2002	28 Aug 2011
	26 Sep 2001	US$12.79	350,196	26 Sep 2002	26 Sep 2011
	30 Jan 2002	US$15.60	1,226	30 Jan 2003	30 Jan 2012
	5 Feb 2002	US$16.09	739,939	5 Feb 2003	5 Feb 2012
	10 Jul 2002	US$15.84	12,260	10 Jul 2003	10 Jul 2012
	4 Feb 2003	US$10.69	125,297	4 Feb 2004	4 Feb 2013
	21 Apr 2003	US$11.85	6,833	21 Apr 2004	21 Apr 2013
Bank of Bermuda:
Directors’ Share Option Plan	22 Sep 1999	US$8.02	3,082	22 Sep 2000	22 Sep 2009
	20 Sep 2000	US$11.31	4,046	20 Sep 2001	20 Sep 2010
	28 Mar 2001	US$15.76	12,811	28 Mar 2002	28 Mar 2011
	3 Apr 2002	US$16.01	24,520	3 Apr 2003	3 Apr 2012
	30 Apr 2003	US$12.23	4,904	30 Apr 2004	30 Apr 2013

3.2	The table above includes options which have been granted to Directors as set out in paragraph 2.2 of Part XI of this document.

3.3	The options and awards granted under the HSBC Share Plans (other than the Share Ownership Plan, as described in paragraph 6 of this Part XVI) may be adjusted by the Company as a result of the Rights Issue in accordance with the rules of the relevant plan. Any such adjustments will be subject, where appropriate, to approval by HM Revenue & Customs or the Irish Revenue Commissioners and a report from the Company’s auditor that such proposed adjustments are fair and reasonable. Participants will be contacted separately with further information on how their options and/or awards may be affected by the Rights Issue.

3.4	In addition, options are currently outstanding under the HSBC France Option Plan and the HSBC Private Bank France Option Plan over shares in HSBC France and HSBC Private Bank France, respectively. Upon exercise, these shares are exchanged for Ordinary Shares according to the following ratios:

(a)	13 Ordinary Shares for each HSBC France share; and

(b)	1.83 Ordinary Shares for each HSBC Private Bank France share.

However, these ratios are adjustable as a result of the Rights Issue.

3.5	As at 13 March 2009 (being the latest practicable date prior to the publication of this document), the following options were outstanding over shares in HSBC France under the HSBC France Option Plan:

	Exercise	Number of
	price per	HSBC
	HSBC	France shares	Exercisable	Exercisable
Date of grant	France share	under option	from	until

7 Apr 1999	€81.71	183,627	7 Jun 2000	7 Apr 2009
12 Apr 2000	€142.50	604,250	1 Jan 2002	12 Apr 2010

3.6	As at 13 March 2009 (being the latest practicable date prior to the publication of this document), the following options were outstanding over shares in HSBC Private Bank France under the HSBC Private Bank France Option Plan:

	Exercise	Number of
	price per	HSBC
	HSBC	Private Bank
	Private Bank	France shares	Exercisable	Exercisable
Date of grant	France share	under option	from	until

21 Dec 1999	€10.84	26,250	21 Dec 2000	21 Dec 2009
9 Mar 2000	€12.44	20,626	27 Jun 2004	31 Dec 2010
15 May 2001	€20.80	141,525	15 May 2002	15 May 2011
1 Oct 2002	€22.22	145,575	2 Oct 2005	1 Oct 2012

3.7	Save as disclosed above, no share or loan capital of HSBC or of any member of the HSBC Group is under option, or is agreed, conditionally or unconditionally, to be put under option.

4	Memorandum and Articles of Association

4.1	Memorandum of Association

The Memorandum of Association of the Company provides that the Company’s principal objects are to carry on the business of banking of all kinds in any part of the world and to act as a holding and co-ordinating company of a group of companies of which the Company is for the time being the holding company. The objects of the Company are set out in full in clause 4 of the Company’s Memorandum of Association which is available for inspection as provided in paragraph 16 of this Part XVI.

4.2	Articles of Association

The following is a summary of certain provisions of the Articles. The Articles are available for inspection as provided for in paragraph 16 of this Part XVI.

(a)	Voting rights

Subject to the provisions of the UK Companies Act 2006 and to any special terms as to voting on which any shares may have been issued or may from time to time be held, on a show of hands every member present in person or by proxy (or, being a corporation, present by a duly appointed representative) shall have one vote only or, in the case of a poll, every member present in person or by proxy shall have one vote for every share held by him/her.

No member shall, unless the Board otherwise determines, be entitled to vote at a general meeting or at any separate meeting of the holders of any class of shares, either in person or by proxy, in respect of any share held by him/her or to exercise any right as a member if:

(i)	any calls or other sums presently payable by him/her in respect of that share in the Company have not been paid; or

(ii)	he/she or any other person appearing to be interested in shares held by that member, has been issued with a notice pursuant to section 793 of the UK Companies Act 2006 (requiring disclosure of interests in shares) and has failed in relation to any such shares to give the Company the information required by such notice within 14 days.

(b)	Dividends

Subject to the provisions of the UK Companies Act 2006 and of the Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board. If, whenever the shares on which any dividend is declared are denominated in different currencies, the dividend shall be declared in a single currency (which may, subject to the provisions of the UK Companies Act 2006, be any currency).

If, in the Directors’ opinion, the profits of the Company justify such payment, the Board may declare and pay interim dividends (including any dividend payable at a fixed rate). The Board shall declare such dividend on all shares ranking pari passu in a single currency (which may be any currency) even if the shares are denominated in different currencies.

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. All dividends unclaimed for a period of 12 years after having been declared or become due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

The Board may direct that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or securities or debentures of any other company, or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks fit.

The Board may also, with the prior authority of an ordinary resolution of the Company and subject to such conditions as the Board may determine, offer to Shareholders the right to elect to receive Ordinary Shares of the same or a different currency, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The Board may exclude from any such offer any Shareholders or any Ordinary Shares held by a depositary where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares.

The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him/her to the Company on account of calls or otherwise in relation to the shares of the Company.

The Board may withhold any dividend payable on or in respect of a share on which the Company has a lien or (except in the circumstances specified in the Articles) if:

(i)	a notice has been duly served in respect of that share pursuant to section 793 of the UK Companies Act 2006;

(ii)	the share or shares which are the subject of that notice represent at least 0.25 per cent in nominal value of that class of shares; and

(iii)	the notice has not been complied with within the period stipulated in the notice (which must not be less than 14 days from the date of service of notice).

(c)	Distribution of assets on a winding-up

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of member. The liquidator may vest the whole or any part of the assets in trustees on such trusts for the benefit of the members as he/she shall determine, but no member shall be compelled to accept any assets on which there is a liability.

(d)	Transfer of shares

Every member may transfer all or any of his/her shares by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. The transferor is deemed to remain the holder until the transferee’s name is entered in the register of members.

The Board may, in its absolute discretion, refuse to register any transfer of a share unless:

(i)	it is in respect of a share which is fully paid up;

(ii)	it is in respect of a share on which the Company has no lien;

(iii)	it is in respect of only one class of shares and in respect of shares denominated in the same currency;

(iv)	it is in favour of a single transferee or not more than four joint transferees;

(v)	it is duly stamped (if so required); and

(vi)	it is delivered for registration to the registered office for the time being of the Company or such other place as the Board may from time to time determine, accompanied (except in the case of a transfer by a recognised person (as defined in the Articles) where a certificate has not been issued) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor or person renouncing and the due execution of the transfer or, if the transfer is executed by some other person on his/her behalf, the authority of that person to do so, provided that the Board shall not refuse to register any transfer of partly paid shares which are listed on the London Stock Exchange on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

A transfer of shares will not be registered where the transferor has been issued a notice pursuant to section 793 of the UK Companies Act 2006 in relation to such shares, and the transferee has failed to give the Company the information thereby required within the prescribed period from the date of the notice.

(e)	Variation of class rights

Whenever the share capital of the Company is divided into shares of different classes, any of the rights or privileges for the time being attached to any class may be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of the class. The quorum at any such meeting shall be two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shares of the class in question. Every holder of shares of the class, present in person or by proxy, may demand a poll. Each such holder shall on a poll be entitled to one vote for every share of the class held by him/her. If at any adjourned meeting of such holders such quorum as aforesaid is not present, one person holding shares of the class who is present in person or by proxy shall be a quorum.

Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed to be varied or abrogated by the reduction of the capital paid up on such shares, but shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the UK Companies Act 2006 and the Articles.

(f)	General meetings

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year in accordance with the UK Companies Act 2006. All general meetings, other than annual general meetings, shall be called extraordinary meetings. An annual general meeting shall be convened by not less than 21 clear days’ notice in writing. All other extraordinary meetings shall be convened by not less than 14 clear days’ notice in writing or such longer period as may be required by law from time to time. Notice of a general meeting must be sent to every member, every Director and to the auditor. It must state the time, date and the place of the meeting, the general nature of the business to be dealt with at the meeting and, if convened to consider a special resolution, the intention to propose the resolution as such. A notice calling a general meeting must state whether the meeting is an annual general meeting or an extraordinary general meeting. For all purposes the quorum shall not be less than three persons entitled to attend and to vote on the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member. Each Director shall be entitled to attend and speak at any general meeting.

At any general meeting a resolution put to a vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is duly demanded. Subject to the provisions of the UK Companies Act 2006, a poll may be demanded by:

(i)	the Chairman of the meeting; or

(ii)	by at least five members present in person or by proxy and entitled to vote on the resolution; or

(iii)	a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or

(iv)	a member or members present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares).

On a poll votes may be given in person or by proxy.

(g)	Directors

(i)	Number of Directors

Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors (other than any alternate Directors) shall be not less than five and not more than twenty five.

(ii)	Appointment of Directors

The Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board. Without prejudice to the power of the Company to appoint any person to be a Director at a general meeting, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board. Any Director so appointed shall retire at the annual general meeting of the Company following such appointment and shall then be eligible for re-election but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

(iii)	Share qualification

A Director shall not be required to hold any shares of the Company.

(iv)	Proceedings of the Board

Subject to the provisions of the Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

The quorum necessary for the transaction of business may be determined by the Board and until otherwise so determined shall be three persons, each being a Director or an alternate Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board.

The Board may appoint one of its body as chairman to preside at every Board meeting at which he is present and no more than two other members as deputy chairmen, may determine the period for which he is or they are to hold office and may at any time remove him or them from office.

Any Director or his alternate may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or similar form of communication equipment, provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote.

(v)	Retirement of Directors

At each annual general meeting of the Company, one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not exceeding one-third shall retire from office. In addition to the Directors required to retire by rotation, there shall also be required to retire:

(A)	any Director who at an annual general meeting of the Company shall have been a Director at each of the preceding two annual general meetings of the Company and who was not elected or re-elected at either such annual general meeting and who has not otherwise ceased to be a Director (either by resignation, retirement, removal or otherwise) and been re-elected by general meeting of the Company at or since either such annual general meeting; and

(B)	any Director who has held office with the Company, other than employment or executive office, for a continuous period of nine years or more at the date of the annual general meeting.

Subject to the provisions of the UK Companies Act 2006 and of the Articles, the Directors to retire by rotation at each annual general meeting shall include, so far as necessary to obtain the number required, first, any Director who wishes to retire and not offer himself for re-election and secondly, those Directors who have been longest in office since their last appointment or re-appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, in default of agreement between them, be determined by lot.

A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-elected.

(vi)	Removal by ordinary resolution

The Company may by ordinary resolution remove any Director before the expiration of his period of office in accordance with the UK Companies Act 2006, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company, and may (subject to the Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his place.

(vii)	Vacation of office by a Director

The office of a Director shall be vacated if:

(A)	he resigns by notice in writing delivered to the Company or tendered at a Board meeting;

(B)	he ceases to be a Director by virtue of any provision of the UK Companies Act 2006, is removed from office pursuant to the Articles or becomes prohibited by law from being a Director;

(C)	he becomes bankrupt or compounds with his creditors generally;

(D)	an order is made by any court of competent jurisdiction on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his affairs or he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or equivalent legislation in any jurisdiction and the Board resolves that his office be vacated;

(E)	both he and his alternate Director appointed pursuant to the provisions of the Articles (if any) are absent, without the permission of the Board, from Board meetings for six consecutive months and the Board resolves that his office be vacated; or

(F)	he is requested to resign by all his co-Directors.

(viii)	Alternate Director

Each Director (other than an alternate Director) may, by notice to the Company, appoint any other Director or any person approved for that purpose by the Board and willing to act, to be his alternate.

(ix)	Remuneration of the Directors

The Directors (other than alternate Directors) shall be entitled to receive by way of fees for their services as Directors such sums and on such terms as the Company in general meeting may from time to time determine. Any sum so determined may be an aggregate sum in respect of the fees for all Directors or a sum in respect of the fees for each individual Director provided that, in the case of an aggregate sum, such sum shall, subject to any special directions of the Company in general meeting, be divided among the Directors in such proportions and in such manner as the Board may from time to time decide. Each Director shall be entitled to be repaid all reasonable expenses properly incurred by him in or about the performance of his duties as Director. If by arrangement with the Board any Director shall perform or render any special duties or services outside his ordinary duties as a Director, he may be paid such reasonable additional remuneration as the Board may from time to time determine.

The salary or remuneration of any Director appointed to hold any employment or executive office may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or in lieu of any fee payable to him for his services as Director.

(x)	Pensions

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director of the Company or any company which is a subsidiary company of or allied to or associated with the Company or any such subsidiary or any predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him. Any Director or former Director shall be entitled to receive and retain for his own benefit any pension or other benefit provided and shall not be obliged to account for it to the Company.

(xi)	Powers of the Board

Subject to the provisions of the UK Companies Act 1985 and the UK Companies Act 2006, the Memorandum of Association of the Company and the Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not. The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons. The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or Hong Kong or elsewhere, and may appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration.

(xii)	Directors’ interests

Subject to the provisions of the UK Companies Act 2006 and provided that the Articles are complied with, a Director, notwithstanding his office:

(A)	may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested;

(B)	may hold any other office or place of profit under the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Board may arrange;

(C)	may be a director or other officer, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

(D)	shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal or from any interest in any body corporate and no such contract, arrangement, transaction, proposal or interest shall be avoided on the grounds of any such interest or benefit nor shall the receipt of any such profit, remuneration or any other benefit constitute a breach of his duty under the UK Companies Act 2006 not to accept benefits from third parties.

The Board may authorise any matter proposed to it which would, if not so authorised, involve a breach by a Director of his duty to avoid conflicts of interest under the UK Companies Act 2006, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interest of the Company (including the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it, but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest). Any such authorisation will be effective only if:

(A)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and

(B)	the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

The Board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The Board may vary or terminate any such authorisation at any time.

A Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a Director of the Company and in respect of which he has a duty of confidentiality to another person.

(xiii)	Voting

Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the Chairman shall have a second or casting vote.

A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or any proposal whatsoever to which the Company is or is to be a party and in which he or any of his associates has a material interest.

(xiv)	Borrowing powers

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the provisions of the UK Companies Act 1985 and the UK Companies Act 2006, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

(xv)	Indemnity

Subject to the provisions of the UK Companies Act 2006, but without prejudice to any indemnity to which he may be otherwise entitled, every Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution and/or discharge of his duties or exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

(h)	Financial statements to be sent to Shareholders

The Company shall send, or make available on the Company’s website, the Directors’ and auditor’s reports, together with copies of the balance sheet and every document required by the UK Companies Act 1985 or the UK Companies Act 2006 (as appropriate) annexed to the balance sheet and copies of the profit and loss account, not less than 21 clear days before the annual general meeting before which they are to be laid, to every member and holder of debentures of the Company and every other person entitled to receive them under the Articles. The Company is entitled, subject to complying with the relevant provisions of the UK Companies Act 1985 or the UK Companies Act 2006 (as appropriate), to send a summary financial statement to its Shareholders instead of the full report and accounts.

(i)	Changes in capital

The Company may from time to time by ordinary resolution:

(A)	increase its share capital;

(B)	consolidate and divide all or any of its share capital into shares of larger nominal amount than its existing shares;

(C)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

(D)	subject to the provisions of the UK Companies Act 1985, sub-divide all or any of its shares into shares of smaller amount.

The Company may also, subject to the provisions of the UK Companies Act 1985 and to any rights for the time being attached to any shares, purchase its own shares and, by special resolution, reduce its share capital or any capital redemption reserve or any share premium account in any way.

(j) Preference Shares

The preference shares comprise Sterling Preference Shares, Dollar Preference Shares and Euro Preference Shares (together the “Preference Shares”). The Preference Shares shall rank pari passu with each other and with all other shares expressed to rank pari passu therewith. The rights attaching to each class of Preference Shares are almost identical and have been summarised below.

(i)	Voting

Save as provided by its terms of issue, no Preference Share shall carry any right to attend or vote at general meetings of the Company.

(ii)	Dividends

Each Preference Share confers the right to the payment of a non-cumulative dividend (payable in the relevant currency) in priority to the payment of any dividend to Shareholders and any other class of shares of the Company in issue. If the profits of the Company are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, the Board shall use the profits available to pay dividends to the holders of the Preference Shares pro rata. If the payment of any dividend on any Preference Shares would breach or cause a breach of the capital adequacy requirements of the FSA, or relevant successor entity, then none of the dividend shall be payable.

(iii) Distribution of assets on a winding-up

If the Company is wound up (but not on a redemption, reduction or purchase by the Company unless otherwise provided by the terms of issue of that Preference Share), each Preference Share confers on the holder the right to receive a payment in the relevant currency out of the assets of the Company available for distribution to members in priority to any payment to Shareholders and any other class of shares of the Company in issue a sum equal to:

(A)	the amount of any dividend due for payment after the date of the commencement of the winding-up and payable for the period ending on or before such date; and

(B)	if the date of the commencement of the winding-up falls before the last day of a period in respect of which a dividend would have been payable and which began before that date, any further amount of dividend that would have been payable had the day before that date been the last day of that period; and

subject thereto, a sum equal to the amount paid up or credited as paid up on the relevant Preference Share together with any premium, if any, determined by the Board prior to allotment thereof.

(iv)	Redemption

Unless otherwise determined by the Board, each class of Preference Shares shall be redeemable at the option of the Company. Different redemption dates apply in respect of each class of Preference Shares.

(k)	Non-voting deferred shares

The holders of non-voting deferred shares are not entitled to receive notice of or to attend (either in person or by proxy) any general meeting of the Company or to vote (either in person or by proxy) on any resolution to be proposed thereat.

The holders of non-voting deferred shares shall not be entitled to receive any dividend out of the profits of the Company available for distribution and resolved to be distributed in respect of any financial year.

On a distribution of assets on a winding-up or other return of capital (otherwise than on conversion or redemption or purchase by the Company of any of its shares), the holders of the non-voting deferred shares shall be entitled to receive the amount paid up on their shares after there has been distributed to the Shareholders the amount of £10,000,000 in respect of each Ordinary Share held by them.

The rights attaching to the non-voting deferred shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares.

5	Shareholders

5.1	In addition to the interests of the Directors disclosed in paragraphs 2.1 and 2.2 of Part XI of this document, in so far as is known to HSBC, the Directors and the chief executive as at 13 March 2009 (being the latest practicable date prior to publication of this document), the following persons are interested directly or indirectly in 3 per cent or more of the issued share capital of the Company (being the threshold of notification under the Disclosure and Transparency Rules) or hold interests or short positions in the shares and underlying shares of the Company which fall to be disclosed to the Company under the provisions of Divisions 2 and 3 of Part XV of the SFO:

	Number and		Percentage of
	class of shares		issued
	stated in latest		ordinary share
	notification received		capital as at
	as at the latest		the latest
	practicable date		practicable date
	prior to publication		prior to publication
Name	of this document		of this document

ABN AMRO Holding N.V.(1)	1,031,282,439		5.99
	(long	)
	349,896,841		2.03
	(short	)
	32,939,061		0.19
	(lending pool	)
Barclays PLC	518,233,657		4.27

	Number and		Percentage of
	class of shares		issued
	stated in latest		ordinary share
	notification received		capital as at
	as at the latest		the latest
	practicable date		practicable date
	prior to publication		prior to publication
Name	of this document		of this document

J.P. Morgan Chase & Co(1)	1,313,955,944		7.64
	(long	)
	302,973,490		1.76
	(short	)
	10,202,530		0.06
	(lending pool	)
Legal & General Group Plc	593,425,216		4.89
RFS Holdings B.V.(1)	1,031,282,439		5.99
	(long	)
	349,896,841		2.03
	(short	)
	32,939,061		0.19
	(lending pool	)
The Goldman Sachs Group, Inc.(1)	1,187,941,546		6.90
	(long	)
The Royal Bank of Scotland Group plc(1)	1,192,947,585		6.93
	(long	)
	510,052,508		2.96
	(short	)
	33,839,061		0.19
	(lending pool	)

Note:

(1)	These interests have arisen as a result of the entities identified above, or companies controlled by them, acquiring an interest requiring disclosure to the Company under the provisions of Divisions 2 and 3 of Part XV of the SFO as a result of signing the Underwriting Agreement. The percentage holdings for these entities are based on the Enlarged Share Capital.

5.2	Save as disclosed in paragraph 5.1 above and assuming all other Shareholders take up their rights in full under the Rights Issue, the Company is not aware of any person who is, or who will be, immediately following the Rights Issue, directly or indirectly interested, in 3 per cent or more of the issued share capital of the Company.

5.3	None of the Shareholders holding a notifiable interest as set out above has different voting rights to those of the other Shareholders.

5.4	Save as disclosed above, as at 13 March 2009 (being the lastest practicable date prior to the publication of this document) the Directors and chief executive of the Company are not aware of any other persons who have an interest or short position in the shares or underlying shares of the Company which would fall to be disclosed to the Company under the provisions of Divisions 2 and 3 of Part XV of the SFO.

5.5	So far as is known to any Director or the chief executive of the Company, as at 13 March 2009 (being the latest practicable date prior to the publication of this document), the following persons were, directly or indirectly interested in 10 per cent or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of any other member of the HSBC Group or had any options in respect of such capital:

		Percentage interest
		in share capital of
Member of the HSBC Group	Shareholder	group member

GPIF Co-Investment, LLC	HDG Mansur Capital Group, LLC	20.000
HSBC (Hellas) AEDAK	Vezanis, J V	27.000
HSBC Bank Armenia cjsc	Wings Establishment	30.000
HSBC Bank Georgia jsc	Wings Establishment	30.000
HSBC Corporate Advisory (Malaysia) Sdn. Bhd.	Sujak, Dato’ Sulaiman bin	30.000
HSBC Land Title Agency (USA) LLC	Prime Land Services L.L.C.	45.000
HSBC Middle East Finance Company Limited	H H The Late Ruler of Dubai	20.000
HSBC Rose Funding (UK) Limited	Bank of America N.A.	19.925
HSBC Saudi Arabia Limited	The Saudi British Bank	40.000
Kirk Management Ltd.	W. P. Stewart & Company Limited	40.000
Primer Grupo Energetico, S.A.	Banco General S.A.	25.000
PT HSBC Securities Indonesia	P.T. Bogamulia Nagadi	15.000
SNC Les Oliviers d’Antibes	Societe Cristolienne De Participations	40.000
SNC Nuku-Hiva Bail	Caisse Federale Du Credit Mutuel De	20.000
	Maine Anjou Et Basse Normandie
Way Chong Finance Limited	Dah Chong Hong, Limited	49.990

5.6	The Company is not aware of any person who will, or could, immediately following the Rights Issue, directly or indirectly, jointly or severally, exercise control over the Company.

5.7	The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Company.

6	HSBC Share Plans

[Intentionally omitted]

Details of the Share Ownership Plan and the HSBC Plan d’Epargne Enterprise are set out below.

6.1	The Share Ownership Plan

(a)	Introduction

The Share Ownership Plan was adopted on 22 October 2001 and is approved by HM Revenue & Customs under Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003.

The Share Ownership Plan is established under a UK resident trust. Under the Share Ownership Plan, employees may purchase up to £1,500 worth of Ordinary Shares (“Partnership Shares”) each tax year. Dividends to which participants are entitled in respect of their Partnership Shares may be reinvested into further Ordinary Shares (“Dividend Shares”).

(b)	Eligibility

All employees and executive Directors of the HSBC Group who are UK resident and have been employed for a qualifying period of up to 18 months are eligible to participate in the Share Ownership Plan.

(c)	Types of award

The Share Ownership Plan as currently drafted provides for awards of Partnership Shares, Dividend Shares, free shares and matching shares. However, until now the Share Ownership Plan has only been used to award Partnership Shares and Dividend Shares.

(d)	Partnership Shares

Eligible employees are invited to use up to £1,500 per tax year of pre-tax salary (or, if less, 10 per cent of pre-tax salary) to purchase Partnership Shares. Partnership Shares are acquired on a monthly basis and the acquisition price will be the market value on the acquisition date. There is no minimum holding period for Partnership Shares.

(e)	Dividend Shares

The Directors may require or permit eligible employees to reinvest dividends received on Ordinary Shares held under the Share Ownership Plan into further Ordinary Shares up to a limit of £1,500 per employee in any tax year. Dividend Shares must be retained in the Share Ownership Plan for at least three years.

(f)	Cessation of employment

Whenever and for whatever reason a participant ceases to be an employee of the HSBC Group, his/her Partnership Shares and Dividend Shares will be transferred to him/her, subject to any required PAYE deductions in the case of Partnership Shares.

(g)	Reconstructions

In the event of a reconstruction of the Company, any New Ordinary Shares received will be held in trust under the Share Ownership Plan on the same terms as the Partnership Shares or Dividend Shares in respect of which they are received.

6.2	The HSBC Plan d’Epargne Enterprise

Under the HSBC Plan d’Epargne Enterprise, participants are given the opportunity to invest in different funds, only one of which invests in Ordinary Shares. The fund manager exercises all rights in relation to the Ordinary Shares owned by the fund, including voting rights and the rights under the Rights Issue. Participants are not entitled to direct the fund manager as to how to exercise such rights.

7	Related party transactions

[Intentionally omitted]

8	Litigation

Save as disclosed below, no member of the HSBC Group is or has been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Company is aware) which may have, or have had during the 12 months prior to the date hereof, a significant effect on the financial position or profitability of the Company or the HSBC Group.

Save as disclosed below, no litigation or claims of material importance are pending or threatened against any member of the HSBC Group.

8.1 OFT proceeding

On 27 July 2007, the UK Office of Fair Trading (“OFT”) issued High Court legal proceedings against a number of UK financial institutions, including HSBC Bank plc (a wholly owned subsidiary of the Company), to determine the legal status and enforceability of certain of the charges applied to their personal customers in relation to unauthorised overdrafts (the “charges”). Pending the resolution of the proceedings, the Financial Services Authority has granted firms (including HSBC Bank plc) a waiver enabling them to place relevant complaints about the charges on hold and the County Courts have stayed all individual customer claims.

Certain preliminary issues in these proceedings have been heard in the Commercial Division of the High Court. This has confirmed that HSBC Bank plc’s current and historic charges are capable of being tested for fairness but are not capable of being penalties. On appeal, the Court of Appeal confirmed this decision on 26 February 2009. HSBC Bank plc is considering applying for leave to appeal to the House of Lords.

The proceedings remain at an early stage and may, allowing for further appeals on the issues, take some time to conclude. A wide range of outcomes is possible, depending upon the outcome of any appeal to the House of Lords and, to the extent applicable, upon the Court’s assessment of the fairness of each charge across the period under review. Since July 2001, there have been a variety of charges applied by HSBC Bank plc across different charging periods under the then existing contractual arrangements. HSBC Bank plc considers the charges to be and to have been valid and enforceable, and intends to defend its position strongly.

If, contrary to HSBC Bank plc’s current assessment, the Court should ultimately (after appeals) reach an adverse decision that results in a liability, a large number of different outcomes is possible, each of which would have a different financial impact. Given that there is limited authority on how an assessment of fairness should be conducted, HSBC Bank plc’s estimate of the potential financial impact is that it could be in the order of approximately £350 million, as previously published. To make an estimate of the potential financial impact at this stage with any precision is extremely difficult, owing to (among other things) the complexity of the issues, the number of permutations of possible outcomes, and the early stage of the proceedings. In addition, the assumptions made by HSBC Bank plc may prove to be incorrect.

8.2 Madoff related proceedings

On 11 December 2008, Bernard L. Madoff (“Madoff”) was arrested and charged in the United States District Court for the Southern District of New York with one count of securities fraud. That same day, the SEC filed securities fraud charges against Madoff and his firm Bernard L. Madoff Investment Securities LLC (“Madoff Securities”), a broker dealer and investment adviser registered with the SEC. The criminal complaint and SEC complaint each alleged that Madoff had informed senior Madoff Securities employees, in substance, that his investment advisory business was a fraud. On 15 December 2008, on the application of the Securities Investor Protection Corporation, the United States District Court for the Southern District of New York appointed a trustee for the liquidation of the business of Madoff Securities, and removed the liquidation proceeding to the United States Bankruptcy Court for the Southern District of New York. On 9 February 2009, on Madoff’s consent, the United States District Court for the Southern District of New York entered a partial judgment in the SEC action, permanently enjoining Madoff from violating certain antifraud provisions of the US securities laws, ordering Madoff to pay disgorgement, prejudgment interest and a civil penalty in amounts to be determined at a later time, and continuing certain other relief previously imposed, including a freeze on Madoff’s assets. On 12 March 2009, Madoff pleaded guilty to numerous felony charges, including securities fraud, investment advisor fraud, mail fraud, wire fraud, money laundering, false statements, perjury, false filings with the SEC, and theft from an employee pension plan. His sentencing is scheduled for 16 June 2009. The relevant US authorities are continuing their investigations into the alleged fraud. There remains a significant uncertainty as to the facts of the alleged fraud and the extent of any assets of, and remaining within, Madoff Securities.

Various non-US members of the HSBC Group companies provide custodial, administration and similar services to a number of funds incorporated outside the United States whose assets were invested with Madoff Securities. Based on information provided by Madoff Securities, as at 30 November 2008, the aggregate net asset value of these funds (which would include principal amounts invested and unrealised gains) was approximately £5.6 billion (US$8.4 billion).

Proceedings concerning Madoff and Madoff Securities have already been issued in various jurisdictions against numerous defendants and the HSBC Group expects further proceedings to be brought, including by the Madoff Securities trustee. Various members of the HSBC Group have been named as defendants in suits in the United States seeking class action status and cases in the Commercial List of the Irish courts. All of the cases where members of the HSBC Group are named as a defendant are at a very early stage. The HSBC Group considers that it has good defences to these claims and will continue to defend them vigorously. The HSBC Group is unable reliably to estimate the liability, if any, that might arise as a result of such claims.

Various members of the HSBC Group have also received requests for information from various regulatory authorities in connection with the alleged fraud by Madoff. The HSBC Group companies are co-operating with these requests for information.

9	Material contracts

Other than the following contracts, there are no contracts (not being contracts entered into in the ordinary course of business) which are, or may be, material and which have been entered into by the HSBC Group during the two years immediately preceding the date of this document or which contain any provision under which any member of the HSBC Group has any obligation or entitlement which is material to the HSBC Group as at the date hereof:

9.1	Underwriting Agreement

Pursuant to an underwriting agreement (the “Underwriting Agreement”) dated 2 March 2009 among the Company and the Banks, the Joint Global Coordinators have severally agreed to procure acquirers for, or failing which the Underwriters have agreed to procure acquirers for or themselves to acquire, New Ordinary Shares not taken up under the Rights Issue, in each case in pounds sterling at the Issue Price.

In consideration of their services under the Underwriting Agreement, and subject to their obligations under the Underwriting Agreement having become unconditional and the Underwriting Agreement not having been terminated, the Banks will be paid an aggregate base fee of 2.75 per cent of the aggregate proceeds of the Rights Issue. In addition, the Company may, in its sole discretion, pay to the Banks a discretionary fee equal to 0.5 per cent of the aggregate proceeds of the Rights Issue. The Underwriters may arrange sub-underwriting for some, all or none of the New Ordinary Shares.

The Company shall pay (whether or not the Banks’ obligations under the Underwriting Agreement become unconditional) all costs and expenses of, or in connection with, the Rights Issue, the General Meeting, the allotment and issue of the New Ordinary Shares and the Underwriting Agreement including (but not limited to) the UK Listing Authority, London Stock Exchange, Hong Kong Stock Exchange, New York Stock Exchange, Euronext Paris and Bermuda Stock Exchange listing and trading fees, other regulatory fees and expenses, print and advertising costs, postage, the Receiving Agent’s charges, its own and certain of the Banks’ legal and other out of pocket expenses, all accountancy and other professional fees, public relations fees and expenses and all stamp duty and SDRT (if any) and other similar duties and taxes (subject to certain exceptions).

The obligations of the Banks under the Underwriting Agreement are subject to certain conditions including, amongst others:

(a)	the passing, without material amendment, of the Resolutions;

(b)	UK Admission becoming effective by not later than 8.00 a.m. on 20 March 2009 (or such later time and date (being not later than 27 March 2009) as the Company, Goldman Sachs International, J.P. Morgan Cazenove and J.P. Morgan may agree);

(c)	each condition to enable (i) the Nil Paid Rights and the Fully Paid Rights to be admitted as a participating security in CREST (other than UK Admission) and (ii) the Nil Paid Rights as eligible securities for deposit, clearance and settlement in CCASS (other than HK Admission) being satisfied on or before 19 March 2009;

(d)	the fulfilment by the Company of its obligations under the Underwriting Agreement which fall to be performed or satisfied prior to UK Admission and which are material;

(e)	before UK Admission there being no material breach by the Company of the representations and warranties given in the Underwriting Agreement;

(f)	confirmation from the Hong Kong Stock Exchange, by the time of UK Admission, that the listing of, and permission to deal in, the New Ordinary Shares (nil and fully paid) on the Main Board of the Hong Kong Stock Exchange has been granted; and

(g)	there being no event referred to in section 87G(1) of the FSMA arising between the date of this document and UK Admission which is material and adverse.

Goldman Sachs International, J.P. Morgan Cazenove or J.P. Morgan may terminate the Underwriting Agreement prior to UK Admission in certain circumstances including for material adverse change and certain force majeure events. The Underwriting Agreement cannot be terminated after UK Admission.

The Company has given certain representations, warranties and indemnities to the Banks. The liabilities of the Company are unlimited as to time and amount.

The Company has agreed that, for a period from the date of the Underwriting Agreement to the expiration of 90 days from the Delivery Date (as defined in the Underwriting Agreement) or, if earlier, the date that the Banks’ obligations under the Underwriting Agreement cease, it will not (subject to certain exceptions) directly or indirectly offer, sell or contract to sell or otherwise transfer or dispose of Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares or any interest therein or enter into any transaction with the same economic effect as the foregoing.

9.2	Subscription and Transfer Deeds

In connection with the Rights Issue, the Company, Newco, Goldman Sachs International and J.P. Morgan Cazenove have entered into agreements, each dated 2 March 2009, in relation to the subscription and transfer of ordinary shares and redeemable preference shares in Newco. Under the terms of these agreements:

(a)	the Company and Goldman Sachs International agreed to take up ordinary shares in Newco and enter into put and call options in respect of the ordinary shares in Newco subscribed for by Goldman Sachs International that are exercisable if the Rights Issue does not proceed;

(b)	Goldman Sachs International will subscribe for preference shares in Newco to an aggregate value equal to the proceeds of the Rights Issue (after deduction of the commission, fees and expenses referred to in paragraph 9.1 above), including amounts received from acquirers procured by the Joint Global Coordinators or the Underwriters and amounts received from the Underwriters; and

(c)	the Company will allot and issue the New Ordinary Shares to those persons entitled thereto in consideration of Goldman Sachs International transferring its holding of preference shares, and ordinary shares in Newco to the Company.

Accordingly, instead of receiving cash as consideration for the issue of the New Ordinary Shares, at the conclusion of the Rights Issue the Company will own the entire issued ordinary share capital and entire preference share capital of Newco whose only assets will be its cash reserves, which will represent an amount equal to the net proceeds of the Rights Issue. The Company will be able to use this amount by exercising its right of redemption over the preference shares it holds in Newco and, during any interim period prior to redemption, by procuring that Newco lends the amount to the Company (or one of the Company’s subsidiaries).

Qualifying Shareholders are not party to these arrangements and so will not acquire any direct right against Goldman Sachs International pursuant to these arrangements. The Company will be responsible for enforcing the obligations of Goldman Sachs International thereunder.

The Company has the right to elect that J.P. Morgan Cazenove act as subscriber under the terms of these agreements or, subject to certain conditions, to elect a third party to act as subscriber instead of Goldman Sachs International.

10	Taxation

10.1	United Kingdom taxation

(a)	General

The following statements are intended to apply only as a general guide to the position under current UK tax law and the published practice of HM Revenue & Customs as at the date of this document, either of which is subject to change at any time. They are (unless a contrary intention is expressly specified) intended to apply only to Qualifying Shareholders who are resident and, in the case of individuals only, ordinarily resident and domiciled in the UK for UK tax purposes, who hold their shares as investments, who are the beneficial owners of those shares and who have not (and are not deemed to have) acquired their Existing Ordinary Shares by reason of an office or employment and are not officers or employees of the Company. The statements may not apply to certain classes of Qualifying Shareholders such as, for example, dealers in securities, insurance companies and collective investment schemes or Qualifying Shareholders who are exempt from taxation.

Any person who is in any doubt as to his/her tax position or who may be subject to tax in any jurisdiction other than the United Kingdom should consult an appropriate professional tax adviser.

(b)	Taxation of chargeable gains

(i)	Rights issue

For the purposes of UK taxation of chargeable gains, the issue of the New Ordinary Shares by the Company should constitute a reorganisation of the Company’s share capital. Accordingly, a Qualifying Shareholder should not be treated as making a disposal of all or part of his/her Existing Ordinary Shares by reason of taking up all or part of his/her rights to New Ordinary Shares. No liability to taxation on chargeable gains should arise in respect of the issue of New Ordinary Shares to the extent that a Qualifying Shareholder takes up his/her full entitlement to New Ordinary Shares.

For the purposes of UK taxation of chargeable gains, if a Qualifying Shareholder takes up all or any of his/her rights to the New Ordinary Shares, his/her holding of Existing Ordinary Shares and his/her New Ordinary Shares should be treated as the same asset, acquired at the time he/she acquired his/her Existing Ordinary Shares. The moneys paid to acquire New Ordinary Shares should be added to the base cost of his/her Existing Ordinary Shares.

If a Qualifying Shareholder sells or otherwise disposes of all or some of the New Ordinary Shares allotted to him/her, or his/her rights to acquire them, or if he/she allows, or is deemed to allow, all or any part of his/her rights to acquire New Ordinary Shares to lapse and receives a cash payment in respect of them, he/she may, depending on his/her circumstances, incur a liability to taxation on any chargeable gains realised.

However, if the proceeds resulting from a lapse or disposal of the rights to acquire New Ordinary Shares are “small” as compared with the market value (on the date of lapse or disposal) of the Existing Ordinary Shares in respect of which the rights arose, such a Qualifying Shareholder should not be treated as making a disposal for the purposes of UK taxation of chargeable gains. The proceeds will instead be deducted from the base cost of the holding of relevant Existing Ordinary Shares for the purposes of computing any chargeable gain or allowable loss on a subsequent disposal. The current practice of HM Revenue & Customs is to apply this treatment where either (i) the proceeds of the disposal or lapse of rights do not exceed 5 per cent of the market value (at the date of the disposal or lapse) of the Existing Ordinary Shares in respect of which the rights arose or (ii) the amount of the proceeds is £3,000 or less, regardless of whether the 5 per cent test is satisfied. This treatment will not apply where such proceeds are greater than the base cost of the Existing Ordinary Shares for the purposes of UK taxation of chargeable gains.

If a Qualifying Shareholder effects a Cashless Take Up, his/her holding of Existing Ordinary Shares and his/her New Ordinary Shares acquired pursuant to that Cashless Take Up should be treated as the same asset, acquired at the same time he/she acquired his/her Existing Ordinary Shares, and the moneys paid to acquire New Ordinary Shares raised through the disposal of Nil Paid Rights (effected pursuant to the Cashless Take Up) should be added to the base cost of his/her Existing Ordinary Shares. Such Qualifying Shareholder’s base cost in his/her Existing Ordinary Shares may be reduced to the extent that the proceeds resulting from the disposal of Nil Paid Rights (effected pursuant to the Cashless Take Up) are “small” (determined in accordance with the test referred to in the paragraph above). If such proceeds are not “small”, such Qualifying Shareholder may, depending on his/her circumstances, incur a liability to taxation on any chargeable gains realised.

(ii)	Subsequent disposals of New Ordinary Shares

A subsequent disposal of New Ordinary Shares by a Qualifying Shareholder within the charge to UK capital gains tax, such as an individual, trustee or personal representative, will, subject to the availability to the Qualifying Shareholder of any exemptions, reliefs and/or allowable losses, be subject to tax on any gain arising at the rate of 18 per cent with no taper relief or indexation allowance.

A subsequent disposal of New Ordinary Shares by a Qualifying Shareholder within the charge to UK corporation tax may, depending on individual circumstances, incur a liability to taxation on any chargeable gains realised. In calculating any chargeable gain or allowable loss arising on such disposal, indexation allowance will apply to the amount paid for the New Ordinary Shares only from, generally, the date on which the payment for the New Ordinary Shares was made.

A subsequent disposal of New Ordinary Shares by a Qualifying Shareholder who is not resident in the UK for tax purposes but who carries on a trade, profession or vocation in the UK through a branch, agency or permanent establishment and has used, held or acquired the New Ordinary Shares for the purposes of such trade, profession, or vocation or such branch, agency or permanent establishment may, depending on individual circumstances, give rise to a chargeable gain or allowable loss for the purposes of UK taxation of chargeable gains.

An individual Qualifying Shareholder who has ceased to be resident or ordinarily resident for tax purposes in the UK for a period of less than five years of assessment and who disposes of all or part of his/her New Ordinary Shares during that period of temporary non-residence may be liable, on his/her return to the UK, to UK taxation on chargeable gains arising during the period of absence, subject to any available exemption or relief.

(c)	Taxation of dividends

Under current UK tax law, the Company will not be required to withhold tax at source from dividend payments it makes.

(i)	Individual Qualifying Shareholders tax resident in the UK

A Qualifying Shareholder who is an individual resident in the UK for tax purposes and who receives a dividend from the Company will be entitled to a tax credit which may be set off against his/her total income tax liability on the dividend. The tax credit will be equal to 10 per cent of the aggregate of the dividend and the tax credit (the “gross dividend”), which is also equal to one-ninth of the amount of the cash dividend received.

The tax credit will be treated as discharging the individual’s liability to income tax in respect of the gross dividend, unless and except to the extent that the gross dividend falls above the threshold for the higher rate of income tax, in which case the individual will, to that extent, pay tax on the gross dividend calculated as 32.5 per cent of the gross dividend less the related tax credit. So, for example, a dividend of £80 will carry a tax credit of £8.89 and the income tax payable on the dividend by an individual liable to income tax at the higher rate would be 32.5 per cent of £88.89, namely £28.89, less the tax credit of £8.89, leaving a net tax charge of £20.

The UK Government has announced proposals to introduce, with effect from 6 April 2011, a new tax rate of 45 per cent for taxable non-savings and savings income above £150,000. On and after the date on which the new rate takes effect, if and to the extent that the gross dividend received by a UK resident individual falls above the threshold for income tax at the 45 per cent rate, that individual will be subject to tax on the gross dividend at the rate of 37.5 per cent.

A UK resident individual Qualifying Shareholder who is not liable to income tax in respect of the gross dividend will not be entitled to any payment from HM Revenue & Customs in respect of any part of the tax credit.

(ii)	Corporate Qualifying Shareholders tax resident in the UK

A Qualifying Shareholder which is within the charge to corporation tax will not normally be subject to corporation tax on any dividend received from the Company. Such a corporate Qualifying Shareholder will not be entitled to any payment from HM Revenue & Customs in respect of the tax credit attaching to any dividend paid by the Company.

The Government has published draft legislation which would, if passed in its current form, change (potentially significantly) the tax treatment of dividends received by shareholders within the charge to corporation tax. The draft legislation would, amongst other things, replace the current general exemption from corporation tax for dividends paid by one UK resident company to another with a more detailed regime which provides for exemption in certain circumstances. However, it appears likely that dividends paid on the New Ordinary Shares to most UK resident corporate shareholders would generally continue to qualify for exemption from corporation tax. It should be noted

that the draft legislation is likely to change before being enacted and Qualifying Shareholders within the charge to corporation tax are advised to consult their professional tax advisers in relation to the implications of the proposals.

(iii)	Qualifying Shareholders not tax resident in the UK

Qualifying Shareholders who are not resident in the UK for tax purposes will not generally be able to claim repayment from HM Revenue & Customs of any part of the tax credit attaching to dividends paid by the Company. A Qualifying Shareholder resident outside the UK may also be subject to foreign taxation on dividend income under local law.

Qualifying Shareholders who are not resident in the UK for tax purposes should consult their own tax advisers concerning their tax liabilities on dividends received from the Company.

(d)	Stamp duty and SDRT

(i)	UK Shareholders

No stamp duty or SDRT will generally be payable on the issue of Provisional Allotment Letters, on the crediting of Nil Paid Rights or Fully Paid Rights to stock accounts in CREST, or on the issue in uncertificated form of New Ordinary Shares. Where New Ordinary Shares represented by such documents or rights are registered in the name of the Qualifying Shareholder entitled to such shares, or where New Ordinary Shares are credited in uncertificated form to CREST, no liability to stamp duty or SDRT will generally arise.

Persons who purchase (or are treated as purchasing) rights to New Ordinary Shares represented by Provisional Allotment Letters (whether nil paid or fully paid), or Nil Paid Rights or Fully Paid Rights held in CREST, on or before the latest time for registration of renunciation will not generally be liable to pay stamp duty. However, such a purchaser will normally be liable to pay SDRT at the rate of 0.5 per cent of the actual consideration paid.

Where such a purchase is effected through a stockbroker or other financial intermediary, that person will normally account to HM Revenue & Customs for the SDRT and should indicate that this has been done in any contract note issued to the purchaser. In other cases, the purchaser of the rights to the New Ordinary Shares represented by the Provisional Allotment Letters is liable to pay the SDRT and must account for it to HM Revenue & Customs. Any SDRT arising on the transfer of Nil Paid Rights or Fully Paid Rights held in CREST should be collected and accounted for to HM Revenue & Customs by CREST.

No stamp duty or SDRT will be payable on the registration of renunciation of Provisional Allotment Letters, whether by the original holders or their renouncees.

Where New Ordinary Shares are issued or transferred (i) to, or to a nominee or (in the case of stamp duty) agent for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee or agent for, a person whose business is or includes issuing depository receipts, stamp duty or SDRT will generally be payable at a higher rate of 1.5 per cent of the consideration payable or, in certain cases, the value of the New Ordinary Shares (rounded up in the case of stamp duty to the nearest £5). This liability for stamp duty or SDRT will strictly be accountable by the depositary or clearance service operator or their nominee, as the case may be, but will, in practice, generally be reimbursed by participants in the clearance service or depositary receipt scheme. Clearance services may opt, provided certain conditions are satisfied, for normal stamp duty or SDRT treatment to apply to issues or transfers of shares into, and transactions within, such services instead of the higher rate applying to an issue or transfer of the shares into the clearance service. Qualifying Shareholders who hold their Existing Ordinary Shares in Euroclear France should note that the issue of New Ordinary Shares to Euroclear France (or to a nominee of Euroclear France) will be subject to the higher rate of SDRT at 1.5 per cent of the consideration given for the New Ordinary Shares and this cost will be borne by the relevant Qualifying Shareholder. A holder of ADSs should refer to the US Prospectus for further information in relation to the ADS programme.

Subject to an exemption for certain low value transactions, the transfer on sale of New Ordinary Shares held outside CREST after the last date for registration of renunciation will generally give rise to a liability, usually met by the purchaser, to ad valorem stamp duty at the rate of 0.5 per cent (rounded up to the nearest multiple of £5) of the amount or value of consideration paid. An agreement to transfer such shares which is or becomes unconditional will generally give rise to SDRT at the rate of 0.5 per cent of the amount or value of the consideration paid, such SDRT generally being payable by the transferee or purchaser. The liability to SDRT will generally be cancelled or any SDRT paid refunded if the agreement is completed by a duly stamped transfer within six years of either the date of the agreement or, if the agreement was conditional, the date when the agreement became unconditional.

No stamp duty or SDRT will arise on a transfer of New Ordinary Shares into CREST provided that, in the case of SDRT, the transfer is not for money or money’s worth. A transfer of New Ordinary Shares effected on a paperless basis through CREST will generally be subject to SDRT at the rate of 0.5 per cent of the amount or value of the consideration payable, which will be collected and accounted for to HM Revenue & Customs by CREST (such SDRT generally being payable by the transferee or purchaser).

(ii)	HK Shareholders and Bermuda Shareholders

Instruments of transfer of New Ordinary Shares which are registered on the Hong Kong branch register or Bermuda branch register will, unless they are executed in a part of the UK, be exempt from UK stamp duty.

An agreement to transfer New Ordinary shares registered on the Hong Kong or Bermuda branch register should not give rise to a charge to SDRT (other than an agreement to issue or transfer to a provider of clearance services or issuer of depositary receipts as described above). Any liability to SDRT at the rate of 0.5 per cent (although not necessarily any liability at the higher rate described above) will be cancelled and any SDRT already paid will be repaid, generally with interest, if an instrument of transfer is executed and (if executed in the UK) duly stamped within six years of the date on which the liability to SDRT arises.

It is understood that, in practice, neither UK stamp duty nor SDRT is charged on the entry into, or subsequent settlement or clearance in, CCASS of shares registered on a Hong Kong branch register.

The above statements are intended only as a general guide to the current stamp duty and SDRT position. Transfers to certain categories of person are not liable to stamp duty or SDRT and others may be liable at a higher rate or may, although not primarily liable for SDRT, be required to notify and account for it.

10.2	Hong Kong taxation

(a)	General

This section addresses the taxation of income and capital gains of holders of Nil Paid Rights and New Ordinary Shares under the laws and practices of Hong Kong. The following summary of the tax position in Hong Kong is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. This summary provides a general outline of the material tax considerations that may be relevant to a decision to subscribe for, purchase, own or dispose of the New Ordinary Shares and does not deal with all possible Hong Kong tax consequences applicable to all categories of investors.

(b)	Taxation on gains of sale

No tax is imposed in Hong Kong in respect of capital gains. However, trading gains from the sale of an asset by persons carrying on a trade, profession or business in Hong Kong where the trading gains are derived from or arise in Hong Kong will be chargeable to Hong Kong profits tax. Hong Kong profits tax is currently charged at the rate of 16.5 per cent on corporations and at a maximum rate of 15 per cent on individuals. Certain categories of taxpayers whose business consists of buying and selling shares are likely to be regarded as deriving trading gains rather than capital gains (for example, financial institutions, insurance companies and securities dealers) unless these taxpayers could prove that the investment securities are held as capital assets.

Gains from the sale of the Nil Paid Rights or New Ordinary Shares effected on the Hong Kong Stock Exchange will be considered to be derived from or arise in Hong Kong. A liability for Hong Kong profits tax would thus arise in respect of trading gains from the sale of Nil Paid Rights or New Ordinary Shares effected on the Hong Kong Stock Exchange, where such gains arise from a business carried on in Hong Kong and are otherwise not of a capital nature.

(c)	Stamp duty

Hong Kong stamp duty, currently charged at the ad valorem rate of 0.1 per cent on the higher of the consideration for or the market value of the Nil Paid Rights or the New Ordinary Shares, will be payable by the purchaser on every purchase and by the seller on every sale of Nil Paid Rights or New Ordinary Shares (that is, a total of 0.2 per cent is currently payable on a typical sale and purchase transaction involving Ordinary Shares). In addition, a fixed duty of HK$5.00 is currently payable on any instrument of transfer of Ordinary Shares.

(d)	Estate duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on 11 February 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Ordinary Shares whose deaths occur on or after 11 February 2006.

11	Working capital

The Company is, and the Directors are, of the opinion that the HSBC Group has sufficient working capital for its present requirements, that is for at least the next 12 months from the date of publication of this document.

12	No significant change

There has been no significant change in the financial or trading position of the HSBC Group since 31 December 2008, the date to which HSBC’s last audited consolidated annual financial statement was prepared.

13	No material adverse change

There has been no material adverse change in the financial or trading position of the HSBC Group since 31 December 2008, the date to which HSBC’s last audited consolidated annual financial statement was prepared.

14	Consents

[Intentionally omitted]

15	General

15.1	The expenses of and incidental to the Rights Issue, including the commissions payable to the Banks, the London Stock Exchange fee, the Hong Kong Stock Exchange listing fee, the Bermuda Stock Exchange Listing Fee, the New York Stock Exchange Listing Fee, the Euronext Paris Listing Fee, professional fees and the costs of printing and distribution, are estimated to amount to approximately £0.4 billion (excluding value added tax), all of which is payable by the Company.

15.2	The auditor of the Company for each of the financial years ended 31 December 2006, 2007 and 2008 was KPMG Audit Plc, chartered accountants and registered auditor, of 8 Salisbury Square, London, EC4Y 8BB. As at 13 March 2009 (being the latest practicable date prior to the publication of this document), KPMG Audit Plc had no shareholding, directly or indirectly, in any member of the HSBC Group or the right (whether legally enforceable or not) to subscribe for or to nominate persons to subscribe for securities in any member of the HSBC Group.

15.3	The Issue Price is payable in full in cash on acceptance.

15.4	The Ordinary Shares are admitted to trading on the London Stock Exchange, the Main Board of the Hong Kong Stock Exchange, Euronext Paris and the Bermuda Stock Exchange and, in the form of ADSs, the New York Stock Exchange.

15.5	Save as described below, the Directors are not aware of any arrangement under which future dividends are to be waived or agreed to be waived. There are a number of employee benefit trusts which hold Ordinary Shares for the purpose of satisfying options and awards granted to employees under the HSBC Share Plans. Some of these trusts have waived their rights to dividends. The total number of Ordinary Shares subject to such waivers as at 13 March 2009 (the latest practicable date prior to the publication of this document) was 18,531,129.

15.6	Ralph Gordon Barber, a Fellow of the Institute of Chartered Secretaries and Administrators, is the Group Company Secretary.

15.7	The English version of this document prevails over the Chinese translation.

16	Documents on display

Copies of the following documents may be inspected during normal business hours on each Business Day from 17 March 2009 up to and including 3 April 2009 at 8 Canada Square, London E14 5HQ, United Kingdom and at 1 Queen’s Road Central, Hong Kong:

(a)	the Memorandum of Association of the Company and the Articles;

(b)	the service agreements and terms of appointment referred to in paragraph 3 of Part XI of this document;

(c)	the material contracts referred to in paragraph 9 of this Part XVI;

(d)	the rules of the HSBC Share Plans, the trust deed relating to the Share Ownership Plan and the notice and rules of Fonds H relating to the HSBC Plan d’Epargne Enterprise;

(e)	the Circular to Shareholders; and

(f)	this document.

PART XVII
DOCUMENTS INCORPORATED BY REFERENCE

[Intentionally omitted]

[Intentionally omitted]

PART XVIII
DEFINITIONS AND INTERPRETATION

The definitions set out below apply throughout this document, unless the context requires otherwise.

“2006 Annual Report and Accounts”	the Company’s annual report and accounts for the financial year ended 31 December 2006

“2007 Annual Report and Accounts”	the Company’s annual report and accounts for the financial year ended 31 December 2007

“2008 Annual Report and Accounts”	the Company’s annual report and accounts for the financial year ended 31 December 2008

“A Preference Shares”	the “A” redeemable preference shares in the share capital of Newco with a nominal value of 1 penny each to be subscribed by Bank Subscriber in accordance with the terms of the Subscription and Transfer Deed

“A Subscription Price”	the total amount (in cleared funds) standing to the credit of the Acceptance Accounts as at the time of subscription of the A Preference Shares, less the fees, commissions, costs and expenses of the Banks in relation to the Rights Issue permitted to be deducted in accordance with the Subscription and Transfer Deed

“Acceptance Accounts”	the accounts opened in the name of the Trustees for the receipt of funds from Qualifying Shareholders or other persons subscribing for New Ordinary Shares under the terms of the Rights Issue

“Admission”	UK Admission and HK Admission

“Admitted Institution”	an admitted institution of Euroclear France which holds Ordinary Shares on behalf of its clients or, as the context so requires, an institution which holds Ordinary Shares on behalf of its clients through such an admitted institution

“ADS”	an American Depositary Share representing five Ordinary Shares

“ADS Rights Issue”	the proposed offer by way of rights to holders of ADSs to acquire New ADSs, on the terms and conditions set out in this document and in the US Prospectus

“Articles”	the articles of association of HSBC

“B Preference Shares”	the “B” redeemable preference shares in the share capital of Newco with a nominal value of 1 penny each to be subscribed by Bank Subscriber in accordance with the terms of the Subscription and Transfer Deed

“B Subscription Price”	the total amount (in cleared funds) standing to the credit of the Acceptance Accounts (except to the extent that it constitutes part of the A Subscription Price) as at the time of subscription of the B Preference Shares, plus the benefit of any claims pursuant to cheques and other forms of remittance received but which have not been cleared at such time (other than where notification that such cheque or remittance has been dishonoured has been made in accordance with the Underwriting Agreement), less the further fees, commissions, costs and expenses of the Banks in relation to the Rights Issue permitted to be deducted in accordance with the Subscription and Transfer Deed and less any premium due (to such persons as are entitled thereto under the terms of the Rights Issue) in accordance with the provisions of paragraph 7(a) of Part VIII of this document

“Bank Subscriber”	Goldman Sachs International, or such other person as the Company may validly elect pursuant to the terms of the Subscription and Transfer Deed

“Banks”	Goldman Sachs International, J.P. Morgan Cazenove, J.P. Morgan, HSBC Bank plc, BNP PARIBAS, Credit Suisse Securities (Europe) Limited, RBS Hoare Govett Limited, Citigroup Global Markets U.K. Equity Limited, ING Bank N.V., Societe Generale, Nomura International plc, Banca IMI S.p.A., CALYON, NATIXIS, MEDIOBANCA Banca di Credito Finanziario S.p.A., Morgan Stanley & Co International Plc, UBS Limited, Scotiabank Europe plc, CITIC Securities Corporate Finance (HK) Limited, RBC Dominion Securities Inc., Banco Bilbao Vizcaya Argentaria, S.A. and Fox-Pitt, Kelton Ltd

“Basel Committee”	Basel Committee on Banking Supervision

“Basel I”	International Convergence of Capital Measurements and Capital Standards published by the Basel Committee in July 1988

“Basel II”	International Convergence of Capital Measurement and Capital Standards published by the Basel Committee in June 2006

“Bermuda branch register”	the Bermuda overseas branch register of members of the Company

“Bermuda Ex-Rights Date”	9.00 a.m. (Bermuda time) on 11 March 2009

“Bermuda Record Date”	5.00 p.m. (Bermuda time) on 13 March 2009

“Bermuda Shareholders”	Shareholders whose Ordinary Shares are registered on the Bermuda branch register

“Board”	the board of Directors

“Business Day”	any day on which banks are generally open in London and Hong Kong for the transaction of business other than a Saturday or Sunday or public holiday

“Cashless Take Up”	the facility provided by the Receiving Agent enabling Qualifying Shareholders to sell a sufficient number of Nil Paid Rights to raise money to take up the remainder as more fully described in the rights issue guide accompanying the Provisional Allotment Letters dated on or around the date hereof

“CCASS”	The Central Clearing and Settlement System established and operated by HKSCC

“certificated” or “in certificated form”	a share or other security which is not held through CREST or CCASS

“Circular to Shareholders”	the circular to Shareholders dated 3 March 2009 issued by the Company in connection with the Rights Issue and including the notice of General Meeting

“City Code”	the UK City Code on Takeovers and Mergers

“Closing Price”	the closing, middle market quotation in pounds sterling of an Ordinary Share, as published in the Daily Official List

“Combined Code”	the UK Combined Code on Corporate Governance of the Financial Reporting Council 2006

“Companies Ordinance”	the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), as such ordinance may be amended, modified or re-enacted from time to time

“Company”	HSBC Holdings plc

“Computershare Dealing Facility”	the share dealing service described in Part VIII of this document provided by the Receiving Agent

“core equity tier 1 capital”	tier 1 capital less innovative tier 1 securities and preference shares

“core equity tier 1 ratio”	the amount of core equity tier 1 capital as a proportion of risk-weighted assets

“CREST”	the system for the paperless settlement of trades in securities and the holding of uncertificated securities in accordance with the Euroclear UK Regulations operated by Euroclear UK

“CREST Manual”	the rules governing the operation of CREST, consisting of the CREST Reference Manual, CREST International Manual, CREST Central Counterparty Service Manual, CREST Rules, Registrars Service Standards, Settlement Discipline Rules, CCSS Operations Manual, Daily Timetable, CREST Application Procedure and CREST Glossary of Terms

“CREST member”	a person who has been admitted by Euroclear UK as a system-member (as defined in the Euroclear Regulations)

“CREST Shareholders”	Shareholders holding Ordinary Shares in CREST in uncertificated form

“CREST sponsor”	a CREST participant admitted to CREST as a CREST sponsor

“CREST sponsored member”	a CREST member admitted to CREST as a sponsored member

“Daily Official List”	the daily official list of the London Stock Exchange

“Dealing Day”	a day upon which dealings in domestic securities may take place on and with the authority of the London Stock Exchange

“Director”	a director of the Company

“Disclosure and Transparency Rules”	the disclosure and transparency rules made by the UK Listing Authority under Part VI of FSMA

“EEA States”	a state which is a contracting party to the agreement on the European Economic Area signed at Oporto on 2 May 1992, as it has effect for the time being

“Enlarged Share Capital”	the issued ordinary share capital of the Company following the issue of the New Ordinary Shares pursuant to the Rights Issue, assuming that no Ordinary Shares are issued pursuant to the exercise of options granted under the HSBC Share Plans between the date of this document and completion of the Rights Issue

“EU”	the European Union first established by the treaty made at Maastricht on 7 February 1992

“Euroclear France”	Euroclear France, société anonyme, or the successor for the time being to such business, the French depositary and settlement institute

“Euroclear Interest”	an interest in, and corresponding to, the Existing Ordinary Shares which are registered in the name of Euroclear France and which are traded on Euronext Paris

“Euroclear Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as amended from time to time

“Euroclear Subscription Rights”	transferable and tradeable rights, created in Euroclear France, for use within the system of Euroclear France, reflecting Nil Paid Rights

“Euroclear UK”	Euroclear UK & Ireland Limited

“Euronext Paris”	Euronext Paris by Euronext, the French regulated market of NYSE Euronext Paris

“Excluded Territories”	Canada, Indonesia, Japan, Mexico, the Kingdom of Saudi Arabia, South Korea, Switzerland, Turkey, the United Arab Emirates and any

other jurisdiction where the extension or availability of the Rights Issue (and/or any other transaction contemplated thereby) would breach any applicable law

“Existing Ordinary Shares”	the Ordinary Shares in issue as at the Record Date

“French Subscription Agent”	CACEIS Corporate Trust

“FSA” or “Financial Services Authority”	the Financial Services Authority of the United Kingdom

“FSMA”	the Financial Services and Markets Act 2000, as amended

“Fully Paid Rights”	rights to acquire New Ordinary Shares, fully paid

“General Meeting”	the extraordinary general meeting of the Company to be held at 10.00 a.m. on 19 March 2009 in the Platinum Suite, ExCel London, One Western Gateway, Royal Victoria Dock, London E16 1XL, United Kingdom, notice of which is set out in the Circular to Shareholders

“HK Admission”	admission of the New Ordinary Shares, nil paid, to trading on the Main Board of the Hong Kong Stock Exchange

“HK Business Day”	a day (other than a Saturday, Sunday or a day on which either a tropical cyclone signal warning number 8 or above or a “black” rainstorm warning signal is in force in Hong Kong) upon which the Hong Kong Stock Exchange is open for dealings

“HK Executive”	the Executive Director of the Corporate Finance Division of the Securities and Futures Commission in Hong Kong

“HK Ex-Rights Date”	9.30 a.m. (Hong Kong time) on 12 March 2009

“HK Record Date”	4.30 p.m. (Hong Kong time) on 13 March 2009

“HK Shareholders”	Shareholders whose Ordinary Shares are registered on the Hong Kong branch register

“HKSCC”	Hong Kong Securities Clearing Company Limited

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC

“Hong Kong branch register”	the Hong Kong overseas branch register of members of the Company

“Hong Kong Code”	the Hong Kong Code on Takeovers and Mergers

“Hong Kong Listing Rules”	the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange

“Hong Kong Stock Exchange”	The Stock Exchange of Hong Kong Limited

“HSBC”	the Company or, as the context so requires, the HSBC Group

“HSBC France”	HSBC France, S.A.

“HSBC Group”	the Company and each of its subsidiaries and subsidiary undertakings from time to time

“HSBC Private Bank France”	HSBC Private Bank France, S.A.

“HSBC Share Plans”	the HSBC Share Plan, the HSBC Holdings Group Share Option Plan, the HSBC Holdings Savings-Related Share Option Plan, the HSBC Holdings Savings-Related Share Option Plan: International, the Share Ownership Plan, the HSBC Holdings Executive Share Option Scheme, the HSBC France Option Plan, the HSBC Private Bank France Option Plan, the HSBC Plan d’Epargne Enterprise, the HSBC Finance 1996 Long-Term Executive Incentive Compensation Plan, The Bank of Bermuda: Executive Share Option Plan 1997, The Bank of Bermuda: Share Option Plan 2000 and The Bank of Bermuda: Directors’ Share Option Plan

“IASB”	International Accounting Standards Board

“IFRSs”	International Financial Reporting Standards

“Issue Price”	254 pence per New Ordinary Share or, for HK Shareholders, HK$28.00 per New Ordinary Share (being the HK$ equivalent of 254 pence by reference to the £ : HK$ exchange rate at approximately 3.00 p.m. (UK time) on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue) as published by Bloomberg) or, for Bermuda Shareholders, US$3.61 per New Ordinary Share (being the US$ equivalent of 254 pence by reference to the £ : US$ exchange rate at approximately 3.00 p.m. (UK time) on 27 February 2009 (being the last Business Day prior to the announcement of the Rights Issue) as published by Bloomberg)

“Joint Global Coordinators”	HSBC Bank plc, Goldman Sachs International and J.P. Morgan Cazenove

“J.P. Morgan Cazenove”	J.P. Morgan Cazenove Limited

“J.P. Morgan”	J.P. Morgan Securities Ltd.

“Listing Rules”	the listing rules made under Part VI of FSMA (as set out in the FSA Handbook), as amended from time to time

“London Stock Exchange”	London Stock Exchange plc or its successor(s)

“MiFID”	means Directive 2004/39/EC of the European Parliament and of the Council of 21 April 2004 on markets in financial instruments

“Money Laundering Regulations”	the UK Money Laundering Regulations 2007, as amended

“Model Code”	The Code for Dealing in HSBC Securities, as amended from time to time

“MTM”	Many-to-Many

“New ADSs”	the ADSs to be issued by the Company pursuant to the ADS Rights Issue

“Newco”	Chinnery Limited, a company incorporated in Jersey

“New Ordinary Shares”	the Ordinary Shares to be issued by the Company pursuant to the Rights Issue

“New York Stock Exchange”	The New York Stock Exchange, Inc.

“Nil Paid Rights”	New Ordinary Shares in nil paid form provisionally allotted to Qualifying Shareholders pursuant to the Rights Issue

“Official List”	the official list of the UK Listing Authority

“Ordinary Shares”	ordinary shares of US$0.50 each in the capital of the Company

“PRC”	The People’s Republic of China (excluding Hong Kong and the Special Administrative Region of Macau)

“Prospectus Regulation”	Regulation 809/2004 of the European Commission

“Prospectus Rules”	the prospectus rules made under Part VI of FSMA (as set out in the FSA Handbook), as amended

“Provisional Allotment Letter”	the provisional allotment letters issued to Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders, as applicable

“Qualifying Bermuda Shareholders”	Qualifying Shareholders holding Ordinary Shares on the Bermuda branch register

“Qualifying CCASS Shareholders”	persons holding an interest in Ordinary Shares on the Hong Kong branch register through CCASS on the HK Record Date

“Qualifying CREST Shareholders”	Qualifying Shareholders holding Ordinary Shares on the UK principal register through CREST

“Qualifying Euroclear France Shareholders”	persons holding Euroclear Interests on the UK Record Date

“Qualifying Non-CCASS Shareholders”	Qualifying Shareholders holding Ordinary Shares on the Hong Kong branch register in certificated form (that is, not through CCASS)

“Qualifying Non-CREST Shareholders”	Qualifying Shareholders holding Ordinary Shares on the UK principal register in certificated form (that is, not through CREST)

“Qualifying Shareholders”	Shareholders on the relevant register of members of the Company on the Record Date

“Receiving Agent”	Computershare Investor Services PLC and, where appropriate, Computershare Hong Kong Investor Services Limited

“Record Date”	for UK Shareholders, the UK Record Date, for HK Shareholders, the HK Record Date or, for Bermuda Shareholders, the Bermuda Record Date

“Registrars”	Computershare Investor Services PLC, Computershare Hong Kong Investor Services Limited and Corporate Shareholder Services, The Bank of Bermuda Limited

“Regulatory Information Service”	one of the regulatory information services authorised by the UK Listing Authority to receive, process and disseminate regulatory information from listed companies

“Resolutions”	the resolutions to be proposed at the General Meeting in connection with the Rights Issue, notice of which is set out in the Circular to Shareholders

“Restricted Shareholders”	Shareholders with registered addresses in, or who are citizens, residents or nationals of, jurisdictions outside the United Kingdom, Hong Kong or Bermuda

“Rights Issue”	the proposed offer by way of rights to Qualifying Shareholders to acquire New Ordinary Shares, on the terms and conditions set out in this document and, in the case of Qualifying Non-CREST Shareholders, Qualifying Non-CCASS Shareholders and Qualifying Bermuda Shareholders only, the Provisional Allotment Letter

“RTGS”	real time gross settlement

“SDRT”	stamp duty reserve tax

“SEC”	United States Securities and Exchange Commission

“SFO”	the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), as such ordinance may be amended, modified or re-enacted from time to time

“Shareholders”	holders of Ordinary Shares

“Share Ownership Plan”	the HSBC Holdings UK Share Ownership Plan

“Sponsor”	Goldman Sachs International

“stock account”	an account within a member account in CREST or CCASS to which a holding of a particular share or other security in CREST or CCASS is credited

“Subscription and Transfer Deed”	the subscription and transfer deed dated 2 March 2009 entered into between the Company, Newco, Goldman Sachs International and J.P. Morgan Cazenove, a summary of which is set out in paragraph 9.2 of Part XVI of this document

“subsidiary”	has the meaning given in section 1159 of the UK Companies Act 2006

“subsidiary undertaking”	has the meaning given in section 1162 of the UK Companies Act 2006

“tier 1” and “tier 1 capital”	have the meanings given to such terms in the General Prudential Sourcebook (as set out in the FSA’s Handbook) as at 31 December 2008

“tier 1 ratio”	the amount of tier 1 capital as a proportion of risk-weighted assets

“Trustees”	Computershare Investor Services (Channel Islands) Limited, Computershare Investor Services PLC, Computershare Hong Kong Investor Services Limited and The Bank of Bermuda Limited, each a “Trustee”

“UK Admission”	admission of the New Ordinary Shares, nil paid, to the Official List and to trading on the market for listed securities of the London Stock Exchange

“UK Companies Act 1985”	the UK Companies Act 1985, as amended from time to time

“UK Companies Act 2006”	the UK Companies Act 2006, as amended from time to time

“UK Ex-Rights Date”	8.00 a.m. on 20 March 2009

“UK Listing Authority”	the Financial Services Authority acting in its capacity as the competent authority for the purposes of FSMA

“UK Record Date”	5.00 p.m. on 13 March 2009

“UK principal register”	the UK principal register of members of the Company

“UK Shareholders”	Shareholders whose Ordinary Shares are registered on the UK principal register

“uncertificated” or “in uncertificated form”	a share or other security recorded on the relevant register of the share or security concerned as being, or interests in which are, held (i) in CREST and title to which by virtue of the Euroclear Regulations, may be transferred by means of CREST or (ii) in CCASS and title to or interests in which, by virtue of the General Rules of CCASS and CCASS Operational Procedures, may be transferred by means of CCASS

“Underwriters”	Goldman Sachs International, J.P. Morgan and those other Banks that are acting as underwriters under the terms of the Underwriting Agreement

“Underwriting Agreement”	the conditional underwriting agreement dated 2 March 2009 between, among others, the Company, Goldman Sachs International, J.P. Morgan, J.P. Morgan Cazenove and HSBC Bank plc described in paragraph 9.1 of Part XVI of this document

“United Kingdom” or “UK”	the United Kingdom of Great Britain and Northern Ireland

“United States” or “US”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia

“US Prospectus”	the prospectus pursuant to which the Rights Issue and the ADS Rights Issue will be made to Qualifying Shareholders in the United States and holders of ADSs, and which will form part of a registration statement on Form F-3 filed with the SEC on or about 17 March 2009

PART XIX

DOCUMENTS REGISTERED WITH THE
REGISTRAR OF COMPANIES IN HONG KONG

[Intentionally omitted]

U06540

HSBC Holdings plc

5,060,239,065 Ordinary Shares

PROSPECTUS

HSBC Bank plc Corporate Broker, Joint Global Coordinator and Joint Bookrunner	Goldman Sachs International Sponsor and Corporate Broker, Joint Global Coordinator and Joint Bookrunner	J.P. Morgan Cazenove Joint Global Coordinator and Joint Bookrunner

17 March 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Article 168.1 of the Registrant’s Articles of Association provides:

“Subject to the provisions of the 2006 Act, but without prejudice to any indemnity to which he may be otherwise entitled, every Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution and/or discharge of his duties or exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office, provided that this Article 168.1 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 168.1, or any element of it, to be treated as void under the 2006 Act.”

The relevant provisions of the Companies Act of 2006 (referred to as the Act in Article 168.1) are sections 205, 206, 232, 233, 234, 235, 236, 463 and 1157. Section 205 provides:

“(1) Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc) for anything done by a company — (a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him — (i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (ii) in connection with an application for relief (see subsection (5)), or (b) to enable any such director to avoid incurring such expenditure, if it is done on the following terms.

(2) The terms are — (a) that the loan is to be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged, in the event of— (i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and (b) that it is to be so repaid or discharged not later than — (i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.

(3) For this purpose a conviction, judgment or refusal of relief becomes final — (a) if not appealed against, at the end of the period for bringing an appeal; (b) if appealed against, when the appeal (or any further appeal) is disposed of.

(4) An appeal is disposed of — (a) if it is determined and the period for bringing any further appeal has ended, or (b) if it is abandoned or otherwise ceases to have effect.

(5) The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under — section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

Section 206 provides:

“Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc) for anything done by a company — (a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him in defending himself — (i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (b) to enable any such director to avoid incurring such expenditure.”

Section 232 provides:

“(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by— (a) section 233 (provision of insurance), (b) section 234 (qualifying third party indemnity provision), or (c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

Section 233 provides:

“Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”

Section 234 provides:

“(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against — (a) any liability of the director to pay — (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director — (i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose — (a) a conviction, judgment or refusal of relief becomes final — (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of — (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under — section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

Section 235 provides:

“(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against — (a) any liability of the director to pay — (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose — (a) a conviction becomes final — (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of — (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.”

Section 236 provides:

“(1) This section requires disclosure in the directors’ report of — (a) qualifying third party indemnity provision, and (b) qualifying pension scheme indemnity provision. Such provision is referred to in this section as “qualifying indemnity provision.”

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.”

Section 463 provides:

“(1) The reports to which this section applies are — (a) the directors’ report, (b) the directors’ remuneration report, and (c) a summary financial statement so far as it is derived from either of those reports.

(2) A director of a company is liable to compensate the company for any loss suffered by it as a result of— (a) any untrue or misleading statement in a report to which this section applies, or (b) the omission from a report to which this section applies of anything required to be included in it.

(3) He is so liable only if — (a) he knew the statement to be untrue or misleading or was reckless as to whether it was untrue or misleading, or (b) he knew the omission to be dishonest concealment of a material fact.

(4) No person shall be subject to any liability to a person other than the company resulting from reliance, by that person or another, on information in a report to which this section applies.

(5) The reference in subsection (4) to a person being subject to a liability includes a reference to another person being entitled as against him to be granted any civil remedy or to rescind or repudiate an agreement.

(6) This section does not affect — (a) liability for a civil penalty, or (b) liability for a criminal offence.”

Section 1157 provides:

“(1) If in proceedings for negligence, default, breach of duty or breach of trust against — (a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust — (a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

Item 9. Exhibits

Number	Description

1	Form of Underwriting Agreement.
4.1	Form of ADR Deposit Agreement.*
4.2	Form of Agreement, between the Company and The Bank of New York Mellon, with respect to services provided by the ADS Rights Agent in connection with the Rights Offering.
4.3	Form of ADS Subscription Form.
4.4	Form of provisional allotment letter evidencing certificated Share Rights.
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, US counsel to the Registrant.
5.2	Opinion of Norton Rose LLP, English solicitors to the Registrant.
23.1	Consent of KPMG Audit Plc.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).
23.3	Consent of Norton Rose LLP (included in 5.2 above).
24	Powers of attorney (included on the signature pages).
99.1	Form of Letter to Registered Holders of American Depositary Shares of HSBC Holdings plc (with attachments).
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (with attachments).

*	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-6 (File No. 333-103419) dated 26 March 2003.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The Registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the rights offering, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HSBC Holdings plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in London, England, on 17 March 2009.

HSBC Holdings plc

By:	/s/ D. J. Flint
Name:     D. J. Flint, CBE

Title:	Group Finance Director

Know all persons by these presents that each of the undersigned constitutes and appoints each other director, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on 17 March 2009.

By:	/s/ S. K. Green
Name:     S. K. Green

Title:	Group Chairman

By:	/s/ M. F. Geoghegan
Name:     M. F. Geoghegan, CBE

Title:	Group Chief Executive

By:	/s/ D. J. Flint
Name:     D. J. Flint, CBE

Title:	Group Finance Director

By:	/s/ S. A. Catz
Name:     S. A. Catz

Title:	Director

By:	/s/ M. K. T. Cheung
Name:     M. K. T. Cheung

Title:	Director

By:	/s/ V. H. C. Cheng
Name:     V. H. C. Cheng, OBE

Title:	Director

By:	/s/ J. D. Coombe
Name:     J. D. Coombe

Title:	Director

By:	/s/ J. L. Durán
Name:     J. L. Durán

Title:	Director

By:	/s/ R. A. Fairhead
Name:     R. A. Fairhead

Title:	Director

By:	/s/ A. A. Flockhart
Name:     A. A. Flockhart, CBE

Title:	Director

By:	/s/ W. K. L. Fung
Name:     W. K. L. Fung, OBE

Title:	Director

By:	/s/ S. T. Gulliver
Name:     S. T. Gulliver

Title:	Director

By:	/s/ J. W. J. Hughes-Hallett
Name:     J. W. J. Hughes-Hallett

Title:	Director

By:	/s/ W. S. H. Laidlaw
Name:     W. S. H. Laidlaw

Title:	Director

By:	/s/ J. R. Lomax
Name:     J. R. Lomax

Title:	Director

By:	/s/ Sir Mark Moody-Stuart
Name:     Sir Mark Moody-Stuart, KCMG

Title:	Director

By:	/s/ G. Morgan
Name:     G. Morgan

Title:	Director

By:	/s/ N. R. N. Murthy
Name:     N. R. N. Murthy

Title:	Director

By:	/s/ S. M. Robertson
Name:     S. M. Robertson

Title:	Senior Independent Non-executive Director

By:
Name:     J. L. Thornton

Title:	Director

By:	/s/ Sir Brian Williamson
Name:     Sir Brian Williamson, CBE

Title:	Director

By:	/s/ Janet Burak
Name:     Janet Burak

Title:	Authorized Representative in the United States

EXHIBIT INDEX

Number	Description

1	Form of Underwriting Agreement.
4.1	Form of ADR Deposit Agreement.*
4.2	Form of Agreement, between the Company and The Bank of New York Mellon, with respect to services provided by the ADS Rights Agent in connection with the Rights Offering.
4.3	Form of ADS Subscription Form.
4.4	Form of provisional allotment letter evidencing certificated Share Rights.
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, US counsel to the Registrant.
5.2	Opinion of Norton Rose LLP, English solicitors to the Registrant.
23.1	Consent of KPMG Audit Plc.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).
23.3	Consent of Norton Rose LLP (included in 5.2 above).
24	Powers of attorney (included on the signature pages).
99.1	Form of Letter to Registered Holders of American Depositary Shares of HSBC Holdings plc (with attachments).
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (with attachments).

*	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-6 (File No. 333-103419) dated 26 March 2003.